                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         SOUTHWESTERN BELL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                    6719                            43-1301883
      (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                            ------------------------
                             175 E. HOUSTON STREET
                         SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                  JUDITH SAHM
                         SOUTHWESTERN BELL CORPORATION
                       175 E. HOUSTON STREET, 11TH FLOOR
                         SAN ANTONIO, TEXAS 78205-2233
                                 (210) 821-4105
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

        JOHN T. BOSTELMAN, ESQ.           WAYNE WIRTZ, ESQ.                   PETER ALLAN ATKINS, ESQ.
          SULLIVAN & CROMWELL        SOUTHWESTERN BELL CORPORATION      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
            250 PARK AVENUE        175 E. HOUSTON STREET, 12TH FLOOR              919 THIRD AVENUE
        NEW YORK, NEW YORK 10177     SAN ANTONIO, TEXAS 78205-2233             NEW YORK, NEW YORK 10022
             (212) 558-4000                 (210) 821-4105                         (212) 735-3000

                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
                            ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                             PROPOSED
                                                                       PROPOSED MAXIMUM       MAXIMUM
         TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO BE     OFFERING PRICE       AGGREGATE          AMOUNT OF
                  TO BE REGISTERED                      REGISTERED        PER SHARE       OFFERING PRICE    REGISTRATION FEE
Common Stock, par value $1.00 per share (3).........   19,210,348(1)    Not Applicable    Not Applicable      $1,226.00(2)

(1) Represents the maximum amount of Southwestern Bell Corporation ('SBC') Common Stock estimated to be issuable upon the consummation of the merger (the 'Merger') of SBMS Acquisition Corp., an indirect wholly owned subsidiary of SBC with and into Associated Communications Corporation ('Associated').

(2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the 'Securities Act'), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based upon the book value of $3,554,000.00 of the Associated Class A Common Stock and the Associated Class B Common Stock to be received by SBC in the Merger, calculated based on the book value as of March 31, 1994 of the Associated Business to be Merged (as defined in the Registration Statement). Pursuant to Rule 457(b), the registration fee has been reduced by the $170,461.29 paid on May 27, 1994, upon the filing under the Securities Exchange Act of 1934 of preliminary copies of Associated's proxy materials included herein. Therefore, no registration fee is payable upon the filing of this Registration Statement.

(3) Preferred Share Purchase Rights are attached to and trade with the SBC
    Common Stock. The value attributable to such Rights, if any, is reflected in the market price of SBC Common Stock.
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- --------------------------------------------------------------------------------

                         SOUTHWESTERN BELL CORPORATION
                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)

                                                                             LOCATION OR CAPTION IN PROXY
                              FORM S-4 ITEM                                     STATEMENT--PROSPECTUS

           ----------------------------------------------------  ----------------------------------------------------
  A. INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus..........................  Facing Page of Registration Statement; Outside Front
                                                                   Cover Page of Proxy Statement-- Prospectus
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus........................................  AVAILABLE INFORMATION; INCORPORATION OF CERTAIN
                                                                   INFORMATION BY REFERENCE; TABLE OF CONTENTS
       3.  Risk Factors and Other Information..................  SUMMARY--The Companies;--The Merger;-- The
                                                                   Distribution;--Selected Historical Financial
                                                                   Information;--Comparative Per Share Market
                                                                   Information;--Certain Regulatory Matters;
                                                                   --Appraisal Rights;-- Certain Federal Income Tax
                                                                   Consequences;-- Comparative Per Share Data
       4.  Terms of the Transaction............................  SUMMARY; THE MERGER--Terms of the Merger;
                                                                   --Associated's Reasons for the Merger;
                                                                   Recommendation of the Associated Board; COMPARISON
                                                                   OF CERTAIN RIGHTS OF HOLDERS OF SBC COMMON STOCK
                                                                   AND ASSOCIATED COMMON STOCK; CERTAIN FEDERAL
                                                                   INCOME TAX CONSEQUENCES
       5.  Pro Forma Financial Information.....................  *
       6.  Material Contacts with the Company Being Acquired...  SUMMARY--The Merger; THE MERGER-- Background of the
                                                                   Merger;--Associated's Reasons for the Merger;
                                                                   Recommendation of the Associated Board
       7.  Additional Information Required For Reoffering by
             Persons and Parties Deemed to be Underwriters.....  *
       8.  Interests of Named Experts and Counsel..............  EXPERTS; VALIDITY OF SHARES
       9.  Disclosure of Commission Position on Indemnification
             for Securities Act
             Liabilities.......................................  *

- ------------------

* Item is omitted because answer is negative or item is inapplicable.

                                                                             LOCATION OR CAPTION IN PROXY
                              FORM S-4 ITEM                                     STATEMENT--PROSPECTUS
           ----------------------------------------------------  ----------------------------------------------------
  B. INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3 Registrants.........  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      11.  Incorporation of Certain Information by Reference...  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      12.  Information with Respect to S-2 or S-3
             Registrants.......................................  *
      13.  Incorporation of Certain Information by Reference...  *
      14.  Information with Respect to Registrants Other Than
             S-3 or S-2 Registrants............................  *
  C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to S-3 Companies...........  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      16.  Information with Respect to S-2 or S-3 Companies....  *
      17.  Information with Respect to Companies Other Than S-2
             or S-3 Companies..................................  *
  D. VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
             Are to be Solicited...............................  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE;
                                                                   SUMMARY; THE ANNUAL MEETING-- General;--Record
                                                                   Date;--Vote Required;-- Voting and Revocation of
                                                                   Proxies; -- Solicitation of Proxies;--Appraisal
                                                                   Rights; THE MERGER--Interests of Certain Persons
                                                                   in the Transactions;--Indemnification and
                                                                   Insurance; --Absence of Appraisal Rights
      19.  Information if Proxies, Consents or Authorizations
             are not to be Solicited, or in an Exchange
             Offer.............................................  *

- ------------------

* Item is omitted because answer is negative or item is inapplicable.

                           [Associated Communications
                            Corporation Letterhead]

                                                                   July 29, 1994

To Our Stockholders:

     The 1994 Annual Meeting of Stockholders of Associated Communications Corporation ('Associated') will be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania on Thursday, September 22, 1994, at 2:00 p.m., local time. Enclosed are a Notice of Annual Meeting of Stockholders, a Proxy Statement-Prospectus and a Proxy relating to the Annual Meeting.

     At the Annual Meeting you will be asked to consider and vote upon a proposal described in the Proxy Statement-Prospectus to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994, among Associated, Southwestern Bell Corporation ('SBC') and SBMS Acquisition Corp., an indirect wholly owned subsidiary of SBC, whereby SBMS Acquisition Corp. will be merged with and into Associated and Associated will become an indirect wholly owned subsidiary of SBC. In the Merger, holders of Associated common stock will receive for each share owned by them (Class A or Class B) the fraction of a share (in whole shares only, with cash being paid in lieu of fractional shares) of SBC common stock determined as provided in the Merger Agreement.

     As a condition of and in order to faciliate the Merger, immediately prior thereto, if the Merger is approved by stockholders and is about to occur, Associated will spin-off to its stockholders in a non-taxable distribution all of the shares of a subsidiary which will own all of Associated's assets and businesses, other than its domestic cellular businesses and interests which will be acquired by SBC in the Merger. These assets and businesses currently include
(i) a portfolio of marketable equity securities, including equity securities of Tele-Communications, Inc. and Liberty Media Corporation, with a market value at July 26, 1994 of approximately $475 million, (ii) an indirect equity interest in a Mexican cellular telephone system, (iii) indirect equity interests in two corporations formed for the development of specialized mobile radio systems in Mexico, (iv) a microwave communications business, (v) ownership of, or equity interests in, other private communications businesses, (vi) four radio broadcasting stations, two AM and two FM, and (vii) a retail art gallery. These assets and businesses are described in greater detail in Appendix D to the accompanying Proxy Statement-Prospectus.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF ASSOCIATED AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL AND ADOPTION BY STOCKHOLDERS.

     Salomon Brothers Inc, Associated's financial advisor in connection with the Merger, has rendered an opinion to the Board of Directors that, as of the date of such opinion, the consideration to be received by Associated stockholders in connection with the Merger and the spin-off, taken as a whole, is fair to such stockholders from a financial point of view.

     At the Annual Meeting you will also be asked to elect one director, to hold office for a term of three years and until a successor shall be elected and qualified.

     All stockholders are invited to attend the Annual Meeting in person. Approval and adoption of the Merger Agreement requires the affirmative vote of 66 2/3% of the total number of votes entitled to be cast at the Annual Meeting. Stockholders are also being asked to confer authority through the accompanying Proxy to vote to adjourn the Annual Meeting for up to 30 days to solicit additional votes if necessary to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required in order to elect a director. Holders of Class A Common Stock and Class B Common Stock will vote together without regard to class upon the matters to come before the Annual Meeting.

     In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.

                                          Sincerely,
                                          Jack N. Berkman
                                          Chairman and Secretary

                     ASSOCIATED COMMUNICATIONS CORPORATION
                               200 GATEWAY TOWERS
                              PITTSBURGH, PA 15222

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 22, 1994

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders of Associated Communications Corporation, a Delaware corporation ('Associated'), has been called by the Board of Directors of Associated and will be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania at 2:00 p.m. local time on Thursday, September 22, 1994, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994 (as it may be amended, supplemented or otherwise modified from time to time, the 'Merger Agreement'), among Associated, Southwestern Bell Corporation, a Delaware corporation ('SBC'), and SBMS Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of SBC ('Purchaser'), pursuant to which, among other things, immediately following the Distribution contemplated by the Merger Agreement, Purchaser will be merged with and into Associated upon the terms and conditions contained in the Merger Agreement (the 'Merger'), and Associated will become an indirect wholly owned subsidiary of SBC, all as more fully described in the accompanying Proxy Statement-Prospectus, including the Appendices thereto.

     At the effective time of the Merger (the 'Effective Time'), (i) Purchaser will be merged with and into Associated, with Associated surviving the Merger as an indirect wholly owned subsidiary of SBC, (ii) each share of Class A common stock, par value $.10 per share (the 'Class A Common Stock'), and Class B common stock, par value $.10 per share (the 'Class B Common Stock' and, together with the Class A Common Stock, the 'Associated Common Stock'), of Associated issued and outstanding immediately prior to the Effective Time (other than shares of Associated Common Stock that are owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Purchaser or any other wholly owned subsidiary of SBC) will be converted into the right to receive the fraction of a share (in whole shares only) of common stock, par value $1.00 per share, of SBC (together with the Preferred Stock Purchase Rights associated with such common stock), determined as provided in Section 2.1 of the Merger Agreement, and (iii) each share of Associated Common Stock issued and outstanding immediately prior to the Effective Time and owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Purchaser or any other wholly owned subsidiary of SBC will cease to be outstanding, will be cancelled and retired without payment of any consideration therefor, and will cease to exist.

     2. To elect one director, to hold office for a term of three years and until a successor shall be elected and shall qualify.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Holders of shares of Associated Common Stock will not be entitled to appraisal or dissenters' rights in connection with the Merger.

     The Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto) form a part of this Notice.

     Only holders of record of Associated Common Stock at the close of business on July 26, 1994 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Approval and adoption of the Merger Agreement requires the affirmative vote of 66 2/3% of the total number of votes entitled to be cast at the Annual Meeting. Holders of record may be asked to vote to adjourn the Annual Meeting for up to 30 days to solicit additional votes if necessary to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required in order to elect a director. Holders of Class A Common Stock and Class B Common Stock will vote together without regard to class upon the matters to come before the Annual Meeting.

                                         By Order of the Board of Directors,
                                         Jack N. Berkman
                                         Chairman and Secretary


Pittsburgh, Pennsylvania
July 29, 1994

                            ------------------------

                               IMPORTANT NOTICES

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE ANNUAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME.

THE BOARD OF DIRECTORS OF ASSOCIATED COMMUNICATIONS CORPORATION UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

                            ------------------------

                     ASSOCIATED COMMUNICATIONS CORPORATION
                                PROXY STATEMENT

                            ------------------------

                    SOUTHWESTERN BELL CORPORATION PROSPECTUS

     This Proxy Statement-Prospectus is being furnished to the stockholders of Associated Communications Corporation, a Delaware corporation ('Associated'), in connection with the solicitation of proxies by Associated's Board of Directors (the 'Associated Board') from holders of outstanding shares of Class A common stock, par value $.10 per share (the 'Class A Common Stock'), and Class B common stock, par value $.10 per share (the 'Class B Common Stock', and, together with the Class A Common Stock, the 'Associated Common Stock'), of Associated, for use at the Annual Meeting of Stockholders of Associated to be held on Thursday, September 22, 1994 and at any adjournments or postponements thereof (the 'Annual Meeting').

     At the Annual Meeting, Associated stockholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994, among Associated, Southwestern Bell Corporation, a Delaware corporation ('SBC'), and SBMS Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of SBC ('Purchaser'), which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference (as it may be amended, supplemented or otherwise modified from time to time, the 'Merger Agreement'). The Merger Agreement provides, subject to the satisfaction or waiver of certain conditions, that (a) Associated will effect the distribution (the 'Distribution') as contemplated by the Distribution Agreement, the form of which is attached as Appendix B hereto (as it may be amended, supplemented or otherwise modified from time to time, the 'Distribution Agreement'), whereby all of Associated's assets and businesses, other than its domestic cellular assets and interests, together with related liabilities, will be distributed to

Associated stockholders in the form of a dividend of all of the capital stock of Associated Communications of Delaware, Inc., a Delaware corporation and currently a wholly owned subsidiary of Associated which will change its name prior to the Distribution ('Spinco'), and (b) Purchaser will be merged with and into Associated (the 'Merger'), with Associated surviving the Merger as an indirect wholly owned subsidiary of SBC (sometimes hereinafter referred to as the 'Surviving Corporation'). At the time the Merger becomes effective, each share of Associated Common Stock outstanding immediately prior to the Effective Time (other than shares of Associated Common Stock that are owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Purchaser or any other wholly owned subsidiary of SBC) will be converted into the right to receive the fraction of a share of common stock, $1.00 par value per share, of SBC (together with the Preferred Stock Purchase Right associated with each whole share of such common stock, 'SBC Common Stock') determined as provided in the Merger Agreement. Based on the assumptions set forth in this Proxy Statement-Prospectus under 'The Merger--Terms of the Merger--Conversion of Associated Common Stock in the Merger,' the aggregate market value of SBC Common Stock to be received by holders of Associated Common Stock in the Merger will be approximately $553.0 million, or approximately $14.75 per share of Associated Common Stock. There can be no assurance that these assumptions will be the actual amounts, and accordingly the actual aggregate market value of SBC Common Stock, and corresponding market value of SBC Common Stock per share of Associated Common Stock, to be received by holders of Associated Common Stock in the Merger may be greater or less than $553.0 million, and $14.75 per share.

     This Proxy Statement-Prospectus is first being mailed to Associated stockholders on or about August 2, 1994.

                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS HAVE
   NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
     COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
           STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                     CONTRARY IS A CRIMINAL OFFENSE.

                --------------------------------------------------------

          The date of this Proxy Statement-Prospectus is July 29, 1994

     SBC has filed a Registration Statement on Form S-4 (including exhibits and amendments thereto, the 'SBC Registration Statement') pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), covering shares of SBC Common Stock issuable in the Merger. This Proxy Statement-Prospectus constitutes both the Proxy Statement of Associated relating to the solicitation of proxies for use at the Annual Meeting and the Prospectus of SBC filed as part of the SBC Registration Statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF ASSOCIATED OR SBC CONCERNING THE MATTERS BEING

CONSIDERED AT THE ANNUAL MEETING IF NOT CONTAINED IN OR APPENDED TO THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                             AVAILABLE INFORMATION

     Associated and SBC are (and, following the Distribution, Spinco will be) subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, file (and, in the case of Spinco, will file) reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). The reports, proxy statements and other information filed by Associated and SBC (and to be filed by Spinco) with the Commission can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048; and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning SBC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and reports, proxy statements and other information concerning Associated may be inspected at the offices of the National Association of Securities Dealers, Inc. (the 'NASD'), 1735 K Street, N.W., Washington, D.C. 20006. Tele-Communications, Inc. ('TCI') and Liberty Media Corporation ('Liberty') are also subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by TCI and Liberty with the Commission can be inspected and copied at the Commission's public reference facilities at the above listed locations. In addition, reports, proxy statements and other information concerning TCI and Liberty may be inspected at the offices of the NASD at the above-listed locations. TCI and Liberty are not affiliates of SBC or Associated, and neither Associated nor SBC assumes any responsibility for the accuracy or completeness of the information concerning TCI or Liberty contained in such documents or for any failure by TCI or Liberty to disclose events which may have occurred or may affect the significance or accuracy of any such information.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the SBC Registration Statement covering the securities offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to SBC and the securities offered hereby.

Statements contained herein concerning any documents which are filed as exhibits to the SBC Registration Statement are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as such exhibits. Each such statement is qualified in its entirety by such reference. This Proxy Statement-Prospectus does not contain all of the information to be set forth in the Registration Statement on Form 10 to be filed by Associated Communications of Delaware, Inc. with the Commission prior to the Distribution. Certain important information relating to the Distribution is set forth in the

Information Statement which is a part of this Proxy Statement-Prospectus and is attached as Appendix D hereto (the 'Information Statement'). See 'Additional Information' in the Information Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATED TO SBC, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE DIRECTOR-FINANCIAL REPORTING, ROOM 9-N-4, SOUTHWESTERN BELL CORPORATION, 175 E. HOUSTON, SAN ANTONIO, TEXAS 78205-2233. TELEPHONE REQUESTS MAY BE DIRECTED TO (210) 351-3049. DOCUMENTS RELATING TO ASSOCIATED, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO ASSOCIATED COMMUNICATIONS CORPORATION, ASSISTANT SECRETARY, SUITE 502, THREE BALA PLAZA EAST, BALA CYNWYD, PA 19004. TELEPHONE REQUESTS MAY BE DIRECTED TO SCOTT G. BRUCE, ASSISTANT SECRETARY OF ASSOCIATED, AT (215) 660-4910. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 13, 1994.

     The following documents filed with the Commission by Associated (File No. 0-8884) are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended on Form 10-K/A dated July 28, 1994 ('Associated's 1993 Annual Report on Form 10-K'); (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, as amended on Form 10-Q/A dated July 28, 1994 ('Associated's Quarterly Report on Form 10-Q'), and
(c) Current Reports on Form 8-K dated January 8, 1993 and March 2, 1994.

     The following documents filed with the Commission by SBC (File No. 1-8610) are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994; (c) Current Reports on Form 8-K dated March 15, 1994, April 5, 1994 and May 19, 1994; (d) the description of SBC Common Stock contained in SBC's registration statement on Form 10 dated November 15, 1983, including any amendment or report filed for the purpose of updating such description (the 'SBC Form 10'); and (e) the description of the Preferred Stock Purchase Rights contained in SBC's Form 8-A dated February 9, 1989, including any amendment or reports filed for the purpose of updating such description (the 'SBC Form 8-A').

     All documents filed by Associated or SBC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the

Annual Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by the more detailed information included elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

     All information concerning Associated and Spinco included in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference has been furnished by Associated and all information concerning SBC included in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference has been furnished by SBC. Unless otherwise defined herein, capitalized terms used in this summary shall have the respective meanings ascribed to them elsewhere in this Proxy Statement-Prospectus. AN INDEX OF DEFINED TERMS USED HEREIN IS INCLUDED AT PAGE 75 OF THIS PROXY STATEMENT--PROSPECTUS.

THE COMPANIES

  Associated

     Associated is principally engaged in selected aspects of the communications business. Associated has indirect interests in six domestic cellular telephone systems, which will constitute all of the interests and assets of Associated at the Effective Time. See 'The Distribution.' Associated's other assets and businesses which are anticipated to comprise Spinco currently include (i) a portfolio of marketable equity securities with a market value at July 26, 1994 of approximately $475 million, including equity securities of Tele-Communications, Inc. representing approximately 3.62%, and approximately 5.79% of the voting power, of all outstanding shares of TCI common stock and equity securities of Liberty Media Corporation representing approximately 2.54%, and approximately 6.39% of the voting power, of all outstanding shares of Liberty common stock (in each case before consummation of the proposed combination of Liberty with TCI described under 'The Company--Marketable Equity Securities' in the Information Statement), (ii) an indirect equity interest in a Mexican corporation which operates a cellular telephone system in Mexico, (iii) indirect equity interests in two Mexican corporations formed for the development of specialized mobile radio systems in Mexico, (iv) ownership of a microwave communications business, (v) ownership of, or equity interests in, other private communications businesses, (vi) ownership of four radio broadcasting stations, two AM and two FM, and (vii) ownership of a retail art gallery. Associated was organized in Delaware in November of 1977 and commenced operations in March, 1979. The mailing address of Associated's principal executive offices is 200 Gateway Towers, Pittsburgh, Pennsylvania 15222.

  SBC

     SBC is a communications holding company, which in 1993 had operating revenues of approximately $10.69 billion and income before extraordinary loss and cumulative effect of changes in accounting principles of approximately $1.44 billion. At December 31, 1993, SBC had total assets of approximately $24.31 billion. SBC's subsidiaries are engaged principally in communications services, including the provision of local telephone exchange services and wireless communications services. SBC was incorporated under the laws of the State of Delaware in 1983 by AT&T as one of seven regional holding companies formed to hold AT&T's local telephone companies. AT&T divested SBC by means of a spin-off of stock to its shareowners on January 1, 1984. The divestiture was made pursuant to the Modification of Final Judgment consent decree issued by the United States District Court for the District of Columbia. The mailing address of SBC's principal executive offices is 175 E. Houston, San Antonio, Texas 78205-2233.

  Purchaser

     Purchaser, an indirect wholly owned subsidiary of SBC, was formed by SBC solely for the purpose of effecting the Merger. The mailing address of Purchaser's principal executive offices is 175 E. Houston, San Antonio, Texas 78205-2233.

  Additional Information

     For additional information regarding the businesses of Associated and SBC, see 'Available Information,' 'Incorporation of Certain Information by Reference' and 'The Companies.' For information regarding Spinco, see the Information Statement attached hereto as Appendix D.

THE MERGER

  General

     If the Merger Agreement is approved by the Associated stockholders and the other conditions to the Merger are satisfied or waived, at the Effective Time Purchaser will be merged with and into Associated, with Associated as the Surviving Corporation, and the separate corporate existence of Purchaser shall cease. As a result of the Merger, Associated will become an indirect wholly owned subsidiary of SBC.

     Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of Associated Common Stock (other than shares of Associated

Common Stock that are owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Purchaser or any other wholly owned subsidiary of SBC) shall be converted into the right to receive the number (rounded to the nearest one-thousandth of a share) (the 'Conversion Number') of fully paid and nonassessable shares of SBC Common Stock determined by (i) dividing the Aggregate Purchase Price (as defined in the following paragraph) by the number of shares of Associated Common Stock outstanding at the Effective Time to arrive at the Per Share Price, and then (ii) dividing the Per Share Price by the Average SBC Price. The 'Average SBC Price' shall be equal to the average of the closing prices of the SBC Common Stock on the New York Stock Exchange (the 'NYSE') Composite Transactions Reporting System, as reported in The Wall Street Journal, for the five (5) trading days immediately preceding the second trading day prior to the Effective Time (the 'Trading Average'), provided, that if the Trading Average is less than $30.00 then the Average SBC Price shall be $30.00, unless Associated notifies SBC in writing prior to the Closing Date that it is unwilling to accept a $30.00 Average SBC Price, in which case, upon receipt of such written notice, SBC may elect either to terminate the Merger Agreement or to cause the Average SBC Price to be the Trading Average or such greater amount as SBC and Associated may agree; and provided, further, that if the Trading Average is greater than $50.00 increased at a rate of seven percent (7%) per annum commencing on July 22, 1994 and ending on the day prior to the Effective Time (the 'Maximum SBC Price'), then the Average SBC Price shall be the Maximum SBC Price, unless SBC notifies Associated in writing prior to the Closing Date that it is unwilling to accept the Maximum SBC Price as the Average SBC Price, in which case, upon receipt of such written notice, Associated may elect to either terminate the Merger Agreement or to cause the Average SBC Price to be the Trading Average or such lesser amount as Associated and SBC may agree.

     The 'Aggregate Purchase Price' will be an amount equal to $680,000,000 (six hundred and eighty million dollars), increased at a rate of seven percent (7%) per annum commencing on July 22, 1994 and ending on the day prior to the Effective Time (the 'Base Purchase Price'), minus the sum of (i) $122,237,000 (comprised of $123,237,000, representing certain debt which will remain with the Retained Company or be repaid prior to the closing of the Merger, net of an amount of cash (determined in accordance with the Merger Agreement) reflected on the Retained Business Balance Sheet, less $1 million, representing an agreed upon amount in respect of certain potential net tax benefits of the Retained Company) and (ii) 0.64 times the sum of (A) the total amount of interest paid or accrued from January 1, 1994 through the Effective Time on indebtedness of the Retained Company, (B) the aggregate amount paid or payable by Associated to holders of Associated Stock Options in respect of the cancellation of such options as contemplated by the Merger Agreement, (C) the aggregate amount of bonuses paid or payable by Associated and its subsidiaries pursuant to the Bonus Pool as contemplated by the Merger Agreement and (D) the aggregate amount of severance payable pursuant to certain of Associated's employment agreements as contemplated by the Merger Agreement. Assuming (i) an Average SBC Price of $42.75, (ii) an Effective Time of December 31, 1994, (iii) aggregate payments or accruals of $7,416,250 in interest on the indebtedness of the Retained Company from January 1, 1994 through the Effective Time, (iv) aggregate payments of $23,821,359 to holders of Associated Stock Options, (v) aggregate payments of $5,000,000 pursuant to the Bonus Pool, and (vi) aggregate severance payments of $4,164,000 pursuant to certain of Associated's employment agreements, the Aggregate Purchase Price would be $553.0 million. There can be no assurance that these assumptions will be the actual amounts at the Effective Time, and accordingly the actual Aggregate Purchase Price may be greater or less than $553.0 million. See 'The Merger--Terms of the Merger' and 'The Merger--Interests of Certain Persons in the Transactions'.

  Fractional Shares

     No fractional shares of SBC Common Stock will be issued in the Merger. The Merger Agreement provides that each Associated stockholder who otherwise would have been entitled to receive a fractional share of SBC Common Stock will be entitled to receive, in lieu thereof, an amount in cash equal to such fraction multiplied by the Average SBC Price.

  Effective Time; Closing

     The Merger will become effective and the Effective Time will occur upon the filing of the Certificate of Merger with the Secretary of State of Delaware or at such time thereafter as is provided in the Certificate of Merger. See 'The Merger--Effective Time; Closing.'

  Conditions

     The Merger Agreement provides that the respective obligations of the parties to effect the Merger are subject to certain conditions, including the receipt of regulatory approvals, receipt of a Private Letter Ruling from the Internal Revenue Service and, in the case of SBC, receipt of the MFJ Waiver. See 'The Merger--Conditions.'

  Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and the Merger Agreement by the stockholders of Associated or Purchaser: (a) by mutual consent of SBC and Associated; (b) by either SBC or Associated if the Merger shall not have been consummated before January 31, 1995 (subject to extension under certain circumstances); (c) by SBC if (i) there has been a breach on the part of Associated in the representations, warranties or covenants of Associated set forth in the Merger Agreement or in the Distribution Agreement, or any failure on the part of Associated to comply with its obligations thereunder, or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to SBC's obligation to consummate the Merger could not be satisfied on or prior to the termination date contemplated by clause (b) above,
(ii) Associated's stockholders do not approve the Merger and the Merger Agreement at the Annual Meeting, (iii) Associated withdraws, amends, or modifies in a manner adverse to SBC its favorable recommendation of the Distribution or the Merger, or promulgates any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction, provided that any action taken by Associated pursuant to clause (d)(iii)(A) below or any public announcement by Associated relating thereto shall not give rise to any right of termination by SBC, (iv) Associated takes any action that would be prohibited by the provision of the Merger Agreement discussed under 'The Merger--No Solicitation' but for the exception permitting such action as required by fiduciary duty, or (v) Associated has given SBC a notice in writing that Associated is unwilling to accept a $30.00 Average SBC Price under the circumstances described under 'The Merger--Terms of the Merger--Conversion of Associated Common Stock in the Merger'; or (d) by Associated if (i) there has been a breach on the part of SBC in the representations, warranties or covenants of SBC set forth in the Merger Agreement, or any failure on the part of SBC to comply with its obligations thereunder, or any other events or circumstances shall have occurred, such that, in any such case, any of the conditions to Associated's obligation to consummate the Merger could not be satisfied on or prior to the termination date contemplated by clause (b) above, (ii) Associated stockholders do not approve the Merger and the Merger Agreement at the Annual Meeting, (iii) if (A) Associated has received a Higher Proposal that it advises SBC in writing Associated wishes to accept and (B) SBC does not make, within ten business days of receipt of written notice of Associated's desire to accept such Higher Proposal, an offer that the Board of Directors of Associated believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of Associated as the Higher Proposal (subject, in the case of this clause (iii), to the prior or simultaneous payment of the fee described in clause (y) under 'The Merger--Certain Termination Fees'), or (iv) SBC has given Associated notice in writing that SBC is unwilling to accept the Maximum SBC Price as the Average SBC Price under the circumstances set forth in

'The Merger--Terms of the Merger--Conversion of Associated Common Stock in the Merger.' See 'The Merger--Termination; Amendment and Waiver.'

  Certain Termination Fees

     The Merger Agreement provides that Associated will pay SBC a termination fee of $25,000,000 if the Merger Agreement is terminated under certain circumstances. See 'The Merger--Certain Termination Fees.'

  No Solicitation

     The Merger Agreement provides that Associated will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any Acquisition Transaction. The Merger Agreement further provides that neither Associated nor any of its subsidiaries nor any of their respective directors and officers shall, and Associated shall use its best efforts to ensure that none of its subsidiaries' affiliates, representatives or agents shall, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by the Merger Agreement); provided that after prior notice to SBC Associated may (i) furnish information or enter into negotiations to the extent the Associated Board determines in good faith, after consultation with its outside counsel, that the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law, but only in response to a

Higher Proposal and (ii) recommend to its stockholders an Acquisition Transaction which is the subject of a Higher Proposal. See 'The Merger--No Solicitation.'

RECOMMENDATION OF THE ASSOCIATED BOARD OF DIRECTORS

     The Associated Board has unanimously determined the Merger to be fair to and in the best interests of Associated and its stockholders. THE ASSOCIATED BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL AND ADOPTION BY ASSOCIATED STOCKHOLDERS.

     The conclusion of the Associated Board with respect to the Merger is based upon a number of factors. See 'The Merger--Background of the Merger,' '--Associated's Reasons for the Merger; Recommendation of the Associated Board' and '--Opinion of the Financial Advisor to the Associated Board.'

OPINION OF THE FINANCIAL ADVISOR TO THE ASSOCIATED BOARD

     Salomon Brothers Inc, Associated's financial advisor, has delivered to the Associated Board its written opinions that, as of February 23, 1994, and as of July 29, 1994, the consideration to be received by Associated stockholders in connection with the Merger and the Distribution, taken as a whole, is fair to such stockholders from a financial point of view. The full text of the Salomon Brothers July 29, 1994 opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix C to this Proxy Statement-Prospectus. Associated stockholders are urged to read the Salomon Brothers opinion in its entirety. See 'The Merger--Opinion of the Financial Advisor to the Associated Board.'

APPRAISAL RIGHTS

     Holders of Associated Common Stock will not be entitled to any dissenters' or appraisal rights as a result of the matters to be voted upon at the Annual Meeting. See 'The Merger--Absence of Appraisal Rights.'

CERTAIN REGULATORY MATTERS

     Certain federal and state regulatory requirements must be complied with before the Merger is consummated and to allow the Surviving Corporation to conduct the Retained Business as currently conducted by Associated. SBC is subject to the Modification of Final Judgment entered on August 24, 1982 by the U.S. District Court for the District of Columbia (the 'Court') in U.S. v. American Telephone & Telegraph Co. (the 'MFJ'). The MFJ, among other things, prohibits SBC (and thus the Surviving Corporation, which will be a wholly-owned subsidiary of SBC) from engaging in certain activities currently engaged in by the Retained Company. On March 9, 1994, SBC submitted to the Antitrust Division of the United States Department of Justice (the 'DOJ'), for its review and for comment by interested parties, a motion (the 'MFJ Motion') for a waiver (the 'MFJ Waiver') of certain aspects of the MFJ. Specifically, the MFJ Waiver would permit the Surviving Corporation to continue after the Merger certain activities which may be prohibited or limited by the interexchange restrictions of the MFJ. On April 8, 1994, AT&T Corporation ('AT&T') and MCI Communications Corporation ('MCI') filed comments opposing, in part, the MFJ Motion. SBC replied to such comments on April 29, 1994. The MFJ Motion is currently being reviewed by the DOJ. Following such review, the DOJ will bring its recommendation in support of or against the MFJ Motion to the attention of SBC and of AT&T Corporation and MCI Corporation. SBC will then file the MFJ Motion with the Court for consideration by Judge Harold Greene in accordance with the MFJ. The DOJ may respond to the MFJ Motion or file its own motion within fourteen days of SBC's filing.

     It is a condition to SBC's obligation to consummate the Merger that SBC receive the MFJ Waiver, that the MFJ Transactions have been effected to the satisfaction of SBC in the exercise of its good faith judgment and that the Retained Company not be directly or indirectly engaged in any MFJ Activity (other than through a minority investment in PCTC and a minority, non-voting investment in BACTC and any other MFJ Activity covered by the MFJ Waiver). See 'The Merger--Conduct of Business Prior to Effective Time; Certain Covenants--MFJ Covenants' and 'The Merger--Conditions--Conditions of Obligations of SBC and Purchaser.'

     In addition, FCC and various state regulatory filings and approvals are necessary to consummate the Merger. Also, under the HSR Act, and the rules promulgated thereunder by the FTC, certain transactions, including the Merger and the Distribution (with respect to certain recipients of Spinco Common Stock), may not be consummated unless certain waiting period and other requirements have been satisfied. On May 25, 1994, the Notification and Report Forms required pursuant to the HSR Act were filed by each of Associated and SBC with the DOJ and the FTC for review in connection with the Merger. On June 23, 1994, Notification and Report Forms were also filed by ACDI (Spinco), Jack N. Berkman, the Chairman of Associated, and Myles P. Berkman, the President of Associated, in connection with Messrs. Berkmans' acquisition of Spinco Common Stock in the Distribution (see 'Beneficial Ownership' in the Information Statement attached as Appendix D hereto). The applicable waiting period with respect to the Merger expired on June 24, 1994, and on July 8, 1994, early termination of the applicable waiting period with respect to the acquisition by Jack N. Berkman and Myles P. Berkman of Spinco Common Stock in the Distribution was received. At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger or the Distribution, including seeking to enjoin the consummation of the Merger or the Distribution (with respect to the receipt by Messrs. Berkman named above of Spinco Common Stock pursuant thereto) or seeking the divestiture by SBC of all or any part of the stock or assets of Associated. See 'The Merger--Certain Regulatory Matters.'

ACCOUNTING TREATMENT

     The Merger will be accounted for as a 'purchase' for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on fair values of assets acquired and liabilities assumed. Such allocations will be made based upon valuations and other studies that have not been finalized. The excess of such purchase price over the amounts so allocated will be allocated to goodwill. See 'The

Merger--Accounting Treatment.'

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendation of the Associated Board, stockholders should be aware that certain members of Associated's management and the Associated Board have certain interests in the Merger and the Distribution that are in addition to the interests of Associated stockholders generally. These include (i) for three members of Associated's management who are also directors, lump sum severance payments, (ii) for members of Associated's management and the members of the Associated Board, the acceleration of vesting and the cash-out of Associated Stock Options as contemplated by the Merger Agreement and (iii) for members of Associated's management and the members of the Associated Board, the adjustment of outstanding options to purchase shares of common stock of Associated Communications Resources, Inc., currently a wholly-owned subsidiary of Associated, granted under the Associated Communications Resources, Inc. 1989 Stock Option Plan, whereby such options will be 'rolled-over' into options to purchase shares of Spinco Class B Common Stock at an exercise price intended to preserve the 'spread value' of such rolled-over options. See 'The Merger--Interests of Certain Persons in the Transactions' and 'Management--Treatment of ACORN Options' in the Information Statement attached as Appendix D hereto.

VOTING AGREEMENT

     As a condition to entering into the Merger Agreement, SBC required that Jack N. Berkman and Myles P. Berkman enter into a Voting Agreement with SBC, whereby they agreed that until the earliest of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms, they will vote an aggregate of 3,228,874 shares of Class A Common Stock
(a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the stockholders of Associated at which such matters are considered and at every adjournment thereof, and (b) against any other Acquisition Transaction. See 'The Merger--Voting Agreement.' The shares subject to the Voting Agreement represent approximately 17% of the votes eligible to be cast at the Annual Meeting as of the Record Date.

THE DISTRIBUTION

     The Distribution Agreement provides that prior to the time the Distribution is effective, Associated will appropriately cause Spinco to amend its Certificate of Incorporation to, among other things, (i) create two classes of common stock of Spinco to be designated Class A Common Stock and Class B Common Stock, to increase the authorized number of shares of Spinco common stock and to exchange the 1,000 shares of common stock, par value $1.00 per share, of Spinco currently outstanding for a total number of shares of Spinco Common Stock (divided equally between Spinco Class A Common Stock and Spinco Class B Common Stock) equal to one-half the total number of shares of Associated Common Stock outstanding immediately prior to the Distribution Record Date and (ii) authorize 5 million shares of preferred stock, par value $.01 per share, of Spinco. See

'The Distribution.'

     The Distribution will be effected by the distribution to each holder of record of Associated Common Stock, as of the close of the stock transfer books on the Distribution Record Date, of certificates representing 1/4 of a share of Spinco Class A Common Stock and 1/4 of a share of Spinco Class B Common Stock with respect to each share of Associated Common Stock held by such holder; provided that no fractional shares of Spinco Common Stock will be distributed. See 'The Distribution--Terms of the Distribution Agreement.'

     The Distribution Agreement provides for a series of asset transfers, stock transfers and mergers between and among certain of Associated's subsidiaries prior to the Distribution. Associated's interests in six domestic cellular telephone systems will constitute all of the interests and assets of Associated at the Effective Time. See 'The Distribution.' All of Associated's other businesses and assets will be transferred to, or remain with, Spinco as of the time immediately prior to the Time of Distribution.

     In connection with the Distribution, Spinco and Associated will satisfy by cash payment the full net amount of any intercompany indebtedness or other advances or accruals owing between members of the Spinco Group and members of the Retained Company Group arising after December 31, 1993 and not previously paid in full prior to the Time of Distribution. See 'The Distribution--Terms of the Distribution Agreement.'

THE ANNUAL MEETING

  Time, Place and Date

     The Annual Meeting will be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania, on Thursday, September 22, 1994, at 2:00 p.m. local time.

  Purpose of Annual Meeting

     At the Annual Meeting, holders of shares of Associated Common Stock at the close of business on the Record Date will be asked (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement, (ii) to elect one director, to hold office for a term of three years and until a successor shall be elected and shall qualify and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Record Date; Stockholders Entitled to Vote; Vote Required

     The Associated Board has fixed the close of business on July 26, 1994 as the Record Date for the determination of the holders of Associated Common Stock entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


     As of the Record Date, 18,200,538 shares of Class A Common Stock and 19,290,618 shares of Class B Common Stock were outstanding. Each share of Class A Common Stock outstanding on the Record Date will be entitled to one vote and each share of Class B Common Stock outstanding on the Record Date will be entitled to 1/25th of a vote upon each matter properly submitted at the Annual Meeting. Approval and adoption of the Merger Agreement requires the affirmative vote of 66 2/3% of the total number of votes entitled to be cast at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting will be required in order to elect a director. The affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Annual Meeting is required in order to adjourn the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together without regard to class upon the matters to come before the Annual Meeting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Associated has requested a Private Letter Ruling from the Service substantially to the effect that the Distribution will qualify as a tax-free spin-off to Associated and its stockholders under Section 355 of the Code, that the Merger will qualify as a tax-free transaction to Associated and its stockholders under Section 368(a) of the Code and that certain internal reorganization transactions involving Associated or its subsidiaries to be effected prior to the Distribution will not be taxable transactions. Receipt of the Private Letter Ruling is a condition to the respective obligations of Associated and SBC to consummate the Distribution and the Merger. See 'Certain Federal Income Tax Consequences.'

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF SBC COMMON STOCK AND ASSOCIATED COMMON STOCK

     See 'Comparison of Certain Rights of Holders of SBC Common Stock and Associated Common Stock' for a summary of certain major differences between the rights of holders of Associated Common Stock and SBC Common Stock.

                    COMPARATIVE PER SHARE MARKET INFORMATION

     The SBC Common Stock is listed and principally traded on the NYSE. The table below sets forth, for the fiscal periods indicated, the high and low sale prices per share of SBC Common Stock in NYSE Composite Transactions as reported in published financial sources and the dividends per share declared on SBC Common Stock. The Class A Common Stock and Class B Common Stock are quoted on the Nasdaq National Market. The table below sets forth, for the fiscal periods indicated, the high and low sales prices per share for the Class A Common Stock and Class B Common Stock on the Nasdaq National Market as reported in published financial sources. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Associated has not declared any dividends on the Associated Common Stock. For current price information, Associated stockholders are urged to consult publicly available sources. Associated's stock prices have been adjusted to reflect the two for one stock split effected in the form of a dividend, paid on May 28, 1991 to holders of record on May 14, 1991. SBC's stock prices have been adjusted to reflect the two for one stock split effected in the form of a dividend, paid on May 25, 1993 to holders of record on May 7, 1993.


                            ASSOCIATED CLASS    ASSOCIATED CLASS
                                   A                   B                              SBC
                            ----------------    ----------------    ----------------------------------------
                             HIGH      LOW       HIGH      LOW       HIGH        LOW          DIVIDENDS
                            ------    ------    ------    ------    ------      ------    ------------------
Fiscal 1991
    First Quarter........   $15.13    $11.38    $15.13    $11.25    $28.63      $25.13         $.3550
    Second Quarter.......    17.75     12.50     16.75     12.13     28.06       24.50          .3550
    Third Quarter........    18.75     12.50     18.50     12.75     28.88       25.75          .3550
    Fourth Quarter.......    18.75     14.00     18.25     14.00     32.94       26.88          .3550
Fiscal 1992
    First Quarter........   $19.25    $15.50    $19.50    $15.00    $33.00      $28.50         $.3650
    Second Quarter.......    17.75     14.00     18.00     14.00     31.94       28.31          .3650
    Third Quarter........    17.75     14.00     18.50     13.75     34.50       30.44          .3650
    Fourth Quarter.......    17.25     13.00     17.50     13.00     37.38       31.75          .3650
Fiscal 1993
    First Quarter........   $21.75    $16.25    $21.00    $15.75    $39.06      $34.19         $.3775
    Second Quarter.......    21.75     17.25     20.50     16.00     40.75       37.00          .3775
    Third Quarter........    25.75     19.50     25.75     18.50     47.00       38.63          .3775
    Fourth Quarter.......    34.25     24.50     33.25     24.25     45.25       39.63          .3775
Fiscal 1994
    First Quarter........   $28.50    $23.50    $28.00    $23.00    $42.00      $36.75         $.3950
    Second Quarter.......    26.25     22.00     26.00     21.75     44.38       38.50          .3950
    Third Quarter
      (through July 26,
      1994)..............    26.00     24.00     25.75     24.50     44.00       42.63

                 HISTORICAL AND CONVERSION VALUES OF SHARES(1)


                                    ASSOCIATED                              ASSOCIATED
                           ----------------------------        SBC         COMMON STOCK
                             CLASS A         CLASS B       COMMON STOCK      PRO FORMA
DATES                      (HISTORICAL)    (HISTORICAL)    (HISTORICAL)    EQUIVALENT(2)
- ------------------------   ------------    ------------    ------------    -------------
February 23, 1994.......      $26.13          $25.50         $  37.50           .3933
July 26, 1994...........      $25.50          $25.50         $  42.75           .3450


- ------------------

(1) The market values of SBC Common Stock and Associated Class A Common Stock and Class B Common Stock represent the closing prices per share on the NYSE (in the case of SBC Common Stock) and the Nasdaq National Market (in the case of Associated Class A Common Stock and Class B Common Stock) on (a) February 23, 1994, the last full trading day prior to the announcement of the execution of the Merger Agreement and (b) July 26, 1994, the most recent date available prior to printing this Proxy Statement-- Prospectus.

(2) The Associated Common Stock Pro Forma Equivalent is based on numerous assumptions, including (i) an Average SBC Price of $42.75, (ii) an Effective Time of December 31, 1994, (iii) aggregate payments or accruals of $7,416,250 in interest on indebtedness of the Retained Company from January 1, 1994 through the Effective Time, (iv) aggregate payments of $23,821,359 to holders of Associated Stock Options, (v) aggregate payments of $5,000,000 pursuant to the Bonus Pool, (vi) aggregate severance payments of $4,164,000 pursuant to certain of Associated's employment agreements and (vii) 37,491,156 shares of Associated Common Stock outstanding as of the Effective Time. See 'The Merger--Terms of the Merger--Conversion of Associated Common Stock in the Merger.' The Associated Common Stock Pro Forma Equivalent indicates the fraction of a share of SBC Common Stock which would be received upon the conversion of a share of Associated Common Stock in the Merger if the Average SBC Price were equal to the historical per share price of SBC Common Stock on the date specified. The actual Average SBC Price may be significantly higher or lower than $42.75. No assurance can be given as to future market prices for SBC Common Stock or that SBC Common Stock will trade in a manner consistent with past trading patterns of SBC Common Stock. The Associated Common Stock Pro Forma Equivalent may be more or less than .3450 depending upon changes in the foregoing assumptions.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  Associated

     The selected historical consolidated financial data of Associated set forth in the table below have been derived from the audited financial statements of Associated for each of the five fiscal years in the period ended December 31, 1993 and the unaudited financial statements of Associated for the three-month periods ended March 31, 1994 and 1993. The selected historical consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto contained in Associated's 1993 Annual Report on Form 10-K, and Associated's Quarterly Report on Form 10-Q for the three-months ended March 31, 1994, which are incorporated by reference herein. The results for the three-month period ended March 31, 1994 are not necessarily indicative of the results to be expected for 1994. See 'Incorporation of Certain Information by Reference' and 'Available Information.'



                                                 THREE MONTHS
                                               ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                                            ----------------------     --------------------------------------------------------
                                               1994        1993(A)     1993(A)      1992        1991        1990         1989
                                            ----------     -------     -------     -------     -------     -------      -------
                                                 (UNAUDITED)  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Income Statement Data
  Revenues..............................    $   25,619     $21,303     $97,555     $55,633     $46,518     $35,721      $26,838
  Cost and expenses.....................        27,188      20,918      99,081      54,590      56,795      40,071       36,280
  Operating (loss) income...............        (1,569)        385      (1,526)      1,043     (10,277)    (4,350)       (9,442)
  Other income (expense)................           213         (47)     (1,043)      7,179       4,837      22,089(B)     1,236
  (Loss) income before extraordinary
    item and cumulative effect of
    accounting change for income
    taxes...............................          (586)       (112)     (2,146)      3,735      (6,245)     10,602       (8,206)
  Extraordinary item (C)................            --          --          --       1,800          --       6,231           --
  Cumulative effect of accounting change
    for income taxes (D)................            --       3,314       3,314          --          --          --           --
  Net (loss) income.....................          (586)      3,202       1,168       5,535      (6,245)     16,833       (8,206)
  (Loss) income per share before
    extraordinary item and cumulative
    effect of accounting change for
    income taxes (E)....................          (.02)        .00        (.06)        .11        (.17)        .28         (.22)
  Net (loss) income
    per share (E).......................          (.02)        .09         .03         .15        (.17)        .45         (.22)
Balance Sheet Data
  Total assets (F)......................       635,670     182,289     812,986      86,121      66,671      66,224       54,297
  Working capital (deficiency)..........         7,426       2,573       6,084      (2,635)     (5,197)      9,960        5,179
  Long-term obligations.................       126,523     104,269     126,770      17,692      17,298      21,315       23,892
  Weighted average common shares
    outstanding(E)......................        37,462      37,418      37,435      37,350      37,332      37,307       37,224

- ------------------
(A) In 1993, Associated purchased (through the Associated Business to be Merged) additional cellular partnership interests in its domestic cellular markets.
(B) Includes $17,801,000 gain on sale of marketable equity securities.
(C) Reduction of income taxes from utilization of operating loss carryforward.
(D) Reflects adoption as of January 1, 1993 of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'
(E) Adjusted for the 1991 and 1989 stock splits effected in the form of dividends.
(F) Reflects adoption at December 31, 1993 of Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities.'

  Associated Business to be Merged


     The selected combined financial data of the business of Associated after the Distribution (the 'Associated Business to be Merged') set forth in the table below have been derived from the combined financial statements of the Associated Business to be Merged for each of the five years in the period ended December 31, 1993 and the three-month periods ended March 31, 1994 and 1993. The combined financial statements of the Associated Business to be Merged have been audited as of December 31, 1993 and 1992 and for each of the three years ended December 31, 1993. The selected combined financial data set forth below should be read in conjunction with the Associated Business to be Merged combined financial statements and the notes thereto contained elsewhere herein and the Associated historical consolidated financial statements and the notes thereto contained in Associated's 1993 Annual Report on Form 10-K and the Associated Quarterly Report on Form 10-Q for the three months ended March 31, 1994, which are incorporated by reference or included herein. The unaudited financial data set forth below should also be read in conjunction with the unaudited combined financial statements of the Associated Business to be Merged for the three month periods ended March 31, 1994 and 1993 included elsewhere herein. The results for the three-month period ended March 31, 1994 are not necessarily indicative of the results to be expected for 1994. See 'Incorporation of Certain Information by Reference,' 'Available Information,' and 'Index to Combined Financial Statements of Associated Business to be Merged.' The selected combined financial data of the Associated Business to be Merged set forth below do not reflect (a) aggregate payments estimated to be $23,821,359 to holders of Associated Stock Options, (b) aggregate payments estimated to be $5,000,000 pursuant to the Bonus Pool, (c) aggregate severance payments estimated to be $4,164,000 pursuant to certain of Associated's employment agreements, or the tax effects of such payments. See 'Pro Forma Condensed Combined Statement of Financial Position.'


                                                  THREE MONTHS
                                                 ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                                               -------------------     --------------------------------------------------------
                                                1994       1993(A)     1993(A)       1992        1991        1990        1989
                                               -------     -------     -------      -------     -------     -------     -------
                                                   (UNAUDITED) (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)  (UNAUDITED)
Income Statement Data
  Revenues.................................    $24,375     $19,951     $91,480      $50,083     $41,125     $30,232     $20,834
  Cost and expenses........................     23,800      18,231      88,721       45,984      49,215      32,808      27,491
  Operating income (loss)..................        575       1,720       2,759        4,099      (8,090)    (2,576)      (6,657)
  Other income (expense)...................         56        (719)     (3,019)       5,692       5,046       3,254         732
  Income (loss) before extraordinary item
    and cumulative effect of accounting
    change for income taxes................        272         454        (175)       3,692      (3,849)      (425)      (5,925)
  Extraordinary item(B)....................         --          --          --        1,800          --         208          --
  Cumulative effect of accounting change
    for income taxes(C)....................         --       2,431       2,431           --          --          --          --
  Net income (loss)........................        272       2,885       2,256        5,492      (3,849)      (217)      (5,925)
  Income (loss) per share before
    extraordinary item and cumulative
    effect of accounting change for income
    taxes(D)...............................        .01         .01         .00          .10        (.10)      (.01)        (.16)

  Net income (loss) per share(D)...........        .01         .08         .06          .15        (.10)      .(01)        (.16)
Balance Sheet Data
  Total assets.............................    161,095     158,934     159,781       63,220      42,420      34,992      29,653
  Working capital (deficiency).............      4,143     (40,265)      2,181(E)   (46,404)    (46,712)    (35,600)    (29,293)
  Long-term obligations....................    125,200     103,208     125,500       16,684      16,492      20,342      22,748
  Weighted average common shares
    outstanding............................     37,462      37,418      37,435       37,350      37,332      37,307      37,224

- ------------------
(A) In 1993, Associated purchased (through the Associated Business to be Merged) additional cellular partnership interests in its domestic cellular markets.
(B) Reduction of income taxes from utilization of operating loss carryforward.
(C) Reflects adoption as of January 1, 1993 of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'
(D) Adjusted for the 1991 and 1989 stock splits effected in the form of dividends.
(E) Reflects the settlement of net intercompany amounts payable to ACDI
    (Spinco).

  SBC

     The selected historical consolidated financial data of SBC set forth in the table below have been derived from the audited financial statements of SBC for each of the five fiscal years in the period ended December 31, 1993 and the unaudited financial statements of SBC for the three-month periods ended March 31, 1994 and 1993. The selected historical consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements and the notes thereto contained in SBC's 1993 Annual Report on Form 10-K and SBC's Quarterly Report on Form 10-Q for the three months ended March 31, 1994, which are incorporated by reference herein. The results for the three-month period ended March 31, 1994 are not necessarily indicative of the results to be expected for 1994. See 'Incorporation of Certain Information by Reference' and 'Available Information.' Pro forma financial statements for SBC giving effect to the Merger are not included in this Proxy Statement--Prospectus because the Merger will not have a material effect on SBC's financial statements.


                                                  THREE MONTHS
                                                 ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                                              ---------------------     ---------------------------------------------------------
                                                1994         1993        1993        1992         1991         1990        1989
                                              ---------     -------     -------     -------     ---------     -------     -------
                                                   (UNAUDITED)  (AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Income Statement Data
  Operating revenues......................    $   2,646     $ 2,458     $10,690     $10,015     $   9,332     $ 9,113     $ 8,730

  Operating expenses......................        2,048       1,937       8,310       7,818         7,198       7,071       6,722
  Operating income........................          598         521       2,380       2,197         2,134       2,042       2,008
  Interest expense........................          115         128         496         530           578         530         544
  Equity in net income of affiliates......           70          54         250         208            95           6           6
  Income taxes............................          181         137         625         568           488         440         387
  Income before extraordinary loss and
    cumulative effect of changes in
    accounting principles.................          358         302       1,435       1,302         1,157       1,101       1,093
  Extraordinary loss on early
    extinguishment of debt, net of tax....           --         (89)       (153)         --           (81)         --          --
  Cumulative effect of changes in
    accounting principles, net of tax.....           --      (2,127)     (2,127)         --            --          --          --
  Net income (loss).......................          358      (1,914)       (845)      1,302         1,076       1,101       1,093
  Earnings per common share:(A)...........
  Income before extraordinary loss and
    cumulative effect of changes in
    accounting principles.................         0.59        0.50        2.39        2.17          1.93        1.83        1.82
  Extraordinary loss on early
    extinguishment of debt, net of tax....           --       (0.15)      (0.25)         --         (0.14)         --          --
  Cumulative effect of changes in
    accounting principles, net of tax.....           --       (3.54)      (3.55)         --            --          --          --
  Net income (loss).......................         0.59       (3.19)      (1.41)       2.17          1.79        1.83        1.82
Balance Sheet Data
  Total assets............................       24,670      23,825      24,308      23,810        23,179      22,196      21,161
  Working capital (deficiency)............     (1,489.8)     (898.2)     (868.7)     (929.3)     (1,370.3)    (919.0)      (324.7)
  Long-term debt..........................        5,471       5,708       5,459       5,716         5,675       5,483       5,456
  Dividends declared per common
    share(A)..............................       0.3950      0.3775        1.51        1.46          1.42        1.38        1.30
  Book value per common share(A)(B).......        13.00       11.96       12.68       15.51         14.76       14.31       13.92
  Weighted average common shares
    outstanding...........................        601.8       600.1       599.8       600.2         600.3       600.9       601.1

- ------------------
(A) Prior years have been restated to reflect a two for one stock split effective May 25, 1993.

(B) Shareholders' equity used in book value per common share calculations includes extraordinary loss and changes in accounting principles.

  SBC Recent Development

     SBC announced on July 22, 1994 that its net income for the three months ended June 30, 1994 was $385.5 million, or $.64 per share, compared to the comparable period in 1993 when SBC's net income before extraordinary loss was $338.0 million and SBC's net income after extraordinary loss was $294.4 million. These results were achieved on revenues for the quarter of approximately $2.76 billion, an increase over the comparable period in 1993 when SBC's revenues were $2.54 billion.

COMPARATIVE PER SHARE DATA

     The following tables set forth for Associated Common Stock and SBC Common Stock certain historical, pro forma combined and pro forma equivalent per share financial information as of and for the three months ended March 31, 1994 and for the year ended December 31, 1993. The pro forma combined amounts included in the table below are based on the purchase method of accounting and a preliminary allocation of the purchase price. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Associated and SBC included in the documents described under 'Incorporation of Certain Information by Reference,' the combined financial statements and accompanying notes of the Associated Business to be Merged included elsewhere herein, and the pro forma condensed combined financial information and accompanying notes of Spinco set forth under 'Pro Forma Condensed Combined Financial Information' included in the Information Statement attached hereto as Appendix D.

EQUIVALENT ASSOCIATED PRO FORMA PER COMMON SHARE
  DATA (A)


                                      ASSOCIATED                               TOTAL PRO
                                      HISTORICAL   PRO FORMA SBC    SPINCO      FORMA
                                      ----------   -------------    ------    ---------
Year ended December 31, 1993
  (Loss) earnings per common share
    before extraordinary item and
    cumulative effect of accounting
    changes........................     $ (.06)        $   .80       $ (.05)    $   .75
  Dividends per common share.......         --         $   .52           --     $   .52
Three months ended March 31, 1994
  (Loss) earnings per common share
    before extraordinary items and
    cumulative effect of accounting
    changes........................     $ (.02)        $   .20       $ (.02)    $   .18
  Dividends per common share.......         --         $   .14           --     $   .14
As of March 31, 1994
  Book value per common share......     $ 8.54         $  4.67       $16.91     $ 21.58

- ------------------
(a) Pro forma data reflect the pro forma equivalent of one share of Associated Common Stock calculated by (i) multiplying the SBC pro forma combined per share data times an assumed Conversion Number of .3450 and (ii) multiplying the Spinco net loss by 0.5 (representing the fraction of a share of Spinco Common Stock (1/4 of a share of Spinco Class A Common Stock and 1/4 of a share of Spinco Class B Common Stock) to be distributed per share of Associated Common Stock in the Distribution) and dividing by the pro forma number of shares of Spinco Common Stock expected to be outstanding after the Distribution. See 'Pro Forma Condensed Combined Financial Information' including the notes thereto and the Spinco combined historical financial information included in the Information Statement attached hereto as Appendix D. The assumed Conversion Number is based upon numerous assumptions, including (i) an Average SBC Price of $42.75, (ii) an Effective Time of December 31, 1994, (iii) aggregate payments or accruals of $7,416,250 in interest on indebtedness of the Retained Company from January 1, 1994 through the Effective Time, (iv) aggregate payments of $23,821,359 to holders of Associated Stock Options, (v) aggregate payments of $5,000,000 pursuant to the Bonus Pool, (vi) aggregate severance payments of $4,164,000 pursuant to certain of Associated's employment agreements and (vii) 37,491,156 total number of shares of Associated Common Stock outstanding as of the Effective Time. See 'The Merger--Terms of the Merger--Conversion of Associated Common Stock in the Merger.' The actual Conversion Number may be more or less than .3450 depending upon changes in the foregoing assumptions.


SBC PRO FORMA PER COMMON SHARE DATA

                                                        SBC        SBC PRO
                                                     HISTORICAL     FORMA
                                                     ----------   ---------
Year ended December 31, 1993
Income (loss) per common share before
  extraordinary loss and cumulative effect of
  changes in accounting principles................     $ 2.39       $  2.32
Dividends per common share........................     $ 1.51       $  1.51
Three Months ended March 31, 1994
Income (loss) per common share before
  extraordinary loss and cumulative effect of
  changes in accounting principles................     $  .59       $   .58
Dividends per common share........................     $  .40       $   .40
As of March 31, 1994
Book value per common share.......................     $13.00       $ 13.54

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The unaudited pro forma information set forth below is presented to show the estimated effect on Associated of the Distribution and the Merger as if they had been consummated on March 31, 1994 for balance sheet presentation purposes and January 1, 1993 for income statement presentation purposes subject to the assumptions and adjustments in the accompanying Notes to the pro forma financial information.

     The pro forma adjustments to Associated Business to be Merged reflecting the consummation of the Merger are based upon the assumptions set forth in the Notes hereto. This pro forma financial information should be read in conjunction with the financial data appearing under 'SUMMARY--Selected Historical Financial Information' and the historical financial statements of Associated which have been incorporated herein by reference. See 'AVAILABLE INFORMATION' and 'INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.' This pro forma financial information should also be read in conjunction with the combined financial statements of the Associated Business to be Merged and the Notes thereto contained herein, and the combined financial statements of ACDI and the Notes thereto and the Pro Forma Condensed Combined Financial Statements of ACDI and the Notes thereto contained in the Information Statement attached as Appendix D hereto.

     The pro forma financial information differs from the combined financial statements of Associated Business to be Merged and ACDI presented elsewhere herein and in the Information Statement attached as Appendix D hereto, respectively, principally as a result of (i) differing assumptions as to the date of the Merger for accounting purposes, (ii) the presentation of Merger adjustments and (iii) other matters referred to in the respective notes thereto.

          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                 MARCH 31, 1994
                             (THOUSANDS OF DOLLARS)

                                                                                  ASSOCIATED BUSINESS                   ASSOCIATED
                                                                                     TO BE MERGED                       BUSINESS TO
                                                    ASSOCIATED        ACDI           BEFORE MERGER         MERGER        BE MERGED
                                                    HISTORICAL    DISTRIBUTION        ADJUSTMENTS        ADJUSTMENTS    AS ADJUSTED
                                                    ----------    ------------    -------------------    -----------    -----------
                     ASSETS
Current Assets:
Cash and equivalents (deficit)...................    $  7,510      $      (39)         $   7,471          $ (33,360)(A)  $ (17,977)
                                                                                                              7,912(C)
Accounts receivable, net.........................      16,769          (1,438)            15,331                  0         15,331
Notes receivable from foreign affiliates.........       3,874          (3,874)                 0                  0              0
Inventory held for resale........................       3,432          (1,636)             1,796                  0          1,796
Other current assets.............................       7,652          (2,040)             5,612              7,522(B)      12,437
                                                                                                               (697)(C)

                                                                                        --------
                                                    ----------    ------------                           -----------    -----------
  Total current assets...........................      39,237          (9,027)            30,210            (18,623)        11,587
Noncurrent Assets:
Property, plant, and equipment, net..............      40,948          (4,817)            36,131                  0         36,131
Marketable equity securities.....................     442,632        (442,632)                 0                  0              0
Intangible assets, net...........................      79,464               0             79,464                  0         79,464
Other noncurrent assets..........................      33,389         (18,099)            15,290                  0         15,290
                                                                                        --------
                                                    ----------    ------------                           -----------    -----------
  noncurrent assets..............................     596,433        (465,548)           130,885                  0        130,885
TOTAL ASSETS.....................................    $635,670      $ (474,575)         $ 161,095          $ (18,623)     $ 142,472


                                                    ----------    ------------          --------         -----------    -----------
                                                    ----------    ------------          --------         -----------    -----------
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities.........    $ 14,939      $   (1,544)         $  13,395          $   7,215(A)   $  20,610
Stock appreciation rights payable................       9,926               0              9,926             (9,926)(D)          0
Deferred payable.................................       2,746               0              2,746                  0          2,746
Short-term obligations...........................       4,200          (4,200)                 0                  0              0

                                                    ----------    ------------          --------         -----------    -----------
  Total current liabilities......................      31,811          (5,744)            26,067             (2,711)        23,356

                                                    ----------    ------------          --------         -----------    -----------
Noncurrent Liabilities:
Long-term obligations............................     126,523          (1,323)           125,200                  0        125,200
Deferred income taxes............................     153,333        (150,748)             2,585                  0          2,585
Minority interests...............................       3,639              50              3,689                  0          3,689

                                                    ----------    ------------          --------         -----------    -----------
  Total noncurrent liabilities...................     283,495        (152,021)           131,474                  0        131,474

                                                    ----------    ------------          --------         -----------    -----------
Stockholders' Equity:
Preferred stock, par value $1.00 per share;
  authorized 10,000,000 shares; none issued......          --              --                 --                 --             --
Common stock:
Class A, par value $.10 per share; authorized
  60,000,000 shares; 18,200,538 issued and
  outstanding....................................       1,820                              1,820             (1,820)(E)          0
Class B, par value $.10 per share; authorized
  60,000,000 shares; 19,274,968 issued and
  outstanding....................................       1,927                              1,927             (1,927)(E)          0
Common stock, par value $1.00 per share, issued
  and outstanding 100 shares.....................          --                                 --                  0(E)           0
Additional paid-in capital.......................       5,319                              5,319              3,747(E)       9,066
Unrealized gains on marketable equity securities,
  net of taxes...................................     283,169        (283,169)                 0                  0              0
Retained earnings (deficiency)...................      28,129         (33,641)            (5,512)           (15,912)(F)    (21,424)

                                                    ----------  ------------            --------         -----------    -----------

  Total stockholders' equity.....................     320,364        (316,810)             3,554            (15,912)       (12,358)

                                                    ----------    ------------          --------         -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......    $635,670      $ (474,575)         $ 161,095          $ (18,623)     $ 142,472


                                                    ----------    ------------          --------         -----------    -----------
                                                    ----------    ------------          --------         -----------    -----------

(A) Reflects estimated transaction costs consisting of (i) aggregate payments of $23,821,359 to holders of Associated Stock Options, (ii) aggregate severance payments of $4,164,000 pursuant to certain of Associated's employment agreements, (iii) aggregate payments of $5,000,000 pursuant to the Bonus Pool, and (iv) $375,000 to redeem the Associated Rights, for a total of $33,360,359. See 'The Merger--Interests of Certain Persons in the Transactions.' Also reflected is an additional accrued liability of $7,215,000 in financial advisory, legal, accounting, printing and similar expenses which are expected to be incurred by Associated
    Business to be Merged.
(B) Reflects $1,000,000 tax benefit generated by ACDI and allocable to Associated Business to be Merged in accordance with the terms of the Merger Agreement, as well as the current and deferred tax effects of the payments referred to in clauses (i) through (iii) of note (A).
(C) Reflects net settlement of intercompany balances between ACDI and Associated Business to be Merged, primarily relating to certain transaction costs described in note (A).
(D) Reflects elimination of stock appreciation rights payable in conjunction with the cash-out of Associated Stock Options referred to in clause (i) of note (A).
(E) Reflects the elimination of the Associated Business to be Merged equity accounts, the corresponding increase in additional paid-in capital and the issuance of 100 shares of Associated Business to be Merged common stock to a wholly owned subsidiary of SBC.
(F) Reflects the changes in retained earnings (deficiency) resulting from the cumulative effect of the adjustments discussed in notes (A), (B) and (D).

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                             (THOUSANDS OF DOLLARS)

                                                                                ASSOCIATED
                                                                                 BUSINESS                       ASSOCIATED
                                                                                   TO BE                         BUSINESS
                                                                                  MERGED                          TO BE
                                                                                  BEFORE                          MERGED
                                                  ASSOCIATED        ACDI          MERGER         MERGER             AS
                                                  HISTORICAL    DISTRIBUTION    ADJUSTMENTS    ADJUSTMENTS       ADJUSTED
                                                  ----------    ------------    -----------    -----------      ----------

Revenues.......................................    $ 97,555       $ (6,075)       $91,480        $     0         $ 91,480
Cost and expenses:
Cost of services and goods sold................      31,727         (2,314)        29,413              0           29,413
Operating expenses.............................      19,598         (1,051)        18,547              0           18,547
General and administrative expenses............      29,569         (5,700)        23,869           (856)(A)       23,013
Depreciation and amortization expense..........      18,187         (1,295)        16,892              0           16,892
                                                  ----------    ------------    -----------    -----------      ----------
                                                     99,081        (10,360)        88,721           (856)          87,865
                                                  ----------    ------------    -----------    -----------      ----------
Operating (loss) income........................      (1,526)         4,285          2,759            856            3,615
Other income (expense):
Interest and dividend income...................         885           (667)           218              0              218
Interest income (expense)--affiliates..........           0         (2,680)        (2,680)         2,680(B)             0
Interest expense...............................      (5,736)           278         (5,458)          (150)(C)       (5,608)
Equity in income and loss of cellular telephone
  joint ventures...............................       5,555          1,239          6,794              0            6,794
Minority interests.............................      (1,747)          (146)        (1,893)             0           (1,893)
                                                  ----------    ------------    -----------    -----------      ----------
                                                     (1,043)        (1,976)        (3,019)         2,530             (489)
                                                  ----------    ------------    -----------    -----------      ----------
(Loss) income before income taxes and
  cumulative effect of accounting change for
  income taxes.................................      (2,569)         2,309           (260)         3,386            3,126
Income taxes (benefit).........................        (423)           338            (85)         1,384(D)         1,299
                                                  ----------    ------------    -----------    -----------      ----------
(Loss) income before cumulative effect of
  accounting change for income taxes...........      (2,146)         1,971           (175)         2,002            1,827
Cumulative effect of accounting change for
  income taxes.................................       3,314           (883)         2,431              0            2,431
                                                  ----------    ------------    -----------    -----------      ----------
Net income (loss)..............................    $  1,168       $  1,088        $ 2,256        $ 2,002         $  4,258
                                                  ----------    ------------    -----------    -----------      ----------
                                                  ----------    ------------    -----------    -----------      ----------

- ------------------
(A) Reflects adjustment of general and administrative expenses in an amount equal to the difference between the historical amounts and those assumed to be charged by SBC based upon the amounts allowed to be paid under the Distribution Agreement. See 'The Distribution--Terms of the Distribution Agreement-- Intercompany Adjustment.'

(B) Reflects elimination of interest expense on intercompany loans from ACDI to Associated Business to be Merged.

(C) Assuming the ACDI II Senior Reducing Credit Facility continues after the Merger, reflects adjustment for additional interest expense as a result of an increase in the effective interest rate due to release of TCI stock pledged by ACDI on behalf of Associated Business to be Merged. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Associated Business To Be Merged--Liquidity and Capital Resources.'

(D) Reflects the adjustment to income taxes of Associated Business to be Merged for presentation on a stand-alone basis and adjusted for the cumulative effect of the adjustments discussed in notes (A), (B) and (C) above.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1994
                             (THOUSANDS OF DOLLARS)

                                                                    ASSOCIATED BUSINESS
                                                                       TO BE MERGED                       ASSOCIATED BUSINESS
                                      ASSOCIATED        ACDI           BEFORE MERGER         MERGER          TO BE MERGED
                                      HISTORICAL    DISTRIBUTION        ADJUSTMENTS        ADJUSTMENTS        AS ADJUSTED
                                      ----------    ------------    -------------------    -----------    -------------------
Revenues...........................    $ 25,619       ($ 1,244)           $24,375             $   0             $24,375
Cost and expenses:
Cost of services and goods sold....       8,674           (384)             8,290                 0               8,290
Operating expenses.................       5,727           (237)             5,490                 0               5,490
General and administrative
  expenses.........................       8,052         (2,414)             5,638                 0               5,638
Depreciation and amortization
  expense..........................       4,735           (353)             4,382                 0               4,382
                                      ----------    ------------    -------------------    -----------    -------------------
                                         27,188         (3,388)            23,800                 0              23,800
                                      ----------    ------------    -------------------    -----------    -------------------
Operating (loss) income............      (1,569)         2,144                575                 0                 575
Other income (expense):
Interest and dividend income.......         452           (392)                60                 0                  60
Interest expense...................      (1,389)            15             (1,374)             (173)(A)          (1,547)
Equity in income and loss of
  cellular telephone joint
  ventures.........................       1,700            222              1,922                 0               1,922
Minority interests.................        (550)            (2)              (552)                0                (552)
                                      ----------    ------------    -------------------    -----------    -------------------
                                            213           (157)                56              (173)               (117)
                                      ----------    ------------    -------------------    -----------    -------------------
(Loss) income before income taxes
  and cumulative effect of
  accounting change for income
  taxes............................      (1,356)         1,987                631              (173)                458
Income taxes (benefit).............        (770)         1,129                359              (198)(B)             161
                                      ----------    ------------    -------------------    -----------    -------------------
(Loss) income before cumulative
  effect of accounting change for
  income taxes.....................        (586)           858                272                25                 297
Cumulative effect of accounting
  change for income taxes..........           0              0                  0                 0                   0
                                      ----------    ------------    -------------------    -----------    -------------------
Net income (loss)..................    $   (586)      $    858            $   272             $  25             $   297
                                      ----------    ------------    -------------------    -----------    -------------------
                                      ----------    ------------    -------------------    -----------    -------------------


- ------------------
(A) Assuming the ACDI II Senior Reducing Credit Facility continues after the Merger, reflects adjustment for additional interest expense as a result of an increase in the effective interest rate due to release of TCI stock pledged by ACDI on behalf of Associated Business to be Merged.
      See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Associated Business To Be Merged--Liquidity and Capital Resources.'
(B) Reflects the adjustment to income taxes of Associated Business to be Merged for presentation on a stand-alone basis exclusive of interperiod income tax allocations and adjusted for the effect of the adjustment discussed in note (A).

                       SPECIAL FACTORS RELATING TO SPINCO

     For a discussion of certain considerations relating to Spinco, see 'Special Factors' in the Information Statement attached hereto as Appendix D. Stockholders are urged to read the Information Statement in its entirety.

                               THE ANNUAL MEETING

GENERAL

     This Proxy Statement-Prospectus is being furnished to holders of Associated Common Stock in connection with the solicitation of proxies by the Associated Board for use at the Annual Meeting, to be held at the Meeting Room of Gateway Towers, 320 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania, on Thursday, September 22, 1994, at 2:00 p.m. local time and any adjournments or postponements thereof, (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement, (ii) to elect one director, to hold office for a term of three years and until a successor shall be elected and shall qualify and
(iii) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Each copy of this Proxy Statement-Prospectus mailed to holders of Associated Common Stock is accompanied by a form of proxy for use at the Annual Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO ASSOCIATED IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     This Proxy Statement-Prospectus is also furnished to Associated stockholders as the prospectus of SBC relating to the issuance by SBC of shares of SBC Common Stock in connection with the Merger.

RECORD DATE

     The Associated Board has fixed the close of business on July 26, 1994 as the record date (the 'Record Date') for the determination of the holders of Associated Common Stock entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

VOTE REQUIRED

     As of the Record Date, 18,200,538 shares of Class A Common Stock and 19,290,618 shares of Class B Common Stock were outstanding and held by approximately 503 and 382 holders of record of the Class A Common Stock and Class B Common Stock, respectively. Each share of Class A Common Stock outstanding on the Record Date will be entitled to one vote and each share of Class B Common Stock outstanding on the Record Date will be entitled to 1/25th of a vote upon each matter to come before the Annual Meeting. Approval and adoption of the Merger Agreement requires the affirmative vote of 66 2/3% of the total number of votes entitled to be cast at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required in order to elect a director. The affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Annual Meeting is required in order to adjourn the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together without regard to class upon the matters to come before the Annual Meeting.

     The presence in person or by proxy at the Annual Meeting of a majority of the number of votes entitled to be cast is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining whether a quorum is present. With respect to the proposal to approve and adopt the Merger Agreement, abstentions will have the same effect as a vote against such proposal and, with respect to the election of the Associated Board's nominee for director, the withholding of authority with respect to such nominee will have the same effect as a vote against the election of such nominee. Under the rules of the NASD, brokers who hold shares in street name for customers will not have the authority to vote on the proposal to approve and adopt the Merger Agreement unless they receive specific instructions from beneficial owners. While such a broker non-vote will be counted as present for purposes of a quorum, it will have the same effect as a vote against approval and adoption of the Merger Agreement.

     Pursuant to the Voting Agreement dated as of February 23, 1994 (the 'Voting Agreement'), the Chairman of the Board and the President of Associated have agreed with SBC that they will vote 2,532,418 and 696,456 shares of Class A Common Stock, respectively, in favor of approval and adoption of the Merger Agreement. Such shares constitute approximately 17% of the votes eligible to be cast at the Annual Meeting as of the Record Date. See 'The Merger--Voting Agreement.'

     As of the Record Date, directors and executive officers of Associated owned beneficially an aggregate of 4,444,709 shares of Class A Common Stock (including those shares subject to the Voting Agreement and shares issuable upon the exercise of employee stock options which are currently exercisable or which become exercisable within 60 days), or approximately 24.4 percent of the shares of Class A Common Stock outstanding on such date, and 5,457,694 shares of Class B Common Stock (including shares issuable upon the exercise of employee stock options which are currently exercisable or which become exercisable within 60 days), or approximately 28.1 percent of the shares of Class B Common Stock outstanding on such date. All directors and executive officers of Associated have indicated their intention to vote their shares of Associated Common Stock in favor of the proposal to approve and adopt the Merger Agreement.

     As of the Record Date, directors and executive officers of SBC owned no shares of Associated Common Stock.

VOTING AND REVOCATION OF PROXIES

     Shares of Associated Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF ASSOCIATED COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, FOR THE ELECTION OF DONALD H. JONES AS A DIRECTOR OF ASSOCIATED AND WILL CONFER AUTHORITY TO VOTE TO ADJOURN THE ANNUAL MEETING FOR UP TO 30 DAYS TO SOLICIT ADDITIONAL VOTES IF NECESSARY TO APPROVE AND ADOPT THE MERGER AGREEMENT. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary of Associated prior to or at the Annual Meeting, or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Associated Communications Corporation, 200 Gateway Towers, Pittsburgh, Pennsylvania, 15222. Attention: Secretary. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

     The Associated Board is not currently aware of any matters to come before the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of Associated, who will not be specifically compensated for such services, may solicit proxies from Associated stockholders personally or by telephone, telecopy or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, Associated has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from its stockholders. The fees to be paid to such firm for such services by Associated are not expected to exceed $8,500, plus reasonable out-of-pocket costs and expenses. Associated will bear the expenses in connection with the solicitation of proxies for the Annual Meeting. However, under the Distribution Agreement, such expenses will be treated as an intercompany loan from Associated to Spinco, which is taken into account in calculating an overall 'true-up' payment from the Surviving Corporation to Spinco or from Spinco to the Surviving Corporation, as the case may be. See 'The

Distribution--Terms of the Distribution Agreement--Intercompany Adjustment.'

APPRAISAL RIGHTS

     Holders of Associated Common Stock will not be entitled to any dissenters' or appraisal rights in connection with the matters to be voted upon at the Annual Meeting. See 'The Merger--Absence of Appraisal Rights.'

                                 THE COMPANIES

ASSOCIATED

     Associated is principally engaged in selected aspects of the communications business. Associated has interests in six domestic cellular telephone systems (the 'Retained Business'), which will constitute all of the interests and assets of Associated at the Effective Time. See 'The Distribution.' Associated's other assets and businesses which are anticipated to comprise Spinco currently include
(i) a portfolio of marketable equity securities with a market value at July 26, 1994 of approximately $475 million, (the 'Portfolio Securities'), including equity securities of TCI representing approximately 3.62%, and approximately 5.79% of the voting power, of all outstanding shares of TCI common stock and equity securities of Liberty representing approximately 2.54%, and approximately 6.39% of the voting power, of all outstanding shares of Liberty common stock (in each case before the consummation of the proposed combination of Liberty with TCI described under 'The Company--Marketable Equity Securities' in the Information Statement), (ii) an indirect equity interest in a Mexican corporation which operates a cellular telephone system in Mexico, (iii) indirect equity interests in two Mexican corporations formed for the development of specialized mobile radio systems in Mexico, (iv) ownership of a microwave communications business, (v) ownership of, or equity interests in, other private communications businesses, (vi) ownership of four radio broadcasting stations, two AM and two FM, and (vii) ownership of a retail art gallery. These assets and businesses had an aggregate net book value at March 31, 1994, as reflected on the Combined Balance Sheet of ACDI and Subsidiaries included in the Information Statement, of $316,811,000. The book value of the Portfolio Securities is stated at market value, net of a deferred tax on the unrealized gain. See Note 3 to the Combined Balance Sheet of ACDI and Subsidiaries included in the Information Statement. The mailing address of Associated's principal executive offices is 200 Gateway Towers, Pittsburgh, Pennsylvania 15222.

     The 'Retained Business' means and includes the assets, liabilities, capital stock and partnership interests which appear on an audited balance sheet reflecting the assets and liabilities of Associated and its subsidiaries as of December 31, 1993 after giving pro forma effect to the Asset Transfers (as defined herein), the Distribution and the Merger (as if the Asset Transfers, the Distribution and the Merger had occurred on December 31, 1993), and as such assets and liabilities may have changed since the date of the Retained Business Balance Sheet (as defined below) delivered by Associated to SBC pursuant to the Merger Agreement (the 'Retained Business Balance Sheet'), but in any event includes all of Associated's direct and indirect right, title and interest (including minority interests) in, and assets used in, cellular businesses in the United States and its territories (except for certain assets specified in the Merger Agreement), including, without limitation, in Albany Telephone Company (including the assets of the Glens Falls cellular system), Buffalo Telephone Company, Genesee Telephone Company, Pittsburgh Cellular Telephone Company ('PCTC') and Bay Area Cellular Telephone Company ('BACTC') and all of Associated's Alternative Minimum Tax ('AMT') tax credits. The 'Retained Company' or the 'Retained Company Group' means Associated and those of its direct and indirect subsidiaries included in the Retained Business.

SBC

     SBC is a communications holding company, which in 1993 had operating revenues of approximately $10.69 billion and income before extraordinary loss and cumulative effect of changes in accounting principles of approximately $1.44 billion. At December 31, 1993, SBC had total assets of approximately $24.31 billion. SBC's subsidiaries are engaged principally in communications services, including the provision of local telephone exchange services and wireless telephone services. Southwestern Bell Telephone Company provides telephone services in the states of Arkansas, Kansas, Missouri, Oklahoma and Texas (five-state area) and is SBC's largest subsidiary, accounting for approximately 71 percent of SBC's 1993 income before extraordinary loss and cumulative effect of changes in accounting principles; through its other subsidiaries SBC provides wireless communications services; owns interests in directory, cable television and telecommunications businesses in Australia, Israel, Mexico and the United Kingdom; engages in the sale of advertising for and publication of Yellow Pages and White Pages directories and in other directory-related activities; engages in the production and distribution of non-Bell telephone directories and in other directory-related activities; sells customer premises and private business exchange equipment; and is engaged in the general directory and commercial printing business.

     SBC was incorporated under the laws of the State of Delaware in 1983 by AT&T as one of seven regional holding companies formed to hold AT&T's local telephone companies. AT&T divested SBC by means of a spin-off of stock to its shareowners on January 1, 1984. The divestiture was made pursuant to the MFJ. The mailing address of SBC's principal executive offices is 175 E. Houston, San Antonio, Texas 78205-2233.

PURCHASER

     Purchaser, an indirect wholly owned subsidiary of SBC, was formed by SBC solely for the purpose of effecting the Merger. The mailing address of Purchaser's principal executive offices is 175 E. Houston, San Antonio, Texas 78205-2233.

     For a more detailed description of the respective businesses of Associated and SBC, including audited and unaudited financial information, see 'Available Information' and 'Incorporation of Certain Information by Reference.' For a more detailed description of the business of Spinco, including audited and unaudited financial information, see the Information Statement attached as Appendix D to this Proxy Statement-Prospectus.

                                   THE MERGER


     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF THE MERGER

     Associated's management has regularly reviewed possible strategies and transactions to enhance Associated's competitiveness and position various cellular and noncellular assets in a manner which would increase the value of those assets and of Associated's business and operations, and thereby result in a continued increase in stockholder value. These possible strategies and transactions generally included acquisitions, joint ventures or dispositions involving interests in cellular systems and other communications businesses and technologies or a sale of Associated as a whole, as well as various secured financing alternatives utilizing Associated's cellular assets or the Portfolio Securities. As part of this ongoing review process, commencing early in 1993, Associated began discussing with Salomon Brothers Inc ('Salomon Brothers') various strategic and financing alternatives available to Associated, in light of the concern of the Associated Board that Associated's size relative to other companies in the cellular industry and the increasing consolidation in that industry could limit somewhat Associated's ability to compete in the future, the mix of Associated's assets and operations, and the Associated Board's view that the stock market did not reflect appropriately the value of Associated. The Associated Board's view regarding the stock market valuation of Associated was based principally on its belief that investors would be better able to evaluate the merits and future prospects of the assets and businesses which will comprise Spinco if such assets and businesses were separated from Associated, thereby enhancing the likelihood that such assets and businesses would achieve an enhanced market valuation based on their performance and potential. The alternatives discussed with Salomon Brothers involved possible strategies for obtaining financing through the issuance of debt securities secured by the Portfolio Securities or swapping the Portfolio Securities for an operating business, as well as transactions involving the sale of Associated's cellular interests or the entire company.

     Principally because Associated concluded that the financing and swap transactions referred to above would not adequately address the concerns noted above with respect to Associated's size, the increasing consolidation in the cellular industry and Associated's ability to compete in the future, Associated determined not to pursue such alternatives at that time. Accordingly, during the spring and summer of 1993, Associated explored with Salomon Brothers possible structures for various transactions involving the sale or other disposition or deployment of some or all of Associated's businesses and assets. In September 1993, the Associated Board determined to continue to explore various strategic alternatives which might be available to Associated in light of the foregoing considerations, and authorized Salomon Brothers to prepare materials and contact companies on a preliminary basis to determine whether a sale of all or substantially all of Associated's assets or equity, or of its cellular businesses and interests, to, or a business combination between Associated and, one of such companies was possible at an appropriate price.


     During the fall of 1993, Salomon Brothers contacted twenty-three companies on a confidential basis, including SBC. Certain nonpublic information concerning Associated was provided to, and bids solicited from, eleven of those companies, including SBC, which continued to express an interest in a possible transaction.

Associated continued discussions with SBC and one other bidder based upon Associated's determination of the relative strength of such bids. Discussions with other bidders, as well as companies who continued to express interest but had not submitted a formal bid, were terminated primarily as a result of lower valuations offered by these companies.

     Associated continued negotiations with SBC from late December 1993 through February 23, 1994. These negotiations were conducted principally at a number of meetings attended by representatives of Associated and SBC and their respective legal and/or financial advisors. Negotiations were also conducted telephonically from time to time during such period. During several meetings in January 1994, the parties agreed in principle on the basic pricing structure for the Merger (although not the final price), whereby SBC would pay a total consideration for Associated's domestic cellular businesses based on their net equity value as of December 31, 1993, less certain deductions. At these meetings and during several meetings and discussions in February, the parties negotiated, and shortly before execution of the Merger Agreement agreed upon, the final pricing structure, including the 7% accretion factor (an increase in the purchase price of 7% per annum commencing on July 23, 1994), the material conditions to which the Merger would be subject (including conditions relating to SBC's compliance with the MFJ), the circumstances in which Associated would be entitled to terminate the Merger Agreement upon receipt of an alternative offer, the fee which would be payable to SBC in such event, and that termination of the Merger Agreement would result in termination of the Voting Agreement. Also, shortly before entering into the Merger Agreement, the parties agreed on the terms of the 'collar' with respect to the number of shares of SBC Common Stock to be issued in the Merger and the trading period for determining the Average SBC Price, as well as certain restrictions on SBC's purchase of SBC Common Stock during and for a specified period prior to such trading period.

     The positions of the parties during the course of the negotiations regarding the specific terms referred to above are summarized briefly below. With respect to an accretion factor, Associated insisted that this was appropriate since, as noted above, the pricing structure was based on the value of Associated as of December 31, 1993 (less certain deductions) and SBC was acquiring any earnings of the Associated Business to be Merged after that date. Accordingly, Associated asserted that the consideration to be paid should include an accretion factor, commencing on January 1, 1994, thereby providing Associated stockholders with the approximate economic benefit of the future earnings growth of the Associated Business to be Merged. SBC initially took the position that this factor was reflected in the purchase price and therefore accretion was not appropriate, and during the negotiations sought to defer the commencement of the accretion period.

     With respect to a closing condition relating to compliance with the MFJ, SBC sought to provide for maximum discretion on its part in determining whether such condition had been met, while Associated sought to provide for an objective standard or otherwise limit SBC's discretion in this regard.

     With respect to provisions regarding termination of the Merger Agreement and termination fees, SBC initially argued that it should be able to terminate the Merger Agreement and collect a termination fee if Associated provided information to a third party concerning an alternative acquisition transaction, and that the Voting Agreement should extend for a term significantly beyond the termination of the Merger Agreement. Associated sought maximum flexibility to consider other proposals and insisted that the ability to collect a fee under such circumstances, and the survival of the Voting Agreement, might eviscerate the Associated Board's ability to entertain alternative offers, and was therefore not appropriate.

     With respect to a collar and related matters decribed above, SBC insisted that a collar was necessary, initially requested a five day trading period for determining the Average SBC Price and sought to minimize any limitations on SBC's ability to purchase shares of SBC Common Stock prior to such trading period. Associated resisted a collar, requested a longer trading period, and requested limitations on SBC's ability to purchase shares of SBC Common Stock prior to such trading period.

     As described above, the various terms proposed by the parties were negotiated in a number of meetings and discussions, and the final terms of the Merger Agreement, which reflect the results of the negotiations with respect to the above described and other terms, were accepted by the parties as a whole without specific reference to the inclusion or omission of any particular term. On February 22 and 23, 1994, the Associated Board considered the terms of the Merger Agreement and the Distribution Agreement. Following the unanimous approval of the Associated Board, the Merger Agreement was entered into late on February 23, 1994, and was publicly announced on February 24, 1994.

ASSOCIATED'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ASSOCIATED BOARD

     The Associated Board has unanimously determined the Merger to be fair to and in the best interests of Associated and its stockholders. THE ASSOCIATED BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL AND ADOPTION BY ASSOCIATED STOCKHOLDERS.

     In reaching this determination and recommendation, the Associated Board considered the following factors:

          (a) the terms and conditions of the Merger Agreement, including (i) the amount and form of the consideration, (ii) the 'accretion' in the base purchase price of 7% per annum commencing on July 22, 1994 if for any reason the Merger is not consummated by such date, (iii) the terms and size of the 'collar' on the amount of SBC Common Stock to be received in connection with the Merger by Associated stockholders, (iv) the terms and conditions under which Associated may terminate the Merger Agreement in order to accept a more favorable transaction proposal from a third party upon payment of a termination fee of $25 million, (v) the right of SBC to terminate the Merger Agreement if Associated provides information to, or enters into discussions with, a third party in connection with a possible alternative acquisition transaction, and to receive a termination fee of $25 million if thereafter Associated effects an alternative acquisition transaction if entered into within 12 months of the date of termination or, if such alternative acquisition transaction involves a tender or exchange offer, if such offer is commenced within such 12-month period, and (vi) the degree of flexibility provided to Associated to conduct the business of Spinco prior to the Effective Time;

          (b) the terms of the Voting Agreement, including that it terminates at such time as the Merger Agreement is terminated in accordance with its terms;

          (c) the historical and prospective business of Associated, including, among other things, the favorable financial condition of Associated, the strategic direction of Associated's business and the need for Associated's cellular businesses to expand, the existing conditions in, and future prospects of, the cellular telephone industry and in particular the increasing consolidation in that industry, the existing position of Associated as an independent competitor in that industry and the likelihood of Associated continuing as such given the increasing consolidation, and the historical and future prospects of SBC and its existing financial condition, as well as the existing conditions in, and future prospects of, the telecommunications industry and the competitive position of SBC in that industry;

          (d) the fact that the Distribution and the Merger will allow Associated stockholders to retain a significant continuing interest in the communications and cable industries through their continuing ownership interest in Spinco following the Distribution, and to retain a significant continuing interest in the telecommunications industry in general and the wireless industry in particular through their ownership of SBC Common Stock (representing an aggregate of between approximately 3% of the outstanding SBC Common Stock, if the Average SBC Price is $30 and 1.8% of the outstanding SBC Common Stock, if the Average SBC Price is $50);

          (e) historical data relating to market prices and trading volumes of Associated Common Stock, historical data relating to market prices and trading volumes of and dividends on SBC Common Stock and market prices of SBC Common Stock compared to those of certain other publicly traded companies;

          (f) the regulatory approvals and tax ruling required for the Merger, as well as the risks, uncertainties and possible delays associated with SBC obtaining the MFJ Waiver (as defined herein), and the estimated length of time required to consummate the Merger;

          (g) the alternatives to the Merger, including, among other things, remaining an independent entity, the possible availability of strategic alliances or combinations with other entities and the risks associated with and likelihood of any such alliances becoming available and being completed;

          (h) the fact that Salomon Brothers had solicited interest from 23 companies for the sale of all or a portion of Associated, and that SBC's proposal which resulted in the Merger Agreement was, in the view of the Associated Board, the most favorable proposal received by Associated;

          (i) the structure of the Merger and the Distribution, which would permit Associated stockholders to exchange all their Associated Common Stock for SBC Common Stock, and to receive shares of Spinco Common Stock, on a tax-free basis; and

          (j) the presentation of Salomon Brothers delivered to the Associated Board at its meetings on February 22 and 23, 1994, including its written opinion dated February 23, 1994, that, as of February 23, 1994, the consideration to be received by Associated stockholders in connection with the Merger and the Distribution, taken as a whole, is fair to such stockholders from a financial point of view.

     The Associated Board believes that the factors in paragraphs (a)(i)-(v),
(b), (h) and (j) above support its determination that the consideration to be received in the Merger by Associated stockholders is fair. The terms of the Merger Agreement described in paragraph (a)(i)-(v) above support its determination that the consideration to be received by Associated stockholders in the Merger is fair because the Associated Board believes (i) the amount of SBC Common Stock to be received in the Merger, including as a result of the 7% accretion, is fair, (ii) the size of the 'collar' is appropriate given the then market price of SBC Common Stock and the actual and likely fluctuations in such price over time and (iii) the conditions under which the Merger Agreement may be terminated and the amount of the fee payable to SBC in the event of such termination may allow a third party acquiror to make an offer with respect to an alternative acquisition transaction which could provide more value to Associated stockholders, and no offer with respect to such an alternative acquisition transaction has been received. The Associated Board believes that the fact that the Voting Agreement terminates at such time as the Merger Agreement terminates (as noted in paragraph (b) above) allows the stockholders party to the Voting Agreement to vote in favor of an alternative acquisition transaction and thus would not deter a third party acquiror from making an offer which could provide more value to Associated stockholders, and therefore supports its determination that the consideration to be received by Associated stockholders is fair to such stockholders, as evidenced by the fact that no such offers have been received. The Associated Board believes that the fact that Salomon Brothers solicited interest from 23 companies for a sale of all or a portion of Associated (as noted in paragraph (h) above), and the fact that SBC's proposal which resulted in the Merger Agreement was, in the view of the Associated Board, the most favorable proposal received supports its determination that the consideration to be received in the Merger is fair. In the view of the Associated Board, the Salomon Brothers February 23, 1994 fairness opinion (referred to in paragraph
(j) above), and the substantially identical opinion of Salomon Brothers dated July 29, 1994 (attached to this Proxy Statement as Appendix C), because they provide independent opinions that the consideration to be received by Associated stockholders in connection with the Merger and the Distribution, taken as a whole, is fair to such stockholders from a financial point of view, further supports its determination that the consideration to be received by Associated stockholders is fair.


     The Associated Board believes that the factors in paragraphs (a) (vi), (c),
(d), (e), (g) and (i) above support its determination that the Merger is in the best interests of Associated and its stockholders. The Associated Board believes that the factor in clause (vi) of paragraph (a) above supports its determination that the Merger is in the best interests of Associated and its stockholders because the degree of flexibility provided to Associated under the Merger Agreement in conducting the business of Spinco will allow Associated to continue to attempt to maximize the value of Spinco's assets and businesses, thereby potentially providing more value for Associated stockholders. The Associated Board believes that the historical, current and prospective conditions in the cellular telephone industry referred to in paragraph (c) above support its determination that the Merger is in the best interests of Associated and its stockholders because the Associated Board believes it may be difficult for a cellular operator of Associated's size to continue to compete effectively unless it can become affiliated with other cellular operators. The Associated Board believes the fact that Associated stockholders will receive SBC Common Stock in the Merger as noted in paragraph (d) above supports its determination that the Merger is in the best interests of Associated and its stockholders because the Associated Board believes the telecommunications industry in general and the wireless industry in particular (and SBC as a competitor in such industries) have attractive future prospects. The factors in paragraph (e) above, in the Associated Board's opinion, support its determination that the Merger is in the best interests of Associated and its stockholders because Associated stockholders will receive in the Merger common stock of a communications holding company, with income (before extraordinary loss and cumulative effect of changes in accounting principles) in 1993 of approximately $1.44 billion, which, in the Associated Board's opinion, has the size to compete effectively in the cellular telephone industry and its other businesses, which has historically paid a regular cash dividend (while Associated has not) and the common stock of which has a substantial public float thereby providing enhanced liquidity to Associated stockholders. The Associated Board believes the factor in paragraph
(g) above, and the fact that Associated explored other possibilities prior to entering into the Merger Agreement, support its determination that the Merger is in the best interests of Associated and its stockholders because after exploring these possibilities the Associated Board determined that the Merger and the Distribution represented the most attractive alternative in light of the likelihood of achieving, the risks associated with, and the overall value which would be provided by, such other possibilities and in light of the other factors discussed above. Finally, the Associated Board believes the factor in paragraph
(i) above supports its determination that the Merger is in the best interests of Associated stockholders because such stockholders will generally have the ability to retain an interest in Spinco, and receive SBC Common Stock, without having to pay federal income taxes on the shares received in the Merger and Distribution until such shares are sold.

     The Associated Board considered the regulatory approvals and tax ruling required for the Merger (referred to in paragraph (f) above), but believes that the risks and uncertainties involved in obtaining such approvals and the tax ruling are outweighed by what it believes are the advantages of the Merger for Associated and its stockholders as summarized above.

     Based on all of these considerations, and such other matters as the members of the Associated Board deemed relevant, the Associated Board unanimously approved the Merger Agreement and the transactions contemplated thereby.

     The foregoing discussion of the information and factors considered and given weight by the Associated Board is not intended to be exhaustive but is believed to include all material factors considered by the Associated Board. In addition, in reaching the determination to approve and recommend the Merger Agreement, the Associated Board did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors. The Associated Board is, however, unanimous in its recommendation to the holders of Associated Common Stock that the Merger Agreement be approved and adopted.

     THE ASSOCIATED BOARD UNANIMOUSLY RECOMMENDS THAT ASSOCIATED STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF THE FINANCIAL ADVISOR TO THE ASSOCIATED BOARD

  Opinion of Salomon Brothers to the Associated Board

     Salomon Brothers delivered to the Associated Board its written opinion that, as of February 23, 1994, the consideration to be received by Associated stockholders in connection with the Merger and the Distribution, taken as a whole, is fair to such stockholders from a financial point of view. Salomon Brothers has also delivered to the Associated Board a substantially identical opinion, dated July 29, 1994, to the same effect. No limitations were imposed by the Associated Board upon Salomon Brothers with respect to the investigations made or the procedures followed by it in rendering its opinions.

     THE FULL TEXT OF THE OPINION OF SALOMON BROTHERS DATED JULY 29, 1994, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS. ASSOCIATED STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. SALOMON BROTHERS' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE ASSOCIATED STOCKHOLDERS IN THE DISTRIBUTION AND THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ASSOCIATED STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. THE SUMMARY OF THE OPINION OF SALOMON BROTHERS SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinions Salomon Brothers (i) reviewed the Merger Agreement and its related schedules, (ii) reviewed certain publicly available business and financial information relating to Associated, (iii) reviewed certain other information, including financial forecasts, provided to Salomon Brothers by Associated and (iv) met with Associated management to discuss the business of Associated. With respect to SBC, Salomon Brothers reviewed only publicly available business and financial information. Salomon Brothers also considered such other information, financial studies, analyses and investigations and financial, economic, market and trading criteria which it deemed relevant.

     In connection with its review, Salomon Brothers did not independently verify any of the foregoing information and Salomon Brothers relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Associated management as to the future financial performance of Associated. In addition, for purposes of its opinions, Salomon Brothers did not make an independent evaluation or appraisal of any of the assets of Associated or of SBC, nor was it furnished with any such appraisals.

     On February 22, 1994, Salomon Brothers presented at a meeting of the Associated Board a report (the 'Salomon Brothers Report') in connection with Salomon Brothers' fairness opinion delivered on February 23, 1994. All directors of Associated (Messrs. Jack N. Berkman, Myles P. Berkman, Donald H. Jones, Joseph A.

Katarincic and David J. Berkman) were present at and participated in the meeting. The following is a summary of the report presented by Salomon Brothers.

  Comparable Company Analysis

     Salomon Brothers reviewed and compared the financial, operating and market performance of the following group of eight publicly traded cellular communications companies with that of Associated: Cellular Communications, Inc.; Centennial Cellular Corp.; Contel Cellular Inc.; LIN Broadcasting Corporation; McCaw Cellular Communications, Inc.; PacTel Corporation; United States Cellular Corp. and Vanguard Cellular Systems, Inc. (collectively, the 'Comparable Group'). Salomon Brothers selected the Comparable Group companies on the basis of various factors, the most important of which was each company's concentration in the cellular business. Salomon Brothers examined certain publicly available or estimated financial and market data for each member of the Comparable Group, including the ratios of firm value (defined as equity market value adjusted by adding long-term debt and subtracting cash, marketable securities and estimated cash proceeds from the exercise of certain stock options) to earnings before interest, taxes, depreciation and amortization ('EBITDA') for the last twelve months (ranging from 18.0x to 70.0x, with a median of 26.4x) and to estimated 1994 EBITDA (ranging from 12.4x to 30.8x, with a median of 18.1x), the net number of United States persons ('POPs') represented by the interests owned in Metropolitan Statistical Areas ('MSAs') and Rural Service Areas ('RSAs') and the implied per POP value for the MSA POPs and the MSA and RSA POPs. Salomon Brothers then calculated the mean and median (i) net number of MSA POPs and RSA POPs, (ii) implied MSA (ranging from $156 to $290, with a median of $182) and MSA and RSA (ranging from $120 to $290, with a median of $174) per POP values and (iii) multiples of firm value to EBITDA for the Comparable Group. Salomon Brothers arrived at a per POP public market valuation range of Associated of $160 to $170 ($165 to $175 in its analysis for purposes of the July 29, 1994 opinion) by reference to the multiples of firm value to EBITDA and the per POP valuations of the companies in the Comparable Group, with particular weight being assigned to the companies deemed most similar to Associated. The change in Salomon Brothers' per POP public market valuation range for Associated between the February 23, 1994 opinion and the July 29, 1994 opinion resulted from the application of updated market data relating to EBITDA and per POP valuations of companies in the Comparable Group.

  Demographic Characteristics Analysis


     Salomon Brothers also reviewed and compared the demographic characteristics of the markets served by the following group of three publicly traded cellular communications companies with those of Associated: Vanguard Cellular Systems, Inc., Centennial Cellular Corp. and Contel Cellular Inc. Salomon Brothers selected the comparable companies on the basis of, among other things, the similarity of the demographic characteristics of the areas served by such companies to those served by Associated. Each of the comparable companies selected is similar to Associated in that it has a high concentration of its POPs in majority owned MSAs. Salomon Brothers derived a demographic index (based on a multi-variable regression analysis of demographic statistics) for each of the markets served by Associated and a weighted average demographic index for all of Associated's markets and compared that demographic index to the indices for the markets served by the comparable companies. Salomon Brothers then derived a per POP demographic indices valuation range for Associated of $180-$185 by reference to the per POP valuations of the comparable companies.

  Comparable Acquisition Analysis

     Salomon Brothers also reviewed the per POP acquisition prices paid or proposed to be paid in other acquisitions of cellular communications companies or properties. Specifically, Salomon Brothers reviewed the following transactions: BellSouth Corporation/Mobile Communications Corp. of America (2/19/88); Comcast Corporation/American Cellular Network Corp. (2/10/88); Rogers Communications, Inc./Ameritech's 17% interest in Cantel (3/23/88); Century Communications Corp./Providence Journal Telecommunications Inc. (3/29/88); Centel Corporation/United Telespectrum (5/27/88); Rogers Communications, Inc./Rogers Telecommunications Minority Interest (12/20/88); British Communications Plc/Minority Interest in McCaw (1/19/89); Price Communications Corp./Majority Interest in Wichita Falls, TX (2/15/89); Contel Corporation/McCaw Cellular Communications (10/3/89); LIN Broadcasting Corp./Metromedia Co. (10/27/89); ALLTEL/Pond Branch Telco (10/31/89); McCaw Cellular Communications, Inc./LIN Broadcasting Corp. (12/5/89); McCaw Cellular Communications, Inc./Cellular Communications, Inc. (Dallas) (1/11/90); Vanguard Cellular Providence Journal JV/Vanguard's North Carolina Properties (1/22/90); GTE Corporation/Providence Journal (Southeast) (4/20/90); Pacific Telesis Group/Cellular Communications, Inc. (7/25/90); Continental

Illinois Venture/Celutel, Inc. (11/30/90); BellSouth Enterprises, Inc./Graphic Scanning Corp. (12/31/90); BellSouth Enterprises, Inc./GTE Corporation's Southeastern Properties (3/7/91); U S WEST, Inc./U S WEST NewVector, Inc. (3/25/91); BellSouth Enterprises, Inc./McCaw Wisconsin Properties (4/11/91); Comcast Corporation/Metromedia Co. (5/7/91); Ameritech Corp./CyberTel Financial Corp. (5/28/91); McCaw Cellular Communications/Crowley Cellular's Properties (7/18/91); PacTel Telesis Group/McCaw Cellular Joint Venture (8/29/91); Bell Atlantic Corporation/Metro Mobile CTS, Inc. (9/24/91); BellSouth Enterprises, Inc./RAM Broadcasting Corporation (10/10/91); Associated Communications Corporation/McCaw's New York Properties (8/3/92); Initial AT&T/McCaw Cellular Communications, Inc. (11/4/92); AT&T/McCaw Cellular Communications, Inc. (8/16/93) and Century Telephone Enterprises/Celutel, Inc. (8/19/93). Salomon Brothers also considered the ratio of firm value to EBITDA in certain recent comparable acquisition transactions, including the August 1993 AT&T/McCaw transaction. Salomon Brothers then derived a per POP private market valuation range for Associated of between $175 and $200 by reference to the per POP prices paid in the comparable acquisitions and to the multiples of firm value to EBITDA represented by the consideration in the AT&T/McCaw transaction.

     During the course of the Salomon Brothers presentation, members of the Associated Board made inquiries regarding the methodology utilized by Salomon Brothers in selecting cellular communications companies comparable to Associated and the various analyses considered. In response to questions, Salomon Brothers informed the Associated Board that it selected the Comparable Group of companies used in the comparable company analysis on the basis of various factors, the most important of which was each company's concentration in the cellular business, and that it selected the comparable companies used in the demographic characteristics analysis on the basis of, among other things, the similarity of the demographic characteristics of the areas served by such companies to those served by Associated. Salomon Brothers also discussed the accretion factor and the effect of the accretion on the purchase price. In response to a question concerning the range of the collar, Salomon Brothers reviewed the trading history of SBC Common Stock in relation to the collar, noting that the market price of SBC Common Stock had never exceeded $50 per share (the upper range of the collar).

     Salomon Brothers calculated that the price per POP of Associated in the Merger, using a transaction value of $701.3 million (representing the accreted purchase price as of December 31, 1994, before any deductions provided in the Merger Agreement), is $187 per POP. This per POP price is within or exceeds the per POP valuation ranges resulting from each of the foregoing analyses. Salomon Brothers believes that, subject to the assumptions and other limitations contained in their opinions, the results of such analyses support its opinions that, as of the respective dates of such opinions, the consideration to be received by the stockholders of the Company in connection with the Merger and the Distribution, taken as a whole, is fair to such stockholders from a financial point of view. In arriving at its opinions, and in presenting the Salomon Brothers Report, Salomon Brothers performed certain financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of Salomon Brothers' analyses. Salomon Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying the analyses set forth in the opinions and the Salomon Brothers Report. In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Associated and SBC.

     No company or transaction used in the comparable company analysis, demographic characteristic analysis or comparable acquisition analysis summarized above is identical to Associated or the Merger. Accordingly, any such analysis of the value of the proposed Merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of the comparable companies and publicly announced transactions.

     Salomon Brothers is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. The Associated

Board selected Salomon Brothers to act as its financial advisor on the basis of Salomon Brothers' international reputation and Salomon Brothers' familiarity with Associated and the cellular industry in general. Salomon Brothers has previously acted as financial advisor to SBC in connection with financings and other matters unrelated to the Merger for which it has received customary compensation. In the course of its business, Salomon Brothers actively trades the equity securities of Associated and the debt and equity securities of SBC for its own account and for the accounts of customers. Accordingly, Salomon Brothers may at any time hold a long or short position in such securities.

  Fees Payable to Salomon Brothers

     Associated has paid Salomon Brothers fees of $150,000 in respect of its services in connection with the Merger. In addition, Associated has agreed to pay Salomon Brothers a fee upon the closing of the Merger that will be not less than 1% of the first $17.5 million of the Aggregate Transaction Value of the Merger plus .5% of the Aggregate Transaction Value of the Merger in excess of $17.5 million. For purposes of the foregoing, the 'Aggregate Transaction Value' of the Merger will be an amount equal to $680,000,000, increased at a rate of seven percent per annum commencing on July 22, 1994, and ending on the day prior to the Effective Time, less $21,400,000. Associated has also agreed to reimburse Salomon Brothers for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Associated has agreed to indemnify Salomon Brothers and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Salomon Brothers or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. The fees paid to Salomon will be treated as an intercompany advance from the Retained Company Group to the Spinco Group for purposes of calculating the True-Up Payment described under 'The Distribution--Terms of the Distribution Agreement--Intercompany Adjustment.'

TERMS OF THE MERGER

  The Merger

     At the Effective Time, Associated, SBC and Purchaser will consummate the Merger in which Purchaser will be merged with and into Associated, with Associated as the Surviving Corporation, and the separate existence of Purchaser shall cease. As a result of the Merger, Associated will become an indirect wholly owned subsidiary of SBC.

  Certificate of Incorporation and Bylaws

     The Merger Agreement provides that the Certificate of Incorporation of Purchaser at the Effective Time will be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Purchaser in effect at the Effective Time will become the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

  Directors and Officers


     The directors of Purchaser at the Effective Time will become the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified. The officers of Purchaser at the Effective Time will become the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified. The current officers of Associated will not be employed by the Surviving Corporation following the Merger.

  Conversion of Associated Common Stock in the Merger

     Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of Associated Common Stock (other than shares of Associated Common Stock that are owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Purchaser or any other wholly owned subsidiary of SBC) will be converted into the right to receive the Conversion Number (rounded to the nearest one-thousandth of a share) of a fully paid and nonassessable share of SBC Common Stock determined by (i) dividing the Aggregate Purchase Price by the number of shares of Associated Common Stock outstanding at the Effective Time to arrive at a price Per Share Price of Associated Common Stock and then (ii) dividing the Per Share Price by the Average SBC Price. The 'Average SBC Price' will be equal to the Trading Average of the closing prices of the SBC Common Stock on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the five (5) trading days immediately preceding the second trading day prior to the Effective Time; provided, that if the Trading Average is less than $30.00 then the Average SBC Price shall be $30.00, unless Associated notifies SBC in writing prior to the Closing Date (as defined below) that it is unwilling to accept a $30.00 Average SBC Price, in which case, upon receipt of such written notice, SBC may elect either to terminate the Merger Agreement or to cause the Average SBC Price to be the Trading Average or such greater amount as SBC and Associated may agree; and provided, further, that if the Trading Average is greater than the Maximum SBC Price of $50.00, increased at a rate of seven percent (7%) per annum commencing on July 22,

1994 and ending on the day prior to the Effective Time, then the Average SBC Price shall be the Maximum SBC Price, unless SBC notifies Associated in writing prior to the Closing Date that it is unwilling to accept the Maximum SBC Price as the Average SBC Price, in which case, upon receipt of such written notice, Associated may elect to either terminate the Merger Agreement or to cause the Average SBC Price to be the Trading Average or such lesser amount as Associated and SBC may agree.

     All such shares of Associated Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of SBC Common Stock and any cash in lieu of fractional shares of SBC Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement without interest. As of the Record Date, 18,200,538 shares of Class A Common Stock and 19,290,618 shares of Class B Common Stock were outstanding. Associated does not anticipate any material change in the number of shares of Associated Common Stock outstanding during the period between the Record Date and the Effective Time, although holders of Associated Stock Options are entitled to exercise such Associated Stock Options, which would increase the number of shares of Associated Common Stock outstanding.

     The 'Aggregate Purchase Price' will be an amount equal to $680,000,000 (six hundred and eighty million dollars), increased at a rate of seven percent (7%) per annum commencing on July 22, 1994 and ending on the day prior to the Effective Time, minus the sum of (i) $122,237,000, (comprised of $123,237,000, representing certain debt which will remain with the Retained Company or be repaid prior to the closing of the Merger, net of an amount of cash (determined in accordance with the Merger Agreement) reflected on the Retained Business Balance Sheet, less $1 million representing an agreed upon amount in respect of certain potential net tax benefits of the Retained Company) and (ii) 0.64 times the sum of (A) the total amount of interest paid or accrued from January 1, 1994 through the Effective Time on indebtedness of the Retained Company and its subsidiaries, (B) the aggregate amount paid or payable by Associated to holders of Associated Stock Options (as hereinafter defined) as contemplated by the Merger Agreement (see '--Interests of Certain Persons in the Transactions-- Cash-Out of Associated Stock Options'), (C) the aggregate amount of bonuses paid or payable by Associated and its subsidiaries pursuant to the Bonus Pool (as defined herein) as contemplated by the Merger Agreement (see 'The Merger--Interests of Certain Persons in the Transactions--Bonus Pool') and (D) the aggregate amount of severance payable pursuant to certain of Associated's employment agreements (see 'The Merger-- Interests of Certain Persons in the Transactions--Employment Agreements; Indemnification').

     The Merger Agreement further provides that, if, after the date of the Merger Agreement and prior to the Effective Time, SBC shall have declared a stock split (including a reverse split) of SBC Common Stock or a dividend payable in SBC Common Stock, or any other distribution of securities or extraordinary dividend (in cash or otherwise) to holders of SBC Common Stock with respect to their SBC Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then (i) the $30.00 minimum Average SBC Price and the Maximum SBC Price shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and (ii) if such stock split, dividend or distribution has a record date during or after the Averaging Period and prior to the Effective Time, then the number of shares of SBC Common Stock to be issued upon conversion of a share of Associated Common Stock shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities. The Merger Agreement provides that if SBC purchases shares of SBC Common Stock pursuant to a Premium Tender Offer (as defined below) then the amount of the per share Premium (as defined below) multiplied by the number of shares of SBC Common Stock purchased pursuant to the Premium Tender Offer shall be deemed for purposes of the preceding sentence to be an extraordinary dividend on SBC Common Stock. A 'Premium Tender Offer' shall be a tender offer pursuant to which SBC purchases shares of SBC Common Stock at a price in excess of (i) the average of the closing prices of the SBC Common Stock on the NYSE, as reported in The Wall Street Journal, for the five trading days immediately preceding announcement of such tender offer multiplied by (ii) 1.10, with the per share amount of any such excess being the 'Premium.'

     Cash in Lieu of Fractional Shares. No fractional shares of SBC Common Stock will be issued in the Merger. The Merger Agreement provides that each Associated stockholder who otherwise would have been entitled to receive a fractional share of SBC Common Stock will be entitled to receive, in lieu thereof, an amount in cash equal to such fraction multiplied by the Average SBC Price.

EFFECTIVE TIME; CLOSING

     The Merger will become effective and the Effective Time will occur contemporaneously with or immediately following the Distribution, upon the filing of a certificate of merger (the 'Certificate of Merger') with the Secretary of State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement provides that the closing of the Merger (the 'Closing') will take place on a date to be specified by the parties to the Merger Agreement, which date shall be no later than the seventeenth business day after the satisfaction or waiver of certain of the conditions specified therein or on such other date as the parties thereto may agree; provided, that (i) if SBC makes a public announcement during the Averaging Period of an event that has a material effect on the business, assets or results of operations of SBC and its subsidiaries taken as a whole and Associated's financial advisor has advised Associated and its subsidiaries that such announcement would reasonably be expected to have a temporary effect on the price of SBC Common Stock, Associated may, by written notice to SBC, elect to delay the commencement of the Averaging Period until the fifth trading day after such announcement and thereby delay the Closing and (ii) in the event SBC shall announce an intention to commence or shall commence a tender offer for more than five percent of the outstanding shares of SBC Common Stock, Associated may, by written notice to SBC, elect to delay commencement of the Averaging Period until the twentieth trading day after SBC accepts shares for purchase pursuant to such tender offer or otherwise terminates or abandons such tender offer and thereby delay the Closing. See '--Conditions.' The date and time at which the Closing occurs is referred to herein as the 'Closing Date.'

EXCHANGE OF CERTIFICATES IN THE MERGER

     As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent (as defined in the Merger Agreement) to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Associated Common Stock (the 'Certificates') (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of SBC Common Stock. ASSOCIATED STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive a certificate representing that number of whole shares of SBC Common Stock into which the shares of Associated Common Stock formerly represented by such Certificate were converted in the Merger and a cash payment in lieu of any fractional shares of SBC Common Stock. The holders of Certificates will not be entitled to receive dividends or other distributions declared or made after the Effective Time with respect to SBC Common Stock until such Certificates are surrendered and no cash payment with respect to fractional shares shall be paid to any such holder. There shall be paid to the record holder of the SBC Common Stock issued in exchange for each Certificate, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of any fractional shares of SBC Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore previously paid with respect to such whole shares of SBC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of SBC Common Stock.

LISTING OF THE SBC COMMON STOCK ON THE NYSE

     In the Merger Agreement SBC has agreed to use its best reasonable efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE and any other national securities exchange on which shares of SBC Common Stock may at such time be listed. Such approval for listing is a condition to the obligations of Associated, SBC and Purchaser to consummate the Merger.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Associated as to: the corporate organization of the Retained Company; the capitalization of Associated; the authorization of the Merger Agreement and the Distribution Agreement; required consents and approvals; the noncontravention of any agreement, law, or charter or bylaw provision by the Merger Agreement, the Distribution Agreement and the consummation by Associated of the transactions contemplated thereby; the absence of the need, except as specified, for governmental consents to the Merger to be obtained by Associated; the accuracy of Associated's SEC reports and financial statements; the accuracy of information supplied by Associated for use in this Proxy Statement-Prospectus and the SBC Registration Statement; the accuracy of the pro forma balance sheet relating to the Retained Business delivered to SBC, and certain other matters relating to the Retained Business; pending or threatened litigation against the Retained Business; the absence of any 'registration rights' with respect to the securities of the Retained Company or SBC Common Stock; the fact that the Merger Agreement and the Voting Agreement and the transactions contemplated thereby will not result, assuming the accuracy of certain of SBC's representations, in a 'Triggering Event' or 'Distribution Date' as defined in the Associated Rights Plan (as defined in 'Conduct of the Business prior to the Effective Time; Certain Covenants--Associated Rights Plan'); the terms, existence, operations, liabilities and compliance with applicable laws of Associated's employee benefit plans; the absence of undisclosed liabilities of, and of material adverse changes or events relating to, the Retained Business; no violation of law by Associated; certain tax matters; the lack of labor controversies relating to the Retained Business; certain environmental matters; the sufficiency and validity of Associated's cellular licenses; Associated's rights in certain intellectual property; obligations to brokers and finders; certain transactions with affiliates; the completeness of Associated's disclosure regarding its activities in certain specified areas, which activities SBC is proscribed from engaging in by the MFJ (as defined in 'Conduct of Business Prior to Effective Time; Certain Covenants--MFJ Covenants'); certain agreements of the Retained Business; and the non-applicability of Section 203 of the General Corporation Law of the State of Delaware (the 'DGCL') to the transaction which resulted in SBC becoming an 'interested stockholder' within the meaning of such Section.

     The Merger Agreement also includes representations and warranties by SBC and Purchaser as to: the corporate organization of SBC and Purchaser; the capitalization of SBC; the authorization of the Merger Agreement; required consents and approvals; the noncontravention of any agreement, law, or charter or bylaw provision by the Merger Agreement and the consummation by SBC and Purchaser of the transactions contemplated thereby; the absence of the need, except as specified, for governmental consents to the Merger; the accuracy of SBC's SEC reports and financial statements; the absence of undisclosed liabilities; the accuracy of information supplied by SBC for use in this Proxy Statement-Prospectus and the Registration Statement; ownership of Associated Common Stock by SBC; and the lack of operations of Purchaser.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME; CERTAIN COVENANTS

  Associated

     The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except for the Asset Transfers, the Distribution, and the other transactions expressly provided for in the Distribution Agreement, as contemplated or permitted by the Merger Agreement, or to the extent that SBC otherwise consents in writing:

          (a) Associated and its subsidiaries shall carry on the Retained Business in the usual, regular and ordinary course consistent with past practice as a growing business and use its best reasonable efforts to preserve intact the business organization of, keep available, consistent with past practice, the services of the present officers and employees of and preserve the relationships with customers, suppliers and others having business dealings with, the Retained Business, it being understood that (i) certain employees of the Retained Business will also be engaged in activities for Spinco and its subsidiaries, (ii) the failure of any employees of the Retained Business to remain employees of the Retained Business or become employees of SBC or any subsidiary of SBC will not constitute a breach of this covenant and (iii) the Retained Company and its subsidiaries may comply with their respective contractual obligations under the cellular system partnership agreements to which they are parties.

          (b) Except for dividends paid by two partly-owned subsidiaries of Associated, and the purchase from an individual or his assignees of his or their interest in one of Associated's subsidiaries, Associated will not, nor will it permit any subsidiaries of the Retained Company to, nor will Associated propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the Distribution and for dividends by a wholly owned subsidiary of Associated,

     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of Associated or any of its subsidiaries.

          (c) The Retained Company shall not, nor shall the Retained Company permit any of its subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ('Voting Debt') or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, Voting Debt, equity interests or convertible securities, other than (i) the issuance of shares of Associated Common Stock upon the exercise of stock options or stock grants outstanding on the date of the Merger Agreement pursuant to Associated Stock Plans (as defined herein) and in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent, and (iii) the authorization and issuance of Associated Series A Preferred

     Stock upon exercise of Associated Rights (as defined herein) and reservation for issuance of shares of Associated Series A Preferred Stock in addition to those presently reserved for issuance.

          (d) Associated shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws.

          (e) The Retained Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than immaterial assets) outside the ordinary and usual course of business consistent with past practice as a growing business; provided, Associated shall be permitted to make certain agreed upon capital and other expenditures.

          (f) The Retained Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the assets of the Retained Business other than in the ordinary course of business and the sale or other disposition of obsolete equipment.

          (g) The Retained Company shall not, nor shall it permit any of its subsidiaries to, incur (which shall not be deemed to include (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Retained Company or any of its subsidiaries or guarantee any obligations of others other than (x) in the ordinary course of business consistent with past practice or (y) pursuant to existing credit or guaranty agreements.

          (h) The Retained Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any plan, contract or arrangement which covers employees or former employees of the Retained Company or other employee benefit plan or any agreement, arrangement, plan or policy between the Retained Company or any such subsidiary and one or more of its directors or officers or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses to employees in the aggregate not to exceed $5,000,000, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit to any director, officer or employee not required by any plan or arrangement as in effect as of the date of the Merger Agreement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit Associated from hiring and paying new employees in the ordinary course of business consistent with past practice as a growing business.

          (i) Notwithstanding the fact that such action might otherwise be permitted under the Merger Agreement, the Retained Company shall not, nor shall it permit any of its subsidiaries to, take any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied or would materially impair the ability of Associated to consummate the Asset Transfers, the Distribution or the Merger in accordance with the terms of the Merger Agreement and of the Distribution Agreement or materially delay such consummation.

          (j) Associated shall promptly advise SBC orally and in writing of any change or development or combination of changes or developments that would cause the representation regarding the absence of certain events having a material adverse effect on the Retained Company and its subsidiaries taken as a whole to be untrue. Associated shall promptly provide SBC (or its counsel) copies of all filings (other than those filings, or portions thereof, which SBC has no reasonable interest in obtaining in connection with the Merger) made by Associated with any federal, state or foreign governmental entity in connection with the Merger Agreement, the Distribution Agreement and the transactions contemplated thereby.

          (k) The Retained Company will not and will not permit any of its subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

          (l) Associated shall (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Retained Company and its subsidiaries, on the one hand, and Spinco or any of its subsidiaries, on the other hand, except as contemplated by the Distribution Agreement, (ii) abide and cause Spinco to abide by their respective obligations under the Distribution Agreement, (iii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement and (iv) not make any payment, or permit any subsidiary of the Retained Company to make any payment, to obtain any consent or approval relating to Spinco and its subsidiaries; provided that this covenant does not prohibit transfers of cash between the Retained Company and its subsidiaries and Spinco and its subsidiaries, so long as such transfers are properly recorded on the interest bearing intercompany accounts of the Retained Company and its subsidiaries.

     In addition, in the Merger Agreement Associated has agreed that during the period from the date of the Merger Agreement and continuing to the Effective Time, except as SBC shall otherwise agree in writing:

          (a) Associated shall not and shall not permit its subsidiaries to make any change in the lines of business engaged in by Spinco and any of its subsidiaries as of the date of the Merger Agreement that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

          (b) Associated shall not, and shall not permit any of its subsidiaries to, take any action, including, without limitation, with respect to the terms of the Certificate of Incorporation or Bylaws of Spinco, that would or is reasonably likely to result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or that would materially impair the ability of Associated to consummate the Asset Transfers and the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms of the Merger Agreement or would materially delay such consummation or that would disqualify the Distribution as a tax free spin-off within the meaning of
     Section 355 of the Internal Revenue Code of 1986, as amended (the 'Code').

          (c) Associated shall not, and shall not permit any subsidiary to, exercise any option to purchase or enter into any lease or otherwise take possession of the property located at 51 Broadway in Buffalo, New York, without the prior written consent of SBC, which consent will not be unreasonably withheld or delayed.

  SBC

     The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time:

          (a) (i) SBC shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or that would materially impair the ability of SBC to consummate the Merger in accordance with the terms of the Merger Agreement or materially delay such consummation, (ii) SBC shall promptly advise Associated orally and in writing of any change in, or event with respect to, the business or operations of SBC having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on SBC and its subsidiaries taken as a whole, (iii) SBC shall promptly provide Associated (or its counsel) copies of all filings (other than those portions of filings under HSR Act which Associated has no reasonable interest in obtaining in connection with the Merger) made by SBC or Purchaser with any Federal, state or foreign governmental entity in connection with the Merger Agreement and the transactions contemplated thereby, (iv) except to the extent that Associated shall otherwise consent in writing, SBC shall not increase the matters sought to be covered by the MFJ Waiver, and (v) SBC will not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operation of the Federal Communications Commission (the 'FCC') licensed facilities of Associated and its subsidiaries, and the operations of Associated and the subsidiaries shall be the sole responsibility of Associated and its subsidiaries. See '--Certain Regulatory Matters-- MFJ.' SBC also agrees that during the Averaging Period it will not purchase, redeem or otherwise acquire, or offer or announce an intention to purchase, redeem or otherwise acquire or permit any of its subsidiaries to purchase, redeem or otherwise acquire, or offer or announce an intention to purchase, redeem or otherwise acquire, any shares of SBC Common Stock and that on any of the ten trading days immediately preceding the Averaging Period it will not purchase, redeem or otherwise acquire, or announce an intention to purchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, or announce an intention to purchase, redeem or otherwise acquire, shares of SBC Common Stock in an amount greater than ten percent of the average daily trading volume for SBC Common Stock on the five preceding trading days.

          (b) SBC shall not, and shall not permit any of its subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free spin-off within the meaning of Section 355 of the Code.

          (c) If required to consummate the Asset Transfers, the Distribution or the Merger, SBC will, at Associated's request, as a part of the Closing, lend or cause to be lent to Associated (pursuant to a demand promissory note) any amount necessary to terminate all obligations of Associated and its subsidiaries under the Credit Agreement dated as of September 28, 1993 by and among Associated Communications of Delaware, Inc. II and the Banks party thereto, as amended, (the 'Credit Agreement'). The Merger

     Agreement further provides that the existence of borrowings under such Credit Agreement shall not constitute a breach or violation of any representation, covenant or agreement of Associated contained in the Merger Agreement.

  MFJ Covenants

     SBC is subject to the MFJ, which prohibits SBC from engaging in certain activities currently engaged in by the Retained Company. These activities of Associated principally include interexchange telecommunications services (including long distance resale) and the re-rating of charges assessed by other cellular carriers for providing roaming services to customers of the Retained

Company. The Merger Agreement provides that Associated will modify the business and operations of the Retained Company and its subsidiaries in the manner previously disclosed by SBC to Associated pursuant to the Merger Agreement (which are the modifications SBC considered necessary as of the date of the Merger Agreement, together with the MFJ Waiver described below, to cause the business and operations of the Retained Company and its Subsidiaries to comply with the MFJ as of the Effective Time), and will take such additional action to modify the business and operations of the Retained Company and its Subsidiaries as SBC may request to cause the Retained Company and its Subsidiaries not to be engaged in any MFJ Activities as of the Effective Time as determined by SBC in its discretion exercised in good faith so long as such additional action (i) arises out of the failure of Associated to disclose such activity (if required by the Merger Agreement) or (ii) does not materially impair the value of the Retained Business (taking into account any payment or reimbursement by SBC) (collectively, the 'MFJ Transactions'). In the Merger Agreement SBC has agreed to pay on behalf of Associated or reimburse Associated for the direct labor costs and out-of-pocket expenses incurred in connection with the MFJ Transactions, and to notify Associated promptly upon learning of the existence of any MFJ Activities that will require action by Associated or any of its subsidiaries so that the Retained Company and its subsidiaries are not engaged in any MFJ Activities at the Effective Time. 'MFJ Activities' means all activities, operations, services and facilities of the Retained Company or any of its Subsidiaries (and any persons in which the Retained Company or any of its Subsidiaries has any investment) that, if assumed or undertaken by SBC, would be prohibited by the MFJ. See '--Certain Regulatory Matters--MFJ.'

     In the Merger Agreement SBC has agreed to promptly prepare and file the MFJ Motion with the DOJ and promptly after receipt of the DOJ's recommendation with respect thereto, to file the MFJ Motion with the Court. SBC has filed the MFJ Motion with the DOJ. See '--Certain Regulatory Matters--MFJ.' In addition, SBC has agreed to promptly and continuously use its best reasonable efforts to obtain a favorable recommendation from the DOJ and a favorable ruling from the Court with respect to the MFJ Motion, including without limitation responding promptly to any third party opposition thereto and otherwise vigorously pursuing the issuance of such a favorable recommendation and ruling at the earliest possible time. The Merger Agreement provides that the MFJ Motion for the MFJ Waiver request will be to:

          (a) allow the Retained Company to continue to own after the Effective Time a 3% nonvoting interest in BACTC without any change in rights, and to allow the system to be operated without regard to interexchange services restrictions;

          (b) allow the Retained Company to retain after the Effective Time a 35.7% voting interest in PCTC without any change in rights and to authorize the operation of the system without regard to interexchange services restrictions;

          (c) allow the Retained Company to offer an integrated local calling scope within the Rochester licensed area and certain adjacent areas; and

          (d) allow the Retained Company to continue to provide certain Canada-Buffalo local calling arrangements currently in place.

  Associated Rights Plan

     In connection with and prior to the execution of the Merger Agreement, Associated amended the Rights Agreement, dated as of January 3, 1989 (the 'Associated Rights Agreement'), between Associated and Mellon Bank, N.A., as Rights Agent to provide, among other things, that neither SBC nor any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by virtue of the Merger Agreement or of the Voting Agreement or the transactions contemplated thereby or by virtue of the beneficial ownership by SBC and its Associates and Affiliates, other than pursuant to the Voting Agreement, of (x) additional shares of Associated Common Stock not in excess of 5% of the Associated Common Stock then outstanding or (y) shares of Associated Common Stock entitled to cast up to an additional 5% of the aggregate number of votes entitled to be cast by all shares of Associated Common Stock then outstanding. In the Merger Agreement, Associated has agreed to take all action necessary to redeem the rights issued pursuant to the Associated Rights Agreement (the 'Associated Rights') so that the Associated Rights will no longer be outstanding at the Effective Time. Associated intends to redeem the Rights at their redemption price of $.01 per Right immediately prior to the Effective Time.

CERTAIN REGULATORY MATTERS

  HSR Act and Antitrust

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the'HSR Act'), and the rules promulgated thereunder by the Federal Trade Commission (the 'FTC'), certain transactions, including the Merger and the Distribution (with respect to certain recipients of Spinco Common Stock pursuant thereto), may not be consummated unless certain waiting period requirements have been satisfied. On May 25, 1994, the Notification and Report Forms (the 'Report Form') required pursuant to the HSR Act were filed by each of Associated and SBC with the DOJ and the FTC for review in connection with the Merger. On June 23, 1994, Report Forms were also filed by ACDI (Spinco), Jack N. Berkman, the Chairman of Associated, and Myles P. Berkman, President of Associated, in connection with their acquisition of shares of Class A common stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Right, the 'Spinco Class A Common Stock'), and Class B common stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Right, the 'Spinco Class B Common Stock' and, together with the Spinco Class A Common Stock, the 'Spinco Common Stock'), of Spinco in the Distribution. (See 'Beneficial Ownership' in the Information Statement attached as Appendix D to this Proxy Statement-Prospectus). The applicable waiting period with respect to the Merger expired on June 24, 1994, and on July 8, 1994, early termination of the applicable waiting period with respect to the acquisition by Jack N. Berkman and Myles P. Berkman of Spinco Common Stock in the Distribution was received. At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger or the Distribution (with respect to the receipt by Messrs. Berkman named above of Spinco Common Stock pursuant thereto), including seeking to enjoin the consummation of the Merger or the Distribution or seeking the divestiture by SBC of all or any part of the stock or assets of Associated.


  MFJ

     SBC is subject to the MFJ, which prohibits SBC (and thus the Surviving Corporation, which will be a wholly owned subsidiary of SBC) from engaging in certain activities currently engaged in by the Retained Company. On March 9, 1994, SBC submitted to the DOJ, for its review and comments by interested parties, the MFJ Motion for the MFJ Waiver. Specifically, the MFJ Waiver would permit the Surviving Corporation to continue after the Merger certain activities which may be prohibited or limited by the interexchange restrictions of the MFJ. (See 'Conduct of the Business Prior to the Effective Time; Certain Covenants--MFJ Covenants'). On April 8, 1994, AT&T and MCI filed comments opposing, in part, the MFJ Motion. SBC replied to such comments on April 29, 1994. The MFJ Motion is currently being reviewed by the DOJ. Following such review,
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
the DOJ will bring its recommendation in support of or against the MFJ Waiver to the attention of SBC and of AT&T and MCI. SBC will then submit the MFJ Motion to the Court for consideration by Judge Harold Greene in accordance with the MFJ. The DOJ may respond to the MFJ Motion or file its own motion with the Court within fourteen days of SBC's filing. See 'The Merger--Conditions.'

     It is a condition to SBC's obligation to consummate the Merger that SBC receive the MFJ Waiver, that the MFJ Transactions have been effected to the satisfaction of SBC in the exercise of its good faith judgment and that the Retained Company not be directly or indirectly engaged in any MFJ Activity (other than through a minority investment in PCTC and a minority, non-voting investment in BACTC and any other MFJ Activity covered by the MFJ Waiver). See 'Conduct of Business Prior to Effective Time; Certain Covenants--MFJ Covenants' above and '--Conditions--Conditions of Obligations of SBC and Purchaser' below.

  FCC

     The FCC must grant prior approval of applications which Associated and SBC filed on July 5, 1994 to transfer control of the cellular licenses from Associated to SBC, and must also grant prior approval of applications, which are expected to be filed shortly, to transfer control of microwave station licenses. Applicable law requires the FCC to place the applications on public notice for 30 days during which time an interested person may file a petition(s) to deny the application(s) or an informal objection(s) to the transfer(s) of control. After the initial 30-day notice period, and after considering petitions to deny and informal objections, responses by Associated and SBC to the petitions and objections, and replies to such responses, if any, the FCC will grant or deny the applications. The FCC places the grant or denial on public notice for an additional 30 days during which time an interested person may file either a petition for reconsideration or an application for review. After an additional 10 days for the FCC to reconsider its decision(s) on its own, the FCC's grant or denial becomes final if a petition for reconsideration or an application for review has not been filed, which filing would extend the processing time.

  State Governmental Authorities

     Associated and SBC have filed an application with the New York Public

Service Commission seeking approval of the Merger. The application was filed on June 16, 1994 and is pending.

STOCK EXCHANGE LISTING

     SBC has agreed in the Merger Agreement to use its best reasonable efforts to cause the shares of SBC Common Stock to be issued in the Merger to be approved for listing on the NYSE and any other national securities exchange on which shares of SBC Common Stock may at such time be listed, subject to official notice of issuance, prior to the Closing Date. Such approval for listing on the NYSE is a condition to Associated's and SBC's obligations to consummate the Merger. See '--Conditions--Conditions to Each Party's Obligation to Effect the Merger' below.

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that Associated shall, and from and after the Effective Time SBC and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer, director or employee of Associated or any of its subsidiaries (the 'Indemnified Parties') against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Associated or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ('Indemnified Liabilities') and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement, the Distribution (if and only if such Indemnified Liability is based on acts or omissions or alleged acts or omissions existing or occurring at or prior to the Distribution), the Merger or any other transactions contemplated thereby, in each case to the full extent a corporation is permitted under the DGCL (notwithstanding the Bylaws of Associated, the Surviving Corporation or
SBC) to indemnify its own directors, officers and employees, as the case may be (and SBC and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them with the consent of Associated (or the consent of SBC and the Surviving Corporation after the Effective Time) which consent of Associated (or, after the Effective Time, SBC and the Surviving Corporation) with respect to such counsel retained by the Indemnified Parties may not be unreasonably withheld, (ii) Associated (or after the Effective Time, SBC and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii)

Associated (or after the Effective Time, SBC and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Associated, SBC or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld.

     The Merger Agreement further provides that, for a period of six years after the Effective Time, SBC and the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Associated (provided that SBC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or prior to the Effective Time to the extent such liability insurance can be maintained at an annual cost not greater than 300 percent of Associated's 1993 annual premium for its directors' and officers' liability insurance (it being understood that in any such case SBC shall purchase or cause Associated to purchase as much coverage as possible for such 300 percent premium amount); provided that if Spinco does not make certain payments required by the Distribution Agreement prior to any premium payment date, SBC shall only be obligated to maintain such liability insurance to the extent it can be maintained at an annual cost not greater than 150% of such 1993 annual premium (it being understood that in any such case SBC shall purchase or cause Associated to purchase as much coverage as possible for such 150 percent premium amount). See 'The Distribution--Terms of the Distribution Agreement--Certain Covenants.'

CONDITIONS

  Conditions to Each Party's Obligation to Effect the Merger

     The Merger Agreement provides that the respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) The Merger Agreement shall have been approved and adopted by the affirmative vote of the holders of Associated Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast; (b) the shares of SBC Common Stock issuable to Associated's stockholders pursuant to the Merger Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance; (c) all consents, approvals and action of the FCC or any state public utility commission having jurisdiction required to permit the consummation of the transactions contemplated by the Merger Agreement shall have been obtained or made, free of any condition that would materially adversely impact the economic or business benefits of the Merger to SBC and its subsidiaries or that would have a material adverse effect on the Retained Business, and, other than the filing of the Certificate of Merger, excluding the MFJ Waiver, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting period imposed by, any other governmental entity the failure to obtain which would have a material adverse effect on SBC and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained, and SBC shall have received all state securities or 'blue sky' permits and other authorizations necessary to issue the SBC Common Stock pursuant to the Merger Agreement; (d) the SBC Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted); (f) any applicable waiting period under the HSR Act shall have expired or been terminated; and (g) the Distribution shall have become effective in accordance with the Distribution Agreement.

  Conditions of Obligations of SBC and Purchaser

     The obligations of SBC and Purchaser to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by SBC and Purchaser:

          (a) (i) The aggregate effect of all inaccuracies in the representations and warranties of Associated set forth in the Merger Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for purposes of this clause (i), the accuracy of any representation or warranty which speaks as of the date of the Merger Agreement or another date prior to the Closing Date shall be determined solely as of the date of the Merger Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on Associated and its subsidiaries taken as a whole and (ii) the representations and warranties of Associated relating to organization, capitalization, authority, and certain licenses shall be true and correct in all material respects as of the date of the Merger Agreement, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement, and SBC shall have received a certificate signed on behalf of Associated by the chief operating officer and the chief financial officer of Associated to such effect. Without limitation of Associated's representation relating to certain licenses (and the operation thereof as a closing condition), no actual or threatened litigation shall be a basis for this condition not being satisfied to the extent the indemnification obligation of Spinco relating to certain litigation set forth in the Distribution Agreement is applicable and no inaccuracy in the cash or working capital amounts on the Retained Business Balance Sheet shall be a basis for this condition not being satisfied.

          (b) Associated shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement and the Distribution Agreement at or prior to the Closing Date, and SBC shall have received a certificate signed on behalf of Associated by the chief operating officer and the chief financial officer of Associated to such effect.


          (c) The Internal Revenue Service (the 'Service') shall have issued and not revoked a private letter ruling (the 'Private Letter Ruling'), reasonably satisfactory in form and substance to SBC, in response to a request made by Associated (the 'Ruling Request') substantially to the effect that, on the basis of the facts, representations, and assumptions existing at the Effective Time:

             (i) the contribution to a newly formed subsidiary of Spinco ('Newco Cellular') of the Retained Business and the assumption of certain liabilities by Newco Cellular, as contemplated by the Distribution Agreement (as it may be amended with SBC's consent) will qualify for federal tax purposes as a tax-free reorganization within the meaning of
        Section 368(a)(1)(D) of the Code or as a tax-free transfer under Section 351 of the Code;

             (ii) the distribution of the stock of Newco Cellular to Associated will be tax-free for federal income tax purposes to Spinco under Section 361(c) of the Code and to Associated under Section 355(a) of the Code;

             (iii) the distribution of the stock of Spinco on a pro rata basis to the holders of Associated Common Stock will be tax-free for federal income tax purposes to Associated under Section 361(c) of the Code and to Associated stockholders under Section 355(a) of the Code; and

             (iv) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that SBC, Purchaser and Associated will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (d) (i) The MFJ Transactions shall have been effected to the satisfaction of SBC in the exercise of its good faith judgment and (ii) the Retained Company shall not be directly or indirectly engaged in any MFJ Activity (other than through a minority investment in PCTC and a minority, non-voting investment in BACTC and any other MFJ Activity covered by the MFJ Waiver). In the Merger Agreement the parties have agreed for purposes of clause (ii) immediately above that there can be uncertainty as to what constitutes an MFJ Activity, that SBC's views as to what may constitute an MFJ Activity are established to eliminate any possibility of a violation of the MFJ and SBC's conclusion as to whether the Retained Company is directly or indirectly engaged in any MFJ Activity for purposes of clause (ii) shall be made consistent with SBC's historical conservative approach to such questions.

          (e) SBC shall have received the opinions of Skadden, Arps, Slate, Meagher & Flom, Fleishman & Walsh and Sullivan Benatovich Oliverio & Trimboli provided for in the Merger Agreement.

          (f) SBC shall have received the MFJ Waiver.

  Conditions of Obligations of Associated

     The obligation of Associated to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by Associated:

          (a) (i) The aggregate effect of all inaccuracies in the representations and warranties of SBC and Purchaser set forth in the Merger Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for purposes of this clause (i), the accuracy of any representation or warranty which speaks as of the date of the Merger Agreement or another date prior to the Closing Date shall be determined solely as of the date of the Merger Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on SBC and its subsidiaries taken as a whole and (ii) the representations and warranties of SBC and Purchaser contained in the Merger Agreement shall be true and correct in all material respects as of the date thereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement, and Associated shall have received a certificate signed on behalf of SBC and Purchaser by a senior vice president and the treasurer or assistant treasurer of SBC and Purchaser, respectively, to such effect.

          (b) SBC and Purchaser shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date, and Associated shall have received a certificate signed on behalf of SBC by a senior vice president and the treasurer or assistant treasurer of SBC to such effect.

          (c) The Service shall have issued and not revoked the Private Letter Ruling reasonably satisfactory in form and substance to Associated.

          (d) Associated shall have received the opinion of Sullivan and Cromwell, special counsel to SBC, provided for in the Merger Agreement.

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
TERMINATION; AMENDMENT AND WAIVER

  Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and the Merger Agreement by the stockholders of Associated or Purchaser:

          (a) by mutual consent of SBC and Associated;

          (b) by either SBC or Associated if the Merger shall not have been consummated before January 31, 1995 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement); provided that SBC or Associated may extend this date to a date not later than March 31, 1995 and May 31, 1995, respectively, in the event that the Merger shall not have been consummated before January 31, 1995 solely because either the MFJ Waiver has not been obtained or SBC has directed after October 31, 1994

     (and is entitled by the terms of the Merger Agreement to so direct) that Associated effect a MFJ Transaction and such MFJ Transaction is not effected prior to January 31, 1995;

          (c) by SBC if (i) there has been a breach on the part of Associated in the representations, warranties or covenants of Associated set forth in the Merger Agreement or in the Distribution Agreement, or any failure on the part of Associated to comply with its obligations thereunder, or any other events or circumstances shall have occurred, such that, in any such case, any of the conditions to SBC's obligation to consummate the Merger could not be satisfied on or prior to the termination date contemplated by clause
     (b) above, (ii) Associated's stockholders do not approve the Merger and the Merger Agreement at the Annual Meeting, (iii) Associated withdraws, amends, or modifies in a manner adverse to SBC its favorable recommendation of the Distribution or the Merger, or promulgates any recommendation with respect to an Acquisition Transaction (as defined under '--No Solicitation' below) other than a recommendation to reject such Acquisition Transaction, provided that any action taken by Associated pursuant to clause (d)(iii)(A) below or any public announcement by Associated relating thereto shall not give rise to any right of termination by SBC, (iv) Associated takes any action that would be prohibited by the provision of the Merger Agreement discussed under '--No Solicitation' below but for the exception permitting such action as required by fiduciary duty; or (v) Associated has given SBC a notice in writing that Associated is unwilling to accept a $30.00 Average SBC Price under the circumstances described above under '--Terms of the Merger-- Conversion of Associated Common Stock in the Merger'; or

          (d) by Associated if (i) there has been a breach on the part of SBC in the representations, warranties or covenants of SBC set forth in the Merger Agreement, or any failure on the part of SBC to comply with its obligations under the Merger Agreement, or any other events or circumstances shall have occurred, such that, in any such case, any of the conditions to Associated's obligation to consummate the Merger could not be satisfied on or prior to the termination date contemplated by clause (b) above, (ii) Associated's stockholders do not approve the Merger and the Merger Agreement at the Annual Meeting, (iii) if (A) Associated has received a Higher Proposal (as defined below under 'No Solicitation') that it advises SBC in writing Associated wishes to accept and (B) SBC does not make, within ten business days of receipt of written notice of Associated's desire to accept such Higher Proposal, an offer that the Board of Directors of Associated believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of Associated as the Higher Proposal, subject in the case of termination as described in this clause (iii), to the prior or simultaneous payment of the fee described in clause (y) under '--Certain Termination Fees' below, or (iv) SBC has given Associated notice in writing that SBC is unwilling to accept the Maximum SBC Price as the Average SBC Price under the circumstances described above under 'Terms of the Merger--Conversion of Associated Common Stock in the Merger.'

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
  Effect of Termination


     In the event of a termination of the Merger Agreement, the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Associated, SBC or Purchaser or their affiliates or respective officers or directors, other than the provisions of the Merger Agreement described below under '--Certain Termination Fees' and the obligation of SBC to pay or reimburse Associated for certain costs as described above under '--Conduct of Business Prior to Effective Time; Certain Covenants--MFJ Covenants'; provided, however that any such termination shall not relieve any party from liability for willful breach of the Merger Agreement.

  Amendment

     The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Associated stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

  Extension; Waiver

     At any time prior to the Effective Time, the parties to the Merger Agreement by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained therein.

CERTAIN TERMINATION FEES

     The Merger Agreement provides that, so long as SBC and Purchaser shall not have materially breached their obligations under the Merger Agreement, Associated will pay SBC, in immediately available funds, $25,000,000 (x) promptly, but in no event later than two business days, after the termination of the Merger Agreement as described in clause (c)(iii) under 'Termination; Amendment and Waiver--Termination' above, if the Associated Board has recommended to the Associated stockholders an Acquisition Transaction or has otherwise withdrawn, amended or modified in a manner adverse to SBC its favorable recommendation of the Distribution or the Merger, except for any such withdrawal, amendment or modification which the Associated Board, after consultation with its outside counsel, determines, if not effected, could reasonably be deemed to cause the members of the Associated Board to breach their fiduciary duties under applicable law, and which arises or results from a material improvement in the business, properties, assets, results of operations or financial condition of the Retained Company (but excluding any such improvement to the extent such improvement arises or results from changes in general economic conditions, stock market fluctuations or conditions or changes in the communications or cellular telephone industry generally), provided that in the event SBC terminates the Merger Agreement as described in such clause
(c)(iii) of 'Termination; Amendment and Waiver--Termination' above and the aforesaid fee is not payable due to the foregoing exception, SBC shall nevertheless be entitled following such termination to reimbursement for expenses actually incurred by SBC in connection with the Merger Agreement and the transactions contemplated hereby up to a maximum of $3,500,000 (but only if and to the extent SBC provides a written statement to Associated that it has incurred such expenses and setting forth the components of such expenses in reasonable detail), (y) prior to or simultaneously with termination as described in clause (d)(iii) under 'Termination; Amendment and Waiver--Termination' above or (z) if after the termination of the Merger Agreement as described in clauses
(c)(i) (as a result of any willful breach by Associated of a covenant or agreement), (ii), (iii) (in a circumstance where SBC is not entitled to a termination fee within two business days of termination) or (iv) under '--Termination; Amendment and Waiver--Termination' above or as described in clause (d)(ii) under '--Termination; Amendment and Waiver--Termination' above, Associated shall effect an Acquisition Transaction, simultaneously with the consummation of such Acquisition Transaction, provided that if the Acquisition Transaction involves a merger, consolidation, sale of assets, purchase of shares from Associated or similar business combination, the agreement with respect thereto shall have been entered into within 12 months of the date of termination of the Merger Agreement, or if the Acquisition Transaction involves a tender or exchange offer not effected in connection with an agreement with Associated, the tender or exchange offer shall have been commenced within such 12 month period and provided, further, that if SBC shall have previously received any reimbursement of expenses the amount reimbursed shall be credited against any termination fee payable.

EXPENSES

     The Merger Agreement provides that, except as described above under 'Certain Termination Fees,' whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. The Distribution Agreement provides, however, that for purposes of the Distribution Agreement, all expenses, except those expenses of compliance with the MFJ which are subject to reimbursement pursuant to the Merger Agreement, paid or payable by Associated after December 31, 1993 in connection with the Distribution Agreement and the Merger Agreement and the transactions contemplated thereby, including, without limitation, all fees and expenses of Associated's investment bankers and lawyers, shall be treated for purposes of the payment described below under 'The Distribution--Terms of the Distribution Agreement--Certain Transfers' as an intercompany loan from the Retained Company Group (as defined in the Distribution Agreement) to the Spinco Group (as defined in the Distribution Agreement); provided, however, that only one half of any fees and expenses relating to the prepayment of the Credit Agreement shall be treated as an intercompany loan. See 'The Distribution--Terms of the Distribution Agreement--Certain Transfers.'

NO SOLICITATION

     The Merger Agreement provides that Associated will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer or similar transaction involving Associated or any of its subsidiaries or divisions, but excluding any of the foregoing involving solely Spinco or its subsidiaries or their respective businesses (an 'Acquisition Transaction'). The Merger Agreement further provides that neither Associated nor any of its subsidiaries nor any of their respective directors and officers shall, and Associated shall use its best efforts to ensure that none of its subsidiaries' affiliates, representatives or agents shall, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by the Merger Agreement); provided that after prior notice to SBC Associated may (i) furnish information or enter into negotiations to the extent the Associated Board determines in good faith, after consultation with its outside counsel, that the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law, but only in response to a written proposal (which may be subject to due diligence) for a bona fide Acquisition Transaction that the Associated Board determines in good faith after consultation with its financial advisors is likely to be more favorable, from a financial point of view, to the stockholders of Associated than the Asset Transfers, the Distribution and the Merger, taking into account the financial responsibility of the party making such proposal as then reasonably determinable by Associated and such party's ability, as then reasonably determinable by Associated, to obtain regulatory approvals for such Acquisition Transaction (a 'Higher Proposal') and
(ii) recommend to its stockholders an Acquisition Transaction which is the subject of a Higher Proposal. Associated will advise SBC immediately if such proposal or other indication of interest is received by Associated and the terms and conditions thereof and will keep SBC reasonably apprised in reasonable detail of all such discussions, negotiations or other contacts that may occur.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a 'purchase' for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on fair values of assets acquired and liabilities assumed. Such allocations will be made based upon valuations and other studies that have not been finalized. The excess of such purchase price over the amounts so allocated will be allocated to goodwill.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  Employment Agreements; Indemnification

     Associated has preexisting employment agreements (the 'Employment Agreements') with Jack N. Berkman, Myles P. Berkman, and David J. Berkman, the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, and the Executive Vice President, respectively, of Associated. The Employment Agreements were intended to retain their services as executive officers of Associated during the original or extended term of such agreements. The Employment Agreements were also intended to assure that Associated's key employees would continue to act in the interests of stockholders rather than be affected by personal uncertainty during any attempt to effect a change in control of Associated. It is expected that Jack N.

Berkman, Myles P. Berkman, and David J. Berkman will not be employed by the Surviving Corporation following the Merger.

     Each Employment Agreement provides that in the event of a 'Change in Control' (as defined) of Associated during the original or extended term of the agreement, the agreement will be extended for an additional 36 months beyond the month in which it would otherwise have terminated. Additionally, if following a Change in Control, Associated terminates (except for 'Cause' (as defined in the Employment Agreements ) or disability) the executive's employment or the executive voluntarily terminates his employment for 'Good Reason' (as defined), the executive will be entitled to a lump sum payment (the 'Severance Payments'). Such Severance Payments are equal to the sum of (i) three times the total of the executive's base salary immediately prior to the events giving rise to the termination plus incentive and bonus compensation paid in the immediately preceding year, (ii) any incentive and bonus compensation already allocated which has not yet been paid and a pro rata portion to the Date of Termination (as defined) of all incentive and bonus compensation awards for all uncompleted periods, and (iii) in lieu of shares of Common Stock issuable upon exercise of outstanding options (other than incentive stock options granted prior to the date of the Employment Agreements) an amount in cash equal to the difference between market price and exercise price of outstanding stock options multiplied by the number of shares covered by such options. If any payment or benefit to be received by the executive following a Change in Control is not deductible (in whole or part) by Associated as a result of Section 280G of the Code, the Severance Payments will be reduced until no part of the payments is not deductible or the Severance Payments are reduced to zero. Under the agreements, each executive agrees to remain in the employ of Associated in the event of a 'potential change in control' (as defined) for at least six months, unless there is a breach of the agreement or an actual Change in Control or his health becomes seriously impaired.

     The Employment Agreements provide that commencing on January 1, 1990 (January 1, 1994, in the case of David J. Berkman), and each January 1 thereafter, the term of each executive's employment will automatically be extended for one additional year, unless, not later than June 30 of the preceding year, Associated gives written notice to the executive that it does not wish to extend his agreement. Accordingly, the term of each of Jack N. Berkman's, Myles P. Berkman's and David J. Berkman's Employment Agreement presently extends to December 31, 2003.

     In the Merger Agreement SBC has acknowledged that consummation of the Merger will constitute 'Good Reason' for purposes of such Employment Agreements, and SBC has agreed to cause the Surviving Corporation to honor without modification the severance provisions of such Employment Agreements. Pursuant to the Employment Agreements, following consummation of the Merger (assuming such consummation occurs in

1994), it is estimated that Jack N. Berkman will receive approximately $1,200,000, Myles P. Berkman will receive approximately $2,080,000 and David J. Berkman will receive approximately $712,000.

     The Merger Agreement provides for certain indemnification of officers and directors of Associated, and for the continuation of directors and officers liability insurance. See '--Indemnification and Insurance' above.

  Cash-Out of Associated Stock Options

     The Merger Agreement provides that at or immediately prior to the Effective Time, each outstanding option (the 'Associated Stock Options') to purchase shares of Associated Common Stock under Associated's 1988 Stock Option Plan (the '1988 Plan') and Associated's 1989 Stock Option Plan (the '1989 Plan,' and together with the 1988 Plan, the 'Associated Stock Plans'), whether vested or unvested, shall be cancelled and only entitle the holder thereof, upon surrender thereof to receive a cash payment in accordance with the terms of the Associated Stock Plans. Pursuant to the terms of the Associated Stock Plans, the holders of Associated Stock Options will receive a cash payment in respect of the cancellation of each Associated Stock Option held by such holder immediately prior to the Effective Time equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value (as defined in the Associated Stock Plans) per share of the relevant class of Associated Common Stock during the 60 day period ending on the Closing Date over (B) the exercise price of such Associated Stock Option, by (ii) the number of shares of Associated Common Stock subject to such Associated Stock Option. Jack N. Berkman will receive $1,012,500, Myles P. Berkman will receive $6,750,000, David J. Berkman will receive $3,637,500, Donald H. Jones, a non-employee director of Associated, will receive $2,178,140, Joseph A. Katarincic, a non-employee director of Associated, will receive $528,125, Keith C. Hartman, Controller of Associated, will receive $1,950,000 and Richard I. Goldstein, Vice President-Cellular of Associated will receive $315,620 in respect of the cancellation of their Stock Options as described above (assuming Fair Market Values per share of Associated Common Stock of $25.00).

  Bonus Pool

     In connection with and as contemplated by the Merger Agreement, Associated anticipates that cash payments of up to an aggregate $5 million (the 'Bonus Pool') will be made to certain persons (other than executive officers) employed by Associated and its subsidiaries prior to the Effective Time, conditioned upon consummation of the Merger. The Bonus Pool is principally intended to encourage Associated employees to remain with Associated until the Merger to help assure that the Merger will be completed and that Associated's value will be preserved if for any reason the Merger Agreement is terminated and the Merger is abandoned. The specific bonus payable to each employee will be determined based on the employees' compensation, overall contributions to Associated, length of service to Associated and other factors considered appropriate. All such bonuses will be payable immediately prior to the Effective Time.

  Adjustment of ACORN Stock Options

     For a description of the interests of certain persons in the Distribution in connection with the adjustment of options ('ACORN Options') outstanding under the Associated Communications Resources, Inc. 1989 Stock Option Plan (the 'ACORN Plan'), which was approved by Associated stockholders on May 4, 1989, whereby all outstanding ACORN Options whether or not vested (except for certain outstanding ACORN Options held by persons who are not officers or directors of Associated and who will not become employees of Spinco, which will be cashed out), will become fully vested options to purchase Spinco Class B Common Stock under the Spinco 1994 Stock Option and Incentive Award Plan, see 'Interests of Certain Persons in the Distribution' in the Information Statement attached as Appendix D hereto.

RESALES OF SBC COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

     The SBC Common Stock to be issued to Associated stockholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an 'affiliate' of Associated within the meaning of Rule 145 under the Securities Act. In the Merger Agreement, Associated has agreed to use its best efforts to cause each of those persons who may be deemed affiliates of Associated to deliver to SBC on or prior to the Closing Date a written agreement providing that such persons will not make any sale, transfer or other disposition of the SBC Common Stock received in connection with the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. If any affiliate refuses to provide such an agreement, SBC will be entitled to place appropriate legends on the SBC shares to be received by such affiliates, and to issue stop transfer instructions to SBC's transfer agent in regard to such shares. This Proxy Statement-Prospectus does not cover any resales of SBC Common Stock received by affiliates of Associated, including certain family members and related interests.

VOTING AGREEMENT

     As a condition to entering into the Merger Agreement, SBC required that Jack N. Berkman and Myles P. Berkman (together, the 'Voting Stockholders') enter into a Voting Agreement with SBC, whereby such Voting Stockholders agreed that until the earliest of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms, the Voting Stockholders will vote an aggregate of 3,228,874 shares of Class A Common Stock (the 'Owned Shares') (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the stockholders of Associated at which such matters are considered and at every adjournment thereof, and (b) against any other Acquisition Transaction. Each Voting Stockholder agreed to deliver to SBC upon request immediately prior to any vote contemplated by clause
(a) or (b) above a proxy substantially in the form attached to the Voting Agreement (a 'Proxy'), which Proxy shall be irrevocable during the term of the Voting Agreement to the extent permitted under the DGCL, and SBC agrees to vote the Owned Shares in favor of adoption and approval of the Merger Agreement and the Merger. In addition, each Voting Stockholder agreed that such Voting Stockholder will not, nor will such Voting Stockholder permit any entity under his control to, deposit any of his Owned Shares in a voting trust or subject any of his Owned Shares to any arrangement with respect to the voting of such shares inconsistent with the Voting Agreement. Each of the Voting Stockholders has agreed that during the term of the Voting Agreement, he will not sell any of such Voting Stockholder's Owned Shares except as he reasonably determines is necessary or appropriate to satisfy tax obligations, and that any pledge of any of such Owned Shares shall include a retention by such Voting Stockholder of voting rights with respect to such pledged Owned Shares.

ABSENCE OF APPRAISAL RIGHTS


     Under the DGCL, holders of Associated Common Stock will not be entitled to appraisal rights as a result of the Merger because both classes of Associated Common Stock are designated as Nasdaq National Market securities and SBC Common Stock is listed on the NYSE.

                                THE DISTRIBUTION

This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Agreement or the Tax Disaffiliation Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Agreement or the Tax Disaffiliation Agreement, as the case may be, which are attached as Appendix B to this Proxy Statement-Prospectus and are incorporated herein by reference. ALL ASSOCIATED STOCKHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT AND THE TAX DISAFFILIATION AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

     Because the domestic cellular businesses and interests were the only assets of Associated which SBC was legally permitted or proposed to acquire, Associated determined to effect the Distribution, which will be tax free to Associated stockholders for federal income tax purposes except to the extent of cash received for fractional shares, and which was a condition to SBC's willingness to enter into the Merger Agreement. Associated believes the Distribution will enable Associated stockholders to participate in the values and prospects of the assets and businesses of Spinco.

     Although the Distribution will not be effected unless the Merger is approved and is about to occur, the Distribution is separate from the Merger and the Spinco Common Stock to be received by holders of Associated Common Stock in the Distribution do not constitute a part of the Merger consideration. STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS NOT REQUIRED UNDER DELAWARE LAW, AND SUCH APPROVAL IS NOT BEING SOUGHT.

TERMS OF THE DISTRIBUTION AGREEMENT

  Recapitalization of Spinco

     The Distribution Agreement provides that prior to the time as of which the Distribution is effective (the 'Time of Distribution'), Associated will appropriately cause Spinco to amend its Certificate of Incorporation to, among other things, (i) create two classes of common stock of Spinco, to be designated Class A and Class B Common Stock, to increase the currently authorized number of shares of common stock of Spinco and to exchange the 1,000 shares of common stock, par value $1.00 per share of Spinco currently outstanding for a total number of shares of Spinco Common Stock (divided equally between Spinco Class A Common Stock and Spinco Class B Common Stock) equal to one-half the total number of shares of Associated Common Stock outstanding immediately prior to the Distribution Record Date (as defined below) and (ii) authorize 5 million shares of preferred stock, par value $.01 per share, of Spinco.


  The Distribution

     The Distribution Agreement provides that the Distribution will be effected by the distribution to each holder of record of Associated Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Associated Board (the 'Distribution Record Date'), of certificates representing 1/4 of a share of Spinco Class A Common Stock and 1/4 of a share of Spinco Class B Common Stock multiplied by the number of shares of Associated Common Stock held by such holder; provided that no fractional shares of Spinco Common Stock will be distributed. In the event a holder of Associated Common Stock holds of record on the Distribution Record Date a number of shares of Associated Common Stock such that fractional shares of Spinco Common Stock would be distributed to such holder, the Distribution Agent for the Distribution (the 'Distribution Agent') will distribute Spinco Common Stock certificates on the basis of the next lowest number of shares of Associated Common Stock held below the actual number of shares held such that no fractional shares of Spinco Common Stock will be distributed to such holder. The Distribution Agent shall aggregate all shares of Spinco Common Stock that would have been distributable but for the proviso to the first sentence of this paragraph, shall sell such shares in the public market as soon as is practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata among the holders of record of Associated Common Stock who would otherwise have been entitled to receive fractional shares of Spinco Common Stock.

  The Asset Transfers

     The Distribution Agreement provides for a series of asset transfers, stock transfers, and mergers between and among certain of Associated's subsidiaries prior to the Distribution (collectively, the 'Asset Transfers'). The Asset Transfers are as follows:

          (a) Immediately prior to the Time of Distribution Spinco will:

             (i) contribute to the capital of Celcom Communications Corporation of Pittsburgh ('Pitts-burgh') a note receivable from Pittsburgh to Spinco in cancellation of such indebtedness;

             (ii) transfer, assign and convey to Newco Cellular, a newly formed, wholly-owned subsidiary of Associated, all of the issued and outstanding capital stock of the following indirect Subsidiaries of Associated:

                (A) Associated Communications of Delaware, Inc. II;

                (B) Pittsburgh;

                (C) Celcom Equipment Corporation of Albany ('Albany');

                (D) Celcom Equipment Corporation of Buffalo ('Buffalo');

                (E) Celcom Equipment Corporation of Rochester ('Rochester');


                (F) Associated Data Services Corporation ('Data Services'); and

                (G) Celcom Communications Corporation of Rochester.

             (iii) transfer, assign and convey to Newco Cellular all assets of Spinco not transferred as described in clause (a)(ii) above, other than securities; and

             (iv) cause Newco Cellular to transfer, assign and convey all of the issued and outstanding capital stock of Pittsburgh, Albany, Buffalo, Rochester, and Data Services (the 'Transferred Subsidiaries') to Associated Communications of Delaware, Inc. II ('ACDI II') as a contribution to the capital of ACDI II.

          (b) Immediately after the transfers described in clause (a) (iv) above, Newco Cellular will cause ACDI II to transfer, assign and convey:

             (i) all of the stock of the Transferred Subsidiaries to Celcom Communications Corporation of Albany, a New York corporation and a direct wholly owned subsidiary of ACDI II; and

             (ii) all of the issued and outstanding capital stock of California Celcom Communications Corporation to Celcom Communications Corporation of Buffalo, a New York corporation and a direct wholly-owned subsidiary of ACDI II.

          (c) Prior to the Time of Distribution and immediately after the transfers described in clauses (a) and (b) above, Associated will:

             (i) cause each of the following direct wholly-owned subsidiaries of Associated to be merged with and into Spinco, with Spinco being the surviving corporation in such mergers (the 'Merged Subsidiaries'):

                (A) Associated WOMP, Inc., an Ohio corporation,

                (B) WSTV, Inc., an Ohio corporation,

                (C) Associated American Artists, Inc., a New York corporation,

                (D) Associated Technologies, Inc., a Delaware corporation,

                (E) Associated Communications of America, Inc., a Delaware corporation, and

                (F) Associated Communications Resources, Inc., a Delaware corporation ('ACORN'); and

             (ii) transfer, assign and convey to Spinco certain assets referred to in the Merger Agreement (the 'Excluded Assets').

          (d) Immediately after the mergers described in clause (c)(i) above, Spinco will cause:


                (A) Associated Communications of Los Angeles, Inc., currently a wholly owned subsidiary of ACORN, to be merged with and into Spinco, with Spinco being the surviving corporation; and

                (B) all of the Portfolio Securities that Spinco owns at the Time of Distribution to be transferred to a direct wholly-owned subsidiary of Spinco formed solely for the purpose of holding the Portfolio Securities.

  Certain Transfers

     The Distribution Agreement provides that if, after the Time of Distribution, either party holds assets which by the terms of the Distribution Agreement or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party. The Distribution Agreement further provides that, except as otherwise provided therein or in the Merger Agreement or Tax Disaffiliation Agreement, at or prior to the Time of Distribution Spinco will assume all liabilities (whether arising before or after the Time of Distribution) primarily arising out of, based upon, or resulting from the operation of the business of, or primarily relating to, Spinco and its subsidiaries immediately after giving effect to the Distribution (the 'Spinco Group'), including all liabilities primarily relating to the Excluded Assets (the 'Spinco Assumed Liabilities'), and the Retained Company will assume all liabilities (whether arising before or after the Time of Distribution, and including, without limitation, all liabilities reflected on the Retained Business Balance Sheet) (the 'Retained Company Assumed Liabilities') primarily arising out of, based upon, or resulting from the operation of, or primarily relating to, the Retained Company and its subsidiaries immediately following the Distribution (the 'Retained Company Group').

  Intercompany Adjustment

     The Distribution Agreement provides that immediately prior to the Distribution, Spinco and Associated will satisfy by cash payment the full net amount of any intercompany indebtedness or other advances or accruals owing between members of the Spinco Group and members of the Retained Company Group arising after December 31, 1993 and not previously paid in full prior to the Time of Distribution. Pursuant to the Distribution Agreement, Spinco shall pay Associated (or, if negative, Associated shall pay Spinco) an amount equal to:

     (i) (A) the Fair Market Value (as defined in the Distribution Agreement) of
(x) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of Retained Company Group and members of the Spinco Group, but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of Retained Company Group to members of the Spinco Group plus (y) the Fair Market Value of all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Spinco Group and members of Retained Company Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of Retained Company Group to members of the Spinco Group plus (B) the sum of (w) any consulting fees in excess of $100,000 per month, (x) any expense payments in excess of $50,000 per month, (y) any management fees in excess of $315,000 per month and (z) any other fees, expense allocations, reimbursements or charges of any nature, in each case paid by members of Retained Company Group to members of the Spinco Group after December 31, 1993 and prior to the Time of Distribution (prorating any such amounts for any partial months), minus

     (ii) the Fair Market Value of (x) all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of Retained Company Group and members of the Spinco Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Spinco Group to members of Retained Company Group plus (y) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Spinco Group and members of Retained Company Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Spinco Group to members of Retained Company Group.

     Any of the foregoing amounts due from members of the Retained Company Group to members of the Spinco Group or from members of the Spinco Group to members of Retained Company Group as contemplated above shall be netted so that there shall be a single payment due immediately prior to the Time of Distribution. Prior to the Time of Distribution, Associated, SBC and Spinco shall agree on a reasonable estimate of the net amount so payable (such single payment being sometimes referred to herein as the 'True-Up Payment') Associated and Spinco shall use their reasonable efforts within 90 days after the Time of Distribution to agree on the actual amount so payable. If the actual amount so payable is different from such estimated amount, Associated or Spinco (as appropriate) will promptly pay the difference to the other, plus interest thereon at a floating rate equal to the average prime rate (as in effect from time to time) as reported in The Wall Street Journal plus 1% from the Time of Distribution to the date of payment. If the parties are unable to so agree on the actual amount, any disputes will be resolved by an independent accounting firm selected by Associated and Spinco, the fees and expenses of which will be borne equally by Associated and Spinco. Once the actual amount is so agreed or resolved, such amount shall be final and non-appealable. As of July 26, 1994, the amount of the True-Up Payment is estimated at $10 million owed by Spinco to the Retained Company.

     For purposes of the Distribution Agreement, all expenses, except those expenses of compliance with the MFJ which are subject to reimbursement pursuant to the Merger Agreement, paid or payable by any member of the Retained Company Group after December 31, 1993 in connection with the Distribution Agreement and the Merger Agreement and the transactions contemplated thereby, including, without limitation, all fees and expenses of Associated's investment bankers and lawyers, shall be treated for purposes of the payment described above under '--Intercompany Adjustment' as an intercompany loan from the Retained Company Group to the Spinco Group; provided, however, that only one half of any fees and expenses relating to the prepayment of the Credit Agreement shall be treated as an intercompany loan.

  Certain Covenants

     In the Distribution Agreement, Spinco has agreed to indemnify and hold Associated harmless from and against (a) 50% of any amounts paid by Associated to persons who are direct employees of Associated immediately prior to the Time of Distribution and who become employees of a member of the Spinco Group immediately after the Time of Distribution and (b) except for payments pursuant to contractual obligations, 100% of any amounts paid to certain persons referred to therein, in the case of clauses (a) and (b) above, resulting from any claim, action or suit arising out of such employee's status as an employee of Associated prior to the Time of Distribution, other than claims for wages, salaries and other employee benefits accrued prior to the Time of Distribution.

     The Distribution Agreement provides that for two years after the Time of Distribution, neither party will, directly or indirectly, solicit the employment of any employee of the other party and its subsidiaries; provided, that Spinco may solicit the employment of those persons referred to in the Distribution Agreement.

     Following the Time of Distribution, Spinco shall pay to the Surviving Corporation any annual premium costs in excess of 150 percent of Associated's 1993 annual premium cost for its directors and officers liability insurance incurred by SBC in order to maintain directors and officers liability insurance pursuant to the Merger Agreement.

  Mutual Indemnities

     The Distribution Agreement provides that effective upon the Distribution Spinco will indemnify and hold Associated, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all Spinco Assumed Liabilities. Effective upon the Distribution, Associated has agreed to indemnify and hold Spinco, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all Retained Company Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties have agreed to contribute in respect of any such loss, claim, damage or liability on an equitable basis.

  Additional Indemnification

     The Distribution Agreement provides that from and after the Time of Distribution, Spinco shall indemnify and hold harmless the members of the Retained Company Group, and the respective officers, directors, employees, agents, successors and assigns of the members of the Retained Company Group (collectively, the 'Indemnified Persons'), and shall reimburse the Indemnified Persons for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, diminution in value of an equity interest, costs of preparation and investigation, and reasonable attorneys' fees and disbursements) (a 'Loss') imposed on or incurred, directly or indirectly, by the Indemnified Persons, resulting from or arising out of any claim made in any suit, action or proceeding, which claim is based on or arises out of the facts and circumstances alleged in any document filed or exchanged by the parties prior to the Time of Distribution in any of certain proceedings referred to in the Distribution Agreement, but only if and to the extent such Loss is attributable to the acts or omissions of Associated or any of its affiliates or any of their respective directors, officers, employees or agents prior to the Time of Distribution.

  Mutual Releases

     The Distribution Agreement provides that effective upon the Distribution and except as otherwise specifically set forth in the Distribution Agreement, each of Spinco and Associated releases and forever discharges the other, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release does not apply to the Distribution Agreement or the transactions contemplated thereby and does not affect either party's right to enforce the Distribution Agreement or any other agreement contemplated thereby in accordance with its terms. The Distribution Agreement provides that each party understands and agrees that, except as otherwise specifically provided therein, neither the other party nor any of its subsidiaries is, in the Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, businesses or liabilities transferred or assumed as contemplated by the Distribution Agreement or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the Distribution Agreement, it being agreed and understood that each party shall take or keep all of its assets 'as is' and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances.

  Conditions to the Distribution

     The obligations of Associated to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the recapitalization of Spinco shall have been completed substantially as described in the Distribution Agreement; (ii) the Tax Disaffiliation Agreement shall have been executed and delivered by each of Associated and Spinco; (iii) all of the Asset Transfers as described in the Distribution Agreement have been successfully consummated; (iv) each condition to the Closing of the Merger Agreement set forth therein, other than the condition to each parties obligations set forth therein as to the satisfaction of conditions contained in the Distribution Agreement, has been fulfilled; (v) any registration statement filed by Spinco with the Commission in connection with the issuance of Spinco Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (vi) the shares of Spinco Common Stock to be issued in the Distribution shall have been designated as a national market system security on the interdealer quotation system by the NASD or listed on the NYSE or American Stock Exchange, subject to official notice of issuance; (vii) all consents, approvals and action of the FCC or any state public utility commission having jurisdiction required to permit the consummation of the transactions contemplated by the Distribution Agreement shall have been obtained or made, free of any condition that would materially adversely impact the economic or business benefits of the Distribution to Associated stockholders or that would have a material adverse effect on Spinco and its subsidiaries taken as a whole, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any other governmental entity the failure to obtain which would have a material adverse effect on Spinco and its subsidiaries taken as a whole, shall have been filed, occurred, or been obtained, and all consents, approvals or waivers of any party to certain contracts set forth in the Merger Agreement shall have been obtained and Spinco shall have received all state securities or 'blue sky' permits and other authorizations necessary to distribute the Spinco Common Stock to be distributed in the Distribution; (viii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted); and (ix) any applicable waiting period under the HSR Act shall have expired or been terminated (see 'The Merger--Certain Regulatory Matters--HSR Act and Antitrust').

  Amendment

     The Distribution Agreement provides that Associated and Spinco may modify or amend the Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties; provided, however, that pursuant to the Merger Agreement the consent of SBC is required for any such amendment.

TAX DISAFFILIATION AGREEMENT

     Prior to the Distribution, Associated and Spinco will enter into a tax disaffiliation agreement (the 'Tax Disaffiliation Agreement') which sets forth each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of Service and other audits.

     In general, under the Tax Disaffiliation Agreement, Spinco will be responsible for (1) all adjustments to the reported tax liability of Spinco and its subsidiaries for periods before the Distribution, (2) any tax liability of Spinco and its subsidiaries for periods after the Distribution, (3) any tax liability of Associated and its subsidiaries attributable to certain intercompany transfers occurring pursuant to the Distribution Agreement, (4) up to 36% of amounts paid by Associated in connection with the Merger to cash out

Associated Stock Options, as severance payable pursuant to employment agreements and bonus payments made pursuant to the Bonus Pool, to the extent those amounts are determined not to be deductible by Associated (see 'The Merger--Interests of Certain Persons in the Transactions'), and (5) except as otherwise described below, any tax liability resulting from the failure of the Distribution to qualify as a tax-free spinoff under Section 355 of the Code (notwithstanding receipt by Associated of the Private Letter Ruling requested from the Service). Spinco will be entitled to any refunds that relate to those liabilities. Associated will generally be responsible for all tax liabilities of Associated and its subsidiaries (other than Spinco and its subsidiaries) for all periods. However, in the event that the Distribution shall be determined not to qualify as a tax-free spin-off under Section 355 due to the actions or inactions of either Associated or Spinco (or any of their respective affiliates), the party whose action or inaction resulted in the Distribution's failure to qualify as a tax-free spin-off shall be liable for all corporate level taxes resulting therefrom.

     The Tax Disaffiliation Agreement is attached as Exhibit A to Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference thereto.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

CONSEQUENCES OF THE DISTRIBUTION

     Associated has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Distribution will qualify as a tax-free spin-off to Associated and its stockholders under Section 355 of the Code and that the Asset Transfers will not be taxable transactions. Receipt of the Private Letter Ruling reasonably satisfactory to each of Associated and SBC is a condition to the respective obligations of Associated and SBC to consummate the Merger. See 'The Merger--Conditions.' The following is a summary of the material federal income tax consequences of the Distribution:

          1. An Associated stockholder will not recognize any income, gain or loss as a result of the Distribution, except, as described below, in connection with cash received in lieu of fractional shares of Spinco Common Stock.

          2. An Associated stockholder will apportion his tax basis for his Associated Class A Common Stock, if any, on which the Spinco Common Stock is distributed between such Associated Class A Common Stock and the Spinco Common Stock received in the Distribution (including any fractional shares of Spinco Common Stock deemed received) in proportion to the relative fair market values of such Associated Class A Common Stock and Spinco Common Stock on the Distribution Date. An Associated stockholder will apportion his tax basis for his Associated Class B Common Stock, if any, on which the Spinco Common Stock is distributed between such Associated Class B Common Stock and the Spinco Common Stock received in the Distribution (including any fractional shares of Spinco Common Stock deemed received) in proportion to the relative fair market values of such Associated Class B Common Stock and Spinco Common Stock on the Distribution Date.


          3. An Associated stockholder's holding period for the Spinco Class A Common Stock and Spinco Class B Common Stock received in the Distribution will include the period during which such stockholder held Associated Class A Common Stock or Associated Class B Common Stock, as the case may be, provided that in each case such Associated Common Stock is held as a capital asset by such stockholder as of the Time of Distribution.

          4. An Associated stockholder who receives cash in lieu of fractional shares of Spinco Common Stock as a result of the sale of such shares by the Transfer Agent will be treated as if such fractional shares had been received by the stockholder as part of the Distribution and then sold by such stockholder. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in the Spinco Common Stock that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such stockholder as a capital asset at the Time of Distribution.

          5. No gain or loss will be recognized to Associated as a result of the Distribution.

     Current Treasury regulations require each Associated stockholder who receives Spinco Common Stock pursuant to the Distribution to attach to his federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution. Associated will convey the appropriate information to each Associated stockholder of record as of the Distribution Record Date.

CONSEQUENCES OF THE REDEMPTION OF THE RIGHTS

     The redemption of the Rights should be treated as a dividend to each Associated stockholder in the amount of $0.01 for each share of Associated Class A Common Stock and each share of Associated Class B Common Stock held by a stockholder, but only to the extent of Associated's current and accumulated earnings and profits, as determined for federal income tax purposes. Associated intends to report the redemption as a dividend for purposes of the information returns which it is required to send to Associated stockholders and to the Service, if the aggregate amount of all dividends received by, or attributable to, an Associated stockholder in the relevant year (including dividends attributable to the redemption of the Rights) is $10 or more. In such circumstance, Associated will notify each stockholder of the amount of all dividends attributable to such stockholder on a Form 1099-DIV, which will be mailed at a later date.

CONSEQUENCES OF THE MERGER

     Associated has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Merger will qualify as a tax-free transaction to Associated and its stockholders under Section 368(a) of the Code. The following is a summary of the material federal income tax consequences of the Merger:


          1. The Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          2. No gain or loss will be recognized by Associated as a result of the Merger.

          3. No gain or loss will be recognized by Associated stockholders whose shares of Associated Common Stock are exchanged solely for SBC Common Stock pursuant to the Merger (except with respect to cash received by such Associated stockholders in lieu of fractional share interests in SBC Common Stock). An Associated stockholder who receives cash in lieu of fractional shares of SBC Common Stock as a result of the sale of such shares by the Transfer Agent will be treated as if such fractional shares had been received by the stockholder as part of the Merger and then sold by such stockholder. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in the Associated Common Stock that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such stockholder as a capital asset at the Effective Time.

          4. The tax basis of the SBC Common Stock received or, in the case of fractional shares, deemed received by Associated stockholders who exchange their Associated Common Stock solely for SBC Common Stock in the Merger will be the same as the tax basis of the Associated Common Stock surrendered in exchange therefor.

          5. The holding period for the shares of SBC Common Stock received in the Merger will include the period during which the shares of Associated Common Stock surrendered in exchange therefor were held, provided that such shares of Associated Common Stock were held as capital assets at the Effective Time.

     It is possible that, as a result of the Merger, certain New York state and local real property transfer taxes (the 'Transfer Taxes') will be imposed on Associated stockholders. Associated will pay all such Transfer Taxes, if any, directly to state and local taxing authorities on the behalf of all Associated stockholders. Any such payments by Associated made on behalf of the Associated stockholders should result in dividend income to each Associated stockholder, to the extent of Associated's current and accumulated earnings and profits, as determined for federal income tax purposes. The amount of such dividend income attributable to each share of Associated Common Stock cannot be calculated at this time but is not expected to be material. Associated will be required to report any such dividend income to the Service if the aggregate amount of all dividends received by an Associated stockholder in the relevant year (including dividends attributable to Associated's payment of the Transfer Taxes) is $10 or more. Associated will notify each stockholder of the amount of all dividends attributable to such stockholder on a Form 1099-DIV which will be mailed to at a later date.

     It is a condition to the consummation of both the Distribution and the Merger that the Private Letter Ruling be obtained from the Service which affirms that the Distribution, the internal reorganization transactions, and the Merger will be tax-free. Consequently, Associated will not proceed with either the Distribution or the Merger if the Private Letter Ruling is not obtained unless both Associated and SBC agree to waive this condition to the consummation of the transactions.

     The foregoing summary of federal income tax consequences is included herein for general information only and does not address the federal income tax consequences to all categories of Associated stockholders, including those who acquired shares of Associated Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. EACH ASSOCIATED STOCKHOLDER IS URGED TO CONSULT HIS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                      DESCRIPTION OF CAPITAL STOCK OF SBC

     The following description of certain terms of the capital stock of SBC does not purport to be complete and is qualified in its entirety by reference to the SBC Form 10. See 'Available Information.'

     SBC's Restated Certificate of Incorporation currently authorizes the issuance of 1,100,000,000 shares of SBC Common Stock, and 10,000,000 preferred shares, par value $1.00 per share, issuable in series (the 'SBC Preferred Stock'). SBC's Board of Directors is authorized to approve the issuance of one or more series of preferred stock and to fix the number of shares, the designations, the relative rights and the limitations of any such series without further authorization of the stockholders of SBC.

     No shares of SBC Preferred Stock are currently outstanding.

     SBC Common Stock is listed on the NYSE, the Chicago Stock Exchange and the Pacific Stock Exchange.

     The holders of SBC Common Stock are entitled to participate equally in dividends when and as such dividends are declared by the SBC Board of Directors out of funds legally available therefor.

     The holders of SBC Common Stock are entitled to one vote for each share held on all matters voted on by stockholders, including election of directors. The holders of SBC Common Stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of the dissolution, liquidation or winding up of SBC, holders of SBC Common Stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of SBC's indebtedness, and the aggregate liquidation preference of any SBC Preferred Stock then outstanding.

     All outstanding shares of SBC Common Stock are, and the shares of SBC Common Stock offered in connection with the Merger upon issuance will be, fully paid and nonassessable.

     The transfer agent for SBC Common Stock is The Bank of New York, Church

Street Station, P.O. Box 11272, New York, New York 10277-0123.

                           DESCRIPTION OF SBC RIGHTS

     The following description of certain terms of the SBC Rights does not purport to be complete and is qualified in its entirety by reference to the SBC Form 8-A, as amended. See 'Available Information.'

     On January 27, 1989, the Board of Directors of SBC declared a dividend distribution of one right (a 'SBC Right') for each outstanding share of SBC Common Stock to shareholders of record at the close of business on February 16, 1989. After giving effect to a stock split in May 1993, effected in the form of a stock dividend, each share of SBC Common Stock also represents one-half of a SBC Right. Each SBC Right entitles the registered holder to purchase from SBC a unit consisting of one one-hundredth of a share (a 'Unit') of Series A Junior Participating Preferred Stock, par value $1.00 per share (the 'Series A Preferred Stock'), at a purchase price of $160 per Unit, subject to adjustment (the 'Purchase Price'). The description and terms of the SBC Rights are set forth in a Rights Agreement (the 'Rights Agreement') between SBC and The Bank of New York, as Rights Agent. Pursuant to the Merger Agreement, each share of SBC Common Stock issued in the Merger will be accompanied by one duly authorized and validly issued SBC Right having the terms summarized herein.

     Initially, the SBC Rights will be attached to all SBC Common Stock certificates representing shares then outstanding, and no separate SBC Rights Certificates will be distributed. The SBC Rights will separate from the SBC Common Stock and a distribution date (a 'Distribution Date') will occur upon the earliest of any of the following events:

          (A) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire (the 'Stock Acquisition Date'), beneficial ownership of 20% or more of the shares of SBC Common Stock then outstanding;

          (B) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of SBC Common Stock;

          (C) 10 days after the Board of Directors of SBC determines that any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of SBC Common Stock which the SBC Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of SBC Common Stock outstanding) and at least a majority of the independent directors, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, determines that (i) beneficial ownership by such person is intended to cause SBC to repurchase the SBC Common Stock beneficially owned by such person or to cause pressure on SBC to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the SBC Board of Directors determines that the best long-term interests of SBC and its shareowners would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) beneficial ownership by such person is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or regulators or impairment of SBC's ability to maintain its competitive position) on the business or prospects of SBC (any such person being referred to herein and in the Rights Agreement as an 'Adverse Person').

     Until the Distribution Date, (i) the SBC Rights will be evidenced by the SBC Common Stock certificates and will be transferred with and only with such SBC Common Stock certificates, (ii) new SBC Common Stock certificates issued after February 16, 1989 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for SBC Common Stock outstanding will also constitute the transfer of the SBC Rights associated with the SBC Common Stock represented by such certificate. Pursuant to the Rights Agreement, SBC reserves the right to require that, upon any exercise of SBC Rights, a number of SBC Rights be exercised so that only whole shares of SBC Preferred Stock will be issued.

     The SBC Rights are not exercisable until the Distribution Date and will expire at the close of business on January 27, 1999, unless they are earlier redeemed by SBC or expire in accordance with other provisions of the Rights Agreement as described below.

     As soon as practicable after the Distribution Date, SBC Rights Certificates will be mailed to holders of record of the SBC Common Stock as of the close of business on the Distribution Date and, thereafter, the separate SBC Rights Certificates alone will represent the SBC Rights. Except as otherwise determined by the SBC Board of Directors, only shares of SBC Common Stock issued prior to the Distribution Date will be issued with SBC Rights.

     In the event that, at any time following the Distribution Date, (i) a Person becomes the beneficial owner (except pursuant to a Flip-Over Event, as described below, or an offer for all outstanding shares of SBC Common Stock which the independent directors determine to be fair to and otherwise in the best interests of SBC and its shareowners) of more than 20% of the then outstanding shares of SBC Common Stock, or (ii) a Person becomes an Adverse Person, each holder of a SBC Right will thereafter have the right to receive, upon exercise, SBC Common Stock (or, in certain circumstances, cash, property or other securities of SBC) having a value equal to two times the Purchase Price of the SBC Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph ('Flip-In Events'), all SBC Rights that are, or (under certain circumstances specified in the SBC Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void. However, SBC Rights are not exercisable following the occurrence of either of the Flip-In Events set forth above until such time as the SBC Rights are no longer redeemable by SBC as set forth below.

     Following the occurrence of any of the Flip-In Events set forth in the preceding paragraph, subject to applicable law, the SBC Board of Directors may determine to exchange for any or all SBC Rights (other than SBC Rights held by the Acquiring Person or Adverse Person and certain transferees) SBC Common Stock with a value equal to the SBC Right's Purchase Price or substitute value in the form of cash, property, debt or equity securities, or any combination of the foregoing. Such exchange shall be on a pro rata basis if less than all SBC Rights are to be exchanged, and holders of SBC Rights pay no consideration (other than delivery of the SBC Right) in such exchange.

     In the event that, at any time following the Stock Acquisition Date, (i) SBC is acquired in a merger or other business combination transaction in which SBC is not the surviving corporation (other than certain mergers following a fair offer described in the third preceding paragraph), or (ii) more than 50% of SBC's assets, cash flow or earning power is sold or transferred (events (i) and (ii) are referred to as 'Flip-Over Events' and together with Flip-In Events, the 'Triggering Events') each holder of a SBC Right which has not yet been exercised (except SBC Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the SBC Right.

     The Purchase Price payable, and the number of Units of Series A Preferred Stock or other securities or property issuable, upon exercise of the SBC Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of Series A Preferred Stock, or
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
(iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     In general, at any time until 10 business days following the Stock Acquisition Date, or such later date as the SBC Board of Directors may designate, SBC may redeem the SBC Rights in whole, but not in part, at a price of $.05 per SBC Right (payable in cash, SBC Common Stock or other consideration deemed appropriate by the SBC Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the SBC Rights shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the SBC Board of Directors ordering redemption of the SBC Rights (with, where required, the concurrence of the Continuing Directors) the SBC Rights will terminate and the only right of the holders of SBC Rights will be to receive the $.05 redemption price.

     The term 'Continuing Directors' means any member of the Board of Directors of SBC who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, Adverse Person or an affiliate or associate of an Acquiring Person or Adverse Person, or any representative of the foregoing entities.

     Until a SBC Right is exercised, the holder thereof, as such, will have no rights as a shareowner of SBC, including, without limitation, the right to vote or to receive dividends. While the distribution of the SBC Rights will not be taxable to shareowners or to SBC, shareowners may, depending upon the circumstances, recognize taxable income in the event that the SBC Rights become exercisable for SBC Common Stock (or for other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the SBC Rights, any of the provisions of the Rights Agreement may be amended by the SBC Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of SBC Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement.

   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF SBC COMMON STOCK AND ASSOCIATED
                                  COMMON STOCK

     Upon consummation of the Merger, the stockholders of Associated will become stockholders of SBC and their rights will be governed by the SBC Restated Certificate of Incorporation and Bylaws, which differ in certain material respects from the Associated Restated Certificate and Bylaws. The following summary of certain significant differences which may affect the rights and interests of stockholders is not intended to be an all-inclusive discussion of such differences, but should provide some basis for Associated stockholders to evaluate their rights as SBC stockholders after the Effective Time. As stockholders of SBC, the rights of former Associated stockholders will continue to be governed by the DGCL.

COMMON STOCK CLASSIFICATION

     Associated has issued and outstanding shares of Class A Common Stock and shares of Class B Common Stock. Each share of Class A Comon Stock is identical in all respects to each share of Class B Common Stock except that (i) each holder of shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock standing in his name on the books of Associated on the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, and each holder of shares of Class B Common Stock is entitled to one twenty-fifth (1/25) of a vote for each share of Class B Common Stock standing in his name on the books of Associated on the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders and (ii) the holders of Class B Common Stock are not entitled to vote as a class upon any proposed increase or decrease in the aggregate number of shares of Class B Common Stock. SBC has issued and outstanding just one class of shares of SBC Common Stock. Each stockholder of SBC Common Stock has one vote for each share registered in such stockholders' name.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Pursuant to the Associated Restated Certificate and the SBC Bylaws, the Boards of Directors of Associated and SBC, respectively, are divided into three classes, and directors are elected to serve staggered three-year terms. The Associated Restated Certificate provides that the number of directors of Associated will be not less than three nor more than nine, with the precise number determined by a majority of the Associated Board. The SBC Bylaws provide that the number of directors of SBC will be not more than twenty-one, with the precise number determined by a majority of the SBC Board. The classified SBC Board provisions may not be changed and the maximum number of directors may not be increased except by an affirmative vote of two-thirds of all shares of SBC Common Stock then outstanding and entitled to vote.

     Classification of directors has the effect of making it more difficult for stockholders to change the composition of a board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of a classified board. Such a delay may help ensure that incumbent directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders.

REMOVAL OF DIRECTORS; VACANCIES

     The Associated Restated Certificate provides that directors of Associated may be removed only for cause and by the affirmative vote of stockholders entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast. The Associated Restated Certificate also provides that if the number of directors is increased, the additional directors may be elected by a majority of the directors then in office.

     Pursuant to the DGCL, directors of SBC may be removed only for cause. If the position of any director is or becomes vacant, a majority of the directors remaining in office may appoint a successor to serve the full or remaining term, as the case may be, of the other directors of the group in which the vacancy occurred or was created.

     The term 'cause' is not defined in either the Associated Restated Certificate or the DGCL. Consequently, any question concerning the legal standard for 'cause' would have to be judicially determined, and such a determination could be difficult, expensive and time consuming.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Associated and SBC Bylaws establish procedures that must be followed for stockholders to nominate individuals for election to their respective Boards of Directors. Nominations of persons for election to Associated's or SBC's Board, as applicable, must be made by delivering written notice to the Secretary of Associated or the Secretary of SBC, as applicable, within certain time periods and must set forth certain background information about the persons to be nominated.

     The Associated and SBC Bylaws establish procedures that must be followed for a stockholder to submit a proposal at the corporations' respective annual meetings of stockholders. No proposal for a stockholder vote may be submitted to the stockholders unless such submitting stockholder has filed with the Secretary of Associated or the Secretary of SBC, as applicable, within certain time periods a written statement setting forth specified information, including the names and addresses of the persons making the proposal, the class and number of shares of capital stock of Associated or SBC, as applicable, beneficially owned by such persons, a description of the proposal and the reasons for bringing such business before the annual meeting and any material interest of the stockholder in such business.

     By requiring advance notice of nominatons by stockholders, these stockholder notice procedures afford the Associated and SBC Boards an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by such Boards, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, these stockholder notice procedures also provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Associated and SBC Boards, provide such Boards with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to such Boards' position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although the Associated and SBC Bylaws do not give their respective Boards any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Associated or SBC and their respective stockholders.

ACTION BY WRITTEN CONSENT

  Associated

     Under the DGCL, unless a corporation's certificate of incorporation provides otherwise, stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize a proposed action at a meeting at which all shares entitled to vote were present and voted. However, the Associated Restated Certificate provides that action can be taken by stockholders only at an annual or special meeting and prohibits action by written consent. The SBC Restated Certificate of Incorporation provides that no action required to be taken or which may be taken by stockholders at an annual or special meeting may be taken by written consent without a meeting, except where such consent is signed by stockholders representing at least two-thirds of the total number of shares of stock of the corporation then outstanding and entitled to vote thereon.

MEETINGS OF STOCKHOLDERS

     A special meeting of stockholders of Associated may be called only by the Chairman of the Associated Board or the President of Associated and is required to be called by either such officer at the request in writing of a majority of the Associated Board. The Associated Bylaws provide that a quorum for any meeting of stockholders is a majority of the total number of votes entitled to be cast.

     A special meeting of stockholders of SBC may be called either by the SBC Board of Directors or by the Chairman of the Board. The Chairman of the Board is required to call a special meeting whenever requested in writing to do so by stockholders representing two-thirds of the shares of SBC then outstanding and entitled to vote at such meeting. The holders of forty percent (40%) of all of the shares of SBC entitled to vote at the meeting constitute a quorum.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     Pursuant to Article Eighth of the Associated Restated Certificate, the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast is required in order for Associated to take action to authorize: (i) the merger or consolidation of Associated with or into any other corporation; provided, however, that this clause (i) will not apply to any merger or consolidation as to which the laws of the State of Delaware, as then in effect, do not require the vote of Associated's stockholders; (ii) the sale, lease or exchange of all, or substantially all, of the property and assets of Associated; (iii) the dissolution of Associated; or (iv) any amendment to such Article Eighth.

     Under the DGCL, the recommendation of the SBC Board of Directors and the approval of a simple majority of the outstanding shares of SBC entitled to vote thereon are required to effect a merger or consolidation or to sell, lease or exchange all or substantially all of SBC's assets.

     Thus, SBC may effect a merger or consolidation, or a sale, lease or exchange of all or substantially all its assets, upon a lesser stockholder vote than is required under the Associated Restated Certificate for Associated to effect such a transaction.

AMENDMENT OF CORPORATE CHARTER AND BYLAWS

     The DGCL provides that an amendment to a corporation's certificate of incorporation requires the recommendation of the corporation's board of directors, the approval of a majority of all shares entitled to vote thereon unless a higher vote is required in the corporation's certificate of incorporation, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon. As noted above, amendment of Article Eighth of the Associated Restated Certificate requires the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast. The Associated Restated Certificate provides that the Board of Directors may amend the Bylaws and the Bylaws may also be amended by the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast.

     The SBC Restated Certificate of Incorporation may be amended in accordance with the DGCL as described above. The SBC Board of Directors may amend the SBC Bylaws and the SBC Bylaws may also be amended by the affirmative vote of a majority of the votes cast, except that provisions relating to the maximum number of directors, the classified board or requiring the approval by the stockholders or the SBC Board of certain business combinations (as described below under 'Fair Price Provision') may only be amended by a two-thirds
(66 2/3%) majority vote of the total number of shares of stock of SBC then outstanding and entitled to vote.

     Thus, except for amendments to certain specified provisions of the SBC Bylaws, amendment of the SBC Bylaws may be effected upon a lesser stockholder vote than is required under the Associated Restated Certificate to amend the Associated Bylaws. Except for amendments to certain provisions of the Associated Restated Certificate noted above, amendments to the Associated Restated Certificate and the SBC Restated Certificate of Incorporation may be effected upon the stockholder vote required by the DGCL as described above.

FAIR PRICE PROVISION

     The SBC Bylaws provide that certain 'business combinations' involving 'interested stockholders' (defined generally to be holders of 10% or more of SBC Common Stock) require approval by vote of the holders of at least two-thirds
(66 2/3%) of the then outstanding shares of capital stock of SBC entitled to vote generally for the election of directors, voting as a single class, if not previously approved by a majority of the disinterested members of the SBC Board of Directors or unless certain minimum price and procedural criteria are satisfied. The minimum price criteria require that the consideration paid to SBC's stockholders must be either cash or the same type of consideration paid by the interested stockholder in acquiring the largest portion of its SBC shares prior to the first public announcement of the terms of the proposed business combination and would generally have to be at least equal in value to the greater of (i) the highest per share price paid by the interested stockholder in acquiring any share of SBC Common Stock during the two years prior to such announcement date or in the transaction in which it became an interested stockholder (whichever is higher), (ii) the fair market value per share of SBC Common Stock on the day after such announcement date or on the date on which the interested stockholder became an interested stockholder (whichever is higher), or (iii) the price per share determined pursuant to (ii) multiplied by the ratio of (a) the highest per share price paid by the interested stockholder in acquiring any share of SBC Common Stock during the two years prior to such announcement to (b) the fair market value per share of SBC Common Stock on the first day in such two-year period upon which the interested stockholder acquired any shares of SBC Common Stock.


     The Associated Restated Certificate does not contain any 'Fair Price' provision.

     Thus, the SBC 'Fair Price' provision may impede or prevent certain 'business combination' transactions involving an 'interested stockholder' which would not be applicable to such a transaction involving Associated and an 'interested stockholder'.

STOCKHOLDER RIGHTS PLANS

     The terms and provisions of the Associated Rights Agreement and the SBC Rights Agreement are substantially similar, with the principal differences relating to (i) the 'Purchase Price' (which constitutes the exercise price for the respective Rights), (ii) the redemption price of the respective Rights and the circumstances under which each company may redeem its Rights, (iii) those events which result in a 'Distribution Date' (the date on which the respective Rights separate from SBC Common Stock and the Associated Common Stock, respectively), (iv) those events which give the holders of SBC Rights the right to receive SBC Common Stock having a value equal to two times the SBC Purchase Price and those events which give the holders of Associated Rights the right to receive Associated Class B Common Stock having a value equal to two times the Associated Purchase Price,
(v) a provision in the Associated Rights Agreement excluding from the category of 'Acquiring Persons' certain persons who have a written acquisition agreement with Associated and (vi) the date on which the Associated Rights and the SBC Rights will expire unless earlier redeemed. The Rights Agreements in certain circumstances could deter potential takeovers not approved by the Associated or SBC Boards, as applicable. See 'Description of SBC Rights.' Also see 'Description of Capital Stock of the Company--Stockholder Rights Plan' in the Information Statement included as Appendix D hereto.

STATE ANTITAKEOVER STATUTES

     Section 203 of the DGCL (the 'Delaware Statute'), a statutory provision restricting business combinations with certain stockholders who acquire 15 percent or more of a Delaware corporation's voting stock, is applicable to Associated and SBC. The Delaware Statute prohibits certain 'business combination' transactions between a publicly held Delaware corporation and any 'interested stockholder' for a period of three years after the date on which the interested stockholder became an interested stockholder unless (a) prior to that date the corporation's board of directors approved either the proposed business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     The Delaware Statute would not prevent the holder of a controlling interest from exercising control over Associated or SBC and would not prevent a hostile takeover or hostile acquisition of control of Associated or SBC. The Delaware Statute may, however, discourage or make more difficult a hostile takeover or acquisition of control.

LIMITATION OF LIABILITY

     Section 102(b)(7) of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. The Restated Certificate of Incorporation of SBC and the Associated Restated Certificate provide for the limitation of liability as permitted by such Section 102(b)(7).

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Also, these provisions do not eliminate or limit the liability of a director for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful dividends or stock repurchases, or any transaction from which the director derived an improper personal benefit. The provisions described above apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the DGCL provides that a Delaware corporation may indemnify its officers and directors party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the corporation by, among other things, a majority vote of directors who were not parties to such action, suit or proceeding (whether or not a quorum), provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Bylaws of SBC and Associated Restated Certificate each provide for indemnification of officers and directors as permitted by Section 145.

                                    EXPERTS

     The financial statements and schedules of Associated, Associated Business to be Merged and Associated Communications of Delaware, Inc. included or incorporated by reference in this Proxy Statement-Prospectus have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon

(which include an explanatory paragraph that describes the changes in method of accounting for income taxes and marketable equity securities for Associated and Associated Communications of Delaware, Inc. and income taxes for Associated Business to be Merged) which appear elsewhere herein and in Associated's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated herein by reference. The reports of Ernst & Young are based in part on the reports of Coopers & Lybrand, Price Waterhouse, Arthur Andersen & Co., and KPMG Cardenas Dosal, S.C., independent auditors, on the financial statements of BACTC for the year ended December 31, 1993, BACTC for the two-year period ended December 31, 1992, PCTC for the three-year period ended December 31, 1993, and Portatel for the three-year period ended December 31, 1993 (which contains an explanatory paragraph with respect to the change in method of accounting for income taxes and an explanatory paragraph with respect to contingencies mentioned in Note 12 to the financial statements), respectively. Such financial statements and schedules have been included or incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements and schedules of SBC at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, incorporated by reference in this Proxy Statement-Prospectus and Registration Statement, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon (which contain an explanatory paragraph with respect to the change in method of accounting for postretirement benefits other than pensions, postemployment benefits, and income taxes), which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               VALIDITY OF SHARES

     The validity of the SBC Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for SBC by James D. Ellis, Esq., Senior Executive Vice President and General Counsel of SBC. As of June 1, 1994, Mr. Ellis is the beneficial owner of 43,513.368 shares of SBC Common Stock and options to purchase 18,575 shares of SBC Common Stock.

                             ELECTION OF DIRECTORS

     Associated's Restated Certificate specifies that the number of directors shall be not less than three nor more than nine, with the exact number to be determined from time to time by the Associated Board. The Restated Certificate also provides that the directors shall be divided into three classes, each class to consist, as nearly as possible, of one-third of the total number of directors.

     Pursuant to Associated's Restated Certificate, one director is to be elected at the Annual Meeting to hold office until the 1997 annual meeting of stockholders or until his successor is elected and qualified. It is intended that shares represented by the accompanying proxy card(s) will be voted for the election of the nominee named below unless a contrary direction is indicated. Associated's Restated Certificate requires the affirmative vote of a majority of the total number of votes entitled to be cast in order to elect a director. Accordingly, the nominee must receive at least 9,486,081.40 votes to be elected. If no nominee receives the requisite number of votes, Donald H. Jones will continue to serve as a director until his successor is elected and qualified.

     In the event that the nominee becomes unavailable for election, proxies in the form solicited will be voted for an alternative or alternatives designated by the Associated Board. Information concerning the nominee for election as a director is set forth below.

NOMINEE FOR DIRECTOR WHOSE TERM EXPIRES IN 1997

     Donald H. Jones, age 57, has served as a consultant to Associated since 1982 and as a director of Associated since April 1986. Mr. Jones has been the President of Franklin McKee Corporation, a firm engaged in electronic publishing, since 1990. From 1989 to 1990 Mr. Jones served as President of DHJ Enterprises, a firm engaged in the development of new business enterprises and investment activities. Mr. Jones serves as director of Sentient Systems Technology, an electronics corporation engaged in the development and manufacturing of electronic vocational and rehabilitation equipment.

CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1996

     The terms of Jack N. Berkman and David J. Berkman as directors expire in 1996. For certain information concerning Jack N. Berkman and David J. Berkman, see 'Directors and Executive Officers' below.

CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1995

     The terms of Myles P. Berkman and Joseph A. Katarincic as directors expire in 1995. For certain information concerning Myles P. Berkman, see 'Directors and Executive Officers' below.

     Joseph A. Katarincic, age 62, has been a director of Associated since December 1988, and is currently an attorney admitted to practice in the Commonwealth of Pennsylvania. Since January 1989, Mr. Katarincic has been a partner in the law firm of Katarincic & Salmon in Pittsburgh, Pennsylvania. He is also a director of Duquesne University, a member of the Board of Visitors of

University of Pittsburgh School of Law and a director of the Port Authority of Allegheny County, Pennsylvania.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Associated Board has an Audit Committee which considers the overall scope and approach of the annual audit and recommendations of the audit performed by the independent accountants; recommends the appointment of independent accountants; considers significant accounting methods adopted or proposed to be adopted; and considers procedures for internal controls. The Audit Committee is comprised of Donald H. Jones and Joseph A. Katarincic. The Audit Committee held one meeting during 1993.

     The Associated Board held six meetings during 1993 and each of the directors attended or participated in at least 75% of all meetings of the Associated Board and all meetings of committees on which he served which were held during 1993.

                        DIRECTORS AND EXECUTIVE OFFICERS

          NAME            AGE                 EMPLOYMENT HISTORY
- ------------------------  ---  -------------------------------------------------
David J. Berkman........  32   Executive Vice President since December 1992;
                               Vice President from July 1991 through December
                               1992; Assistant Secretary since 1986; member of
                               the Board of Directors since March 1993.

Jack N. Berkman.........  89   Chairman of the Board, Chief Executive Officer
                               and Secretary since 1979.

Lillian R. Berkman......  72   Vice President since 1986.

Monroe E. Berkman.......  54   Vice President since 1986.

Myles P. Berkman........  57   President, Chief Operating Officer, Treasurer;
                               member of the Board of Directors since 1979.

Richard I. Goldstein....  33   Vice President, Cellular, since December 1992.
                               Regional General Manager of the Company's
                               cellular systems from March 1991 to December
                               1992. Employed by AT&T from June 1983 to March
                               1991 as a Management and Marketing Executive.

Keith C. Hartman........  36   Controller and Assistant Secretary since 1986.

     Mr. Jack N. Berkman is the father of Mr. Myles P. Berkman and Mr. Monroe E. Berkman, the grandfather of Mr. David J. Berkman and the husband of Mrs. Lillian
R. Berkman. Mr. Myles P. Berkman is the brother of Mr. Monroe E. Berkman and the father of Mr. David J. Berkman.

                              BENEFICIAL OWNERSHIP

ASSOCIATED

     The following table sets forth information regarding the beneficial ownership of each class of Associated Common Stock as of July 26, 1994 by (i) each person known by Associated to own more than five percent of either class of the outstanding Associated Common Stock, (ii) each director of Associated, (iii) each of the named executive officers of Associated and (iv) all directors and officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Associated Common Stock shown as beneficially owned by them.

                                                       AS OF JULY 26, 1994
                                   -----------------------------------------------------------
                                                                                   PERCENT OF
                                                                    PERCENT OF     OUTSTANDING
                                       NUMBER OF SHARES            OUTSTANDING       VOTING
                                      BENEFICIALLY OWNED              SHARES          POWER
                                   ------------------------      ----------------  -----------
        BENEFICIAL OWNER            CLASS A        CLASS B       CLASS A  CLASS B
- ---------------------------------  ---------      ---------      -------  -------  -----------
GAMCO Investors, Inc.............  1,061,999(1)         N/A         5.8      N/A        5.6
  Gabelli Funds, Inc.
  Gabelli & Company, Inc.
  Gabelli Securities, Inc.
  Mario J. Gabelli
  One Corporate Center
  Rye, NY 10580
The Louis Berkman Company........  1,170,750(2)   1,829,250(2)      6.4      9.5        6.6
  330 North 7th Street
  Steubenville, OH 43952
The Equitable Life...............  1,413,352(3)     969,644(4)      7.8      5.0        7.7
  Assurance Society
  of the United States
  787 Seventh Avenue
  New York, NY 10019

                                                       AS OF JULY 26, 1994
                                   -----------------------------------------------------------
                                                                                   PERCENT OF
                                                                    PERCENT OF     OUTSTANDING
                                       NUMBER OF SHARES            OUTSTANDING       VOTING
                                      BENEFICIALLY OWNED              SHARES          POWER

                                   ------------------------      ----------------  -----------
        BENEFICIAL OWNER            CLASS A        CLASS B       CLASS A  CLASS B
- ---------------------------------  ---------      ---------      -------  -------  -----------
Scudder Stevens & Clark, Inc.....        N/A      1,056,000(5)      N/A      5.5          *
  345 Park Avenue
  New York, NY 10154
The Capital Group, Inc...........  1,845,500(6)   1,006,000(7)     10.1      5.2        9.9
  Capital Research and
  Management Company
  333 South Hope Street
  Los Angeles, CA 90071
Allen H. Berkman.................  1,088,630(8)   1,029,986(8)      6.0      5.3        6.0
  1500 Oliver Building
  Pittsburgh, PA 15222
Jack N. Berkman..................  2,784,723(9)   2,844,574(9)     15.3     14.7       15.3
Myles P. Berkman.................    705,906(10)  1,051,906(10)     3.9      5.3        3.9
David J. Berkman.................        126(11)    252,126(11)       *      1.3          *
Donald H. Jones..................    175,202(12)    247,452(12)     1.0      1.3        1.0
Joseph A. Katarincic.............     36,800(13)     86,200(13)       *        *          *
Keith C. Hartman.................      3,870(14)     91,160(15)       *        *          *
Richard I. Goldstein.............        N/A         15,000(16)       *        *          *
All directors and officers as a
  group (9 persons)..............  4,444,709(17)  5,457,694(18)    24.4     28.1       24.6

- ------------------------
* Less than 1%

(1) This figure is based upon the aggregate amount of Class A Common Stock reported by GAMCO Investors, Inc. (669,999), Gabelli Funds, Inc. (339,000), Gabelli & Company (6,100), Gabelli Securities, Inc. (300) and Mario J. Gabelli (46,600) in Amendment No. 3 to their Schedule 13D filed with the Commission and dated January 10, 1992.

(2) Includes 1,170,750 shares of Class A Common Stock and 1,829,250 shares of Class B Common Stock owned by The Louis Berkman Company, of which Louis Berkman is President and the principal stockholder, as reported by The Louis Berkman Company to Associated on May 10, 1994. Louis Berkman is a brother of Jack N. Berkman.

(3) This figure is based upon the aggregate amount of Class A Common Stock reported by The Equitable Life Assurance Society of the United States (520,000), Alliance Capital Management L.P. (836,450 and an additional 54,700 with only sole dispositive power), Donaldson, Lufkin & Jenrette Securities Corporation (2 and an additional 2,200 with shared dispositive power), in their Schedule 13G filed with the Commission and dated February 9, 1994.

(4) This figure is based upon the aggregate amount of Class B Common Stock reported by The Equitable Life Assurance Society of the United States (450,000), Alliance Capital Management, L.P. (514,100), Donaldson, Lufkin & Jenrette Securities Corporation (1,044 and an additional 4,500 with shared dispositive power), in their Schedule 13G filed with the Commission and dated February 9, 1994.

(5) This figure is based upon the number of shares of Class B Common Stock reported by Scudder Stevens & Clark, Inc. in their Schedule 13G filed with the Commission and dated February 4, 1994.

(6) This figure is based upon the number of shares of Class A Common Stock reported in a Schedule 13G filed with the Commission and dated February 11, 1994. Certain operating subsidiaries of The Capital Group, Inc. exercised investment discretion over various institutional accounts which held, as of December 31, 1993, 1,845,500 shares of Associated. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 617,000 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 1,226,300 and 2,200 shares, respectively, of the aggregate shares reported by The Capital Group, Inc. As noted on the Schedule 13G, The Capital Group, Inc. disclaimed beneficial ownership of all shares of Class A Common Stock pursuant to Rule 13d-4.

(7) This figure is based upon the number of shares of Class B Common Stock reported in a Schedule 13G filed with the Commission and dated February 11, 1994. Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of the Capital Group, Inc., exercised as of December 31, 1993, investment discretion with respect to 531,000 and 475,000 shares, respectively, which were owned by various institutional investors. As noted on the Schedule 13G, The Capital Group, Inc. disclaimed beneficial ownership of shares of Class B Common Stock pursuant to Rule 13d-4.

(8) These figures are based upon the aggregate amount of Class A and Class B Common Stock reported by Allen H. Berkman in his Schedule 13G filed with the Commission and dated November 8, 1985, as adjusted by Associated for subsequent stock splits, effected in the form of dividends. Allen H. Berkman is a brother of Jack N. Berkman.

(9) Excludes 450,000 shares of Class A Common Stock and 510,000 shares of Class B Common Stock owned by Jack N. Berkman's wife, Lillian R. Berkman, which are reflected in the share ownership indicated for all directors and officers as a group. Includes 251,604 shares of each class held as co-trustee with Lillian R. Berkman. Also includes 701.00 shares of Class A Common Stock held through the Kagan Stock Fund, an investment fund of which Jack N. Berkman owns a 3.3% interest, but has no power to vote or dispose of shares held by the fund and 552.31 shares of Class B Common Stock held through Sandler Associates, L.P., an investment partnership of which Jack
     N. Berkman owns a 0.6% interest, but has no power to vote or dispose of shares held by the partnership. Includes 60,000 shares of Class B Common Stock underlying currently exercisable stock options. Includes 2,532,418 shares of Class A Common Stock as to which SBC acquired beneficial ownership pursuant to the Voting Agreement (See 'The Merger--Voting Agreement'). SBC reported such beneficial ownership in a Schedule 13D filed with the Securities and Exchange Commission and dated March 31, 1994.

(10) Includes 400,000 shares of Class B Common Stock underlying currently exercisable stock options. Excludes 1,026 shares of each class owned by Myles P. Berkman's wife, Carol E. Berkman. Includes 696,456 shares of Class A Common Stock as to which SBC acquired beneficial ownership pursuant to the Voting Agreement (See 'The Merger--Voting Agreement'). SBC reported such beneficial ownership in a Schedule 13D filed with the Securities and Exchange Commission and dated March 31, 1994.

(11) Includes 225,000 shares of Class B Common Stock underlying currently exercisable stock options. Excludes 900 shares of each class owned by David
     J. Berkman's wife, Pamela Berkman.

(12) Includes 33,830 shares of Class A Common Stock and 67,580 shares of Class B Common Stock held as a trustee and 90,000 shares of Class A Common Stock and 70,000 shares of Class B Common Stock underlying currently exercisable stock options.

(13) Includes 7,000 shares of Class A Common Stock held by the IRA account of Joseph A. Katarincic and 70,000 shares of Class B Common Stock underlying currently exercisable stock options.

(14) Shares owned jointly with Mr. Hartman's wife, Deborah L. Hartman.

(15) Includes 80,000 shares of Class B Common Stock underlying currently exercisable stock options and 11,160 shares owned jointly with Mr. Hartman's wife, Deborah L. Hartman.

(16) Includes 15,000 shares of Class B Common Stock underlying currently exercisable stock options.

(17) Includes 90,000 shares of Class A Common Stock underlying currently exercisable stock options.

(18) Includes 1,080,000 shares of Class B Common Stock underlying currently exercisable stock options or stock options exercisable within 60 days.

ASSOCIATED COMMUNICATIONS RESOURCES, INC.

     The following table sets forth information regarding the beneficial ownership of shares of Class A Common Stock of ACORN, currently an indirect wholly-owned subsidiary of Associated, by (i) each director of Associated, (ii) each of the named executive officers of Associated and (iii) all directors and officers of Associated as a group. Such beneficial ownership relates solely to currently exercisable ACORN Options granted pursuant to the ACORN Plan, which was approved by Associated stockholders on May 4, 1989. No ACORN Options to purchase shares of Class B Common Stock of ACORN have been granted. In each case, the persons named in the table would, upon exercise of the listed ACORN Options, have sole voting and investment power with respect to the shares of Class A Common Stock of ACORN issued upon such exercise. The maximum number of shares of Common Stock of ACORN as to which ACORN Options may be granted under the ACORN Plan is 200,000 shares, representing 10.0% of the outstanding shares of ACORN after giving effect to the issuance of such shares. See
'Management--Treatment of ACORN Options' in the Information Statement attached as Appendix D to this Proxy Statement-Prospectus for a description of the treatment of the ACORN Options in connection with the Merger and the Distribution.

                                                  AS OF JULY 26, 1994
                                          -----------------------------------
                                                               PERCENT OF
                                          NUMBER OF SHARES     OUTSTANDING
                                            BENEFICIALLY    SHARES OF COMMON
                                               OWNED              STOCK
                                          ----------------  -----------------
            BENEFICIAL OWNER              CLASS A  CLASS B
- ----------------------------------------  -------  -------  -----------------
Jack N. Berkman.........................    5,000     N/A            *
Myles P. Berkman........................   50,000     N/A          2.7
David J. Berkman........................   40,000     N/A          2.2
Donald H. Jones.........................   10,000     N/A            *
Joseph A. Katarincic....................   10,000     N/A            *
Keith C. Hartman........................   10,200     N/A            *
Richard I. Goldstein....................    4,000     N/A            *
All directors and officers as a group (9
  persons)..............................  139,200     N/A          7.2

- ------------------------
* Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph A. Katarincic is a partner in the law firm of Katarincic & Salmon which performed services for Associated in fiscal year 1993. The aggregate amount of fees paid by Associated to Katarincic & Salmon was less than 5% of the law firm's gross revenues for the last fiscal year. Associated believes that the billing rates of Katarincic & Salmon for the foregoing legal services were no less favorable to Associated than could have been obtained from unaffiliated parties for comparable services.

     Associated has entered into employment agreements with Jack N. Berkman, Myles P. Berkman and David J. Berkman for retention of their services as executive officers during the original or extended term of such agreements. See 'The Merger--Interests of Certain Persons in the Transactions.'

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth a summary of all compensation paid or accrued by Associated to each of the named executive officers of Associated for services rendered for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                          --------------
                                                                            SECURITIES        ALL
                                                                            UNDERLYING       OTHER
                                          ANNUAL COMPENSATION              STOCK OPTION   COMPENSATION
                                ----------------------------------------      AWARDS         (3)(4)
                                FISCAL                      OTHER ANNUAL  --------------  ------------
 NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS    COMPENSATION   (1)     (2)
- ------------------------------  ------  --------  --------  ------------  ------  ------
Myles P. Berkman..............   1993   $650,000  $100,000         --         --   --     $4,497
  President, Chief Operating     1992    600,000   100,000         --         --   --      4,364
  Officer and Treasurer          1991    550,000   125,000         --         --   --      --
Jack N. Berkman...............   1993    300,000   100,000         --         --   --      --
  Chairman of the Board, Chief   1992    325,000    75,000         --         --   --      --
  Executive Officer and          1991    325,000   100,000         --         --   --      --
  Secretary
David J. Berkman..............   1993    233,600    85,000         --         --   --      4,497
  Executive Vice President       1992    203,600    65,000         --         --   --      4,364
                                 1991    178,600    55,000         --     25,000  10,000   --
Keith C. Hartman..............   1993    178,600    75,000         --         --   --      4,497
  Controller and Assistant       1992    153,600    65,000         --         --   --      4,364
  Secretary                      1991    123,600    65,000         --     25,000  8,000    --
Richard I. Goldstein..........   1993    182,800   100,000         --         --   --      4,497
  Vice President, Cellular       1992    102,100    85,000  $   9,411   (5)     --  --     4,364
                                 1991     81,019    25,000         --     30,000  7,000    --

- ------------------------

(1) Options granted pursuant to the 1989 Plan.

(2) Options granted pursuant to the ACORN Plan.

(3) In accordance with the transitional provisions of the rules and regulations of the Commission regarding the disclosure of executive compensation, amounts of Other Annual Compensation and All Other Compensation are excluded for Associated's 1991 fiscal year.

(4) All amounts represent Associated contributions to Associated's 401(k) Plan.

(5) Represents reimbursement by Associated for taxes incurred by Mr. Goldstein relating to the sale of a residence for relocation required by Associated.

STOCK OPTIONS

     No stock options were granted to or exercised by any of the named executive officers of Associated during the fiscal year ended December 31, 1993. The following tables set forth information regarding unexercised stock options at December 31, 1993:

                     ASSOCIATED COMMUNICATIONS CORPORATION
                         FISCAL YEAR END OPTION VALUES

                                NUMBER OF              VALUE OF UNEXERCISED
                          SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS
                         UNEXERCISED OPTIONS (1)      AT FISCAL YEAR END (1)
                        --------------------------  --------------------------
          NAME          EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
  --------------------  -----------  -------------  ------------  ------------
  Myles P. Berkman....      400,000            N/A    $7,850,000           N/A
  Jack N. Berkman.....       60,000            N/A     1,177,500           N/A
  David J. Berkman....      225,000            N/A     4,256,250           N/A
  Keith C. Hartman....       80,000         45,000     1,506,250      $787,500
  Richard I.
    Goldstein.........       15,000         15,000       199,184       198,936

- ------------------------

(1) All stock options reflected in the table immediately above relate to Class B Common Stock. The closing price of the Class B Common Stock on the NNM was $27.75 on December 31, 1993.

                   ASSOCIATED COMMUNICATIONS RESOURCES, INC.

                                NUMBER OF              VALUE OF UNEXERCISED
                          SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS
                         UNEXERCISED OPTIONS (1)      AT FISCAL YEAR END (1)
                        --------------------------  --------------------------
          NAME          EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
  --------------------  -----------  -------------  ------------  ------------
  Myles P. Berkman....       50,000            N/A             *             *
  Jack N. Berkman.....        5,000            N/A             *             *
  David J. Berkman....       40,000            N/A             *             *
  Keith C. Hartman....       10,200          4,800             *             *
  Richard I.
    Goldstein.........        4,000          3,000             *             *

- ------------------------

(1) All stock options reflected in the table immediately above relate to ACORN

    Class A Common Stock subject to ACORN Options.

* The fair market value of the ACORN Options is not set forth because there is currently no trading market for the shares of ACORN Class A Common Stock. In connection with the adjustment to outstanding ACORN Options which will be effective at the Effective Time, Associated has engaged financial advisors to advise and make recommendations to the Committee of outside directors which administers the ACORN Plan with respect to the Fair Market Value (as defined in the ACORN Plan) per share of ACORN Class A Common Stock subject to such ACORN Options as of the Time of Distribution, and to render opinions to the Associated Board with respect to the fairness, from a financial point of view, to the stockholders of Spinco, of such Fair Market Value which such Committee determines at the Time of Distribution will be utilized for purposes of effecting such adjustment. See 'Management--Treatment of ACORN Options--Analysis of Wasserstein Perella & Co.' and-- 'Analysis of Salomon Brothers Inc' in the Information Statement attached as Appendix D hereto. The shares of ACORN Class A Common Stock subject to outstanding ACORN Options listed in the table (whether or not exercisable) represent approximately 6.1% of the outstanding shares of ACORN after giving effect to the issuance of such shares. The shares of ACORN Class A Common Stock subject to all outstanding ACORN Options (whether or not exercisable and whether or not listed in the table) (191,500 shares) represent approximately 9.6% of the outstanding shares of ACORN Common Stock after giving effect to the issuance of such shares.

COMPENSATION COMMITTEE REPORT

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement-Prospectus into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Associated specifically incorporates this information by reference, and shall not be deemed filed under such acts.

     Associated has no standing compensation committee, and all decisions regarding compensation for fiscal year 1993 were made by the entire Board of Directors, except that the compensation of Jack N. Berkman, Myles

P. Berkman and David J. Berkman was determined by Messrs. Jones and Katarincic, who are outside directors of Associated.

     In awarding executive compensation, Associated seeks to attract and retain the most qualified personnel for meeting the needs and objectives of Associated, and to motivate such individuals to achieve Associated's goals through compensation arrangements which reward executives based on individual contributions, as well as Associated's overall results. The Board of Directors compares Associated's executive compensation with corporate performance and shareholder returns of similarly situated companies. The key elements of Associated's executive compensation arrangements include base salary, annual bonus and stock options. Base salaries are generally determined by evaluating each individual's responsibilities and relative experience, including a comparison of the base salaries of executives with comparable positions at other companies, each of which are included in the Total Return Index for NASDAQ Telecommunications Stock represented in Associated's stock price performance graph set forth below. In comparing base salary levels against those of such companies, the Board of Directors considered the competitiveness of the entire compensation package offered to Associated's executive officers as compared to that of executives with comparable positions at such other companies; however, salary levels established for Associated's executive officers were not targeted to correspond to any particular salary level paid by such other companies. Annual bonuses are determined and stock options are granted by evaluating both the performance of Associated (including revenue and cash flow generation and stock price performance) and the individual officers. The financial performance of definable business units or markets is considered with respect to executives with responsibility for such units or markets. In addition, other non-financial performance measures such as improvements in customer relations, increase in market share and operational efficiencies are also considered.

     The base salary of Myles P. Berkman, President and Chief Operating Officer and Jack N. Berkman, Chairman and Chief Executive Officer, for the 1993 fiscal year was based primarily on their rights under their respective employment contracts, which require the base salary for any fiscal year to be equal to or greater than the base salary for the immediately preceding fiscal year. In determining the compensation (including base salary and bonus) of Myles P. Berkman and Jack N. Berkman, the outside directors of Associated took into account a comparison of the base salaries of chief executive and chief operating officers of certain of the companies referred to above, the increase in Associated's revenue and cash flow, and the performance of Associated's Common Stock as well as individual performance.

     In determining bonuses for 1993 for Myles P. Berkman and Jack N. Berkman, the outside directors considered, among other things, (a) the increase in the value per share of Associated's Common Stock from $17.50 (Class A) and $17.25 (Class B) at December 31, 1992 to $28.50 (Class A) and $27.75 (Class B) at December 31, 1993; (b) the completion of significant strategic acquisitions of cellular interests in upstate New York which expanded and consolidated Associated's ownership in the Buffalo, Rochester and Albany/Glens Falls geographic service areas; (c) Messrs. Berkman's management of Associated's evaluation of, and actions with respect to, strategic alternatives available to Associated, which preceded Associated's successful negotiation of the Merger Agreement, and (d) the length of Messrs. Berkman service to Associated and their stature and reputation in the communications industry.

     Stockholder value is strongly emphasized by the Board of Directors and management. They believe that the incentives awarded to officers of Associated through annual bonuses and stock options, as well as the significant level of equity ownership of the Chief Executive Officer, Chief Operating Officer and other executive officers, have been and will continue to be of great importance to Associated in providing a significant total return to its stockholders.

                                          The Board of Directors,
                                          Jack N. Berkman
                                          Myles P. Berkman
                                          Donald H. Jones
                                          Joseph A. Katarincic
                                          David J. Berkman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1993 fiscal year, Associated had no standing compensation committee, and all decisions regarding compensation were made by the entire Associated Board, except the compensation of Jack N. Berkman, Myles P. Berkman and David J. Berkman was determined by Messrs. Jones and Katarincic, who are outside directors of Associated. Jack N. Berkman is Chairman of the Board and Chief Executive Officer, Myles P. Berkman is President and Chief Operating Officer and David J. Berkman is Executive Vice President of Associated.

     Joseph A. Katarincic is a partner in the law firm of Katarincic & Salmon in Pittsburgh, Pennsylvania. Such firm and Mr. Katarincic performed legal services for Associated in fiscal year 1993. The aggregate amount of fees paid by Associated to Katarincic & Salmon was less than 5% of the law firm's gross revenues for the last fiscal year. Associated believes that the billing rates for the foregoing legal services were no less favorable to Associated than could have been obtained from unaffiliated parties for comparable services. Mr. Jones has served as a consultant to Associated since 1982, with respect to new and emerging technologies. Mr. Jones' consulting services involve significant ongoing advice to and discussions with management, and are not performed pursuant to a formal contract. He is compensated for such services at the rate of $2,000 per month, a rate which Associated believes is no less favorable to Associated than could have been obtained from unaffiliated parties for comparable services. Messrs. Jones and Katarincic each receive $1,000 per month for their service on the Board of Directors. Jack N. Berkman, Myles P. Berkman and David J. Berkman receive no compensation for their services as directors.

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement-Prospectus into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Associated specifically incorporates this information by reference, and shall not be deemed filed under such acts.


         1988    1989     1990     1991     1992     1993
ACCMA    100     152.083  120.843  137.511  143.762  237.519
ACCMB    100     150.012  119.801  139.595  145.845  231.269
TELECOM  100     157.5    106.171  146.431  179.847  277.144
NASDAQ   100     121.24   102.945  165.186  192.078  219.18

     Note: Reflects performance of a $100 investment made on December 31, 1988
(i) in Class A Common Stock (symbol: ACCMA) and Class B Common Stock (symbol:
ACCMB), (ii) based on the Center for Research in Securities Prices ('CRSP') Total Return Index for The NASDAQ Stock Market(Registered) (US Companies) and
(iii) based on the CRSP Total Return Index for NASDAQ Telecommunications Stocks.

                            APPOINTMENT OF AUDITORS

     The firm of Ernst & Young has served as independent auditors for Associated since February 25, 1985 and has been appointed by the Audit Committee of the Associated Board as Associated's independent auditors for the fiscal year 1994. Representatives of Ernst & Young are expected to be available at the Annual Meeting to respond to appropriate questions from stockholders and have the opportunity to make a statement if they so desire.

                                 OTHER BUSINESS

     The Associated Board does not intend to present to the Annual Meeting any business other than as described in this Proxy Statement-Prospectus and, at the time this Proxy Statement-Prospectus was printed, was not aware of any other matters that properly might be presented to the Annual Meeting. If any other business not described herein properly should come before the Annual Meeting, the persons named in the enclosed proxy card(s) or their substitutes will vote the shares represented by them in accordance with their best judgment. Discretionary authority for them to do so is contained in the proxy card(s).

                             STOCKHOLDER PROPOSALS

     Associated will hold a 1995 annual meeting of stockholders only if the Merger is not consummated before the time for such meeting. In the event that such a meeting is held, stockholder proposals intended to be presented at Associated's 1995 annual meeting must be received by Associated at its principal executive offices in a timely manner in order to be considered for inclusion in Associated's proxy statement and proxy cards for that meeting.

                             INDEX OF DEFINED TERMS


                 TERM                                      PAGE
                 ----------------------------------------  ----
                 ACDI II.................................   50
                 ACORN...................................   50
                 ACORN Options...........................   47
                 ACORN Plan..............................   47
                 Acquiring Person........................   57
                 Acquisition Transaction.................   45
                 Aggregate Purchase Price................    6
                 Aggregate Transaction Value.............   31
                 Albany..................................   50
                 AMT.....................................   23
                 Annual Meeting..........................    1
                 Asset Transfers.........................   50
                 Associated..............................    1
                 Associated Board........................    1
                 Associated Business to be Merged........   14
                 Associated Common Stock.................    1
                 Associated Rights Agreement.............   38
                 Associated Rights.......................   38
                 Associated Stock Options................   47
                 Associated Stock Plans..................   47
                 Associated's 1993 Annual Report on Form
                   10-K..................................    3
                 Associated's Quarterly Report on Form
                   10-Q..................................    3
                 AT&T....................................    9
                 Average SBC Price.......................    6
                 BACTC...................................   23
                 Base Purchase Price.....................    6
                 Bonus Pool..............................   47
                 Buffalo.................................   50
                 Certificate of Merger...................   33
                 Certificates............................   33
                 Class A Common Stock....................    1
                 Class B Common Stock....................    1
                 Closing.................................   33
                 Closing Date............................   33
                 Code....................................   36
                 Commission..............................    2
                 Comparable Group........................   29
                 Continuing Directors....................   59
                 Conversion Number.......................    6
                 Court...................................    8
                 Credit Agreement........................   36
                 CRSP....................................   73
                 Data Services...........................   50

                 Delaware Statute........................   63
                 DGCL....................................   34
                 Distribution............................    1
                 Distribution Agent......................   49
                 Distribution Agreement..................    1
                 Distribution Date.......................   57
                 Distribution Record Date................   49
                 DOJ.....................................    8


                 EBITDA..................................   29
                 Employment Agreements...................   46
                 Exchange Act............................    2
                 Excluded Assets.........................   50
                 FCC.....................................   36
                 Flip-In Events..........................   58
                 Flip-Over Events........................   58
                 FTC.....................................   38
                 Higher Proposal.........................   45
                 HSR Act.................................   38
                 Indemnified Liabilities.................   40
                 Indemnified Parties.....................   39
                 Indemnified Persons.....................   53
                 Information Statement...................    3
                 Liberty.................................    2
                 Loss....................................   53
                 Maximum SBC Price.......................    6
                 MCI.....................................    9
                 Merged Subsidiaries.....................   50
                 Merger..................................    1
                 Merger Agreement........................    1
                 MFJ.....................................    8
                 MFJ Activities..........................   37
                 MFJ Motion..............................    8
                 MFJ Transactions........................   37
                 MFJ Waiver..............................    8
                 MSAs....................................   29
                 NASD....................................    2
                 Newco Cellular..........................   41
                 NYSE....................................    6
                 Owned Shares............................   48
                 PCTC....................................   23
                 Pittsburgh..............................   50
                 POPs....................................   29
                 Portfolio Securities....................   23
                 Premium.................................   32
                 Premium Tender Offer....................   32
                 Private Letter Ruling...................   41

                 Proxy...................................   48
                 Purchase Price..........................   57
                 Purchaser...............................    1
                 Record Date.............................   21
                 Report Form.............................   38
                 Retained Business.......................   23
                 Retained Business Balance Sheet.........   23
                 Retained Company Assumed Liabilities....   51
                 Retained Company Group..................   51
                 Rights Agreement........................   57
                 Rochester...............................   50
                 RSAs....................................   29
                 Ruling Request..........................   41
                 Salomon Brothers........................   24
                 Salomon Brothers Report.................   28
                 SBC.....................................    1


                 SBC Common Stock........................    1
                 SBC Form 10.............................    3
                 SBC Form 8-A............................    3
                 SBC Preferred Stock.....................   56
                 SBC Registration Statement..............    2
                 SBC Rights..............................   57
                 Securities Act..........................    2
                 Series A Preferred Stock................   57
                 Service.................................   41
                 Severance Payments......................   46
                 Spinco..................................    1
                 Spinco Assumed Liabilities..............   51
                 Spinco Class A Common Stock.............   38
                 Spinco Class B Common Stock.............   38
                 Spinco Common Stock.....................   38
                 Spinco Group............................   51
                 Stock Acquisition Date..................   57
                 Surviving Corporation...................    1
                 Tax Disaffiliation Agreement............   54
                 TCI.....................................    2
                 Time of Distribution....................   49
                 Trading Average.........................    6
                 Transfer Taxes..........................   56
                 Transferred Subsidiaries................   50
                 Triggering Events.......................   58
                 True-Up Payment.........................   52
                 Unit....................................   57
                 Voting Agreement........................   21
                 Voting Debt.............................   34
                 Voting Stockholders.....................   48

                 1988 Plan...............................   47
                 1989 Plan...............................   47

                        ASSOCIATED BUSINESS TO BE MERGED
                     INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Auditors............................................  F-2
Audited Combined Financial Statements
Combined Balance Sheets--December 31, 1993 and 1992.......................  F-6
Combined Statements of Operations--Years ended December 31, 1993, 1992 and
  1991....................................................................  F-7
Combined Statements of Stockholders' Equity--Years ended December 31,
  1993, 1992 and 1991.....................................................  F-8
Combined Statements of Cash Flows--Years ended December 31, 1993, 1992 and
  1991....................................................................  F-9
Notes to Combined Financial Statements....................................  F-10
The following combined financial statement schedules of Associated Business To
  Be Merged are included:
  Schedule V--Property, Plant, and Equipment..............................  F-20
  Schedule VI--Accumulated Depreciation, Depletion, and Amortization of
     Property, Plant, and Equipment.......................................  F-21
  Schedule VIII--Valuation and Qualifying Accounts........................  F-22
  Schedule X--Supplementary Income Statement Information..................  F-23
Management's Discussion and Analysis of Financial Condition and Results of
  Operations for the Years Ended December 31, 1993 and 1992...............  F-24
Audited Combined Financial Statements and Schedules of Bay Area Cellular
  Telephone Company and Pittsburgh Cellular Telephone Company as of and
  for the Year Ended December 31, 1993....................................  F-28
Audited Combined Financial Statements and Schedules of Bay Area Cellular
  Telephone Company, Buffalo Telephone Company and Pittsburgh Cellular
  Telephone Company for Each of the Three Years Ended December 31, 1992,
  1991 and 1990...........................................................  F-44
Interim Combined Financial Statements
Combined Balance Sheet--March 31, 1994 (Unaudited)........................  F-63
Combined Statements of Operations--Three Months ended March 31, 1994 and
  1993 (Unaudited)........................................................  F-64
Combined Statements of Cash Flows--Three Months ended March 31, 1994 and
  1993 (Unaudited)........................................................  F-65
Notes to Interim Combined Financial Statements (Unaudited)................  F-66
Management's Discussion and Analysis of Financial Condition and Results of
  Operations for the Three Months Ended March 31, 1994....................  F-69

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Directors
Associated Communications Corporation

     We have audited the accompanying combined balance sheets of Associated Business to be Merged (See Note 1) as of December 31, 1993 and 1992, and the related combined statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the index to the combined financial statements. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits. We did not audit the financial statements of Pittsburgh Cellular Telephone Company or Bay Area Cellular Telephone Company, partnerships accounted for on the equity method. The Company's investments in and equity in these partnerships was $11,850,000 at December 31, 1993 and $11,979,000 at December 31, 1992. The
Company's equity in the partnerships' net income was approximately $7,077,000 in 1993, $8,342,000 in 1992, and $5,518,000 in 1991. These statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Pittsburgh Cellular Telephone Company and Bay Area Cellular Telephone Company, is based solely upon the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the reports of other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Associated Business to be Merged at December 31, 1993 and 1992, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the combined financial statements, the Company has changed its method of accounting for income taxes.

                                          ERNST & YOUNG

Pittsburgh, Pennsylvania
February 25, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
     Bay Area Cellular Telephone Company:

We have audited the accompanying balance sheet of Bay Area Cellular Telephone Company (the 'Partnership') as of December 31, 1993, and the related statements of operations, changes in partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Partnership as of, and for the year ended, December 31, 1992, were audited by other auditors, whose report, dated January 28, 1993, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay Area Cellular Telephone Company as of December 31, 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND

San Francisco, California
February 15, 1994

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Pittsburgh Cellular Telephone Company:

We have audited the accompanying balance sheets of Pittsburgh Cellular Telephone Company (a Pennsylvania general partnership) as of December 31, 1993 and 1992, and the related statements of income, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pittsburgh Cellular Telephone Company as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN & CO.

Seattle, Washington
  January 28, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Bay Area Cellular Telephone Company

In our opinion, the accompanying balance sheet and the related statements of income, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Bay Area Cellular Telephone Company at December 31, 1992, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of Bay Area Cellular Telephone Company for any period subsequent to December 31, 1992.

PRICE WATERHOUSE
Price Waterhouse
San Francisco
January 28, 1993

                        ASSOCIATED BUSINESS TO BE MERGED
                            COMBINED BALANCE SHEETS

                                                             DECEMBER 31,
                                                          -------------------
                                                            1993       1992
                                                          --------    -------
                                                            (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents (approximates fair

     value)............................................   $  5,457    $ 2,644
  Accounts receivable, less allowance for doubtful
     accounts (1993--$1,945,000;
     1992--$1,384,000).................................     14,227      8,767
  Inventory held for resale............................      1,503        762
  Prepaid federal and state income taxes...............      1,821         --
  Prepaid expenses and other assets....................        297        144
  Deferred income taxes................................      4,030      3,511
                                                          --------    -------
Total current assets...................................     27,335     15,828
Property, plant, and equipment--net of accumulated
  depreciation
  and amortization.....................................     36,775     22,654
Investments in unconsolidated cellular telephone joint
  ventures.............................................     11,850     24,069
Intangible assets, less accumulated amortization
  (1993--$13,811,000;
  1992--$1,013,000)....................................     81,855        669
Other noncurrent assets................................      1,966         --
                                                          --------    -------
Total assets...........................................   $159,781    $63,220
                                                          --------    -------
                                                          --------    -------
LIABILITIES AND STOCKHOLDERS'EQUITY....................
Current liabilities:
  Accounts payable.....................................   $  6,600    $ 5,280
  Due to Associated Communications of Delaware, Inc....         --     42,697
  Employee compensation................................      1,534        669
  Other accrued expenses...............................      1,970      1,486
  Deferred revenue.....................................      2,129      1,158
  Stock appreciation rights payable....................     10,113     10,327
  Accrued federal and state income taxes...............        103        615
  Deferred payable.....................................      2,705         --
                                                          --------    -------
Total current liabilities..............................     25,154     62,232
Long-term obligations..................................    125,500     16,684
Deferred payable.......................................         --      1,698
Deferred income taxes..................................      2,576      4,686
Commitments and contingencies..........................         --         --
Minority interests (deficiency in assets)..............      3,612       (181)
Stockholders' equity:
  Preferred stock, par value $1.00 per share;
     authorized 10,000,000 shares; none issued.........         --         --
  Common stock:
     Class A, par value $.10 per share; authorized
      60,000,000 shares; issued and outstanding
      (18,200,538 in 1993 and 1992)....................      1,820      1,820
     Class B, par value $.10 per share; authorized
      60,000,000 shares; issued and outstanding
      (19,255,568 in 1993 and 19,211,768 in 1992)......      1,925      1,921
  Additional paid-in capital...........................      4,978      4,256
  Accumulated deficit..................................     (5,784)   (29,896)
                                                          --------    -------
Total stockholders' equity.............................      2,939    (21,899)

                                                          --------    -------
Total liabilities and stockholders' equity.............   $159,781    $63,220
                                                          --------    -------
                                                          --------    -------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                       COMBINED STATEMENTS OF OPERATIONS

                                                   YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1993       1992       1991
                                               ---------  ---------  ---------
                                                    (IN THOUSANDS, EXCEPT
                                                     PER SHARE AMOUNTS)
Revenues.....................................  $  91,480  $  50,083  $  41,125
Cost and expenses:
  Cost of services...........................     29,413     18,399     16,607
  Operating expenses.........................     18,547      9,888     10,114
  General and administrative expenses........     23,869     12,620     11,485
  Stock appreciation rights expense..........         --      1,275      7,952
  Depreciation and amortization expense......     16,892      3,802      3,057
                                               ---------  ---------  ---------
                                                  88,721     45,984     49,215
                                               ---------  ---------  ---------
Operating income (loss)......................      2,759      4,099     (8,090)
Other income (expense):
  Interest income............................        218         42         69
  Interest expense...........................     (5,458)      (970)    (1,575)
  Interest expense--affiliates...............     (2,680)    (2,377)      (487)
  Equity in income of unconsolidated cellular
     telephone joint ventures................      6,794     11,316      7,906
  Minority interests.........................     (1,893)    (2,319)      (867)
                                               ---------  ---------  ---------
                                                  (3,019)     5,692      5,046
                                               ---------  ---------  ---------
(Loss) income before income taxes,
  extraordinary item and cumulative effect of
  accounting change for income taxes.........       (260)     9,791     (3,044)
Income taxes (benefit):
  Federal and state..........................        (85)     4,299        805
  Charge in lieu of federal income taxes.....         --      1,800         --
                                               ---------  ---------  ---------
                                                     (85)     6,099        805
                                               ---------  ---------  ---------
(Loss) income before extraordinary item and
  cumulative effect of accounting change for

  income taxes...............................       (175)     3,692     (3,849)
Extraordinary item--reduction of income taxes
  from utilization of operating loss
  carryforward...............................         --      1,800         --
Cumulative effect of accounting change for
  income taxes...............................      2,431         --         --
                                               ---------  ---------  ---------
Net income (loss)............................  $   2,256  $   5,492  $  (3,849)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------
Income (loss) per share:
  Income (loss) before extraordinary item and
     cumulative effect of accounting change
     for income taxes........................  $     .00  $     .10  $    (.10)
  Extraordinary item.........................        .00        .05        .00
  Cumulative effect of accounting change for
     income taxes............................        .06        .00        .00
                                               ---------  ---------  ---------
Net income (loss) per share..................  $     .06  $     .15  $    (.10)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                   COMMON STOCK
                                --------------------------------------------------
                                        CLASS A                   CLASS B
                                ------------------------  ------------------------
                                  SHARES       AMOUNT       SHARES       AMOUNT
                                -----------  -----------  -----------  -----------
                                              (DOLLARS IN THOUSANDS)
Balance, January 1, 1991......    9,496,539   $      950    9,888,154   $      989
  Net loss....................           --           --           --           --
  Stock issued in connection
    with stock option plan....           --           --          800            1
  Stock dividend..............    9,100,269          910    9,565,884          956
                                -----------  -----------  -----------  -----------
Balance, December 31, 1991....   18,596,808        1,860   19,454,838        1,946
  Net income..................           --           --           --           --
  Stock issued in connection
    with stock option plan....           --           --       79,200            7
  Treasury stock retired......     (396,270)         (40)    (322,270)         (32)
                                -----------  -----------  -----------  -----------
Balance, December 31, 1992....   18,200,538        1,820   19,211,768        1,921
  Net income..................           --           --           --           --

  Stock issued in connection
    with stock option plan....           --           --       43,800            4
  Net settlement of
    intercompany accounts with
    Associated Communications
    of Delaware, Inc..........           --           --           --           --
                                -----------  -----------  -----------  -----------
Balance, December 31, 1993....   18,200,538   $    1,820   19,255,568   $    1,925
                                -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------


                                ADDITIONAL                                          TOTAL

                                 PAID-IN    ACCUMULATED    TREASURY             STOCKHOLDERS'

                                 CAPITAL      DEFICIT        STOCK                  EQUITY

                                ----------  ------------  -----------  --------------------------------

Balance, January 1, 1991......  $   5,579    $   (25,252)  $   (7,185)             $(24,919)

  Net loss....................         --         (3,849)          --                (3,849)

  Stock issued in connection
    with stock option plan....          6             --           --                     7

  Stock dividend..............     (1,866 )           --           --                    --



                                ----------  ------------  -----------            ----------
Balance, December 31, 1991....      3,719        (29,101)      (7,185)              (28,761)

  Net income..................         --          5,492           --                 5,492

  Stock issued in connection
    with stock option plan....      1,363             --           --                 1,370

  Treasury stock retired......       (826 )       (6,287)       7,185                    --



                                ----------  ------------  -----------            ----------
Balance, December 31, 1992....      4,256        (29,896)          --               (21,899)

  Net income..................         --          2,256           --                 2,256

  Stock issued in connection
    with stock option plan....        722             --           --                   726

  Net settlement of

    intercompany accounts with
    Associated Communications
    of Delaware, Inc..........         --         21,856           --                21,856



                                ----------  ------------  -----------            ----------
Balance, December 31, 1993....  $   4,978    $    (5,784)  $       --              $  2,939





                                ----------  ------------  -----------            ----------
                                ----------  ------------  -----------            ----------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                       COMBINED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                  1993       1992       1991
                                               ----------  ---------  ---------
                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................  $    2,256  $   5,492  $  (3,849)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
     Depreciation and amortization...........      16,892      3,802      3,057
     Loss on disposal of property, plant, and
       equipment.............................          --        104        168
     Provision for losses on accounts
       receivable............................       2,437      1,264      1,455
     Equity in income of unconsolidated
       cellular telephone joint ventures, net
       of distributed earnings...............      (4,364)    (7,956)    (4,466)
     Minority interests, net of distributed
       earnings..............................        (307)     2,319        867
     Cumulative effect of accounting change
       for income taxes......................      (2,431)        --         --
     Provision for deferred income taxes.....        (998)     1,175         --
     Other...................................         214         --         --
     Change in assets and liabilities:
       Accounts receivable...................      (3,826)    (3,447)    (3,498)
       Inventory held for resale.............        (125)       (29)         2
       Prepaid federal and state income

          taxes..............................      (1,821)       300       (300)
       Prepaid expenses and other assets.....          48        (48)         2
       Accounts payable......................      (1,034)        11      2,506
       Employee compensation.................         542        329         78
       Other accrued expenses................        (854)      (151)       395
       Deferred revenue......................         210        412        294
       Stock appreciation rights payable.....          --      1,275      7,836
       Accrued federal and state income
          taxes..............................        (343)       409         65
                                               ----------  ---------  ---------
Net cash provided by operating activities....       6,496      5,261      4,612
CASH FLOWS FROM INVESTING ACTIVITIES
Cash and cash equivalents resulting from
  consolidation of affiliates................       4,786         --         --
Cash paid for acquisition....................      (1,743)        --         --
Purchases of property, plant, and
  equipment..................................      (7,846)    (8,986)    (2,835)
Dispositions of property, plant, and
  equipment..................................          49         13         19
Investments in unconsolidated cellular
  telephone joint ventures...................         (17)      (728)      (181)
Investment by minority interest..............         292         --         --
Increase in other intangible assets..........         (44)        --        (47)
                                               ----------  ---------  ---------
Net cash used in investing activities........      (4,523)    (9,701)    (3,044)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock options..................         512        641          7
Proceeds from borrowings.....................     120,154      2,050         --
Principal payments on borrowings.............     (96,963)    (1,859)    (3,856)
Due to Associated Communications of Delaware,
  Inc........................................     (20,841)     3,488      3,084
Other financing activities...................      (2,022)        --         --
                                               ----------  ---------  ---------
Net cash provided by (used in) financing
  activities.................................         840      4,320       (765)
                                               ----------  ---------  ---------
Net increase (decrease) in cash and cash
  equivalents................................       2,813       (120)       803
Cash and cash equivalents at beginning of
  year.......................................       2,644      2,764      1,961
                                               ----------  ---------  ---------
Cash and cash equivalents at end of year.....  $    5,457  $   2,644  $   2,764
                                               ----------  ---------  ---------
                                               ----------  ---------  ---------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     On February 23, 1994, Associated Communications Corporation ('Associated') entered into an Agreement and Plan of Merger and Reorganization (the 'Merger Agreement') which provides that the common stock of Associated Communications of Delaware, Inc. ('ACDI'), a wholly owned subsidiary of Associated, would be spun off on a pro rata basis to the stockholders of Associated pursuant to the terms of an Agreement and Plan of Distribution, the form of which is an Appendix to the Merger Agreement. After the spin-off, Associated would continue to own its domestic cellular businesses and interests (the 'Associated Business to be Merged' or the 'Company') and would be merged ('the Merger') with an indirect wholly owned subsidiary of Southwestern Bell Corporation ('SBC'), pursuant to the Merger Agreement.

     These combined financial statements present the financial position, results of operations and cash flows of the Associated Business to be Merged. The combined financial statements include certain Associated corporate expenses allocated to the Associated Business to be Merged. These amounts include allocable salaries, rent, accounting services, legal services, and administrative expenses. Management believes these allocations were made on a reasonable and consistent basis.

     The Associated Business to be Merged includes primarily the accounts of three consolidated cellular telephone joint ventures; Albany Telephone Company ('ATC') (which includes the assets of the Glens Falls cellular system), Buffalo Telephone Company ('BTC'), and Genesee Telephone Company ('GTC'); Cellular Mobile Corporation ('CMC'), which owns a one-third partnership interest in BTC; as well as equity investments in Pittsburgh Cellular Telephone Company ('PCTC') and Bay Area Cellular Telephone Company ('BACTC'), in addition to the accounts of Associated Communications of Delaware, Inc. II ('ACDI II') and certain accounts of Associated, primarily cash and income taxes. The Company operates in one dominant industry segment, cellular and communications services, principally in the northeastern United States.

     As discussed in Note 2 to the combined financial statements, the accounts of BTC were consolidated since January 8, 1993. BTC was accounted for under the equity method for the years ended December 31, 1992 and 1991.

     Under the terms of the Merger Agreement, which is subject to, among other things, Associated stockholder and regulatory agency approvals, stockholders of Associated will receive in a tax-free transaction, on a pro rata basis, shares of SBC Common Stock having an aggregate market value of $680,000,000, increased by a factor of 7% per annum commencing on July 22, 1994, and continuing until closing, less net long-term indebtedness of the Company and certain other adjustments.

CASH EQUIVALENTS

     Cash equivalents are recorded at cost and consist of time deposits with initial maturities of one month or less.

ACCOUNTS RECEIVABLE


     Accounts receivable relate to the cellular telephone entities. These entities generally grant unsecured credit to customers, the majority of which are residents of the Greater Rochester, Buffalo, Albany and Glens Falls, New York areas.

INVENTORY HELD FOR RESALE

     Inventory, which consists of cellular telephones and related equipment, is valued at the lower of cost (first-in, first-out method) or market, and is net of an allowance of approximately $387,000 and $258,000 at December 31, 1993 and 1992, respectively, to reduce inventory to market value.

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets for financial reporting and on accelerated methods for tax reporting.

INVESTMENTS IN UNCONSOLIDATED CELLULAR TELEPHONE JOINT VENTURES

     The investments in unconsolidated cellular telephone joint ventures, less than 51% owned, are accounted for on the equity method.

INTANGIBLE ASSETS

     The cost of investments in consolidated cellular telephone joint ventures over the net equity in such ventures and cellular license application costs are amortized on the straight-line basis over ten years. In connection with the 'McCaw' transaction described below, the Company recorded intangible assets of approximately $85,000,000 representing the cost of investments over net assets acquired. In addition, the Company reclassified intangible assets of approximately $9,000,000 from investments in unconsolidated cellular telephone joint ventures due to the consolidation of BTC as described above.

INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' ('FASB 109'). Refer to Note 10 to the combined financial statements for a discussion of the impact of the adoption of this statement on the Company's financial position.

     Under FASB 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of FASB 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

REVENUES

     Cellular air time revenue is recognized when the service is provided. Cellular access charges are billed in advance and recognized as revenue in the service period. Equipment sales are recognized at the time of sale.

INCOME (LOSS) PER SHARE

     Income (loss) per share is computed based on the weighted average number of common shares of Associated outstanding of 37,434,852 in 1993, 37,349,598 in 1992, and 37,332,429 in 1991.

2. SIGNIFICANT TRANSACTIONS

     On January 8, 1993, the Company formed a joint venture with McCaw Cellular Communications, Inc. ('McCaw'). The joint venture, owned 50% by each of the parties, combined on a debt-free basis, the Company's 6% ownership interest in BACTC with McCaw's 50% interest in BTC. As a result of this transaction, the Company holds an effective 75% and 3% interest in BTC and BACTC, respectively.

     Also on January 8, 1993, the Company acquired McCaw's 34.17% interest in ATC, 28.57% interest in GTC, and 100% interest in the Glens Falls cellular system for a total purchase price of approximately $85,600,000, plus the assumption of certain liabilities. This transaction provides the Company with effective ownership of 85.71% of GTC and 100% of ATC and the Glens Falls cellular system. The purchase price for these interests was originally paid by a three-year note payable to McCaw, secured by a pledge of the Company's 35.70% interest in

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

2. SIGNIFICANT TRANSACTIONS--(CONTINUED)
PCTC and guaranteed by Associated. This note was refinanced on September 28, 1993, through a syndicated senior reducing revolving credit facility (see Note 8 to the combined financial statements). As a result of this note being paid in full, the date to trigger the elective right of either party (the Company or McCaw) to exercise the 'shotgun' (buy/sell) provision of the amendment to the PCTC partnership agreement has now been established as September 28, 1995, or anytime thereafter. This date is two years following the date on which the note to McCaw was paid in full, in accordance with the January 8, 1993 agreements. The shotgun provision provides that either partner has the right to offer to either purchase the other partner's partnership interest or sells its own partnership interest, at a specified price. The non-offering partner must elect either to sell its interest to the offering partner or to purchase the partnership interest of the offering partner, at the specified price.


     The Company has accounted for the transactions described above under the purchase method, and accordingly, has consolidated the results of operations of BTC since the acquisition date.

     The pro forma unaudited results of operations for the year ended December 31, 1992, assuming consummation of the above transactions as of January 1, 1992, are as follows:

Revenues.................  $  79,722
Net loss.................     (4,109)
Net loss per share.......       (.11)

     The pro forma results are not necessarily indicative of what actually would have occurred if the transactions had been consummated at January 1, 1992. In addition, such pro forma results are not intended to be a projection of future results.

3. INVESTMENTS IN UNCONSOLIDATED CELLULAR TELEPHONE JOINT VENTURES

     The Company's interests in unconsolidated cellular telephone joint ventures were as follows:

                                                        DECEMBER 31,
                                               -------------------------------
                                                 1993       1992       1991
                                               ---------  ---------  ---------
Pittsburgh, PA (PCTC)........................       35.7%      35.7%      35.7%
San Francisco--San Jose, CA (BACTC)..........        3.0%       6.0%       6.0%
Buffalo, NY..................................        N/A       50.0%      50.0%

     Summary financial information, in thousands, for the unconsolidated cellular telephone joint ventures for 1993, 1992 and 1991 is as follows:

                                   1993        1992        1991
                                ----------  ----------  ----------
Current assets................  $   52,128  $   51,756  $   40,978
Noncurrent assets.............     159,344     161,210     132,355
Current liabilities...........      48,044      49,447      45,649
Noncurrent liabilities........       8,049      11,944      13,629
Revenues......................     276,061     256,956     211,938
Expenses......................     183,182     163,433     139,948
Net income....................      92,879      93,523      71,990


     Since January 8, 1993, the Company has consolidated the results of operations of BTC; while in 1992 and 1991, BTC was accounted for by the equity method. Refer to Note 2 to the combined financial statements for a discussion of changes in the Company's BTC and BACTC partnership interests during 1993.

     Substantially all of the noncurrent liabilities of the joint ventures consist of bank or vendor financing, which is nonrecourse to the Company, and is secured by the equipment of the entity. Even though most of the cellular systems are being financed with nonrecourse debt, the Company is still obligated to meet capital commitments in accordance with certain partnership agreements. Failure to contribute capital when called for by such partnership could result in the mandatory sale of part or all of the Company's interest in the partnership at book value.

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

3. INVESTMENTS IN UNCONSOLIDATED CELLULAR TELEPHONE JOINT VENTURES--(CONTINUED) The Company's investments in unconsolidated cellular telephone joint ventures exceed its share of the net equity in such ventures by approximately $739,000 and $3,330,000 at December 31, 1993 and 1992, respectively. This excess is being amortized over ten years and is net of accumulated amortization at December 31, 1993 and 1992 of approximately $2,079,000 and $4,420,000, respectively.

     The Company's share of the net undistributed equity of the unconsolidated cellular telephone joint ventures is approximately $12,024,000 and $15,272,000 at December 31, 1993 and 1992, respectively. The Company's share of such net undistributed equity is restricted in accordance with the respective partnership agreements.

4. MINORITY INTERESTS

     The minority interests represent the minority partners' interests in the consolidated cellular telephone joint ventures at December 31, 1993 and a receivable from the minority partners at December 31, 1992. This amount is affected by income of the consolidated joint ventures, the changes in ownership percentages of the consolidated cellular telephone joint ventures and the consolidation of BTC during 1993. The receivable at December 31, 1992 resulted from the cumulative losses of the joint ventures allocable to the minority partners exceeding their respective capital contributions as of December 31, 1992. Such amounts are recoverable through capital calls from the other partners. In accordance with the respective partnership agreements, if a partner fails to meet a capital call, part or all of the partner's interest could be required to be sold to the remaining partners at book value.

5. PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment, in thousands, consists of the following:


                                         DECEMBER 31        ESTIMATED
                                     --------------------    USEFUL
                                       1993       1992     LIFE--YEARS
                                     ---------  ---------  -----------
Land...............................  $     429  $      50
Buildings and improvements.........        176         16         10
Leasehold improvements.............      1,465        418         10
Operating equipment................     63,326     34,138       3-10
Office furniture and equipment.....      3,634      1,558       5-10
                                     ---------  ---------
                                        69,030     36,180
Less accumulated depreciation and
amortization.......................     32,255     13,526
                                     ---------  ---------
                                     $  36,775  $  22,654
                                     ---------  ---------
                                     ---------  ---------

6. EMPLOYEE SAVINGS PLAN

     Employees of the Company, qualifying under certain age and service requirements, are eligible to participate in a 401(k) plan. The Company makes a limited matching contribution based upon a percentage of the employee's contribution. The Company funds accrued savings plan costs incurred. Expense relating to this plan was approximately $130,000, $83,000 and $37,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

7. DEFERRED PAYABLE

     On August 1, 1992, the three consolidated cellular telephone joint ventures entered into a noninterest-bearing deferred payment arrangement for $2,871,600, in the aggregate, for the purchase of certain operating equipment with capacity to process cellular telephone traffic in excess of the requirements of the joint ventures' current subscriber load. The payment terms defer a portion of the equipment's cost until the subscriber load would normally require the purchase of equipment which supports such excess capacity, but in any event no later

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

7. DEFERRED PAYABLE--(CONTINUED)
than December 31, 1994. At December 31, 1993, the liability has been discounted to its present value of approximately $2,705,000 from the anticipated payment date of December 31, 1994, at an interest rate of 6%.

8. LONG-TERM OBLIGATIONS

     On September 28, 1993, ACDI II, a wholly owned subsidiary of Associated,

entered into a syndicated senior reducing revolving credit facility. At closing, ACDI II borrowed $110,000,000 and used these proceeds to satisfy (i) the $85,625,000 note payable to McCaw described in Note 2 to the combined financial statements plus interest, (ii) the balance of one of the consolidated cellular telephone joint ventures' revolving credit/term loan bank facilities, (iii) the outstanding borrowings under a bank credit facility available to ACDI, and (iv) costs affiliated with the new credit facility.

     The maximum aggregate principal amount which may be outstanding is $120,000,000, and the credit agreement provides for scheduled reductions in the maximum principal amount which may be outstanding beginning December 31, 1995, and each December 31 thereafter (with the amount of each such reduction increasing in each succeeding year) until December 31, 2000, at which time all borrowings must be repaid. In addition, beginning with the fiscal year ending December 31, 1996, the maximum amount of principal outstanding is to be reduced by an amount equal to 50% of excess cash flow, as defined in the agreement. The credit agreement requires, among other things, the maintenance of minimum fixed charge coverage and minimum debt service coverage ratios and maximum leverage ratios.

     ACDI II can select either a Euro-Rate interest option or a Base Rate (prime rate) interest option on outstanding borrowings. Interest on borrowings is calculated at the Euro-Rate plus between 0.875% and 1.75% or the Base Rate plus between 0.0% and 0.50%, depending on certain leverage ratios. At December 31, 1993, borrowings outstanding were $109,500,000 with an approximate annual interest rate of 4.125% on the borrowings.

     The credit facility is secured by all of the shares of stock of ACDI II's wholly owned subsidiaries, which includes the partnership interests in two of the consolidated cellular telephone joint ventures. At ACDI II's option, shares of Class A Common Stock of Tele-Communications, Inc. ('TCI'), owned by ACDI, can be pledged as additional collateral to lower certain leverage ratios and, accordingly, lower the effective rate of interest. Accordingly, at December 31, 1993, 3,119,994 shares of TCI Class A Common Stock were pledged by ACDI on behalf of ACDI II as additional collateral.

     On May 20, 1993, Associated increased its revolving credit/term loan bank facility for GTC from $12,000,000 to $20,000,000. In May and September 1993, Associated canceled two of its credit/term loan bank facilities for BTC and ATC, respectively. Accordingly, as of December 31, 1993, the Company has one revolving credit/term loan bank facility with a limit of $20,000,000 for GTC. The borrower can select either a floating or fixed interest rate option. The floating rate of interest will vary between the prime rate and the prime rate less 0.50%, and the fixed interest rate will vary from the fixed rate, as determined by the bank, plus 1.50% to the fixed rate, as determined by the bank, plus 1.00%. The rates are determined by the debt/operating cash profit ratio of the borrower. The aggregate borrowings outstanding of $16,000,000 at December 31, 1993 were at interest rates ranging from 4.50% to 5.75%. A commitment fee is calculated on the unused portion of the revolver at a rate of 3/8 of 1% per annum. Also, on May 20, 1993 the revolving credit agreement was amended to mature on June 30, 1995, at which time the respective outstanding balance converts to a term loan payable in 12 consecutive quarterly installments beginning September 30, 1995. For each fiscal year beginning with 1995, GTC is required to make a prepayment against the outstanding term loan in an amount equal to 50% of the excess cash flow, as defined in the agreement, for that fiscal year. Collateral for the loans is a first lien on all partnership assets. In addition, a negative pledge of each partners' equity interest in GTC is required. The debt agreement requires, among other things, the maintenance of certain financial ratios, limits on the amount of capital expenditures, and limits on distributions to partners.

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

8. LONG-TERM OBLIGATIONS--(CONTINUED)
     Based upon the borrowing rates currently available to the Company for the bank loans with similar terms, the carrying value of the long-term obligations approximates fair value.

     Assuming prepayments as described above are not required, future maturities of the long-term obligations at December 31, 1993, in thousands, are as follows:

1994.....................  $       --
1995.....................       2,669
1996.....................      21,498
1997.....................      27,553
1998.....................      24,891
Thereafter...............      48,889
                           ----------
                           $  125,500
                           ----------
                           ----------

     The Merger Agreement provides that if required to consummate the contribution, the Distribution or the Merger, Southwestern will, at Associated's request, as part of the closing under the Merger Agreement, lend or cause to be lent to Associated (pursuant to a demand promissory note) any amount necessary to terminate all obligations of Associated and its subsidiaries under the Senior Reducing Revolving Credit Facility.

     Total interest paid for the above long-term obligations during 1993, 1992 and 1991 was approximately $5,429,000, $1,223,000 and $1,790,000, respectively.

9. LEASES

     The Company leases office space, cellular transmission sites, and vehicles under operating leases. The Company incurred approximately $2,274,000, $940,000, and $769,000 in rent expense for the years ended December 31, 1993, 1992 and 1991, respectively.

     Approximate future minimum lease payments, in thousands, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1993:

1994.....................  $   1,731
1995.....................      1,303
1996.....................        944
1997.....................        794
1998 and thereafter......        785
                           ---------
                           $   5,557
                           ---------
                           ---------

10. INCOME TAXES

     Associated and its subsidiaries, with the exception of CMC, a majority owned subsidiary, file income tax returns as a consolidated group. Income taxes presented in these financial statements represent the portion of consolidated income taxes that are attributable to the taxable income, alternative minimum tax preferential items, and book and tax bases differences of the companies included in these combined statements, as well as income taxes for the separate returns of CMC. Such amounts do not represent the taxes which would be recorded if the Associated Business to be Merged filed income tax returns as an independent entity. Had the tax provision been calculated as though separate income tax returns were filed for the Company, the pro forma income tax expense (benefit) and the pro forma net income (loss) for the years ended December 31, 1993, 1992, and 1991, in thousands, would have been as follows:

                                                 1993       1992       1991
                                               ---------  ---------  ---------
Pro forma income tax expense (benefit).......  $     148  $   4,521  $    (134)
Pro forma net income (loss)..................  $   2,023  $   5,270  $  (2,910)

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

10. INCOME TAXES--(CONTINUED)
     Effective January 1, 1993, the Company adopted FASB 109. Under FASB 109, deferred taxes are recognized using the liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the Company's future tax liability. As permitted under the new rules, prior year's financial statements have not been restated. The cumulative prior years' effect of this change increased net income by approximately $2,431,000, or $0.06 per share. The adoption of FASB 109 had no effect on the loss before income taxes, extraordinary item, and cumulative effect of accounting change for income taxes.

     The tax effects of temporary differences that give rise to the net deferred tax asset, in thousands, are as follows:

                                                     DECEMBER 31,    JANUARY 1,
                                                         1993           1993
                                                     ------------    ----------
Deferred tax liabilities:
  Temporary differences of cellular telephone
     joint ventures (primarily depreciation)......      $5,742         $4,007
  Deferred state income taxes--net of federal tax
     benefit......................................         520            511
                                                     ------------    ----------
Total deferred tax liabilities....................       6,262          4,518
Deferred tax assets:
  Stock appreciation rights.......................       3,438          3,511
  Alternative minimum tax credit carryforward.....       2,541          1,345
  Intangible asset amortization...................       1,020            804
  Legal and organizational costs..................         717            114
                                                     ------------    ----------
Total deferred tax assets.........................       7,716          5,774
                                                     ------------    ----------
Net deferred tax asset............................      $1,454         $1,256
                                                     ------------    ----------
                                                     ------------    ----------

     Based upon the level and trend of historical taxable income and the ability to carry back operating losses to prior periods of taxable income, management believes it is more likely than not the Company will realize the benefit of the net deferred tax asset referred to above.

     Income taxes (benefit) for the three years ended December 31, 1993, in thousands, consist of the following:

                                                 DEFERRED
                                LIABILITY         METHOD
                                 METHOD    --------------------
                                  1993       1992       1991
                                ---------  ---------  ---------
Federal:
  Current.....................  $     722  $   2,621  $     425
  Deferred....................     (1,075)       419         --
                                ---------  ---------  ---------
                                     (353)     3,040        425
State:
  Current.....................        191        503        380

  Deferred....................         77        756         --
                                ---------  ---------  ---------
                                      268      1,259        380
                                ---------  ---------  ---------
                                $     (85) $   4,299  $     805
                                ---------  ---------  ---------
                                ---------  ---------  ---------

     In 1992, the Company utilized all remaining federal operating loss carryforwards and reinstated deferred taxes, principally temporary differences of cellular telephone joint ventures and stock appreciation rights.

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

10. INCOME TAXES--(CONTINUED)
     A reconciliation between income taxes computed using the statutory federal income tax rate and the effective rate, in thousands, are as follows:

                                                 1993       1992       1991
                                               ---------  ---------  ---------
Federal income tax (credit) at statutory rate
  (34%)......................................  $     (88) $   3,329  $  (1,035)
State income taxes, net of federal benefit...        177        831        251
Alternative minimum tax......................         --         --        425
Capitalized costs for cellular telephone
  joint ventures.............................        173        402        207
Effect of income tax allocation..............       (347)     1,537        324
Tax effect of net operating loss (utilized)
  not utilized...............................         --     (1,800)       633
                                               ---------  ---------  ---------
Total........................................  $     (85) $   4,299  $     805
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

     Income taxes paid amounted to approximately $3,120,000 in 1993, $2,600,000 in 1992, and $1,040,000 in 1991.

11. CAPITAL STOCK

     On May 2, 1991, Associated declared a stock split, effected in the form of a dividend, on its outstanding shares of Class A Common Stock and Class B Common Stock, on a two-for-one basis. As a result of the stock split, additional paid-in capital was charged and common stock was credited for the par value of the additional shares issued. The treasury shares outstanding at the time did not participate in the stock dividend. All share and per share amounts in the financial statements and accompanying notes have been restated to reflect the 1991 stock dividend.

     In conjunction with the adoption of Associated's Stockholder Rights Plan (the 'Rights Plan'), shareholders of record at the close of business on January 18, 1989 were granted a Rights dividend payable with respect to each share outstanding. Each Right entitles the registered holder to purchase from Associated a unit consisting of one one-hundredth of a share (a 'Unit') of Series A Junior Participating Preferred Stock, par value $1.00 per share, at a purchase price of $90 per Unit, subject to adjustment (the 'Purchase Price'). As a result of the stock split paid on May 28, 1991, the number of Rights associated with each share of Associated's common stock was reduced by one-half.

     Upon the occurrence of certain events as set forth in the Rights Plan, each holder of a Right will thereafter have the right to receive, upon exercise, Class B Common Stock (or, in certain circumstances, cash, property, or other securities of Associated) having a value equal to two times the Purchase Price. The Merger Agreement requires that the Rights be redeemed prior to the Merger. Under the terms of the Rights Plan, Associated can redeem the Rights at a price of $.01 per Right under such circumstances as contemplated by the Merger Agreement.

     During 1992, Associated retired the outstanding treasury shares consisting of 396,270 shares of Class A Common Stock and 322,270 shares of Class B Common Stock. The retirement of these shares places such shares in the authorized, but unissued capital stock classification to be available to be issued in the future.

     Each share of the Class A Common Stock entitles the holder to one vote and each share of the Class B Common Stock entitles the holder to one twenty-fifth ( 1/25) of a vote. There is no cumulative voting.

12. STOCK OPTIONS

     Associated sponsors various stock option plans as approved by Associated stockholders. The plans are summarized below:

     1988 STOCK OPTION PLAN: The 1988 Stock Option Plan ('1988 Plan') provides for the issuance of Class A Common Stock options with accompanying stock appreciation rights ('SARs'). Options are granted at fair market value on the grant date and become exercisable one year after the date of grant. Options expire ten years

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

12. STOCK OPTIONS--(CONTINUED)
after the grant date. Pursuant to the 1988 Plan, 90,000 Class A Common Stock options with SARs were authorized and granted to one of Associated's outside directors.

     The 1988 Plan has been terminated pursuant to its terms by the Board of

Directors. While the options granted to one outside director will remain in effect, no further options will be granted under the 1988 Plan. Options outstanding are exercisable at $6.67 per share.

     1989 STOCK OPTION PLAN: The 1989 Stock Option Plan ('1989 Plan') provides for grants of stock options for Class B Common Stock, SARs and limited SARs. Under the 1989 Plan, 1,900,000 shares were authorized for grant. Options generally become exercisable over the four years following the date of grant, while certain of the options become exercisable one year after the grant date. All options expire ten years from the date of grant.

     During 1990, Associated's Board of Directors approved an exchange program whereby, with the approval of the Stock Option Plan Committee which administers the 1989 Plan, the holders of outstanding options could surrender such options for cancelation and receive in exchange a new option for an equal number of shares with a restarted vesting period at an exercise price equal to the fair market value of shares of Associated's common stock on the date of grant of the new option. In accordance with such exchange program, on May 4, 1990, 817,500 options to purchase shares of Class B Common Stock with an exercise price of $16.69 per share were exchanged on a one-for-one basis for new options with an exercise price of $13.13 per share by all eligible holders of outstanding options.

     Similarly, on October 18, 1990, 1,308,500 options to purchase shares of Class B Common Stock with an exercise price of $13.13 per share were exchanged on a one-for-one basis for new options with an exercise price of $8.13 per share by all eligible holders of outstanding options.

     Effective January 31, 1992, in consideration for an offer by Associated to provide short-term loans for the purpose of exercising outstanding stock options issued under the 1988 and 1989 Plans, as amended, the holders of 1,512,600 corresponding SARs have surrendered such SARs for cancelation. Accordingly, Associated did not recognize any additional expense for the canceled SARs after January 31, 1992 and if an employee elects to exercise the stock option, the accrued compensation recorded for the right or award will be recognized as consideration for the stock issued.

     Options were exercised during 1993 and 1992 at prices ranging from $8.13 to $14.50 per share. Options outstanding are exercisable at prices ranging from $8.13 to $20.75.

     Activity of the plans described above is summarized below:

                                             1993        1992        1991
                                          NUMBER OF   NUMBER OF   NUMBER OF
                                           OPTIONS     OPTIONS     OPTIONS
                                          ----------  ----------  ----------
Options outstanding, beginning of
year....................................   1,671,200   1,720,600   1,538,500
Options granted.........................      12,000      51,000     208,000
Options exercised.......................     (43,800)    (79,200)    (13,100)

Options canceled and returned...........     (19,500)    (21,200)    (12,800)
                                          ----------  ----------  ----------
Options outstanding, end of year........   1,619,900   1,671,200   1,720,600
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

     At December 31, 1993, 1,407,950 options to purchase Associated's Class A and Class B Common Stock were exercisable, 211,950 were exercisable subject to vesting and 234,000 options were available for grant. Under the provisions of the Merger Agreement, prior to or at the time of the Merger, all options and related SARs outstanding under the above plans will be canceled, and option holders will be paid for the value of amounts due under the terms of the plans.

                        ASSOCIATED BUSINESS TO BE MERGED
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1993

13. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Significant noncash investing and financing activities, in thousands, are as follows:

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                             1993
                                                         ------------
Cash resulting from consolidation of certain
  affiliates:
  Fair value of assets acquired........................   $   (25,518)
  Net liabilities assumed..............................        30,304
                                                         ------------
Cash acquired..........................................   $     4,786
                                                         ------------
                                                         ------------
Acquisition of partnership interests:
  Fair value of assets acquired........................   $   (85,625)
  Financing provided by seller.........................        85,625
                                                         ------------
                                                          $        --
                                                         ------------
                                                         ------------
Net settlement of intercompany accounts
  by ACDI..............................................   $    21,856

14. RELATED PARTY TRANSACTIONS

     Associated provided technical, administrative and management services to the consolidated telephone joint ventures. The Company was reimbursed for these services at rates which approximate cost. The reimbursement of these costs are used to offset operating and general and administrative expenses. The total reimbursement for these services on a net equity basis was approximately $1,121,000, $1,366,000 and $1,010,000 in 1993, 1992 and 1991, respectively.

     Accounts payable at December 31, 1992 includes approximately $365,000 due from ATC and GTC to BTC for shared costs and services.

     Prior to obtaining the ACDI II credit facility (see Note 8 to the combined financial statements), the Company met a portion of its cash flow requirements through intercompany borrowings from ACDI. Interest expense was charged on such borrowings at the prime rate. In 1993, all intercompany accounts due to ACDI were settled.

15. COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain lawsuits arising in the ordinary course of business. In management's opinion, the claims are without merit and management plans to defend the cases vigorously. The outcome of these matters is not expected to have a material adverse effect on the Company's financial position.

                        ASSOCIATED BUSINESS TO BE MERGED
                   SCHEDULE V--PROPERTY, PLANT, AND EQUIPMENT

                                      COLUMN B                                   COLUMN E
                                     -----------   COLUMN C                   --------------      COLUMN F
             COLUMN A                BALANCE AT   -----------    COLUMN D     OTHER CHANGES     -------------
- -----------------------------------   BEGINNING    ADDITIONS   -------------   ADD (DEDUCT)      BALANCE AT
CLASSIFICATION                        OF PERIOD     AT COST     RETIREMENTS      DESCRIBE       END OF PERIOD
- -----------------------------------  -----------  -----------  -------------  --------------    -------------
                                                                  (IN THOUSANDS)
Year ended December 31, 1993:
  Land.............................   $       50   $      236    $        --    $        143    $       429
  Buildings and improvements.......           16           97             --              63            176
  Leasehold improvements...........          418          867             --             180          1,465
  Equipment........................       35,696        6,646             51          24,669         66,960
                                     -----------  -----------  -------------  --------------    -------------
Total..............................   $   36,180   $    7,846    $        51    $     25,055(1) $    69,030
                                     -----------  -----------  -------------  --------------    -------------
                                     -----------  -----------  -------------  --------------    -------------
Year ended December 31, 1992:
  Land.............................   $       50   $       --    $        --    $         --    $        50
  Buildings and improvements.......           17           --              1              --             16
  Leasehold improvements...........          283          136              1              --            418
  Equipment........................       25,476       10,548            328              --         35,696
                                     -----------  -----------  -------------  --------------    -------------
Total..............................   $   25,826   $   10,684    $       330    $         --    $    36,180

                                     -----------  -----------  -------------  --------------    -------------
                                     -----------  -----------  -------------  --------------    -------------
Year ended December 31, 1991:
  Land.............................   $       50   $       --    $        --    $         --    $        50
  Buildings and improvements.......           17           --             --              --             17
  Leasehold improvements...........          201           82             --              --            283
  Equipment........................       22,961        2,753            238              --         25,476
                                     -----------  -----------  -------------  --------------    -------------
Total..............................   $   23,229   $    2,835    $       238    $         --    $    25,826
                                     -----------  -----------  -------------  --------------    -------------
                                     -----------  -----------  -------------  --------------    -------------

- ------------------
(1)--Relates to consolidation of cellular telephone joint venture described in
     Note 2 to the combined financial statements.

                        ASSOCIATED BUSINESS TO BE MERGED
             SCHEDULE VI--ACCUMULATED DEPRECIATION, DEPLETION, AND
                 AMORTIZATION OF PROPERTY, PLANT, AND EQUIPMENT

                                                  COLUMN C
                                      COLUMN B    --------                   COLUMN E
                                      --------    ADDITIONS                  --------     COLUMN F
                                      BALANCE     CHARGED                     OTHER       --------
                                         AT          TO                      CHARGES      BALANCE
             COLUMN A                 BEGINNING    COSTS       COLUMN D        ADD           AT
- -----------------------------------      OF         AND       -----------    (DEDUCT)      END OF
CLASSIFICATION                         PERIOD     EXPENSES    RETIREMENTS    DESCRIBE      PERIOD
- -----------------------------------   --------    --------    -----------    --------     --------
                                                             (IN THOUSANDS)
Year ended December 31, 1993:
  Buildings and improvements.......   $     6      $   13        $  --       $     55     $    74
  Leasehold improvements...........       145         123           --            112         380
  Equipment........................    13,375       7,379            2         11,049      31,801
                                      --------    --------    -----------    --------     --------
Total..............................   $13,526      $7,515        $   2       $ 11,216(1)  $32,255
                                      --------    --------    -----------    --------     --------
                                      --------    --------    -----------    --------     --------
Year ended December 31, 1992:
  Buildings and improvements.......   $     4      $    2        $  --       $     --     $     6
  Leasehold improvements...........       104          42            1             --         145
  Equipment........................     9,994       3,593          212             --      13,375
                                      --------    --------    -----------    --------     --------
Total..............................   $10,102      $3,637        $ 213       $     --     $13,526
                                      --------    --------    -----------    --------     --------
                                      --------    --------    -----------    --------     --------
Year ended December 31, 1991:
  Buildings and improvements.......   $     3      $    1        $  --       $     --     $     4

  Leasehold improvements...........        79          25           --             --         104
  Equipment........................     7,231       2,814           51             --       9,994
                                      --------    --------    -----------    --------     --------
Total..............................   $ 7,313      $2,840        $  51       $     --     $10,102
                                      --------    --------    -----------    --------     --------
                                      --------    --------    -----------    --------     --------

- ---------------
(1)--Relates to consolidation of cellular telephone joint venture described in
     Note 2 to the combined financial statements.

                        ASSOCIATED BUSINESS TO BE MERGED
                SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                                                           COLUMN C
                                                  --------------------------
                                      COLUMN B            ADDITIONS                           COLUMN E
                                     -----------  --------------------------                  ---------
             COLUMN A                BALANCE AT   CHARGED TO    CHARGED TO       COLUMN D      BALANCE
- -----------------------------------   BEGINNING    COSTS AND       OTHER        ----------     AT END
DESCRIPTION                           OF PERIOD    EXPENSES      ACCOUNTS       DEDUCTIONS    OF PERIOD
- -----------------------------------  -----------  -----------  -------------    ----------    ---------
                                                               (IN THOUSANDS)
Year ended December 31, 1993:
  Deducted from assets:
     Allowance for doubtful
       accounts (deducted from
       accounts receivable)........   $    1,384   $    2,437    $       784(B) $   2,660 (A) $  1,945
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------
     Inventory market valuation
       reserve (deducted from
       inventory)..................   $      258   $       --    $       142(B) $      13     $    387
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------
Year ended December 31, 1992:
  Deducted from assets:
     Allowance for doubtful
       accounts (deducted from
       accounts receivable)........   $    1,028   $    1,264    $        --    $     908 (A) $  1,384
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------
     Inventory market valuation
       reserve (deducted from
       inventory)..................   $      256   $        2    $        --    $      --     $    258
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------
Year ended December 31, 1991:

  Deducted from assets:
     Allowance for doubtful
       accounts (deducted from
       accounts receivable)........   $       65   $    1,455    $        --    $     492 (A) $  1,028
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------
     Inventory market valuation
       reserve (deducted from
       inventory)..................   $      114   $      142    $        --    $      --     $    256
                                     -----------  -----------  -------------    ----------    ---------
                                     -----------  -----------  -------------    ----------    ---------

- ------------------
(A)--Accounts written off, net of recoveries.

(B)--Relates to consolidation of cellular telephone joint venture described in
     Note 2 to the combined financial statements.

                        ASSOCIATED BUSINESS TO BE MERGED
             SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                       COLUMN B
                                               ------------------------
                                                 CHARGED TO COSTS AND
                                                       EXPENSES
                                               ------------------------
                  COLUMN A                     YEAR ENDED DECEMBER 31,
- ---------------------------------------------  ------------------------
ITEM                                            1993     1992     1991
- ---------------------------------------------  ------   ------   ------
                                                    (IN THOUSANDS)
Maintenance and repairs......................     N/A      N/A      N/A
Amortization.................................  $9,377      N/A      N/A
Taxes, other than payroll and income taxes:
  Gross receipts tax.........................  $3,439   $1,736   $1,439
Royalties....................................     N/A      N/A      N/A
Advertising costs............................  $2,333   $  817   $  724

- ------------------
N/A--Less than 1% of revenues

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                OPERATIONS OF ASSOCIATED BUSINESS TO BE MERGED.

                   (all amounts are rounded and approximate)

     The combined financial statements present the financial position, results of operations and cash flows of the Associated Business to be Merged. These financial statements do not reflect any business organization that exists or is intended to exist as a stand-alone company. Accordingly, the following discussion includes only limited forward-looking information.

OVERVIEW

     The Company's results for the period ended December 31, 1993 reflect the transactions with McCaw (the 'McCaw Transactions') (See Note 2 to the combined financial statements). As a result of these transactions, the Company has consolidated the results of the Buffalo and the Glens Falls cellular systems. Also, the minority interest computations reflect (i) a decrease in the minority ownership interest in the Rochester cellular system from 42.86% to 14.29%, (ii) a 25.00% minority ownership interest in the Buffalo cellular system, and (iii) since the Albany and the Glens Falls cellular systems are 100% owned by the Company, no recognition of minority interest with respect to such cellular systems. Likewise, equity in income of unconsolidated cellular telephone joint ventures in the 1993 period is decreased as compared to the 1992 period due to the Company's consolidation of the Buffalo cellular system and the reduction in the Company's effective ownership percentage in the San Francisco-San Jose cellular system from 6.00% to 3.00%.

     Combined revenues for the year ended December 31, 1993 were $91,480,000 compared to $50,083,000 in the 1992 period, for a 83% increase. Net income in 1993 was $2,256,000 or $.06 per share, compared to $5,492,000 or $0.15 per share, in 1992. For the year ended December 31, 1991, combined revenues were $41,125,000 and the net loss was $3,849,000, or $0.10 per share.

YEARS ENDED DECEMBER 31, 1993 AND 1992

     For the year ended December 31, 1993, revenues were $91,480,000 or a 83% increase over 1992 revenues. This increase is primarily a result of the increase in the Company's ownership interests in the upstate New York cellular systems resulting from the McCaw Transactions as well as the continued growth of the consolidated cellular telephone joint ventures' ('consolidated ventures') revenues. The Company expects overall revenue growth to continue as a result of subscriber additions as well as through selling value added features to existing subscribers. However, average revenues per subscriber may gradually decrease, as more 'casual' users subscribe for cellular service.

     As a result of the McCaw Transactions and the continued growth of the consolidated ventures, cost of services, operating expenses and general and administrative expenses increased 60%, 88% and 89%, respectively. The Company believes that certain expenses will continue to increase but economies of scale will continue to be recognized.

     Effective January 31, 1992, all stock appreciation rights ('SARs') were canceled. Consequently, in 1993 no SAR expense was reflected, as compared to a $1,275,000 SAR expense in 1992. Depreciation and amortization expense for the 1993 period over the 1992 period increased by $13,090,000, or 344%. The increase was primarily due to the McCaw Transactions, in addition to capital expenditures in 1993.

     Interest income in 1993 increased $176,000 over such income in 1992. The increase was primarily due to the consolidation of the Buffalo cellular system in 1993. Interest expense-affiliates increased $303,000, or 13%, as a result of increased principal balances outstanding. Interest expense in 1993 increased $4,488,000 or 463% as compared to 1992 primarily due to borrowings relating to the McCaw Transactions.

     Due to changes in cellular partnership ownership percentages relating to the McCaw Transactions, equity results for the unconsolidated cellular telephone joint ventures in 1993 showed a decrease in income of $4,522,000 or 40%, as compared to 1992.

     Minority interests decreased a net amount of $426,000 as a result of the McCaw Transactions mitigated by the growth of the previously consolidated cellular ventures.

     The Company recorded a federal income tax benefit of $353,000 and state income tax expense of $268,000 in 1993. In 1992, the Company incurred federal and state income taxes of $4,299,000 and a charge in lieu of federal taxes of $1,800,000. The Company used an operating loss carryforward to reduce federal income taxes by $1,800,000 in 1992.

     1993 results reflect a $2,431,000 credit for the recognition of a cumulative effect of an accounting change for income taxes, resulting from the Company's adoption of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes'.

YEARS ENDED DECEMBER 31, 1992 AND 1991

     Combined revenues increased $8,958,000 or 22%, to $50,083,000 for 1992, compared to $41,125,000 for the year ended December 31, 1991, primarily representing the growth of the consolidated ventures.

     In conjunction with the growth of the consolidated ventures, cost of services and general and administrative expenses increased 11% and 10%, respectively from 1991 to 1992. These increases were primarily due to the consolidated ventures' increased administrative costs associated with the continued growth of their subscriber bases. These subscriber bases continued to grow in 1992, but at a slower rate than in 1991. As a result of the slower growth, operating expenses decreased 2% from 1991 to 1992 due to reduced marketing costs.

     The 1992 period reflected a SAR expense of $1,275,000 as compared to $7,952,000 in 1991. Both periods reflect increased employee vesting in the Company's stock option plans and the appreciation of the Company's stock prices. Effective January 31, 1992, the SARs were canceled and the Company has not recognized any additional SAR expense since that time.

     Interest income in 1992 decreased to $42,000 as compared to $69,000 in 1991 primarily as a result of a smaller investment portfolio and lower interest rates during 1992. Interest expense in 1992 decreased $605,000 or 38% as compared to 1991. The decrease was primarily attributable to lower interest rates during 1992.

     Equity results for the cellular telephone unconsolidated joint ventures showed a significant increase in income in 1992 of $3,410,000, or 43%, as compared to 1991. This increase reflected the strong performance of the Company's unconsolidated cellular telephone joint ventures. Overall, this increase was indicative of the continuing growth in the cellular telephone industry.

     Minority interest increased a net amount of $1,452,000 in 1992 as compared to 1991 primarily due to improved performance of the consolidated ventures.

     The Company incurred federal and state income taxes of $4,299,000 and a charge in lieu of federal income taxes of $1,800,000 in 1992. Thus, the Company used its operating loss carryforward to reduce federal income taxes by $1,800,000 in 1992. In 1991, the Company incurred federal and state income taxes of $805,000.

INFLATION

     The Company does not believe that it is significantly affected by inflation.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has utilized capital to construct, operate and expand its cellular systems as well as acquire additional cellular system interests. Also, as subscriber growth has continued and usage has increased, it has been necessary to make additional capital expenditures for the purchase of additional operating equipment and to invest in new equipment and technologies, including digital equipment. The full implementation of digital cellular systems is expected to take place over the next several years, but at present the Company cannot accurately estimate the timing and costs of digital system implementation. See Note 9 to the Company's combined financial statements included elsewhere herein regarding future minimum lease commitments.

     The Company has financed its continuing cash requirements through existing credit facilities, including borrowings from ACDI and distributions from cellular telephone partnerships. The Company continually evaluates its financial position and alternative financing arrangements. A significant portion of the Company's assets are not highly liquid.

     During the last three years, the Company's revenues and cash flows have grown at significant rates. While the Company expects its revenues and cash flows to continue to grow in the future, management is unable to predict that the growth will equal the rates achieved in the past three years.

     Net cash provided by operating activities was $6,496,000, $5,261,000, and $4,612,000 in 1993, 1992 and 1991 respectively. These increases were primarily attributable to the continued growth of the cellular telephone operations. Net cash used in investing activities was $4,523,000 in 1993. Such investing activities related primarily to the effects of the consolidation of the Buffalo cellular telephone partnership resulting from the McCaw Transactions and capital expenditures for the consolidated ventures. Net cash used in investing activities in 1992 and 1991 was $9,701,000 and $3,044,000, respectively, which was primarily due to purchases of property, plant and equipment. The net cash from financing activities in 1993 of $840,000 was provided by borrowings under the Senior Reducing Revolving Credit Facility and the revolving credit/term loan bank facility of one of the consolidated ventures, as described below. Net cash from financing activities in 1992 of $4,320,000 was provided principally by borrowings from Associated Communications of Delaware, Inc. Net cash used in financing activities in 1991 was $765,000 relating to net principal payments on borrowings from under the revolving credit/term loan bank facilities of two of the consolidated ventures.

     The Company's ratio of current assets to current liabilities was 1.09 to
1.00 at December 31, 1993, compared to 0.25 to 1.00 at December 31, 1992. Both ratios are affected by the amounts due to ACDI, as well as the accrued SAR liability. As previously mentioned, effective January 31, 1992, the SARs were canceled and the Company has not recognized any additional expense or liability thereafter. As stock options are exercised, the accrued compensation recorded for the SARs is being recognized as consideration for the stock issued.

     Purchases of property, plant and equipment amounted to $7,846,000 and $8,986,000 in 1993 and 1992, respectively, primarily for cellular systems expansion.

     With respect to the previously described acquisitions of interests in cellular systems from McCaw, the total purchase price of $85,600,000 was originally paid by means of a three-year note secured by a pledge of the Company's 35.70% interest in the Pittsburgh cellular system and guaranteed by the Company. The interest rate on this note was LIBOR plus 1.88%. In September 1993 the Company refinanced this obligation as described below.

     As of December 31, 1993, the Company had a revolving credit/term loan bank facility for one of the three consolidated ventures which is without recourse against the partners. The Company has increased this facility from $12,000,000 to $20,000,000 and amended the facility to mature on June 30, 1995, at which time the outstanding balance converts to a term loan payable in 12 consecutive quarterly installments beginning September 30, 1995. As of July 26, 1994, borrowings under this credit/term loan bank facility were $12,000,000 at a current interest rate of 6.125% and $3,200,000 at a current rate of 6.00%. During 1993, the Company canceled the revolving credit/term loan bank facilities for the other two consolidated ventures and repaid the obligation, as described below.

     On August 1, 1992, the consolidated ventures entered into a non interest-bearing deferred payable arrangement for the purchase of certain operating equipment. The payment terms defer the equipment cost to no later than December 31, 1994. As of July 26, 1994, the liability is $2,801,000. In order to obtain a more favorable financing rate, the Company guaranteed a $1,300,000 three-year lease between a major computer supplier and one of the consolidated ventures.


SENIOR REDUCING CREDIT FACILITY

     On September 28, 1993, Associated Communications of Delaware, Inc. II ('ACDI II'), an indirect wholly-owned subsidiary of Associated entered into a $120,000,000 syndicated senior reducing revolving credit facility ('the Senior Reducing Credit Facility'). At closing, ACDI II borrowed $110,000,000 and used these proceeds to satisfy (i) a $85,625,000 note payable to McCaw plus accrued interest, (ii) the balance (including accrued and unpaid interest) of one of the consolidated ventures' revolving credit/term loan bank facilities, (iii) the outstanding borrowings (including accrued and unpaid interest) under a demand bank credit facility available to ACDI, a company which is not part of the Associated Business to be Merged and (iv) expenses associated with the Senior Reducing Credit Facility.

     Under the terms of the Senior Reducing Credit Facility, the maximum aggregate principal amount which may be outstanding is $120,000,000, and the credit agreement provides for scheduled reductions in the maximum principal amount which may be outstanding beginning December 31, 1995, and each December 31, thereafter (with the amount of each such reduction increasing in each succeeding year) until December 31, 2000, at which time all borrowings under the Senior Reducing Credit Facility must be repaid. Also, beginning with the fiscal year ending December 31, 1996, the maximum principal amount which may be outstanding is reduced by an additional amount equal to 50% of excess cash flow, as defined in the Senior Reducing Credit Facility. The Senior Reducing Credit Facility requires, among other things, the maintenance of minimum fixed charge coverage and minimum debt service coverage ratios, as well as maximum leverage ratios. Because these ratios decrease each year, it will be necessary over that time period for ACDI II to either reduce debt or to continue to increase cash flow in order to remain in compliance. The Senior Reducing Credit Facility also prohibits the payment of dividends and other distributions by ACDI II except within specified limits intended to allow the Company to meet the cash needs of its corporate operations consistent with past practice, plus an agreed 'basket' amount in excess of such limits.

     Any failure to comply with these or other covenants and restrictions contained in the Senior Reducing Credit Facility could result in a default thereunder. The ability of ACDI II to comply with these provisions may be affected by events beyond its control. If ACDI II fails to service the borrowings under the Senior Reducing Credit Facility, ACDI II will be in default. In such an event, the lenders under the Senior Reducing Credit Facility will be able to exercise their rights including the right to declare all the borrowed funds and interest thereon immediately due and payable. If ACDI II were unable to repay such indebtedness, the holders of such indebtedness could proceed against the collateral described below which secures borrowings under the Senior Reducing Credit Facility.

     As of April 29, 1994 ACDI II amended the Senior Reducing Credit Facility to, among other things, increase the maximum leverage ratio for the first and second quarter of 1994 to address the increased costs associated with higher than anticipated subscriber growth rate experienced by the Company's consolidated cellular telephone joint venture.


     ACDI II can select either a Euro-Rate interest option or a Base Rate (prime rate) interest option on outstanding borrowings under the Senior Reducing Credit Facility. Interest on borrowings is presently calculated at the Euro-Rate plus between 0.875% and 1.75% or the Base Rate plus between 0.0% and 0.5%, depending on certain leverage ratios. At December 31, 1993, borrowings outstanding under the Senior Reducing Credit Facility were $109,500,000 with an annual interest rate of 4.125%. At July 26, 1994, borrowings outstanding under the Senior Reducing Credit Facility were $107,700,000 with an annual interest rate of 5.375% on $31,300,000 of the borrowings, 5.125% on $54,600,000 of the borrowings and 5.50% on $21,800,000 of the borrowings.

     Amounts owing under the Senior Reducing Credit Facility are secured by all of the shares of stock of ACDI II and of ACDI II's wholly-owned subsidiaries (each of which wholly-owned subsidiary, together with the Company's wholly-owned consolidated ventures, is an unconditional guarantor of all of ACDI II's obligations under the Senior Reducing Credit Facility), as well as by the partnership interests in two of the consolidated cellular telephone partnerships held directly by such wholly-owned subsidiaries. ACDI, a company which is not part of the Associated Business to be Merged, is also a non-recourse (except to the extent of any shares of Tele-Communications, Inc ('TCI') Class A Common Stock pledged as described below and the shares of ACDI II pledged as described above) unconditional guarantor of all of ACDI II's obligations under the Senior Reducing Credit Facility. Currently, at ACDI II's option, shares of TCI Class A Common Stock, can be pledged by ACDI as additional collateral to lower certain leverage ratios and accordingly, lower the effective rate of interest. At December 31, 1993, and July 26, 1994, 3,119,994 and 5,519,994 shares of TCI
Class A Common Stock, respectively, were pledged as additional collateral by ACDI on behalf of ACDI II.

     The Merger Agreement provides that if required to consummate the contribution, the Distribution or the Merger, Southwestern will, at Associated's request, as part of the closing under the Merger Agreement, lend or cause to be lent to the Company (pursuant to a demand promissory note) any amount necessary to terminate all obligations of Associated and its subsidiaries under the Senior Reducing Credit Facility.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                         COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Associated Communications Corporation:

We have audited the accompanying combined balance sheet of Bay Area Cellular Telephone Company and Pittsburgh Cellular Telephone Company (collectively, the 'Company') as of December 31, 1993 and the related combined statements of income, partners' equity, and cash flows for the year then ended. We have also audited the related combined financial statement schedules for the Company as of, and for the year ended, December 31, 1993. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We did not audit the 1993 financial statements and financial statement schedules of Pittsburgh Cellular Telephone Company ('PCTC') which financial statements reflect combined total assets of $56,194,000 as of December 31, 1993 and combined total revenues of $54,929,000 for the year ended December 31, 1993. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PCTC, is based solely on the report of other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1993 and the combined results of its operations and its cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, in our opinion, based on our audit and the report of other auditors, the combined financial statement schedules referred to above, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                          COOPERS & LYBRAND

San Francisco, California
March 28, 1994

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Pittsburgh Cellular Telephone Company:

We have audited the accompanying balance sheet of Pittsburgh Cellular Telephone Company (a Pennsylvania general partnership) as of December 31, 1993, and the related statements of income, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pittsburgh Cellular Telephone Company as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN & CO.

Seattle, Washington
January 28, 1994

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1993 AND 1992




                                                        1993           1992
                                                    ------------   ------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......................  $  7,453,700   $  4,511,500
  Accounts receivable:
     Trade (less allowance for doubtful accounts
       of $1,539,600 and $1,128,200 for 1993 and
       1992, respectively)........................    41,217,500     34,574,100
     Other........................................       154,700        395,200
  Inventory.......................................       864,900        657,300
  Prepaid expenses and other current assets.......     2,437,000      1,184,400
                                                    ------------   ------------
       Total current assets                           52,127,800     41,322,500
Property and equipment, net (Note 2)..............   158,394,300    141,061,100
Other assets......................................       949,900        279,500
                                                    ------------   ------------
                                                    $211,472,000   $182,663,100
                                                    ------------   ------------
                                                    ------------   ------------
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities........  $ 27,411,744   $ 24,056,900
  Payable to affiliates...........................    13,915,800     14,943,200
  Current portion--notes payable (Note 6).........     3,045,800      2,539,100
  Deferred revenue................................     3,670,356      2,529,000
                                                    ------------   ------------
       Total current liabilities..................    48,043,700     44,068,200
Notes payable (Note 6)............................     8,049,400     11,095,200
                                                    ------------   ------------
       Total liabilities..........................    56,093,100     55,163,400
Commitments and contingencies (Note 9)
Partners' equity..................................   155,378,900    127,499,700
                                                    ------------   ------------
                                                    $211,472,000   $182,663,100
                                                    ------------   ------------
                                                    ------------   ------------

                     The accompanying notes are an integral
                  part of these combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                         COMBINED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991




                                          1993          1992          1991
                                      ------------  ------------  ------------
                                                    (UNAUDITED)   (UNAUDITED)
Revenue.............................  $276,061,000  $223,281,400  $178,589,400
                                      ------------  ------------  ------------
Costs and expenses:
  Cost of services..................    71,837,300    57,361,486    43,677,254
  General and administrative
     expenses.......................    81,553,400    57,203,714    49,578,846
  Depreciation and amortization.....    28,818,100    23,320,800    19,144,800
                                      ------------  ------------  ------------
                                       182,208,800   137,886,000   112,400,900
                                      ------------  ------------  ------------
Operating income....................    93,852,200    85,395,400    66,188,500
Interest expense, net...............      (160,200)     (701,000)   (1,065,700)
Interest expense--affiliates........      (788,800)   (1,120,300)   (1,581,000)
Other income (expense)..............       (24,000)     (376,500)      464,000
                                      ------------  ------------  ------------
Net income..........................  $ 92,879,200  $ 83,197,600  $ 64,005,800
                                      ------------  ------------  ------------
                                      ------------  ------------  ------------

                     The accompanying notes are an integral
                  part of these combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                    COMBINED STATEMENTS OF PARTNERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


Partners' equity, January 1, 1991--unaudited................  $ 76,296,300
Distribution to partners--unaudited.........................   (40,000,000)
Net income--unaudited.......................................    64,005,800
                                                              ------------
Partners' equity, December 31, 1991--unaudited..............   100,302,100
Distribution to partners--unaudited.........................   (56,000,000)
Net income--unaudited.......................................    83,197,600
                                                              ------------
Partners' equity, December 31, 1992--unaudited..............   127,499,700

Distribution to partners....................................   (65,000,000)
Net income..................................................    92,879,200
                                                              ------------
Partners' equity, December 31, 1993.........................  $155,378,900
                                                              ------------
                                                              ------------

                     The accompanying notes are an integral
                  part of these combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


                                         1993          1992          1991
                                     ------------  ------------  ------------
                                                   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income.......................  $ 92,879,200  $ 83,197,600  $ 64,005,800
  Adjustments to reconcile net
     income to net cash provided by
     operating activities:.........
       Depreciation and
          amortization.............    28,818,100    23,320,800    19,144,800
       Loss on disposal of
          equipment................        36,000       404,000            --
       Changes in assets and
          liabilities:
          Accounts
            receivable--trade......    (6,651,400)   (6,994,800)   (6,516,100)
          Accounts
            receivable--other......       240,500      (245,200)      183,400
          Inventory................      (207,600)      132,700      (129,100)
          Prepaid expenses and
            other current assets...    (2,003,600)     (359,600)     (179,100)
          Accounts payable, accrued
            liabilities, and
            deferred revenue.......     4,496,200     3,897,000    (5,400,600)
                                     ------------  ------------  ------------
Net cash provided by operating
  activities.......................   117,607,400   103,352,500    71,109,100
CASH FLOWS FROM INVESTING

  ACTIVITIES:
  Additions to property and
     equipment, net................   (48,286,700)  (45,643,700)  (34,354,700)
  Other investing activities,
     net...........................     2,188,000       118,000            --
                                     ------------  ------------  ------------
  Net cash used in investing
     activities....................   (46,098,700)  (45,525,700)  (34,354,700)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Payments on notes payable........    (2,539,100)   (2,111,000)   (1,763,000)
  Proceeds from (payments to)
     affiliates....................    (1,027,400)     (318,100)      729,300
  Distributions to partners........   (65,000,000)  (56,000,000)  (40,000,000)
                                     ------------  ------------  ------------
  Net cash used in financing
     activities....................   (68,566,500)  (58,429,100)  (41,033,700)
                                     ------------  ------------  ------------
  Net increase (decrease) in cash
     and cash equivalents..........     2,942,200      (602,300)   (4,279,300)
  Cash and cash equivalents,
     beginning of year.............     4,511,500     5,113,800     9,393,100
                                     ------------  ------------  ------------
  Cash and cash equivalents, end of
     year..........................  $  7,453,700  $  4,511,500  $  5,113,800
                                     ------------  ------------  ------------
                                     ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
  Cash paid during year for:
       Interest....................  $    949,100  $  1,266,500  $  1,880,900

                     The accompanying notes are an integral
                  part of these combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
      DECEMBER 31, 1993 (AUDITED), 1992 (UNAUDITED), AND 1991 (UNAUDITED)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

     Bay Area Cellular Telephone Company ('BACTC') and Pittsburgh Cellular Telephone Company ('PCTC'), (collectively, the 'Company'), are general partnerships formed to construct and operate cellular mobile radio systems (the 'Systems') in the domestic metropolitan statistical areas ('MSAs') of San Francisco and San Jose, California, and Pittsburgh, Pennsylvania, respectively. These systems initially went into service in September 1986 and December 1986, respectively. Additional cell sites are continually being added to the Systems. The Company generally grants unsecured credit primarily to customers, the majority of which are local residents. These amounts are included in accounts receivable-trade.

     Additionally, the Company engages in the retail sales of cellular telephones and related equipment.

PRINCIPLES OF COMBINATION

     The financial statements of the Company are combined due to Associated Communications Corporation's ('ACC's') common partnership interest in the combined entities through AM Partners and Celcom Communications Corporation of Pittsburgh, and due to the fact that the individual entities forming the Company are significant to ACC as it is defined in the Securities and Exchange Commissions rules and regulations. All intercompany accounts and transactions have been eliminated.

PARTNERSHIP EQUITY

     In general, income earned and expenses incurred by BACTC and PCTC are allocated to the partners pro rata in accordance with their respective percentage interest during the period. The partners' effective percentage interests at December 31, 1993 were as follows:

BACTC


CMT Partners.......................................    94.0%
AM Partners........................................     6.0%

PCTC


McCaw Communications of Pittsburgh, Inc............    64.3%
Celcom Communications Corporation of Pittsburgh....    35.7%

PROPERTY AND EQUIPMENT

     Property and equipment, which includes the Systems' assets, are stated at cost.

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 7 years for equipment not directly associated with the Systems. Equipment and other capitalized costs of the Systems are being depreciated over 5 to 15 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset, which is generally 5 years.

     Minor replacements, enhancements, maintenance and repairs are charged to expense as incurred. Major replacements and enhancements are capitalized and depreciated over the remaining useful lives of the assets.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) INVENTORY

     Inventory, which consists of cellular telephones and related equipment, is stated at the lower of cost or market.

CELLULAR SYSTEMS UNDER CONSTRUCTION

     Included in cellular systems under construction are salaries, legal fees, system design costs, equipment and other costs directly associated with the construction of the Systems.

INCOME TAXES

     BACTC and PCTC, as partnerships, are not subject to income tax, and the tax effects of their activities accrue to their respective partners.

CASH AND CASH EQUIVALENTS

     The Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1993 consist principally of investments in commercial paper. The investments are recorded at cost, which approximates market value.

REVENUE RECOGNITION

     Cellular air time is recorded as revenue as earned. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

PENDING ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial

Accounting Standards No. 112, 'Employers' Accounting for Postemployment Benefits,' ('FASB 112') which is effective for fiscal years beginning after December 15, 1993. FASB 112 requires employers to accrue for postemployment benefits that are provided to former or inactive employees after employment, but before retirement. The Company has not made a determination of the effects this pronouncement will have on its financial results.

2. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1993 and 1992 consist of the following:


                                              1993         1992
                                            --------     --------
Land....................................    $  1,484     $  1,449
Operating Equipment.....................     216,028      181,669
Administrative Assets...................      31,961       21,892
                                            --------     --------
                                             249,473      205,010
Accumulated Depreciation and
  Amortization..........................    (108,144)     (79,039)
Cellular Systems under Construction.....      17,065       15,090
                                            --------     --------
                                            $158,394     $141,061
                                            --------     --------
                                            --------     --------

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

3. RELATED PARTY TRANSACTIONS

     The Company has ongoing relationships and transactions with certain related parties. All material transactions fall within the Company's principal line of business of providing cellular service. These transactions are described as follows:

     The Company has contracted with affiliates for technical and administrative services, working capital funding and interconnection services essential to the operation of its cellular network. The costs pursuant to these contracts account for 7%, 6%, and 7% of the Company's total operating costs during 1993, 1992, and 1991, respectively. The outstanding balances due under these agreements comprise less than 10% of combined current liabilities at December 31, 1993 and 1992.

     The Company provides services to certain affiliates operating the nonwireline cellular systems in other MSAs. Services consist of sharing the facilities and the maintenance of the Company's mobile telephone switching office. Revenues from these affiliates are included in the statements of income and amount to less than 1% of sales for the years ended December 31, 1993, 1992, and 1991.

     The Company is charged interest on amounts due to affiliates. Interest is being charged at the rate of 1% in excess of the prime rate and is payable quarterly. At December 31, 1993, the prime rate was 6.0%. Interest paid to affiliates in 1993, 1992, and 1991 was $789, $1,120, and $1,581, respectively.

4. EMPLOYEE BENEFITS

     Employees of the Company qualifying under certain age and service requirements are eligible to participate in the applicable 401(k) plans sponsored by the partners of the Company. The Company makes a limited matching contribution based upon a percentage of the employee's contribution. Contributions to the 401(k) plans amounted to approximately $1,305, $958, and $689 in 1993, 1992, and 1991, respectively.

5. OBLIGATIONS UNDER LEASES

     The Company leases cell sites for the Systems, certain computer equipment, vehicles, and office space under long-term operating leases expiring from 1994 to 2018. Certain of these leases contain renewal options. Future minimum payments on operating leases as of December 31, 1993 are as follows:


1994................      $5,081
1995................       4,619
1996................       3,870
1997................       3,228
1998................       2,486
Thereafter..........       5,114
                        --------
                         $24,398
                        --------
                        --------

     Rental expense was approximately $5,649, $4,707, and $3,389 for the years ended December 31, 1993, 1992, and 1991, respectively.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY


              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. NOTES PAYABLE

     Notes payable consist of the following at December 31, 1993 and 1992:


                                                           1993       1992
                                                          -------    -------
Equipment loan payable to a bank, at prime plus 1% (7%
  at December 31, 1993), in graduated quarterly
  principal payments through 1996......................   $ 7,793    $ 9,577
Working capital loan payable to a bank, at prime plus
  1% (7% at December 31, 1993), in graduated quarterly
  principal payments through 1996......................     3,302      4,057
                                                          -------    -------
                                                           11,095     13,634
Less current portion...................................    (3,046)    (2,539)
                                                          -------    -------
                                                          $ 8,049    $11,095
                                                          -------    -------
                                                          -------    -------

     The above arrangements restrict the incurrence of additional indebtedness and distributions to partners and are collateralized by the assets purchased under the equipment loan and by the partners' interests in the partnership.

     Based upon the borrowing rates currently available to the Company for bank loans with similar terms, the book value of notes payable approximates its fair value.

     Maturities of notes payable as of December 31, 1993, are as follows:


1995......   $  3,657
1996......      4,392
             --------
             $  8,049
             --------
             --------

7. REGULATORY ISSUES

     The California Public Utilities Commission ('CPUC') issued an 'Order Instituting Investigation' ('OII') on January 10, 1992. This order investigated all facilities-based cellular carriers and their practices, operations, and conduct in connection with their siting of towers and compliance with the Commission's General Order No. 159 ('GO-159').

     BACTC is one of three initial respondents, all of whom are alleged to have either (1) prematurely constructed cellular facilities prior to filing advice letters with the commission or (2) failed to obtain necessary governmental permits for certain cellular facilities.

     In connection with the OII proceedings, on April 7, 1993, the CPUC issued an 'Order to Show Cause' which alleged that the BACTC failed to comply with GO-159. Hearings were conducted from September 20 to 23, 1993, and BACTC is awaiting a decision from the presiding Administrative Law Judge.

     BACTC continues to cooperate with the CPUC and has instituted formal procedures to ensure strict compliance with GO-159.

     Based on the treatment of the sites evaluated and resolved by the CPUC, it is the Company's opinion that it is unlikely that the CPUC will require any cell sites to be removed.

     The OII has stated that fines could be assessed against BACTC for violations of GO-159. Management is unable to estimate the amount of fines that may be levied against the Company; however, these fines are not expected to have a material impact on the financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

8. JOINT VENTURE

     A joint venture agreement between PacTel Corporation ('PacTel'), PTC Partnership, and McCaw Cellular Communications, Inc. ('McCaw') was signed on August 29, 1991 to form a new entity, CMT Partners. The agreement was approved by the CPUC and became effective September 1, 1993. CMT Partners is comprised of PacTel's 61.1% interest and McCaw's 32.9% interest in BACTC, as well as other PacTel and McCaw cellular properties. Additionally, CMT Partners purchased the net assets and liabilities of PacTel's cellular reseller, at an agreed-upon price of $0. The liabilities exceeded the assets and this amount is treated as an intangible asset related to the acquisition of subscribers and is included on the BACTC balance sheet in the category of Other Assets. This transaction did not effect the partners' equity of either CMT Partners or BACTC. Immediately thereafter, CMT Partners contributed substantially all of the reseller's assets and liabilities to BACTC. The Company's financial statements as of December 31, 1993 reflect the assets and results of operations of these assets from September 1, 1993 through December 31, 1993.


     On January 8, 1993, ACC, the parent of California Celcom Communications Corporation, closed on a Joint Venture Agreement with McCaw, forming AM Partners. Under the agreement, McCaw has contributed certain cellular properties and ACC has contributed its 6% partners' equity interest in BACTC for 50/50 ownership in the joint venture.

     On July 31, 1992, the BACTC Partnership agreement was amended. The majority of the amendment became effective upon the closing of the McCaw/ACC Joint Venture Agreement and changed the partner's voting rights' giving PacTel and McCaw each 50% and changing the 6% owned by AM Partners to a non-voting interest. Subsequently, the CMT Partners joint venture referred to above was formed, resulting in CMT Partners controlling 100% voting interest in BACTC.

9. COMMITMENTS AND CONTINGENCIES

     The Company is party to commitments and contingencies arising from the normal course of business. Although the outcome of these matters is uncertain, they are not expected to have a material adverse effect on the Company's financial position or results of operations.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                               A COMBINED ENTITY

                       SCHEDULE V--PROPERTY AND EQUIPMENT


                                      COLUMN B
                                     ----------   COLUMN C                      COLUMN E          COLUMN F
             COLUMN A                BALANCE AT  -----------   COLUMN D    -------------------  -------------
- -----------------------------------  BEGINNING    ADDITIONS   -----------  OTHER CHANGES-- ADD   BALANCE AT
CLASSIFICATION                       OF PERIOD     AT COST    RETIREMENT   (DEDUCT)-- DESCRIBE  END OF PERIOD
- -----------------------------------  ----------  -----------  -----------  -------------------  -------------
Year ended December 31, 1993:
     Land..........................  $    1,449   $       35   $       --       $           --   $      1,484
     Equipment.....................     218,651       47,342          939                   --        265,054

                                     ----------  -----------  -----------                  ---  -------------
       Total.......................  $  220,100   $   47,377   $      939       $           --   $    266,538


                                     ----------  -----------  -----------                  ---  -------------
                                     ----------  -----------  -----------                  ---  -------------
Year ended December 31, 1992--
  unaudited:
     Land..........................  $    1,449   $       --   $       --       $           --   $      1,449
     Equipment.....................     174,417       45,642        1,408                   --        218,651


                                     ----------  -----------  -----------                  ---  -------------
       Total.......................  $  175,866   $   45,642   $    1,408       $           --   $    220,100


                                     ----------  -----------  -----------                  ---  -------------
                                     ----------  -----------  -----------                  ---  -------------
Year ended December 31, 1991--
  unaudited:
     Land..........................  $    1,449   $       --   $       --       $           --   $      1,449
     Equipment.....................     140,397       34,356          336                   --        174,417

                                     ----------  -----------  -----------                  ---  -------------
       Total.......................  $  141,846   $   34,356   $      336       $           --   $    175,866


                                     ----------  -----------  -----------                  ---  -------------
                                     ----------  -----------  -----------                  ---  -------------

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                               A COMBINED ENTITY

              SCHEDULE VI--ACCUMULATED DEPRECIATION, DEPLETION AND
                     AMORTIZATION OF PROPERTY AND EQUIPMENT


                                      COLUMN B
                                     -----------   COLUMN C                        COLUMN E          COLUMN F
             COLUMN A                BALANCE AT   -----------    COLUMN D     -------------------  -------------
- -----------------------------------   BEGINNING    ADDITIONS   -------------  OTHER CHANGES-- ADD   BALANCE AT
CLASSIFICATION                        OF PERIOD     AT COST     RETIREMENT    (DEDUCT)-- DESCRIBE  END OF PERIOD
- -----------------------------------  -----------  -----------  -------------  -------------------  -------------
Year ended December 31, 1993:
  Total............................   $   79,039   $   29,719    $       614       $           --   $    108,144


                                     -----------  -----------  -------------                  ---  -------------
                                     -----------  -----------  -------------                  ---  -------------
Year ended December 31, 1992--
  unaudited:
  Total............................   $   56,590   $   23,335    $       886       $           --   $     79,039


                                     -----------  -----------  -------------                  ---  -------------
                                     -----------  ----------- -------------                   ---  -------------

Year ended December 31, 1991--
  unaudited:
  Total............................   $   37,844   $   19,082    $       336       $           --   $     56,590


                                     -----------  -----------  -------------                  ---  -------------
                                     -----------  -----------  -------------                  ---  -------------

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                               A COMBINED ENTITY

                SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS


                                                             COLUMN C
                                                COLUMN B    -----------
                                               -----------   ADDITIONS                    COLUMN E
                  COLUMN A                     BALANCE AT   CHARGED TO     COLUMN D     -------------
- ---------------------------------------------   BEGINNING    COSTS AND   -------------   BALANCE AT
CLASSIFICATION                                  OF PERIOD    EXPENSES    DEDUCTIONS(A)  END OF PERIOD
- ---------------------------------------------  -----------  -----------  -------------  -------------
                                                               (AMOUNTS IN THOUSANDS)
Year ended December 31, 1993:
  Deduct from assets:
     Allowance for doubtful accounts
       (deducted from accounts receivable)...   $    1,128   $    2,328    $    (1,916)   $     1,540
                                               -----------  -----------  -------------  -------------
                                               -----------  -----------  -------------  -------------
Year ended December 31, 1992--unaudited:
  Deduct from assets:
     Allowance for doubtful accounts
       (deducted from accounts receivable)...   $    1,455   $    1,326    $    (1,653)   $     1,128
                                               -----------  -----------  -------------  -------------
                                               -----------  -----------  -------------  -------------
Year ended December 31, 1991--unaudited:
  Deduct from assets:
     Allowance for doubtful accounts
       (deducted from accounts receivable)...   $    1,064   $    1,231    $      (840)   $     1,455
                                               -----------  -----------  -------------  -------------
                                               -----------  -----------  -------------  -------------

- ------------------

(A)--Accounts written off, net of recoveries

                      BAY AREA CELLULAR TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                               A COMBINED ENTITY

             SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION


                                                                  COLUMN B
                                               -----------------------------------------------
                                                        CHARGES TO COSTS AND EXPENSES
                                               -----------------------------------------------
                  COLUMN A                      YEAR ENDED      YEAR ENDED       YEAR ENDED
- ---------------------------------------------  DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
ITEM                                               1993            1992             1991
- ---------------------------------------------  -------------  ---------------  ---------------
                                                           (AMOUNTS IN THOUSANDS)
                                                                (UNAUDITED)      (UNAUDITED)
Maintenance and repairs......................            N/A     $      2,336     $      1,815
Taxes, other than payroll and income taxes:
  Property tax...............................    $     3,568     $      4,151     $      3,788
Advertising costs............................    $     9,491     $      6,727     $      5,213

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                         COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1992

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Associated Communications Corporation

In our opinion, based upon our audits and the reports of other auditors, the accompanying combined balance sheets and the related combined statements of income, of partners' equity and of cash flows present fairly, in all material respects, the financial position of the combined partnership entity at December 31, 1992 and 1991, and the results of their operations and their cash flows for the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Pittsburgh Cellular Telephone Company and Buffalo Telephone Company, which statements reflect total assets of $69,333,984 and $52,167,798 at December 31, 1992 and 1991, respectively, and total revenues of $77,678,518, $62,864,392 and $47,718,600 for the years ended December 31, 1992,
1991 and 1990, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Pittsburgh Cellular Telephone Company and Buffalo Telephone Company, is based solely on the report of other auditors. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of the combined partnership entity for any period subsequent to December 31, 1992.

PRICE WATERHOUSE
Price Waterhouse
San Francisco
March 24, 1993

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Pittsburgh Cellular Telephone Company:

We have audited the accompanying balance sheets of Pittsburgh Cellular Telephone Company (a Pennsyvlania general partnership) as of December 31, 1992 and 1991, and the related statements of income, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pittsburgh Cellular Telephone Company as of December 31, 1992 and 1991, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1992 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN & CO.
Seattle, Washington,
  January 29, 1993

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Buffalo Telephone Company

We have audited the accompanying balance sheets of Buffalo Telephone Company (a Partnership) as of December 31, 1992 and 1991, and the related statements of income, changes in partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buffalo Telephone Company at December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


ERNST & YOUNG
  Pittsburgh, PA
  February 5, 1993

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                            COMBINED BALANCE SHEETS


                                                         DECEMBER 31,
                                               --------------------------------
                                                    1992             1991
                                               ---------------  ---------------
ASSETS
Current assets:
  Cash and cash equivalents..................  $     9,273,827  $     5,751,430
  Accounts receivable--trade, less allowance
     for doubtful accounts of $1,912,000 and
     $2,068,000..............................       38,976,256       31,426,001
  Accounts receivable--other.................          395,200          150,000
  Receivable from affiliates.................          428,453          530,707
  Inventory..................................        1,273,152        1,054,258
  Prepaid expenses and other current
     assets..................................        1,385,400          946,818
                                               ---------------  ---------------
       Total current assets..................       51,732,288       39,859,214
Property and equipment, net..................      154,470,258      128,383,502
Other assets, net of accumulated amortization
  of $811,502 and $716,958...................          413,438          463,082
                                               ---------------  ---------------
                                               $   206,615,984  $   168,705,798
                                               ---------------  ---------------
                                               ---------------  ---------------
LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities...  $    27,437,833  $    23,955,418
  Payable to affiliates......................       14,973,500       15,695,049
  Current portion--notes payable.............        2,539,100        2,115,900
  Deferred revenue...........................        3,289,658        2,562,080
                                               ---------------  ---------------
       Total current liabilities.............       48,240,091       44,328,447
Deferred payable.............................          849,214               --
Notes payable................................       11,095,200       13,629,400
Partners' equity.............................      146,431,479      110,747,951
Commitments and contingencies (Notes 5 and
  8).........................................
                                               ---------------  ---------------
                                               $   206,615,984  $   168,705,798
                                               ---------------  ---------------
                                               ---------------  ---------------

            See accompanying notes to combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                         COMBINED STATEMENTS OF INCOME

                                       FOR THE YEAR ENDED DECEMBER 31,
                              -------------------------------------------------
                                   1992             1991             1990
                              ---------------  ---------------  ---------------
Sales.......................  $   254,985,518  $   205,209,392  $   161,279,600
                              ---------------  ---------------  ---------------
Costs and expenses:
  Cost of sales.............       66,903,819       52,291,313       41,054,998
  General and
     administrative.........       68,718,522       58,913,726       46,266,085
  Depreciation and
     amortizaton............       25,563,552       21,100,665       15,576,675
                              ---------------  ---------------  ---------------
                                  161,185,893      132,305,704      102,897,758
                              ---------------  ---------------  ---------------
Operating income............       93,799,625       72,903,688       58,381,842
Interest expense............       (1,215,644)      (1,784,677)      (2,623,731)
Interest
  expense--affiliates.......       (1,120,300)      (1,581,000)              --
Interest income.............          587,000          767,992        1,062,315
Other (expense) income......         (365,005)         535,756          170,700

                              ---------------  ---------------  ---------------
       Net income...........  $    91,685,676  $    70,841,759  $    56,991,126
                              ---------------  ---------------  ---------------
                              ---------------  ---------------  ---------------

            See accompanying notes to combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                     COMBINED STATEMENT OF PARTNERS' EQUITY


Partners' equity, December 31, 1989..........  $    46,235,066
Distributions to partners....................      (20,200,000)
Net income...................................       56,991,126
                                               ---------------
Partners' equity, December 31, 1990..........       83,026,192
Distributions to partners....................      (43,120,000)
Net income...................................       70,841,759
                                               ---------------
Partners' equity, December 31, 1991..........      110,747,951
Distributions to partners....................      (56,002,148)
Net income...................................       91,685,676
                                               ---------------
Partners' equity, December 31, 1992..........  $   146,431,479
                                               ---------------
                                               ---------------

            See accompanying notes to combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS


                                           YEAR ENDED DECEMBER 31,

                              -------------------------------------------------
                                   1992             1991             1990
                              ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
  Net income................  $    91,685,676  $    70,841,759  $    56,991,126
  Adjustments to reconcile
     net income to net cash
     provided by operating
     activities:
       Depreciation and
          amortization......       25,563,552       21,100,665       15,576,675
       Loss on disposal of
          equipment.........          408,991            1,586            7,745
       Changes in assets and
          liabilities:
          Accounts
            receivable--
            trade...........       (7,550,255)      (7,598,274)      (3,795,738)
          Accounts
            receivable--
            other...........         (245,200)         183,400         (174,800)
          Receivable from
            affiliates......          102,254          102,684         (447,331)
          Inventory.........         (218,894)        (180,607)        (144,105)
          Prepaid expenses
            and other
            assets..........         (468,582)        (198,370)        (361,783)
          Accounts payable
            and accrued
            liabilities.....        3,482,415       (5,474,146)      10,155,970
          Payable to
            affiliates......         (721,549)         603,061        8,400,309
          Accrued
            interest........               --          (38,265)        (111,935)
          Deferred
            revenue.........          727,578          691,269           43,234
                              ---------------  ---------------  ---------------
Net cash provided by
  operating activities......      112,765,986       80,034,762       86,139,367
                              ---------------  ---------------  ---------------
CASH FLOWS USED IN INVESTING
ACTIVITIES:
  Additions to property and
     equipment, net.........      (51,130,441      (38,433,704)     (44,338,025)
                              ---------------  ---------------  ---------------
CASH FLOWS PROVIDED BY (USED
IN) FINANCING ACTIVITIES:
  Decrease in line of
     credit, net............               --               --       (5,000,000)
  Proceeds from
     borrowings.............               --               --          315,000
  Payment on notes
     payable................       (2,111,000)      (1,763,000)      (1,468,800)
  Payment on long-term debt
     and capital lease
     obligations............               --         (811,387)      (6,800,723)
  Distributions to

     partners...............      (56,002,148)     (43,120,000)     (20,200,000)
                              ---------------  ---------------  ---------------
  Net cash used in financing
     activities.............      (58,113,148)     (45,694,387)     (33,154,523)
                              ---------------  ---------------  ---------------
  Net increase (decrease) in
     cash and cash
     equivalents............        3,522,397       (4,093,329)       8,646,819
  Cash and cash equivalents,
     beginning of year......        5,751,430        9,844,759        1,197,940
                              ---------------  ---------------  ---------------
  Cash and cash equivalents,
     end of year............  $     9,273,827  $     5,751,430  $     9,844,759
                              ---------------  ---------------  ---------------
                              ---------------  ---------------  ---------------

            See accompanying notes to combined financial statements.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

     Bay Area Cellular Telephone Company ('BACTC'), Buffalo Telephone Company ('BTC'), and Pittsburgh Cellular Telephone Company ('PCTC'), collectively ('the Company'), are general partnerships constructing and operating cellular mobile radio systems (the 'Systems') in the cellular geographic service areas ('CGSAs') of San Francisco and San Jose, California, Buffalo, New York, and Pittsburgh, Pennsylvania, respectively. The Systems initially went into service on September 26, 1986, June 1, 1984, and December 19, 1986, respectively. Additional cell sites are continually being added to the Systems. The Company generally grants unsecured credit primarily to customers, the majority of which are local residents.

ALLOCATION OF PROFITS AND LOSSES

     In general, income earned and expenses incurred by the Company are allocated to the partners pro rata in accordance with their respective percentage interest during the period. The partners' effective percentage interests at December 31, 1992 were as follows:

BACTC



PacTel Cellular...................................   61.10%
McCaw Communications of San Francisco, Inc........   11.75%
McCaw Communications of San Jose, Inc.............   11.75%
Cellular Mobile Systems of the Bay Area, Inc......    9.40%
California Celcom Communications Corporation......    6.00%

BTC


Celcom Communications Corporation of Buffalo......   33.33%
Cellular Mobile Corporation.......................   33.34%
  (owned 50% by Celcom Communications Corporation
  of Buffalo and 50% by McCaw Communications of
  the Northeast, Inc.)
Cellular Services of Buffalo, Inc.................   33.33%
  (owned by McCaw Cellular Communications, Inc.)

PCTC


McCaw Communications of Pittsburgh, Inc...........   64.30%
Celcom Communications Corporation of Pittsburgh...   35.70%

PRINCIPLES OF COMBINATION

     The financial statements of the Company are combined due to Associated Communications Corporations' wholly owned subsidiaries (California Celcom Communications Corporation, Celcom Communications Corporation of Buffalo and Celcom Communications Corporation of Pittsburgh) common partnership interest in the combined entities. All intercompany accounts and transactions have been eliminated.

PROPERTY AND EQUIPMENT

     Property and equipment, which includes the Systems' assets, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years for equipment not directly associated with the Systems. Equipment and other capitalized costs of the Systems are
                                      F-52

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY

                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

being depreciated over 3 to 15 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset, which is generally 5 years.

     Minor replacements, enhancements, maintenance and repairs are charged to expense as incurred. Major replacements and enhancements are capitalized and depreciated over the remaining useful lives of the assets.

INVENTORY

     Inventory, which consists of cellular telephones and related equipment, is stated at the lower of cost or market.

CELLULAR SYSTEMS UNDER CONSTRUCTION

     Included in cellular systems under construction are salaries, legal fees, system design costs, equipment and other costs directly associated with the construction of the Systems.

INCOME TAXES

     No provisions for income taxes is necessary in the financial statements of the Company because, as partnerships, they are not subject to income tax and the tax effect of their activities accrues to the partners.

CASH AND CASH EQUIVALENTS

     The Company considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1992 consist principally of investments in commercial paper and money market funds. The investments are recorded at cost, which approximates market value.

DEFERRED ORGANIZATION COSTS

     Deferred organization costs consisting of legal fees, engineering and start-up costs, are included in other assets and are being amortized using the straight-line method over ten years, the life of the license.

REVENUE RECOGNITION

     Cellular air time is recorded as revenue as earned. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                         DECEMBER 31,
                                                    ----------------------
                                                       1992        1991
                                                    ----------  ----------
                                                        (IN THOUSANDS)
Land..............................................  $    1,592  $    1,582
Radio frequency equipment.........................     104,530      86,311
System design and construction cost...............      39,922      34,149
MTSO equipment....................................      53,799      44,562
Microwave equipment...............................       6,707       5,754
Administrative assets.............................      23,086      16,298
                                                    ----------  ----------
                                                       229,636     188,656
Less--accumulated depreciation and amortization...     (90,256)    (65,659)
Cellular systems under construction...............      15,090       5,387
                                                    ----------  ----------
                                                    $  154,470  $  128,384
                                                    ----------  ----------
                                                    ----------  ----------

3. RELATED PARTY TRANSACTIONS

     The Company has ongoing relationships and transactions with certain related parties. All material transactions fall within the Company's principal line of business of providing cellular service. These transactions are described as follows:

     PacTel Mobile Services, a significant reseller, is a wholly owned subsidiary of one of the three partnership's managing partner. This reseller accounts for approximately 19% of the Company's revenues earned in 1992 and 1991, 25% in 1990, and 20%, 18%, and 22% of the Company's outstanding receivables at December 31, 1992, 1991 and 1990, respectively.

     The Company has contracted with affiliates for technical and administrative services, working capital funding and interconnection services essential to the operation of its cellular network. The costs pursuant to these contracts account for 7%, 8% and 5% of the Company's total operating costs during 1992, 1991 and 1990, respectively. The outstanding balances due under these agreements comprise less than 10% of current liabilities at December 31, 1992, 1991 and 1990.

     The Company provides services to certain affiliates operating the nonwireline cellular systems in the CGSAs of Wheeling and Parkersburg, West Virginia and Johnstown and Erie, Pennsylvania. Services consist of sharing the facilities and the maintenance of the Company's mobile telephone switching office. Revenues from these affiliates are included in the combined Statements of Income and amount to less than 1% of sales for the years ended December 31, 1992, 1991 and 1990, respectively.

4. EMPLOYEE BENEFIT PLAN

     Employees of the Company qualifying under certain age and service requirements are eligible to participate in the applicable 401(k) plans sponsored by the partners of the Company. The Company makes a limited matching contribution based upon a percentage of the employee's contribution. Contributions to the 401(k) plans amounted to approximately $998,400, $665,400 and $398,400 in 1992, 1991 and 1990, respectively.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. OBLIGATION UNDER LEASES

     The Company leases cell sites for the Systems, certain computer equipment, vehicles and office space under long-term operating leases expiring from 1993 to 2017. Certain of these leases contain renewal options. Future minimum lease payments as of December 31, 1992 are as follows:


                             OPERATING
                               LEASES
                           --------------
                           (IN THOUSANDS)
1993.....................  $      5,417
1994.....................         5,026
1995.....................         4,360
1996.....................         3,634
1997.....................         2,960
Thereafter...............         7,543
                           --------------
                           $     28,940
                           --------------
                           --------------


     Rental expense was approximately $5,269,100, $3,883,900 and $3,030,800 for the years ended December 31, 1992, 1991 and 1990, respectively.

6. NOTES PAYABLE

     Notes payable consist of the following:


                                                           1992      1991
                                                         --------  --------
                                                           (IN THOUSANDS)
Equipment loan payable to a bank, at prime plus 1% (7%
  at December 31, 1992), in graduated quarterly
  principal payments through 1996, secured by
  $13,340,000 of equipment.............................  $  9,577  $ 11,063
Working capital loan payable to a bank, at prime plus
  1% (7% at December 31, 1992), in graduated quarterly
  principal payments through 1996, secured by the
  partners' interest in the Partnership................     4,057     4,682
                                                         --------  --------
                                                           13,634    15,745
Less--current portion..................................    (2,539)   (2,116)
                                                         --------  --------
Notes payable..........................................  $ 11,095  $ 13,629
                                                         --------  --------
                                                         --------  --------

     At December 31, 1992, the Company has an available $6,000,000 secured revolving credit/term loan. There were no borrowings outstanding at December 31, 1992 and 1991. The Company can select either a floating or fixed interest rate option for the credit/term loan. The floating interest rate option will vary between the bank's prime rate and the bank's prime rate less 1/2%, and the fixed interest rate will vary from the fixed rate as determined by the bank plus
1 1/2% to the fixed rate as determined by the bank plus 1%. The rate is determined by the debt/operating cash profit ratio of the borrower. The agreement also requires that the Company pay a commitment fee of 1/4 of 1% per year on the unused amount of the available portion of the credit agreement. The revolving credit agreement, as amended, matures on June 30, 1993, at which time the outstanding balance converts to a term loan which matures on June 30, 1996. For each fiscal year beginning in 1993, the Company is required to make a prepayment against the outstanding term loan in an amount equal to 50% of the excess cash flow, as defined, for that fiscal year.

     The credit/term loan agreement requires, among other things, the maintenance of certain financial ratios, limits on the amount of capital expenditures, limits on distributions to partners and restriction on the incurrence of additional indebtedness, which is the most restrictive.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

6. NOTES PAYABLE--(CONTINUED)

     Based upon the borrowing rates currently available to the Company for bank loans with similar terms, the book value of notes payable approximates its fair value.

     Maturities of notes payable as of December 31, 1992, are as follows:


                           (IN THOUSANDS)
                           --------------
1993.....................       $ 2,539
1994.....................         3,046
1995.....................         3,657
1996.....................         4,392
                           --------------
                                $13,634
                           --------------
                           --------------

     Total interest paid by the Company during 1992, 1991 and 1990 was approximately $1,266,500, $1,963,900 and $2,781,800, respectively.

7. DEFERRED PAYABLE

     On August 1, 1992, the Company entered into a non-interest bearing note payable for $957,200 with an equipment vendor for the purchase of certain operating equipment with capacity to process cellular telephone traffic in excess of the requirements of the Company's current subscriber load in certain CGSA's. The payment terms on the note defer a portion of the equipment's cost until the Company's subscriber load in those CGSA's would normally require the purchase of equipment which supports such excess capacity, but no later than December 31, 1994. At December 31, 1992, the note has been discounted to its present value of $849,214 from December 31, 1994, at an interest rate of 6%.

8. REGULATORY ISSUES

     The California Public Utilities Commission opened an investigation on January 10, 1992 which will investigate all facilities based cellular carriers and their practices, operations and conduct in connection with their citing of towers, and compliance with the Commission's General Order No. 159 ('G.O. 159').

     BACTC is one of three initial respondents, all of whom are alleged to have either (1) prematurely constructed cellular facilities prior to filing advice letters with the Commission or (2) failed to obtain necessary governmental permits for certain cellular facilities.

     BACTC continues to cooperate fully with the Commission during its investigation and will take immediate steps to remedy any conditions that result in adverse findings.

     The Commission has stated that violations of G.O. 159 are subject to sanctions which could include monetary damages. Management is unable to estimate the nature or amount of any sanctions that may be imposed by the Commission.

9. SUBSEQUENT EVENTS

     A joint venture agreement between PacTel Corporation (PacTel), PTC Partnership and McCaw Cellular Communications, Inc. ('MCCI') was signed August 29, 1991 to form a new entity, CMT Partners. CMT Partners will be comprised of PacTel Cellular's 61.10%, McCaw Communications of San Francisco, Inc.'s 11.75% interest, McCaw Communications of San Jose, Inc.'s 11.75% and Cellular Mobile Systems of the Bay Area, Inc.'s 9.4% interest in BACTC as well as other PacTel and MCCI cellular properties. PacTel and MCCI will have 50/50 ownership of CMT Partners and CMT Partners will have a 94% partner's equity interest in

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

9. SUBSEQUENT EVENTS--(CONTINUED)

BACTC. This agreement is scheduled to become effective pending approval from the California Public Utilities Commission.

     On January 8, 1993, Associated Communications Corporation ('ACC'), the parent of California Celcom Communications Corporation, closed on a Joint Venture Agreement with MCCI. Under the agreement, MCCI has contributed its effective 50% partners' equity interest in BTC and ACC has contributed its 6% partners' equity interest in BACTC for 50/50 ownership in the joint venture (AM Partners).

     As a result of the MCCI/ACC joint venture, an amendment was made to the BACTC partnership agreement effectively converting ACC's voting rights to a non-voting interest.

10. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     A deferred payable of $849,214 was incurred when the Company entered into a lease for new equipment.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

To the Board of Directors of
Associated Communications Corporation

Our audits of the combined financial statements referred to in our report dated March 24, 1993, appearing on page F-45 of this Proxy Statement of Associated Communications Corporation, also included an audit of the Financial Statement Schedules in this Proxy Statement. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.

                                          PRICE WATERHOUSE

Price Waterhouse
San Francisco
March 24, 1993

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                         A COMBINED PARTNERSHIP ENTITY

                                   SCHEDULE V
                             PROPERTY AND EQUIPMENT


- -----------------------------------------------------------------------------------------------
           COLUMN A              COLUMN B    COLUMN C    COLUMN D      COLUMN E       COLUMN F
- -----------------------------------------------------------------------------------------------
                                BALANCE AT                           OTHER CHANGES   BALANCE AT
                                BEGINNING   ADDITIONS                ADD (DEDUCT)      END OF
        CLASSIFICATION          OF PERIOD    AT COST    RETIREMENT     DESCRIBE        PERIOD
- -----------------------------------------------------------------------------------------------
                                                    (AMOUNTS IN THOUSANDS)
Year Ended December 31, 1992:
  Land........................  $    1,582  $      10   $      --   $     --         $    1,592
  Equipment...................     192,461     52,057       1,384         --            243,134
                                ---------------------------------------------------------------

Total.........................  $  194,043  $  52,067   $   1,384   $     --         $  244,726
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------
Year Ended December 31, 1991:
  Land........................  $    1,582  $      --   $      --   $     --         $    1,582
  Equipment...................     154,371     38,435         345         --            192,461
                                ---------------------------------------------------------------
Total.........................  $  155,953  $  38,435   $     345   $     --         $  194,043
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------
Year Ended December 31, 1990:
  Land........................  $    1,582  $      --   $      --   $     --         $    1,582
  Equipment...................     110,251     44,340         220         --            154,371
                                ---------------------------------------------------------------
Total.........................  $  111,833  $  44,340   $     220   $     --         $  155,953
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY
                         A COMBINED PARTNERSHIP ENTITY

                                  SCHEDULE VI

                    ACCUMULATED DEPRECIATION, DEPLETION AND
                     AMORTIZATION OF PROPERTY AND EQUIPMENT


- -----------------------------------------------------------------------------------------------
           COLUMN A              COLUMN B    COLUMN C    COLUMN D      COLUMN E       COLUMN F
- -----------------------------------------------------------------------------------------------
                                            ADDITIONS
                                BALANCE AT  CHARGED TO               OTHER CHANGES   BALANCE AT
                                BEGINNING   COSTS AND                ADD (DEDUCT)      END OF
        CLASSIFICATION          OF PERIOD    EXPENSES   RETIREMENT     DESCRIBE        PERIOD
- -----------------------------------------------------------------------------------------------
                                                (AMOUNTS IN THOUSANDS)
Year ended December 31,
  1992--Total.................  $  65,659   $  25,484   $    887    $    --          $  90,256
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------
Year ended December 31,
  1991--Total.................  $  45,059   $  20,943   $    343    $    --          $  65,659
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------

Year ended December 31,
  1990--Total.................  $  29,941   $  15,329   $    211    $    --          $  45,059
                                ---------------------------------------------------------------
                                ---------------------------------------------------------------

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                                 SCHEDULE VIII

                       VALUATION AND QUALIFYING ACCOUNTS


- --------------------------------------------------------------------------------
          COLUMN A             COLUMN B    COLUMN C      COLUMN D      COLUMN E
- --------------------------------------------------------------------------------
                                          ADDITIONS
                              BALANCE AT  CHARGED TO                  BALANCE AT
                              BEGINNING   COSTS AND                     END OF
        DESCRIPTION           OF PERIOD    EXPENSES     DEDUCTIONS      PERIOD
- --------------------------------------------------------------------------------
                                   (AMOUNTS IN THOUSANDS)
Year ended December 31,
  1992:
  Deducted from assets:
     Allowance for doubtful
       accounts (deducted
       from accounts
       receivable)..........  $   2,068   $   2,069   $    (2,225)(A)   $   1,912
                              ---------------------------------------------------
                              ---------------------------------------------------
Year ended December 31,
  1991:
  Deducted from assets:
     Allowance for doubtful
       accounts (deducted
       from
       accounts
       receivable)..........  $   1,307   $   1,974   $    (1,213)(A)   $   2,068
                              ----------------------------------------------------
                              ----------------------------------------------------
Year ended December 31,
  1990:
  Deducted from assets:
     Allowance for doubtful

       accounts (deducted
       from accounts
       receivable)..........  $   1,392   $   1,417   $    (1,502)(A)   $   1,307
                              ----------------------------------------------------
                              ----------------------------------------------------

- ------------------
(A)--Accounts written off, net of recoveries.

                      BAY AREA CELLULAR TELEPHONE COMPANY
                           BUFFALO TELEPHONE COMPANY
                     PITTSBURGH CELLULAR TELEPHONE COMPANY

                                   SCHEDULE X

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION


- -------------------------------------------------------------------------------
                 COLUMN A                                 COLUMN B
- -------------------------------------------------------------------------------
                                               CHARGES TO COSTS AND EXPENSES
                   ITEM
- -------------------------------------------------------------------------------
                                                1992        1991        1990
                                             ----------  ----------  ----------
                                                   (AMOUNTS IN THOUSANDS)
Maintenance and repairs....................         N/A         N/A         N/A
Amortization...............................         N/A         N/A         N/A
Taxes, other than payroll and income taxes:
  Property tax.............................  $    3,958  $    3,640  $    2,452
Royalties..................................         N/A         N/A         N/A
Advertising costs..........................  $    7,180  $    5,582  $    4,373

- ------------------
N/A--Less than 1% of sales.

                        ASSOCIATED BUSINESS TO BE MERGED
                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                 MARCH 31, 1994

                                                              (IN THOUSANDS)
                                                              --------------
ASSETS
Current assets:
  Cash and cash equivalents (approximates fair value).......  $       7,471
  Accounts receivable, less allowance for doubtful accounts
     of $2,106,000..........................................         15,331
  Inventory held for resale.................................          1,796
  Prepaid federal and state income taxes....................            534
  Prepaid expenses and other assets.........................            406
  Due from Associated Communications of Delaware, Inc.......            697
  Deferred income taxes.....................................          3,975
                                                              --------------
Total current assets........................................         30,210
Property, plant, and equipment--net of accumulated
  depreciation and amortization.............................         36,131
Investments in unconsolidated cellular telephone joint
  ventures..................................................         13,381
Intangible assets, less accumulated amortization of
  $16,202,000...............................................         79,464
Other noncurrent assets.....................................          1,909
                                                              --------------
Total assets................................................  $     161,095
                                                              --------------
                                                              --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $       8,503
  Employee compensation.....................................            904
  Other accrued expenses....................................          1,681
  Deferred revenue..........................................          2,210
  Stock appreciation rights payable.........................          9,926
  Accrued federal and state income taxes....................             97
  Deferred payable..........................................          2,746
                                                              --------------
Total current liabilities...................................         26,067
Long-term obligations.......................................        125,200
Deferred income taxes.......................................          2,585
Commitments and contingencies...............................             --
Minority interests..........................................          3,689
Stockholders' equity:
  Preferred stock, par value $1.00 per share; authorized
     10,000,000 shares;
     none issued............................................             --

  Common stock:
     Class A, par value $.10 per share; authorized
      60,000,000 shares;
      18,200,538 issued and outstanding.....................          1,820
     Class B, par value $.10 per share; authorized
      60,000,000 shares;
      19,274,968 issued and outstanding.....................          1,927
  Additional paid-in capital................................          5,319
  Accumulated deficit.......................................         (5,512)
                                                              --------------
Total stockholders' equity..................................          3,554
                                                              --------------
Total liabilities and stockholders' equity..................  $     161,095
                                                              --------------
                                                              --------------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                                    --------------------------
                                                        1994          1993
                                                    ------------  ------------
                                                          (IN THOUSANDS,
                                                         EXCEPT SHARE AND
                                                        PER SHARE AMOUNTS)
Revenues..........................................  $    24,375   $    19,951
Cost and expenses:
  Cost of services................................        8,290         5,857
  Operating expenses..............................        5,490         3,370
  General and administrative expenses.............        5,638         4,990
  Depreciation and amortization expense...........        4,382         4,014
                                                    ------------  ------------
                                                         23,800        18,231
                                                    ------------  ------------
Operating income..................................          575         1,720
Other income (expense):
  Interest income.................................           60            56
  Interest expense................................       (1,374)       (1,252)
  Interest expense--affiliates....................           --          (449)
  Equity in income of unconsolidated cellular
     telephone joint ventures.....................        1,922         1,631
  Minority interests..............................         (552)         (705)
                                                    ------------  ------------

                                                             56          (719)
                                                    ------------  ------------
Income before income taxes and cumulative effect
  of accounting
  change for income taxes.........................          631         1,001
Income taxes......................................          359           547
                                                    ------------  ------------
Income before cumulative effect of accounting
  change for income taxes.........................          272           454
Cumulative effect of accounting change for income
  taxes...........................................           --         2,431
                                                    ------------  ------------
Net income........................................  $       272   $     2,885
                                                    ------------  ------------
                                                    ------------  ------------
Income per share:
  Income before cumulative effect of accounting
     change for income taxes......................  $       .01   $       .01
  Cumulative effect of accounting change for
     income taxes.................................          .00           .07
                                                    ------------  ------------
Net income per share..............................  $       .01   $       .08
                                                    ------------  ------------
                                                    ------------  ------------
Weighted average number of shares outstanding.....   37,461,506    37,418,406

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                    ------------------
                                                      1994      1993
                                                    --------  --------
                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income........................................  $    272  $  2,885
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization................     4,382     4,014
     Provision for losses on accounts
       receivable.................................       617       581
     Equity in income of unconsolidated cellular
       telephone joint ventures, net of
       distributed earnings.......................    (1,531)   (1,631)

     Minority interests, net of distributed
       earnings...................................        77       555
     Cumulative effect of accounting change for
       income taxes...............................        --    (2,431)
     Provision for deferred income taxes..........        64        97
     Other........................................        98        39
     Change in assets and liabilities:
       Accounts receivable........................    (1,721)      995
       Inventory held for resale..................      (293)     (779)
       Prepaid federal and state income taxes.....     1,287        --
       Prepaid expenses and other assets..........      (109)     (282)
       Accounts payable...........................     1,903    (3,046)
       Employee compensation......................      (630)     (395)
       Other accrued expenses.....................      (289)     (460)
       Deferred revenue...........................        81       (52)
       Accrued federal and state income taxes.....        (6)      283
                                                    --------  --------
Net cash provided by operating activities.........     4,202       373
CASH FLOWS FROM INVESTING ACTIVITIES
Cash and cash equivalents resulting from
  consolidation of affiliates.....................        --     4,786
Cash paid for acquisition.........................        --    (1,743)
Purchases of property, plant, and equipment,
  net.............................................    (1,347)   (1,964)
Investments in unconsolidated cellular telephone
  joint ventures..................................        --       (20)
                                                    --------  --------
Net cash (used in) provided by investing
  activities......................................    (1,347)    1,059
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock options.......................       156       101
Proceeds from borrowings..........................     1,000       900
Principal payments on borrowings..................    (1,300)       --
Due to (from) Associated Communications of
  Delaware, Inc...................................      (697)    2,160
                                                    --------  --------
Net cash (used in) provided by financing
  activities......................................      (841)    3,161
                                                    --------  --------
Net increase in cash and cash equivalents.........     2,014     4,593
Cash and cash equivalents at beginning of
  period..........................................     5,457     2,644
                                                    --------  --------
Cash and cash equivalents at end of period........  $  7,471  $  7,237
                                                    --------  --------
                                                    --------  --------

                            See accompanying notes.

                        ASSOCIATED BUSINESS TO BE MERGED
                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1994
1. INTERIM PRESENTATION

     On February 23, 1994, Associated Communications Corporation ('Associated') entered into an Agreement and Plan of Merger and Reorganization (the 'Merger Agreement') which provides that the common stock of Associated Communications of Delaware, Inc. ('ACDI'), a wholly owned subsidiary of Associated, would be spun off on a pro rata basis to the stockholders of Associated pursuant to the terms of an Agreement and Plan of Distribution, the form of which is an Appendix to the Merger Agreement. After the spin-off, Associated would continue to own its domestic cellular businesses and interests (the 'Associated Business to be Merged' or the 'Company') and would be merged (the 'Merger') with a wholly owned indirect subsidiary of Southwestern Bell Corporation ('SBC'), pursuant to the Merger Agreement.

     These combined financial statements present the financial position, results of operations and cash flows of the Associated Business to be Merged. For the three months ended March 31, 1993, the combined financial statements include certain Associated corporate expenses allocated to the Associated Business to be Merged. These amounts include allocable salaries, rent, accounting services, legal services, and administrative expenses. Management believes these allocations were made on a reasonable and consistent basis. For the three months ended March 31, 1994, the combined financial statements include only the amount of historical corporate expenses allowable, as defined in the Distribution Agreement. Amounts over the allowable amount of historical corporate expenses have been allocated to ACDI.

     The Associated Business to be Merged includes primarily the accounts of three combined cellular telephone joint ventures; Albany Telephone Company ('ATC') (which includes the assets of the Glens Falls cellular system), Buffalo Telephone Company ('BTC'), and Genesee Telephone Company ('GTC'); Cellular Mobile Corporation ('CMC'), which owns a one-third partnership interest in BTC; as well as equity investments in Pittsburgh Cellular Telephone Company ('PCTC') and Bay Area Cellular Telephone Company ('BACTC'), in addition to the accounts of Associated Communications of Delaware, Inc. II ('ACDI II') and certain accounts of Associated, primarily cash and income taxes. The Company operates in one dominant industry segment, cellular and communications services, principally in the northeastern United States.

     The accompanying unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ended December 31, 1994. These statements should be read in conjunction with the audited combined financial statements of the Company for the year ended December 31, 1993.

2. SUMMARIZED FINANCIAL DATA

     Summarized income statement information for the significant cellular telephone joint ventures accounted for on the equity method for the three months ended March 31, 1994 and 1993, is as follows:

                                     THREE MONTHS ENDED
                                         MARCH 31,
                                     ------------------
                                       1994      1993
                                     --------  --------
                                        (AMOUNTS IN
                                         THOUSANDS)
Net revenues.......................  $ 81,133  $ 59,818
Operating income...................    31,018    22,979
Net income.........................    30,980    22,731

                        ASSOCIATED BUSINESS TO BE MERGED
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                                 MARCH 31, 1994

3. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest was approximately $1,464,000 and $1,228,000 for the three months ended March 31, 1994 and 1993, respectively. The Company received a federal income tax refund of approximately $1,000,000 and made state income tax payments of approximately $20,000 for the three months ended March 31, 1994. The Company made federal and state income tax payments of approximately $417,000 for the three months ended March 31, 1993.

     Significant noncash investing and financing activities for the three months ended March 31, 1993, in thousands, are as follows:

Cash resulting from consolidation of certain
  affiliates:
  Fair value of assets acquired...................  $ (25,518)
  Net liabilities assumed.........................     30,304
                                                    ---------
Cash acquired.....................................  $   4,786
                                                    ---------
                                                    ---------
Acquisition of partnership interests:
  Fair value of assets acquired...................  $ (85,625)
  Financing provided by seller....................     85,625
                                                    ---------
                                                    $      --
                                                    ---------
                                                    ---------


4. LONG-TERM OBLIGATIONS

     As of April 29, 1994, the Company amended the $120,000,000 syndicated senior reducing revolving credit facility ('the Senior Reducing Credit Facility') of ACDI II, an indirect wholly owned subsidiary of Associated. The credit agreement establishing the Senior Reducing Credit Facility requires, among other things, the maintenance of minimum fixed charge coverage and minimum debt service coverage ratios, as well as maximum leverage ratios. The amendment, among other things, increases the allowable maximum leverage ratio for the first and second quarters of 1994 to address the increased costs associated with higher than anticipated subscriber growth rates experienced by the Company's consolidated cellular telephone joint ventures.

     At ACDI II's option, shares of TCI Class A Common Stock, owned by ACDI, can be pledged as additional collateral to lower certain leverage ratios and accordingly, lower the effective rate of interest under the Senior Reducing Credit Facility. At March 31, 1994, 4,519,994 shares of TCI Class A Common Stock were pledged by ACDI on behalf of ACDI II as additional collateral. As of May 11, 1994, ACDI II increased the amount of TCI Class A Common Stock pledged as additional collateral by ACDI on behalf of ACDI II to an aggregate amount of 5,519,994 shares.

     ACDI II can select either a Euro-Rate interest option or a Base Rate (prime rate) interest option on outstanding borrowings under the Senior Reducing Credit Facility. Interest on borrowings is calculated at the Euro-Rate plus between 0.875% and 1.75% or the Base Rate plus between 0.0% and 0.5%, depending on certain leverage ratios. At March 31, 1994, borrowings outstanding under the Senior Reducing Credit Facility were $109,800,000 with an annual interest rate of 4.5625% on $109,200,000 of the borrowings and 4.4375% on $600,000 of the borrowings.

5. INCOME TAXES

     Associated and its subsidiaries, with the exception of CMC, a majority owned subsidiary, file income tax returns as a consolidated group. Income taxes presented in these financial statements include interperiod income tax allocations and represent the portion of consolidated income taxes that are attributable to the taxable income,

                        ASSOCIATED BUSINESS TO BE MERGED
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                                 MARCH 31, 1994

5. INCOME TAXES--(CONTINUED)

alternative minimum tax preferential items, and book and tax bases differences of the companies included in these combined statements, as well as income taxes for the separate returns of CMC. Such amounts do not represent the taxes which would be recorded if the Associated Business to be Merged filed income tax returns as an independent entity. Had the tax provision been calculated as though separate income tax returns were filed for the Company, the pro forma net income and tax provision for the three months ended March 31, 1994 would have been $229,000 and $402,000 respectively.

6. COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain lawsuits arising in the ordinary course of business. In management's opinion, the claims are without merit and management plans to defend the cases vigorously. The outcome of these matters is not expected to have a material adverse effect on the Company's financial position.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1994,
                  COMPARED TO THE QUARTER ENDED MARCH 31, 1993

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1994, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1993

     For the period ended March 31, 1994, revenues were $24,375,000, representing a 22% increase compared to revenues of $19,951,000 for the 1993 period. This increase of $4,424,000 is a result of the continued growth of the consolidated cellular telephone joint ventures' ('consolidated ventures') revenues. The consolidated ventures' revenue growth is principally a result of subscriber growth as well as the sale of value added features to existing subscribers. For the first quarter 1994 subscriber growth was higher than anticipated. This increase was partially offset by a decline in the average revenue per subscriber as more 'casual' users subscribed for cellular service.

     For the 1994 period, cost of services, operating expenses and general and administrative expenses increased $2,433,000, $2,120,000 and $648,000 respectively, or 42%, 63% and 13%, respectively, over the 1993 period. These increases were due to the continued growth of the consolidated ventures' subscriber bases and the additional costs required to satisfy the accompanying increased demand for cellular services and features.

     Depreciation and amortization expense for the 1994 period over the 1993 period increased by $368,000, or 9%. Contributing to this increase were capital expenditures for the cellular systems during 1993.

     Interest income in the 1994 period increased $4,000 or 7%, over such income in the 1993 period due to an increased level of cash and cash equivalents in 1994.

     Interest expense in 1994 increased $122,000 or 10%, as compared to the 1993 period, a result of an increased debt level in 1994, offset by a lower effective interest rate on outstanding debt.

     Due to the settlement in 1993 through a contribution to capital by ACDI of all amounts due to ACDI affiliate interest was $0 in 1994, as compared to $449,000 in the 1993 period.


     Equity results for the unconsolidated cellular telephone joint ventures in 1994 provided an increase in income of $291,000 or 18%, as compared to 1993. This increase reflects improved operating results of the unconsolidated cellular telephone joint ventures and the continuing growth of the cellular industry.

     Minority interests decreased a net amount of $153,000 or 22%, reflecting a decrease in the net income of the consolidated ventures resulting from the increased costs associated with the higher than anticipated subscriber growth.

     The Company recorded federal and state income tax expense of $359,000 in the 1994 period compared to $547,000 in the 1993 period. The 1994 period reflects an approximate 57% income tax rate due to the effects of nondeductible items and interperiod income tax allocations. The first quarter 1993 results reflect a $2,431,000 credit for the recognition of a cumulative effect of an accounting change for income taxes, resulting from the Company's adoption of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'

     Net income for the first quarter of 1994 was $272,000 or $.01 per share, compared to net income of $2,885,000 or $0.08 per share in the 1993 period. This change in net income was primarily due to the cumulative effect of an accounting change for income taxes in 1993.

FINANCIAL CONDITION

     Cash and cash equivalents were $7,471,000 at March 31, 1994 compared to $5,457,000 at December 31, 1993. In the first three months of 1994, the net cash provided by operations was $4,202,000 an increase of $3,829,000 over the 1993 period, primarily due to changes in working capital items, most notably accounts receivable, prepaid federal income taxes, and accounts payable. Net cash used in investing activities was $1,347,000 for capital expenditures at the consolidated ventures. The net cash used in financing activities of

$841,000 resulted from an increase in amounts due from ACDI as well as net payments on the consolidated venture's credit/term loan bank facility offset by net borrowings on the Senior Reducing Credit Facility.

     As of July 26, 1994, in addition to cash flow from operations, the Company has available unused debt capacity to finance internal and external development, additional capital expenditures, and investment and business opportunities. The Company has available $12,300,000 from the Senior Reducing Credit Facility, subject to certain restrictions and $4,800,000 from the consolidated cellular venture's credit/term loan bank facility.

     The Company's non interest-bearing deferred payable arrangement for the purchase of certain operating equipment of $2,746,000 is payable no later than December 31, 1994.

                                                                      APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                         DATED AS OF FEBRUARY 23, 1994

                                  BY AND AMONG

                         SOUTHWESTERN BELL CORPORATION

                             SBMS ACQUISITION CORP.

                                      AND

                     ASSOCIATED COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   THE MERGER

                                                                                                              PAGE
                                                                                                              ----
Section 1.1    Effective Time of the Merger................................................................     1
Section 1.2    Closing.....................................................................................     1
Section 1.3    Effects of the Merger.......................................................................     2
Section 1.4    Certificate of Incorporation and By-Laws....................................................     2
Section 1.5    Directors...................................................................................     2
Section 1.6    Officers....................................................................................     2

                                   ARTICLE II
                            CONVERSION OF SECURITIES

Section 2.1    Conversion of Capital Stock.................................................................     2
Section 2.2    Exchange of Certificates....................................................................     4

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization................................................................................     6
Section 3.2    Capitalization..............................................................................     6
Section 3.3    Authority...................................................................................     7
Section 3.4    Consents and Approvals; No Violations.......................................................     7
Section 3.5    SEC Reports and Financial Statements........................................................     8

Section 3.6    Information in Disclosure Documents and Registration Statements.............................     8
Section 3.7    Retained Business...........................................................................     9
Section 3.8    Litigation..................................................................................    10
Section 3.9    Opinion of Financial Advisor................................................................    10
Section 3.10   Registration Rights.........................................................................    10
Section 3.11   Rights Agreement............................................................................    10
Section 3.12   Employee Benefits...........................................................................    10
Section 3.13   Absence of Undisclosed Liabilities..........................................................    11
Section 3.14   Absence of Certain Changes or Events........................................................    11
Section 3.15   No Violation of Law.........................................................................    12
Section 3.16   Taxes.......................................................................................    12
Section 3.17   Labor Controversies.........................................................................    13
Section 3.18   Environmental Matters.......................................................................    13
Section 3.19   Licenses....................................................................................    14
Section 3.20   Intellectual Property.......................................................................    14
Section 3.21   Brokers or Finders..........................................................................    14
Section 3.22   Transactions with Affiliates................................................................    14
Section 3.23   MFJ Activities..............................................................................    15
Section 3.24   Material Agreements.........................................................................    15
Section 3.25   DGCL Section 203............................................................................    15

                                                                                                              PAGE
                                                                                                              ----

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Section 4.1    Organization................................................................................    15
Section 4.2    Capitalization..............................................................................    16
Section 4.3    Authority...................................................................................    16
Section 4.4    Consents and Approvals; No Violations.......................................................    16
Section 4.5    SEC Reports and Financial Statements........................................................    16
Section 4.6    Absence of Undisclosed Liabilities..........................................................    17
Section 4.7    Information in Disclosure Documents and Registration Statements.............................    17
Section 4.8    Parent Ownership of Company Common Stock....................................................    17
Section 4.9    Interim Operations of Sub...................................................................    17

                                   ARTICLE V
                                   COVENANTS

Section 5.1    Covenants of the Company with Respect to the Retained Business..............................    18
Section 5.2    Covenants of the Company....................................................................    19
Section 5.3    Covenants of Parent.........................................................................    20


                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

Section 6.1    Reasonable Efforts..........................................................................    20
Section 6.2    Letter of the Company's Accountants.........................................................    21
Section 6.3    Letter of Parent's Accountants..............................................................    21
Section 6.4    Access to Information.......................................................................    21
Section 6.5    Stockholders Meeting........................................................................    21
Section 6.6    Legal Conditions to Contribution, Distribution and Merger; Legal Compliance.................    22
Section 6.7    Stock Exchange Listing; NASDAQ/NMS Designation..............................................    22
Section 6.8    Company Severance Obligations...............................................................    22
Section 6.9    Company Stock Plans.........................................................................    22
Section 6.10   Fees and Expenses...........................................................................    22
Section 6.11   Indemnification; Insurance..................................................................    23
Section 6.12   Rights Plan.................................................................................    24
Section 6.13   No Solicitations............................................................................    24
Section 6.14   MFJ Matters.................................................................................    24
Section 6.15   Distribution................................................................................    25
Section 6.16   Affiliate Agreements........................................................................    25
Section 6.17   Rochester Radiolocation System..............................................................    25
Section 6.18   Audited Balance Sheet.......................................................................    25

                                  ARTICLE VII
                                   CONDITIONS

Section 7.1    Conditions to Each Party's Obligation To Effect the Merger..................................    26
Section 7.2    Conditions of Obligations of Parent and Sub.................................................    26
Section 7.3    Conditions of Obligations of the Company....................................................    27

                                                                                                              PAGE
                                                                                                              ----

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

Section 8.1    Termination.................................................................................    28
Section 8.2    Effect of Termination.......................................................................    29
Section 8.3    Amendment...................................................................................    29
Section 8.4    Extension; Waiver...........................................................................    29


                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.1    Nonsurvival of Representations and Warranties...............................................    30
Section 9.2    Notices.....................................................................................    30
Section 9.3    Interpretation..............................................................................    30
Section 9.4    Counterparts................................................................................    30
Section 9.5    Entire Agreement; No Third Party Beneficiaries..............................................    31
Section 9.6    Governing Law...............................................................................    31
Section 9.7    Specific Performance........................................................................    31
Section 9.8    Publicity...................................................................................    31
Section 9.9    Assignment..................................................................................    31

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 23, 1994, by and among Southwestern Bell Corporation, a Delaware corporation ('Parent'), SBMS Acquisition Corp., a Delaware corporation and a second tier indirect wholly owned subsidiary of Parent ('Sub'), and Associated Communications Corporation, a Delaware corporation (the 'Company').

     WHEREAS, the Board of Directors of the Company has approved a plan of distribution embodied in the form of agreement attached hereto as Annex 1 (the 'Distribution Agreement') which will be entered into prior to the Effective Time (as defined in Section 1.1), subject to the issuance of a private letter ruling from the Internal Revenue Service (the 'Service') as described in Sections 7.2(c) and 7.3(c) hereof in response to a ruling request to be made by the Company (the 'Ruling Request'), pursuant to which (i) the Retained Business (as defined in Section 3.7), has been or will be contributed by the Company and Associated Communications of Delaware, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company ('Newco'), to a wholly-owned subsidiary of Newco to be formed by Newco (the entity that does or will own the Retained Business at the time of the Distribution (as defined below) is referred to herein as 'Newco Cellular', and references herein to the Subsidiaries of Newco Cellular shall mean those entities that the Distribution Agreement provides will be Subsidiaries of Newco Cellular immediately prior to the Distribution) and all of the shares of capital stock of Newco Cellular will be distributed to the Company (the 'Newco Cellular Distribution') and (ii) substantially all of the Company's remaining assets and liabilities other than Newco Cellular and the Retained Business, have been or will be contributed to or merged with and into Newco (the 'Contribution'), and all of the shares of capital stock of Newco will be distributed on a pro rata basis to the Company's stockholders as provided in the Distribution Agreement (the 'Newco Distribution' and, together with the Newco Cellular Distribution, the 'Distribution');

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that, following the Distribution, the merger of Sub with and into the Company (the 'Merger') with the Company surviving as an indirect wholly owned subsidiary of Parent (the 'Surviving Corporation') would be advantageous and beneficial to their respective corporations and stockholders;


     WHEREAS, certain stockholders of the Company have entered into a Voting Agreement, dated as of the date hereof (the 'Voting Agreement'), among Parent and the stockholders named therein providing, among other things, that such stockholders will vote in favor of the Merger and grant a proxy to Sub for that purpose; and

     WHEREAS, for federal income tax purposes, it is intended that (a) the Distribution shall qualify as a tax-free distribution within the meaning of
Section 355 of the Internal Revenue Code of 1986, as amended (the 'Code'), and
(b) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the 'Certificate of Merger') shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the Delaware General Corporation Law (the 'DGCL'), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective contemporaneously with or immediately following the Distribution, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the 'Effective Time').

     Section 1.2 Closing. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VII hereof, the closing of the Merger (the 'Closing') will take place at 10:00 a.m. on a date to be specified by

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the parties, which shall be no later than the seventeenth business day after satisfaction or waiver of the conditions to Closing contained in Sections 7.1(a), (b), (c), (d) and (f), 7.2 (c), (d)(i) and (f) and
7.3(c), at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto; provided, that (i) if Parent makes a public announcement during the Averaging Period (as defined below) of an event that has a material effect on the business, assets or results of operations of Parent and its Subsidiaries taken as a whole and the Company's financial advisor has advised the Company that such announcement would reasonably be expected to have a temporary effect on the price of Parent Common Stock, the Company may, by written notice to Parent, elect to delay the commencement of the Averaging Period until the fifth trading day after such announcement and thereby delay the Closing and (ii) in the event Parent shall announce an intention to commence or shall commence a tender offer for more than five percent of the outstanding shares of Parent Common Stock, the Company may, by written notice to Parent, elect to delay commencement of the Averaging Period until the twentieth trading day after Parent accepts shares for purchase pursuant to such tender offer or otherwise terminates or abandons such tender offer and thereby delay the Closing. Any written notice to Parent pursuant to this Section 1.2 shall be given not later than three business days after such announcement or commencement. The date and time at which the Closing occurs is referred to herein as the 'Closing Date'.

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4 Certificate of Incorporation and By-Laws.

     (a) The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     (b) The By-Laws of Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.5 Directors. The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

     Section 1.6 Officers. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Class A Common Stock, par value $.10 per share, of the Company (the 'Class A Common Stock') or any shares of Class B Common Stock, par value $.10 per share, of the Company (the 'Class B Common Stock,' and together with the Class A Common Stock, the 'Company Common Stock') or the holder of any capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.10 per share, of the Surviving Corporation.


          (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly owned Subsidiary (as hereinafter defined) of Parent shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word 'Subsidiary' means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c) Exchange Ratio for Company Common Stock. Subject to Section 2.2
     (e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive the number (rounded to the nearest one-thousandth of a share) (the 'Conversion Number') of fully paid and nonassessable shares of Common Stock, $1 par value per share, of Parent ('Parent Common Stock') determined by (i) dividing the Aggregate Purchase Price (as defined below) by the number of shares of Company Common Stock outstanding at the Effective Time as certified to Parent by the Company's registrar and transfer agent to arrive at a price per share of Company Common Stock (the 'Per Share Price') and then (ii) dividing the Per Share Price by the Average Parent Price (as defined below). The 'Average Parent Price' shall be equal to the average of the closing prices of the Parent Common Stock on the New York Stock Exchange (the 'NYSE') Composite Transactions Reporting System, as reported in The Wall Street Journal, for the five (5) trading days (the 'Average Period') immediately preceding the second trading day prior to the Effective Time (the 'Trading Average'); provided, that if the Trading Average is less than $30.00 then the Average Parent Price shall be $30.00, unless the Company notifies Parent in writing prior to the Closing Date that it is unwilling to accept a $30.00 Average Parent Price, in which case, upon receipt of such written notice, Parent may elect either to terminate this Agreement pursuant to Section 8.1(c)(v) or to cause the Average Parent Price to be the Trading Average or such greater amount as Parent and the Company may agree; and provided, further, that if the Trading Average is greater than $50.00 increased at a rate of seven percent (7%) per annum commencing on July 22, 1994 and ending on the day prior to the Effective Time (the 'Maximum Parent Price') then the Average Parent Price shall be the Maximum Parent Price, unless Parent notifies the Company in writing prior to the Closing Date that it is unwilling to accept the Maximum Parent Price as the Average Parent Price, in which case, upon receipt of such written notice, the Company may elect to either terminate this Agreement pursuant to Section 8.1(d)(iv) or to cause the Average Parent Price to be the Trading Average or such lesser amount as the Company and Parent may agree. The 'Aggregate Purchase Price' shall be an amount equal to $680,000,000 (six hundred and eighty million dollars) increased at a rate of seven percent (7%) per annum commencing on July 22, 1994, and ending on the day prior to the Effective Time (the 'Base Purchase Price'), minus the sum of (i) the Retained Company Debt (as defined below) less the Working Capital Amount (as defined below) and less $1,000,000 in respect of certain income tax refunds, regardless of the actual amount thereof, and (ii) 0.64 times the sum of (A) the total amount of interest paid or accrued from January 1, 1994 through the Effective Time on indebtedness of the Retained Company and its Subsidiaries, (B) the aggregate amount paid or payable by the Company to holders of Company Stock Options (as hereinafter defined) pursuant to Section 6.9, (C) the aggregate amount of bonuses paid or payable by the Company and its Subsidiaries as contemplated by Section 5.1(h) and (D) the aggregate amount of severance payable pursuant to the employment agreements referred to in Section 6.8. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest. 'Retained Company Debt' means the amount determined on the basis of the Audited Balance Sheet to be the sum of the long term obligations and deferred payables of the Retained Company (with the components of such line items to be consistent with the Retained Business Balance Sheet). 'Working Capital Amount' means the amount (positive or negative) determined on the basis of the Audited Balance Sheet (as defined in Section 6.18) equal to
     (i) (A) if the amount of cash and cash equivalents on the Audited Balance Sheet ('Audited Balance Sheet Cash'; it being acknowledged that Audited Balance Sheet Cash shall be determined as provided in Section 6.18 (i. e., in accordance with GAAP), provided, that in any event Audited Balance Sheet Cash shall be calculated as an amount net of all outstanding checks, drafts and other debits against any account) is greater than or equal to $4,115,000, then the Working Capital Amount shall be the greater of (x) $4,115,000 and (y) the sum of the Retained Company's net equity interest in the respective cash and cash equivalent amounts (1) with respect to the Retained Company and the Retained Company's consolidated subsidiaries, reflected on the Audited Balance Sheet as Audited Balance Sheet Cash and
     (2) with respect to the Retained Company's unconsolidated investments, reflected on the respective audited balance sheets as of December 31, 1993 of the entities in which the Retained Company has such investments (such total net equity amount being the 'Proportionate Cash Amount') minus $275,000 and (B) if the Audited Balance Sheet Cash is less than $4,115,000, then the Working Capital Amount shall be the greater of (x) the Audited

     Balance Sheet Cash and (y) the Proportionate Cash Amount, minus (ii) any amount by which $4,502,000 exceeds the amount of (1) current assets minus
     (2) the sum of Audited Balance Sheet Cash and current liabilities (provided, that for this purpose such current liabilities shall not include the deferred payables included in Retained Company Debt), in each case determined for the Retained Business and its consolidated subsidiaries on the basis of the Audited Balance Sheet; provided, that in no event will the Proportionate Cash Amount be greater than $5,457,000.

          (d) Adjustment of Exchange Ratio and Collar. If after the date hereof and prior to the Effective Time Parent shall have declared a stock split (including a reverse split) of Parent Common Stock or a dividend payable in Parent Common Stock, or any other distribution of securities or extraordinary dividend (in cash or otherwise) to holders of Parent Common Stock with respect to their Parent Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then (i) the $30.00 minimum Average Parent Price and the Maximum Parent Price referred to in Section 2.1(c) shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and (ii) if such stock split, dividend or distribution has a record date during or after the Averaging Period and prior to the Effective Time, then the number of shares of Parent Common Stock to be issued upon conversion of a share of Company Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities. If Parent purchases shares of Parent Common Stock pursuant to a Premium Tender Offer (as defined below) then the amount of the per share Premium (as defined below) multiplied by the number of shares of Parent Common Stock purchased pursuant to the Premium Tender Offer shall be deemed for purposes of the preceding sentence to be an extraordinary dividend on Parent Common Stock. A 'Premium Tender Offer' shall be a tender offer pursuant to which Parent purchases shares of Parent Common Stock at a price in excess of (i) the average of the closing prices of the Parent Common Stock on the NYSE, as reported in The Wall Street Journal, for the five trading days immediately preceding announcement of such tender offer multiplied by
     (ii) 1.10, with the per share amount of any such excess being the 'Premium'.

     Section 2.2 Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit with The Bank of New York, or such other bank or trust company designated by Parent (and reasonably acceptable to the Company) (the 'Exchange Agent'), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto contemplated by Section 2.2(c) and cash in lieu of fractional shares, being hereinafter referred to as the 'Exchange Fund') issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, together with cash to be paid in lieu of fractional shares.

     (b) Exchange Procedures. As soon as practicable after the Effective Time,

the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the 'Certificates') whose shares were converted pursuant to Section 2.1 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall be in such form and have such provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Sub, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock which such holder is entitled to receive upon the surrender thereof in accordance with this Section 2.2 and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall so surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of

Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time,

Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of certificates for exchange will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the Average Parent Price.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash for payment in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization. As used in this Agreement, any reference to the Company and its Subsidiaries means the Company and each of its Subsidiaries, any reference to the 'Retained Company' and its Subsidiaries or the Surviving Corporation and its Subsidiaries means the Company and those of its direct and indirect Subsidiaries included in the Retained Business, including Newco Cellular, references to Subsidiaries of the Retained Company means the direct and indirect Subsidiaries included in the Retained Business, including Newco Cellular, and any reference to Newco and its Subsidiaries means Newco at the time of the Distribution and those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco and references to Subsidiaries of Newco means those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to an entity (or group of entities taken as a whole) or a Company System (as hereinafter defined) means such event, change or effect is, or could reasonably be expected to be, materially adverse to the business, properties, assets, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole) or a Company System, or on the ability of such entity or group of entities to consummate the transactions contemplated hereby, including the Contribution, the Distribution and the Merger. Each of the Retained Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. The Retained Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. True, accurate and complete copies of the Company's Restated Certificate of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     Section 3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of : (i) 60,000,000 shares of Class A Common Stock of which, as of February 18, 1994, 18,200,538 shares were issued and outstanding and no shares were held in treasury, (ii) 60,000,000 shares of Class B Common Stock of which, as of February 18, 1994, 19,256,968 shares were issued and outstanding and no shares were held in treasury, and (iii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued or outstanding and 5,000,000 shares are designated Series A Junior Participating Preferred Stock (the 'Company Series A Preferred Stock') and are reserved for issuance in accordance with the Rights Agreement, dated as of January 3, 1989 (the 'Rights Agreement'), by and between the Company and Mellon Bank, N.A., as Rights Agent (the 'Company Rights Agent'), pursuant to which the Company has issued rights (the 'Company Rights') to purchase shares of Company Series A Preferred Stock. As of the date hereof, 90,000 shares of Class A Common Stock, and 1,762,500 shares of Class B Common Stock were reserved for issuance upon exercise of outstanding options pursuant to the Company's 1988 Stock Option Plan (the '1988 Plan') and 1989 Stock Option Plan (the '1989 Plan' and together with the 1988 Plan, the 'Company Stock Plans'). All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ('Voting Debt') of the Company are issued or outstanding. The Retained Company and its Subsidiaries have no liability or obligation under the 1989 Stock Option Plan of Associated Communications Resources, Inc., a Delaware corporation. Except as set forth above or in Section 3.2(a) of the disclosure schedule delivered by the

Company to Parent on or prior to the date hereof (the 'Company
Disclosure Schedule'), as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on the Retained Company or any of its Subsidiaries with respect to the issued or unissued capital stock or Voting Debt of the Retained Company or any of its Subsidiaries. Except as set forth above or in Section 3.2(b) of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character obligating the Retained Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Retained Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares, Voting Debt or equity interests or obligating the Retained Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, commitment, understanding or restriction. Except as set forth in
Section 3.2(c) of the Company Disclosure Schedule, there are no contractual obligations of the Retained Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. After February 18, 1994 no shares of Company Common Stock have been issued except issuances of shares reserved for issuance and issued pursuant to the Company Stock Plans in the ordinary course of business. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Retained Company or any of its Subsidiaries is a party or is bound with respect to voting any shares of capital stock of the Retained Company or any of its Subsidiaries.

     Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Distribution Agreement and to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of Company Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast, formal declaration of the Newco Distribution by the Company's Board of Directors and, if required by applicable law, approval of the Contribution and the Distribution by the holders of the Company's Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast). The execution, delivery and performance of this Agreement and the Distribution Agreement by the Company and the consummation by the Company of the Contribution, the Distribution and the Merger and of the other transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Distribution Agreement, the Contribution or the Distribution or for the Company to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of Company Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast, formal declaration of the Newco Distribution by the Company's Board of Directors and, if required by applicable law, approval of the Contribution and the Distribution by the holders of the Company's Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Distribution Agreement has been or prior to the Distribution will be duly executed and delivered by each of the Company and Newco and constitutes or upon such execution and delivery will constitute a valid and binding obligation of each of the Company and Newco, enforceable against them in accordance with its terms.

     Section 3.4 Consents and Approvals; No Violations.  Except as set forth in
Section 3.4 of the Company Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the Securities Act of 1933, as amended (the 'Securities Act'), the National Association of Securities Dealers, Inc. (including the rules and regulations governing the NASDAQ National Market System), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), the Federal Communications Commission (the 'FCC') and the public utilities or public service commissions of New York (the 'New York PSC') and Pennsylvania (the 'Pennsylvania PUC'), filings under state securities or 'blue sky' laws and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement or the Distribution Agreement by the Company, the Contribution, the Distribution, or the consummation by the Company of the transactions contemplated hereby or thereby and compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provisions of the charter or by-laws of the Company or of any of its Subsidiaries, (ii) require any filing by the Company or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by the Company or any of its Subsidiaries of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a
'Governmental Entity') (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole or on the ability of the Company to effect the Contribution or the Distribution), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected

('Contracts'), (iv) result in the triggering of any right of first refusal or other right under any stockholder, partnership or joint venture agreement to which the Company or any of its Subsidiaries is a party or (v) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except, in the case of clauses (iii) or (v), for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole or on the ability of the Company to effect the Contribution or the Distribution and in the case of clause
(iv), for rights of first refusal or other rights under agreements (x) to which Newco or any of its Subsidiaries is a party and (y) which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to effect the Contribution or the Distribution.

     Section 3.5 SEC Reports and Financial Statements. The Company has timely filed with the Securities and Exchange Commission (the 'SEC'), and has heretofore made available to Parent true and complete copies of, all forms, reports and documents required to be filed by it since January 1, 1992 under the Securities Act or the Exchange Act (as such documents have been amended since the time of their filing, collectively, the 'Company SEC Documents'). The Company SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. The consolidated financial statements of the Company included in the Company SEC Documents (including the notes and schedules thereto, the 'Company Financial Statements') comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which are not material in amount) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     Section 3.6 Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by the Company or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the 'S-4') or in any registration statement on Form S-1 or other applicable form to be filed with the SEC by Newco in connection with the distribution of shares of Newco Common Stock in the Distribution (the 'S-1') will, at the time such Registration Statements become effective under the Securities Act and at the Effective Time, in the case of the S-4, and at the time of the meeting of stockholders of the Company to be held in connection with the Contribution and the Distribution and at the time of Distribution, in the case of the S-1, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and
(ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the 'Proxy Statement') will, at the date mailed to the Company's stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-1 will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub for inclusion in the Proxy Statement or the S-1, respectively, or with respect to information concerning Parent or any of its Subsidiaries incorporated by reference in the Proxy Statement.

     Section 3.7 Retained Business.

     (a) Attached hereto as Exhibit 3.7 is a pro forma consolidated combined balance sheet of the Retained Company and its Subsidiaries at December 31, 1993 (including the notes thereto, the 'Retained Business Balance Sheet') and a consolidated statement of income for the Retained Company and its Subsidiaries for the one-year period ended as of December 31, 1993 (including the notes thereto, the 'Retained Business Income Statement' and, together with the Retained Business Balance Sheet, the 'Retained Business Financial Statements'). Except as described on Exhibit 3.7, there has been no change in the consolidated financial position of the Retained Company and its Subsidiaries since December 31, 1993 to the date hereof, except as has resulted from the ordinary course of operation of the Retained Company and its Subsidiaries and any such change is not material to the financial position of the Retained Company and its Subsidiaries. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the Retained Business Balance Sheet fairly presents in all material respects the consolidated financial position of the Retained Company at December 31, 1993 after giving pro forma effect to the Contribution, the Distribution and the Merger (assuming that the Contribution, the Distribution and the Merger occurred on December 31, 1993) in accordance with generally accepted accounting principles applied on a basis consistent with the consolidated financial statements of the Company referred to in Section 3.5. As of December 31, 1993, the Company directly or indirectly owned or had a valid leasehold interest in the assets reflected on the Retained Business Balance Sheet, free and clear of liens, claims, encumbrances or other rights of third parties, except as may be set forth therein or in Section 3.7 of the Company Disclosure Schedule. The 'Retained Business' means and includes the assets, liabilities, capital stock and partnership interests reflected on the Retained Business Balance Sheet, as such assets and liabilities may have changed since the date of the Retained Business Balance Sheet, but in any event shall include all of the Company's direct and indirect right, title and interest (including minority interests) in, and assets used in, cellular businesses in the United States and its territories (except as set forth in Section 3.7 of the Company Disclosure Schedule under 'Excluded Assets', which shall not be included in the Retained Business), including, without limitation, in Albany Telephone Company, Buffalo Telephone Company, Genesee Telephone Company, Pittsburgh Cellular Telephone Company and Bay Area Cellular Telephone Company and all of the Company's AMT tax credits. The Retained Business and the Excluded Assets constitute all of the assets or rights of the Company and its Subsidiaries that are used in the operation of such cellular businesses (such cellular businesses to be referred to hereinafter collectively as the 'Company Systems' and each cellular business serving a metropolitan service area or rural service area is hereinafter referred to as a 'Company System'). As of December 31, 1993, all of the buildings and other material tangible personal property owned or leased by the Company and its Subsidiaries that are included in the Retained Business were in good working condition (normal wear and tear excepted) and were suitable in all material respects for the purposes for which they were being used. The Retained Business Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis during the periods involved, and fairly present in all material respects (subject, in the case of such unaudited statements, to normal, recurring audit adjustments which will not be material in amount) the consolidated financial position of the Retained Company and its consolidated Subsidiaries as at the date thereof, after giving pro forma effect to the Contribution, the Distribution, and the Merger (assuming the Contribution, the Distribution and the Merger occurred on December 31, 1993), and the consolidated results of their operations for the period then ended, after giving pro forma effect to the Contribution, the Distribution and the Merger (assuming the Contribution, the Distribution and the Merger occurred on January 1, 1993).

     (b) At the Effective Time, except for the Excluded Assets and as contemplated by the Distribution Agreement, neither Newco nor any of its Subsidiaries will use in the conduct of its business or own or have rights to use any assets or property, whether tangible, intangible or mixed, which are also used in the conduct of the business of the Retained Business. Except as set forth in Section 3.7 of the Company Disclosure Schedule, at the Effective Time neither Newco nor any of its Subsidiaries will be a party to any material agreement, arrangement or understanding with the Retained Company or any of its Subsidiaries (other than the Distribution Agreement and any agreements contemplated by the Distribution Agreement), including, without limitation, any material Contract, providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, any of the Retained Company or any of its Subsidiaries or pursuant to which the Retained Company or any of its Subsidiaries may have any obligation or liability. After the Effective Time, none of the Retained Company or any of its Subsidiaries will have any liability whatsoever, direct or indirect, contingent or otherwise, in any way relating to the business, operations, indebtedness, assets or liabilities of Newco or any of its Subsidiaries, except as contemplated by the Distribution Agreement.

     Section 3.8 Litigation. Except as set forth in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Entity which, (i) individually or in the aggregate, is reasonably likely to have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole or (ii) exists on the date hereof and in which the amount claimed or cost of compliance with the action sought is in excess of $100,000. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.9 Opinion of Financial Advisor. The Company has received the opinion of Salomon Brothers Inc, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

     Section 3.10 Registration Rights. After the Effective Time, assuming all obligations under the PNC Credit Agreement, dated as of September 28, 1993 among Associated Communications of Delaware, Inc. II and the banks party thereto, and related agreements and instruments (the 'Credit Agreement'), have been fully paid and satisfied, no person or entity will have the right to demand or request that the Retained Company or any of its Subsidiaries effect the registration under the Securities Act of all or any part of the securities of the Retained Company or any of its Subsidiaries or any Parent Common Stock.

     Section 3.11 Rights Agreement. The Company and the Rights Agent have amended the Rights Agreement to the extent necessary so that assuming the accuracy of the representations contained in Section 4.8 (without giving effect to the knowledge qualification thereof), the execution and delivery of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a 'Distribution Date' or a 'Triggering Event' as defined in the Company Rights Agreement.

     Section 3.12 Employee Benefits.

     (a) Section 3.12 of the Company Disclosure Schedule contains a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, other material employee benefit plans and any applicable 'change of control' or similar provisions in any plan, contract or arrangement which cover employees or former employees of the Company and its Subsidiaries (the 'Compensation and Benefit Plans') and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of the Company and its Subsidiaries (the 'Employees'), including, but not limited to, 'employee benefit plans' within the meaning of

Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'). True and complete copies of all Compensation and Benefit Plans and such other benefit plans, contracts or arrangements, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been made available to Parent.

     (b) All employee benefit plans covering Employees (the 'Plans'), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an 'employee pension benefit plan' within the meaning of Section 3(2) of ERISA ('Pension Plan') and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section
502(i) of ERISA in an amount which would have a material adverse effect on the Retained Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate (as defined below) has contributed or been required to contribute to any Multiemployer Plan.

     (c) No liability under Subtitles C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated Plan, currently or formerly maintained by any of them, or the Plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an 'ERISA Affiliate') which would have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole.

     (d) All contributions required to be made or accrued as of December 31, 1993 under the terms of any Plan for which the Retained Company or any of its Subsidiaries may have liability have been timely made or have been reflected on the Retained Business Balance Sheet. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has incurred an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any Plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

     (e) Neither the Retained Company nor any of its Subsidiaries have any obligations for retiree health and life benefits under any Plan, except as set forth in Section 3.12 of the Company Disclosure Schedule.

     (f) All Compensation and Benefit Plans covering foreign Employees comply in all material respects with applicable local law, except where the failure to so comply would not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. The Company and the Subsidiaries have no unfunded liabilities in an amount which would have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole with respect to any Pension Plan which covers foreign Employees.

     (g) The two forms of employee confidentiality agreements (one of which form includes noncompete provisions) previously provided to Parent are true and complete copies of the only form of employee confidentiality and/or noncompetition agreement utilized by the Retained Company and its Subsidiaries.

     Section 3.13 Absence of Undisclosed Liabilities. Except as set forth in
Section 3.13 of the Company Disclosure Schedule or as contemplated by this Agreement, neither the Retained Company nor any of its Subsidiaries had at December 31, 1993, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Retained Business Balance Sheet or reflected in the notes thereto, (b) which were incurred after December 31, 1993 and were incurred in the ordinary course of business, or (c) which would not, in the aggregate, have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole or have been discharged or paid in full prior to the date hereof and taking into account, in the case of contingent liabilities, both the probability of the realization of the contingency and the likely resultant liability.

     Section 3.14 Absence of Certain Changes or Events. Since December 31, 1993, the Retained Company and its Subsidiaries have conducted their business only in the ordinary and usual course consistent with past practice, except as set forth in Section 3.14 of the Company Disclosure Schedule, and there has not been any change or development, or combination of changes or developments, which individually or in the aggregate have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. Notwithstanding any of the foregoing, this representation shall not apply to any such change or development, or combination of changes or developments, to the extent such changes and developments are the result of adverse changes in general economic conditions, stock market fluctuations or conditions or adverse changes in the communications or cellular telephone industry generally.

     Section 3.15 No Violation of Law. Except as set forth in Section 3.15 of the Company Disclosure Schedule or the Company SEC Documents as filed prior to the date hereof, neither the Company nor any of its Subsidiaries is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation)

of any Governmental Entity, except for violations which, in the aggregate, do not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. The Retained Company and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the Retained Company and its Subsidiaries, taken as a whole.

     Section 3.16 Taxes.

     (a) Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as hereinafter defined) for all periods ending at or prior to the Effective Time. Except as set forth in Section 3.16 of the Company Disclosure Schedule or in the Company Financial Statements for the year ended December 31, 1992, there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due, any liens for Taxes shown in such Section 3.16 of the Company Disclosure Schedule or disclosed in the Company Financial Statements for the year ended December 31, 1992 which are being contested in good faith through appropriate proceedings and any liens for Taxes which in the aggregate do not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. Except as set forth in Section 3.16 of the Company Disclosure Schedule or the Company Financial Statements for the year ended December 31, 1992, the Company has not made any change in accounting method, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially adversely affect the Retained Company and its Subsidiaries taken as a whole. Except as set forth in Section 3.16 of the Company Disclosure Schedule or the Company Financial Statements for the year ended December 31, 1992, during the past five years neither the Company nor any of its Subsidiaries has received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to Taxes of the Company or any of its Subsidiaries, except for any such deficiency or assessment which has been paid or is being contested in good faith through appropriate proceedings or which do not in the aggregate have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole. Except as set forth in Section 3.16 of the Company Disclosure Schedule, as of the date hereof, the federal income Tax Returns for the Company and its subsidiaries are not currently the subject of any audit by the Service, and such federal income Tax Returns have been examined by the Service (or the applicable statutes of limitation for the assessment of federal Taxes for such periods have expired) for all periods through and including December 31, 1989, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid. Except as set forth in Section 3.16 of the Company Disclosure Schedule, as of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force. Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Except as set forth in Section 3.16 of the Company Disclosure Schedule, the deductibility of compensation payments will not be limited by Section 280G of the Code. Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. As of the date hereof, except as set forth in Section 3.16 of the Company Disclosure Schedule or in the Company

Financial Statements for the year ended December 31, 1992, the Company does not have any carryovers which would be subject to limitation under
Section 382 or Section 383 of the Code immediately after the Merger.

     (b) 'Taxes' means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any Governmental Entity whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments. 'Tax Return' means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     Section 3.17 Labor Controversies. As of the date hereof, neither the Retained Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization. Except as set forth in Section 3.17 of the Company Disclosure Schedule, as of the date hereof, there are no significant controversies pending or, to the knowledge of the Company, threatened between the Retained Company or any of its Subsidiaries and any representatives of their respective employees, and, to the knowledge of the Company, as of the date hereof, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Retained Company or any of its Subsidiaries. The Company and its Subsidiaries have, to the Company's knowledge, as of the date hereof, complied in all material respects with all laws relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and, as of the date hereof, no person has, to the knowledge of the Company, asserted that the Company or any of its Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     Section 3.18 Environmental Matters.

     (a) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, or to the extent a fact or condition has been specifically reported to Parent as of the date hereof through its own due diligence or through copies of reports of outside consultants provided by the Company and except for such matters that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole,

(i) the Company and its Subsidiaries have complied with all applicable Environmental Laws (as hereinafter defined); (ii) the properties presently or, to the best knowledge of the Company, formerly owned or operated by the Company or its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) (the 'Properties') do not contain any Hazardous Substance (as hereinafter defined) other than as permitted under applicable Environmental Law, do not, and have not, contained any underground storage tanks, do not have any asbestos present (and, to the best knowledge of the Company, have not had any asbestos removed therefrom) and have not been used as a sanitary landfill or hazardous waste disposal site (provided, however, that with respect to Properties formerly owned or operated by the Company, such representation is limited to the period prior to the disposition of such Properties by the Company or one of its Subsidiaries); (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or request for information from any Governmental Entity or any third party alleging that the Company is in violation of, or liable under, any Environmental Law and none of the Company, its Subsidiaries or the Properties are subject to any court order, administrative order or decree arising under any Environmental Law and (iv) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or one of its Subsidiaries, other than as permitted under applicable Environmental Law.

     (b) 'Environmental Law' means (i) any applicable Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect. 'Hazardous Substance' means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

     Section 3.19 Licenses. Each Company System has all permits, licenses, waivers and authorizations (including, without limitation, licenses by the FCC, and licenses, authorizations and certificates of public convenience and necessity from applicable state and local authorities), which are necessary for it to conduct its cellular operations in the manner in which they are presently being conducted (collectively, 'Licenses'), other than any Licenses the failure of which to have would not, individually or in the aggregate, have a material adverse effect on any Company System. No event has occurred or other fact exists with respect to the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination of any of the Licenses or would result in any other impairment of the rights of the holder of any of the Licenses, which either individually or in the aggregate would result in a material adverse effect on any Company System. The Company and its Subsidiaries have duly performed their respective obligations under such Licenses except for such non-performance as would not have a material adverse effect on any Company System. There is not pending or, to the knowledge of the Company, threatened, any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges or questions the validity of or any rights of the holder under any License, except for such applications, petitions, objections or other pleadings, that do not, singly or in the aggregate, have a reasonable probability (taking into account both the likelihood of success and the likely relief) of having a material adverse effect on any License. Except as set forth in Section 3.19 of the Company Disclosure Schedule, all of the cell sites and microwave paths of the Company and its Subsidiaries used in the Retained Business have been constructed and are currently operated in all material respects as represented to the FCC in original and subsequent filings, and, except as would not have a material adverse effect on any License, all modifications to such cell sites and microwave paths have been preceded by the submission to the FCC of all required filings. Except as set forth in Section 3.19 of the Company Disclosure Schedule, all cellular and microwave licenses utilized in the Company Systems located in Rochester, Buffalo, and Albany and Glens Falls are held in the names Genesee Telephone Company, Buffalo Telephone Company and Albany Telephone Company, respectively.

     Section 3.20 Intellectual Property. The Company and its Subsidiaries own or have rights to use (a) all material computer software utilized in the conduct of the Retained Business and (b) the Cellular One name and service mark to the extent provided in the license agreements previously provided to Parent, and, to the best knowledge of the Company, such use does not conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole.

     Section 3.21 Brokers or Finders. Neither the Company nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Salomon Brothers Inc, whose fees and expenses, as previously disclosed to Parent, will be paid by the Company in accordance with the Company's agreement with such firm.

     Section 3.22 Transactions with Affiliates. As of the date hereof, except
(i) as was disclosed in the Company's proxy statement for its 1993 annual meeting of stockholders (the '1993 Proxy Statement'), (ii) for such changes from such disclosure as are individually and in the aggregate immaterial, (iii) as disclosed in Section 3.22 of the Company Disclosure Schedule, (iv) as arise from extensions of credit to, and reimbursements of expenses of, employees and directors in the ordinary course of business and (v) transactions and Contracts between non-wholly owned Subsidiaries of the Company and the Company or any of its Subsidiaries in the ordinary course of business (x) there are no outstanding notes payable to or accounts receivable from, or advances by the Retained Company or any Subsidiary to, and neither the Retained Company nor any

Subsidiary is otherwise a creditor of, any stockholder, officer, director, employee, Subsidiary or affiliate of the Company, other than any such transactions between the Retained Company and any of its wholly owned Subsidiaries or between two or more wholly owned Subsidiaries of the Retained Company and (y) neither the Retained Company nor any Subsidiary is a party to any Contract with any stockholder, officer, director, or employee of the Company or any Subsidiary.

     Section 3.23 MFJ Activities. For purposes of this Agreement, 'MFJ Activities' means all activities, operations, services and facilities of the Retained Company and its Subsidiaries (and any persons in which the Retained Company or any of its Subsidiaries has any investment) that, if assumed or undertaken by Parent, would be prohibited by the Modification of Final Judgment entered on August 24, 1982 by the U.S. District Court for the District of Columbia in U.S. v. American Telephone & Telegraph Co. (the 'MFJ'). Section 3.23 of the Company Disclosure Schedule sets forth for the Retained Company and its Subsidiaries and, to the best knowledge of the Company without any inquiry or investigation, each person in which the Retained Company or any of its Subsidiaries has any investment, a true and complete list of (i) all interLATA transmission facilities and services and Contracts to provide such services (including long distance resale, call hand-off and automatic call delivery),
(ii) any activities which constitute the manufacture or distribution of telecommunications equipment (it being understood that the distribution of customer premises equipment, including subscriber equipment, is not prohibited) and (iii) any re-rating of charges assessed by foreign systems for providing roaming services to the customers of the Retained Company or such Subsidiary.

     Section 3.24 Material Agreements. Except as disclosed in Section 3.24 of the Company Disclosure Schedule, as of the date hereof, neither the Retained Company nor any of its Subsidiaries is a party to any Contract: (a) to undertake capital expenditures or to acquire any property in an aggregate amount exceeding $500,000; (b) to loan money or to extend credit in an amount greater than $100,000 to any person or group of related persons; (c) involving rebates, sales, advertising or other allowances with customers in an amount of more than $75,000 per year; (d) which would restrict the Retained Company or any of its Subsidiaries or any affiliate of the Retained Company or any of its Subsidiaries from carrying on any business anywhere in the world; (e) involving any indebtedness, obligation or liability for borrowed money in excess of $100,000;
(f) except as are on the Cellular Telecommunications Industry Association standard form agreement or as are terminable by the Retained Company or any of its Subsidiaries on not more than 90 days advance notice, relating to the provision of 'roaming' services to cellular customers of the Retained Company and its Subsidiaries or to the provision by the Retained Company and its Subsidiaries of such services to others; or (g) involving any lease of real property having annual payments in excess of $100,000. To the best knowledge of the Company, except as set forth in Section 3.24 of the Company Disclosure Schedule or as would not have a material adverse effect on the Retained Company and its Subsidiaries taken as a whole, there is no breach or violation of, or default under any such Contract, and no event has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, prepayment or acceleration under any such Contract.

     Section 3.25 DGCL Section 203. Assuming the accuracy of Parent's representations and warranties contained in Section 4.8 (without giving effect to the knowledge qualifications thereof), prior to the date hereof the Board of Directors of the Company has approved the transaction which resulted in Parent becoming an 'interested stockholder' within the meaning of paragraph (a)(i) of
Section 203 of the DGCL.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent or Sub to consummate the transactions contemplated hereby. True, accurate and complete copies of the Parent's and Sub's charter and by-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of: (i) 1,100,000,000 shares of Parent Common Stock of which, as of January 31, 1994, 601,768,695 shares were issued and outstanding and 1,073,063 shares were held in treasury, (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding. All the outstanding shares of Parent's capital stock are, and all shares of Parent Common Stock which are to be issued pursuant to the Merger will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no Voting Debt of Parent is issued or outstanding. Except for Parent Common Stock issuable to directors, officers and employees pursuant to Parent stock option and other benefit plans and except for this Agreement, as of the date hereof, there are no material existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character relating to the issued or unissued capital stock or Voting Debt of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any material number of shares of capital stock or Voting Debt of, or other material equity interests in, Parent or of any of its Subsidiaries or securities convertible into or exchangeable for such shares, Voting Debt or equity interests or obligating Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date hereof, the authorized capital stock of Sub consists of 100 shares of Capital Stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are indirectly owned by Parent. After January 31, 1994 and prior to the date hereof, no material number of shares of Parent Common Stock have been issued except issuances of shares reserved for issuance as described above and issued in the ordinary course of business.

     Section 4.3 Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by Sub of the Merger and by Parent and Sub of the other transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms.

     Section 4.4 Consents and Approvals; No Violations. Except as set forth in
Section 4.4 of the disclosure schedule delivered by Parent to the Company on or prior to the date hereof (the 'Parent Disclosure Schedule'), and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the FCC, the waiver under the MFJ as described in Section 4.4 of the Parent Disclosure Schedule (the 'MFJ Waiver'), the New York PSC, the Pennsylvania PUC, filings under state securities or 'blue sky' laws, and the filing of the Certificate of Merger, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective charter or by-laws of Parent and Sub, (ii) require any filing by Parent or its Subsidiaries with, or permit, authorization, consent or approval of, any Governmental Entity to be obtained by Parent or its Subsidiaries (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries taken as a whole), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (iv) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries, except, in the case of clauses (iii) or (iv), for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole.


     Section 4.5 SEC Reports and Financial Statements. Each of Parent and its Subsidiaries has timely filed with the SEC, and has heretofore made available to the Company true and complete copies of all forms, reports and other documents required to be filed by it since January 1, 1992 under the Exchange Act or the Securities Act
                                       16

(as such documents have been amended since the time of their filing, collectively, the 'Parent SEC Documents'). The Parent SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The consolidated financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form
10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which will not be material in amount) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     Section 4.6 Absence of Undisclosed Liabilities. Except as set forth in
Section 4.6 of the Parent Disclosure Schedule, as contemplated by this Agreement or as set forth in the Parent SEC Documents as filed prior to the date hereof, neither the Parent nor any of its Subsidiaries had at December 31, 1992, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the financial statements of the Parent included in the Parent's Annual Report on Form 10-K for the year ended December 31, 1992 (the '1992 10-K') or reflected in the notes thereto, (b) which were incurred after December 31, 1992 and were incurred in the ordinary course of business, or (c) which would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole or have been discharged and paid in full prior to the date hereof, taking into account, in the case of contingent liabilities, both the probability of realization of the contingency and the likely resultant liability.

     Section 4.7 Information in Disclosure Documents and Registration Statements. None of the information supplied by Parent or Sub or their representatives for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the S-4 or with respect to information concerning the Company or any of its Subsidiaries incorporated by reference in the S-4.

     Section 4.8 Parent Ownership of Company Common Stock. As of the Closing Date, neither Parent nor any of its Subsidiaries will beneficially own any shares of Company Common Stock. Parent does not 'own' and has not within the past three years 'owned' (as such terms are defined in Section 203 of the DGCL), and does not 'beneficially own' (as such term is defined in the Company Rights Agreement) five percent (5%) or more of the outstanding shares of Company Common Stock; provided that the foregoing representation is to the best knowledge of Parent with respect to shares of Common Stock so 'owned' or 'beneficially owned' by Parent by virtue of the ownership of shares by Parent's 'affiliates or associates' (as such terms are defined in the DGCL) or 'Affiliates' or 'Associates' (as such terms are defined in the Company Rights Agreement). Parent agrees to vote or cause to be voted any shares of Company Common Stock owned by it or its Subsidiaries in favor of the Contribution, the Distribution and the Merger.

     Section 4.9 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1 Covenants of the Company with Respect to the Retained Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that except for the Contribution, the Distribution and the other transactions expressly provided for in the Distribution Agreement, as contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing:

          (a) Ordinary Course. The Company and its Subsidiaries shall carry on the Retained Business in the usual, regular and ordinary course consistent with past practice as a growing business and use its best reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with the Retained Business, it being understood that (i) certain employees of the Retained Business will also be engaged in activities for Newco and its Subsidiaries, (ii) the failure of any employees of the Retained Business to remain employees of the Retained Business or become employees of Parent or any Subsidiary of Parent shall not constitute a breach of this covenant and (iii) the Retained Company and its Subsidiaries may comply with their respective contractual obligations under the cellular system partnership agreements to which they are parties.

          (b) Dividends; Changes in Stock. Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any Subsidiaries of the Retained Company to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the Distribution and for dividends by a wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries.

          (c) Issuance of Securities. Except as set forth in Section 5.1(c) of the Company Disclosure Schedule, the Retained Company shall not, nor shall the Retained Company permit any of its Subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any Voting Debt or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, Voting Debt, equity interests or convertible securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of stock options or stock grants outstanding on the date of this Agreement pursuant to Company Stock Plans and in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent, and (iii) the authorization and issuance of Company Series A Preferred Stock upon exercise of the Company Rights and reservation for issuance of shares of Company Series A Preferred Stock in addition to those presently reserved for issuance.

          (d) Governing Documents. The Company shall not amend or propose to amend its Restated Certificate of Incorporation or By-Laws.

          (e) No Acquisitions. The Retained Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than immaterial assets) outside the ordinary and usual course of business consistent with past practice as a growing business; provided, the Company shall be permitted to make those capital and other expenditures set forth on Section 5.1(e) of the Company Disclosure Schedule.

          (f) No Dispositions. The Retained Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the assets of the Retained Business other than in the ordinary course of business and the sale or other disposition of obsolete equipment.

          (g) Indebtedness. The Retained Company shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include
     (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Retained Company or any of its Subsidiaries or guarantee any obligations of others other than (x) in the ordinary course of business consistent with past practice or (y) pursuant to existing credit or guaranty agreements.

          (h) Changes to Benefit Plans. The Retained Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Company Compensation and Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Retained Company or any such Subsidiary and one or more of its directors or officers or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses to employees in the aggregate not to exceed the amount set forth in Section 5.1(h) of the Company Disclosure Schedule, increase in any manner, the compensation or fringe benefits of any director, officer or employee or pay any benefit to any director, officer or employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit the Company from hiring and paying new employees in the ordinary course of business consistent with past practice as a growing business.

          (i) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 5.1, the Retained Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or would materially impair the ability of the Company to consummate the Contribution, the Distribution or the Merger in accordance with the terms hereof and of the Distribution Agreement or materially delay such consummation.

          (j) Advice of Changes; Filings. The Company shall promptly advise Parent orally and in writing of any change or development or combination of changes or developments that would cause the representation in Section 3.14 (giving effect to the last sentence thereof) to be untrue. The Company shall promptly provide Parent (or its counsel) copies of all filings (other than those filings, or portions thereof, which Parent has no reasonable interest in obtaining in connection with the Merger) made by the Company with any Federal, state or foreign Governmental Entity in connection with this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby.

          (k) Accounting Policies and Procedures. The Retained Company will not and will not permit any of its Subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

          (l) Newco. The Company shall (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Retained Company and its Subsidiaries, on the one hand, and Newco or any of its Subsidiaries, on the other hand, except as contemplated by the Distribution Agreement, (ii) abide and cause Newco to abide by their respective obligations under the Distribution Agreement, (iii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement and (iv) not make any payment or permit any Subsidiary of the Retained Company to make any payment, to obtain any consent or approval relating to Newco and its Subsidiaries; provided that nothing herein shall prohibit transfers of cash between the Retained Company and its Subsidiaries and Newco and its Subsidiaries, so long as such transfers are properly recorded on the interest bearing intercompany accounts of the Retained Company and its Subsidiaries.

     Section 5.2 Covenants of the Company. During the period from the date of this Agreement and continuing to the Effective Time, the Company agrees as to itself and its Subsidiaries that, except as Parent shall otherwise agree in writing:

          (a) No Change in Nature of Business. The Company shall not and shall not permit its Subsidiaries to make any change in the lines of business engaged in by Newco and any of its Subsidiaries as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

          (b) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action, including, without limitation, with respect to the terms of the Certificate of Incorporation or By-Laws of Newco, that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of the Company to consummate the Contribution and the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation or that would disqualify the Distribution as a tax free spin-off within the meaning of Section 355 of the Code.

          (c) 51 Broadway. The Company shall not, and shall not permit any Subsidiary to, exercise any option to purchase or enter into any lease or otherwise take possession of the property located at 51 Broadway in

     Buffalo, New York, without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed.

     Section 5.3 Covenants of Parent.

     (a) During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (i) Parent shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of Parent to consummate the Merger in accordance with the terms hereof or materially delay such consummation, (ii) Parent shall promptly advise the Company orally and in writing of any change in, or event with respect to, the business or operations of Parent having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Parent and its Subsidiaries taken as a whole, (iii) Parent shall promptly provide the Company (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which the Company has no reasonable interest in obtaining in connection with the Merger) made by Parent or Sub with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby, (iv) except to the extent that the Company shall otherwise consent in writing, Parent shall not increase the matters sought to be covered by the MFJ Waiver as set forth in Section 4.4 of the Parent Disclosure Schedule, and (v) Parent will not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operation of the FCC licensed facilities of the Company and its Subsidiaries, and the operations of the Company and the Subsidiaries shall be the sole responsibility of the Company and its Subsidiaries. Parent agrees that during the Averaging Period it will not purchase, redeem or otherwise acquire, or offer or announce an intention to purchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, or offer or announce an intention to purchase, redeem or otherwise acquire, any shares of Parent Common Stock and that on any of the ten trading days immediately preceding the Averaging Period it will not purchase, redeem or otherwise acquire, or announce an intention to purchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, or announce an intention to purchase, redeem or otherwise acquire, shares of Parent Common Stock in an amount greater than ten percent of the average daily trading volume for Parent Common Stock on the five preceding trading days.

     (b) Parent shall not, and shall not permit any of its Subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free spin-off within the meaning of Section 355 of the Code.

     (c) If required to consummate the Contribution, the Distribution or the Merger, Parent will, at the Company's request, as a part of the Closing, lend or cause to be lent to the Company (pursuant to a demand promissory note) any amount necessary to terminate all obligations of the Company and its Subsidiaries under the Credit Agreement. The existence of such loan shall not constitute a breach or violation of any representation, covenant or agreement of the Company contained herein.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the prompt preparation and filing with the SEC of the S-4, the S-1, if required, and the Proxy Statement, (ii) such actions as may be required to have the S-4, and the S-1, if required, declared effective under the Securities Act or Exchange Act, as applicable, and to have the Proxy
Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (iii) such actions as may be required to be taken under applicable state securities or 'blue sky' laws in connection with the issuance of shares of Parent Common Stock and Newco Common Stock contemplated hereby and (iv) the distribution of the prospectus constituting a part of the S-4, the prospectus constituting a part of the S-1 and the Proxy Statement to stockholders of the Company. Without limiting the foregoing, Parent will promptly prepare and file with the Antitrust Division of the United States
Department of Justice (the 'Antitrust Division') a motion for the MFJ
Waiver (the 'MFJ Motion'), and promptly after receipt of the Antitrust Division's recommendation with respect thereto, will file the MFJ Motion with the U.S. District Court for the District of Columbia (the 'Court').
Parent will promptly and continuously use its best reasonable efforts to obtain a favorable recommendation from the Antitrust Division and a favorable ruling from the Court with respect to the MFJ Motion, including without limitation responding promptly to any third party opposition thereto and otherwise vigorously pursuing the issuance of such a favorable recommendation and ruling at the earliest possible time. Each party shall promptly consult with the other with respect to and provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 6.2 Letter of the Company's Accountants. The Company shall use its best reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 6.3 Letter of Parent's Accountants. Parent shall use its best reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young, Parent's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 6.4 Access to Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the confidentiality agreements, dated September 29, 1993 and January 11, 1994 (the 'Confidentiality Agreements'), between Parent and the Company. The Company shall be required to provide information concerning Newco and its Subsidiaries pursuant to this Section 6.4 only to the extent Parent has a reasonable interest in obtaining such information in connection with the Merger. The Company agrees, to the extent requested by Parent, to consult with Parent prior to making the capital expenditures contemplated by Section 5.1(e) of the Parent Disclosure Schedule.

     Section 6.5 Stockholders Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and, if the Company determines such approval to be necessary or appropriate, upon the Contribution and the Distribution. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and, if the Company determines such approval to be necessary or appropriate, the Contribution and the Distribution and shall use its best efforts to hold such meeting as soon as practicable after the date hereof; provided, however, that the Board of Directors of the Company may fail to make such a recommendation, or withdraw, modify or change any such recommendation if such Board of Directors, after consultation with its outside counsel, determines in good faith that making such recommendation, or the failure to withdraw, modify or change its recommendation, could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law.

     Section 6.6 Legal Conditions to Contribution, Distribution and Merger; Legal Compliance. Each of the Company, Parent and Sub will use its best reasonable efforts to comply promptly with all legal requirements which may be imposed on itself or its respective Subsidiaries with respect to the Contribution, the Distribution and the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with the FCC, the New York PSC and the Pennsylvania PUC and with any other Governmental Entity and in connection with the MFJ Waiver) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the Contribution, the Distribution or the Merger. Subject to the terms and conditions hereof, each of the Company, Parent and Sub will, and will cause its Subsidiaries to, promptly use its best reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Contribution, the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement, including without limitation in obtaining the ruling contemplated by the Ruling Request. The Company agrees that it shall use its best reasonable efforts to take, and to cause its Subsidiaries to take, such actions as are necessary to assure compliance by the Retained Company and its Subsidiaries with all applicable legal requirements relating to Licenses (including, without limitation, those actions set forth in Section 6.6 of the Parent Disclosure Schedule), employment and benefits matters and other governmental regulations (and in this connection will have due regard to any reasonable request of Parent as to what, if any, such actions should be taken). The Company agrees that it will promptly file or cause its Subsidiaries to file with the FCC the applications set forth in Section 6.6 of the Parent Disclosure Schedule.

     Section 6.7 Stock Exchange Listing; NASDAQ/NMS Designation. Parent shall use its best reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE and any other national securities exchange on which shares of Parent Common Stock may at such time be listed, subject to official notice of issuance, prior to the Closing Date. The Company shall use its best reasonable efforts to cause the shares of Newco Common Stock to be distributed in the Distribution to be designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc. or listed on the New York or American Stock Exchanges, subject to official notice of issuance.

     Section 6.8 Company Severance Obligations. Parent will, and will cause the Surviving Corporation to, honor without modification the severance provisions of the employment agreements listed in Section 3.12 of the Company Disclosure Schedule. Parent acknowledges that consummation of the Merger as provided herein will constitute 'Good Reason' for purposes of such employment agreements.

     Section 6.9 Company Stock Plans. At or immediately prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (a 'Company Stock Option'), whether vested or unvested, shall be cancelled and only entitle the holder thereof, upon surrender thereof, to receive a cash payment in accordance with the terms of the Company Stock Plans.

     Section 6.10 Fees and Expenses.

     (a) Except as set forth in Section 6.10(b) and 6.14(a) and subject to the Distribution Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (b) So long as Parent and Sub shall not have materially breached their obligations under this Agreement, the Company will pay Parent, in immediately available funds, $25,000,000 (x) promptly, but in no event later than two business days, after the termination of this Agreement pursuant to Section 8.1(c)(iii) if the Company's Board of Directors has recommended to the Company's stockholders an Acquisition Transaction (as defined below) or has otherwise withdrawn, amended or modified in a manner adverse to Parent its favorable recommendation of the Contribution, the Distribution or the Merger, except for any such withdrawal, amendment or modification permitted by Section 6.5 which arises or results from a material improvement in the business, properties, assets, results of operations or financial condition of the Retained Company (but excluding any such improvement to the extent such improvement arises or results from changes in general economic conditions, stock market fluctuations or conditions or changes in the communications or cellular telephone industry generally), provided that in the event Parent terminates this Agreement pursuant to Section 8.1(c)(iii) and the aforesaid fee is not payable due to the foregoing exception, Parent shall nevertheless be entitled following such termination to reimbursement for expenses actually incurred by Parent in connection with this Agreement and the transactions contemplated hereby up to a maximum of $3,500,000 (but only if and to the extent Parent provides a written statement to the Company that it has incurred such expenses and setting forth the components of such expenses in reasonable detail), (y) prior to or simultaneously with termination pursuant to Section 8.1(d)(iii) or (z) if after the termination of this Agreement pursuant to Sections 8.1(c)(i) (as a result of any willful breach of a covenant or agreement by the Company it being understood that termination pursuant to such clause (i) of Section 8.1(c) due to a breach of a representation or warranty shall not give rise to any fee payment), (ii), (iii) (in a circumstance where Parent is not entitled to a termination fee within two business days of termination) or (iv) or 8.1(d)(ii), the

Company shall effect an Acquisition Transaction, simultaneously with the consummation of such Acquisition Transaction, provided that if the Acquisition Transaction involves a merger, consolidation, sale of assets, purchase of shares from the Company or similar business combination, the agreement with respect thereto shall have been entered into within 12 months of the date of termination of this Agreement, or if the Acquisition Transaction involves a tender or exchange offer not effected in connection with an agreement with the Company, the tender or exchange offer shall have been commenced within such 12 month period and provided, further, that if Parent shall have previously received any reimbursement of expenses the amount reimbursed shall be credited against any termination fee payable hereunder.

     Section 6.11 Indemnification; Insurance.

     (a) The Company shall, and from and after the Effective Time Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the 'Indemnified Parties') against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ('Indemnified Liabilities') and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Distribution (if and only if such Indemnified Liability is based on acts or omissions or alleged acts or omissions existing or occurring at or prior to the Distribution), the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL (notwithstanding the By-Laws of the Company, the Surviving Corporation or Parent) to indemnify its own directors, officers and employees, as the case may be (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them with the consent of the Company (or the consent of Parent and the Surviving Corporation after the Effective Time) which consent of the Company (or, after the Effective Time, Parent and the Surviving Corporation) with respect to such counsel retained by the Indemnified Parties may not be unreasonably withheld, (ii) the Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company, Parent or the Surviving Corporation (but the failure so to notify shall not relieve the Company, Parent or the Surviving Corporation from any liability which it may have under this Section
6.11 except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time, Parent and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (b) For a period of six years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or prior to the Effective Time to the extent such liability insurance can be maintained at an annual cost not greater than 300 percent of the Company's 1993 annual premium for its directors' and officers' liability insurance (it being understood that in any such case Parent shall purchase or cause the Company to purchase as much coverage as possible for such 300 percent premium amount); provided that if Newco does not make the payments required pursuant to
Section 5.6 of the Distribution Agreement prior to any premium payment date, Parent shall only be obligated to maintain such liability insurance to the extent it can be maintained at an annual cost not greater than 150% of such 1993 annual premium (it being understood that in any such case Parent shall purchase or cause the Company to purchase as much coverage as possible for such 150 percent premium amount).

     (c) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     Section 6.12 Rights Plan. The Company shall take all action necessary to redeem the Company Rights so that the Company Rights will no longer be outstanding at the Effective Time.

     Section 6.13 No Solicitations. The Company will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer or similar transaction involving the Company or any of its subsidiaries or divisions, but excluding any of the foregoing involving solely Newco or its Subsidiaries or their respective businesses (an 'Acquisition Transaction'). Neither the Company nor any of its Subsidiaries nor any of their respective directors and officers shall, and the Company shall use its best efforts to ensure that none of its or its Subsidiaries' affiliates, representatives or agents shall, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by this Agreement); provided that after prior notice to Parent the Company may (i) furnish information or enter into negotiations to the extent the Company's Board of Directors determines in good faith, after consultation with its outside counsel, that the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law, but only in response to a written proposal (which may be subject to due diligence) for a bona fide Acquisition Transaction that the Board of Directors determines in good faith after consultation with its financial advisors (x) is likely to be more favorable, from a financial point of view, to the stockholders of the Company than the Contribution, the Distribution and the Merger, taking into account the financial responsibility of the party making such proposal as then reasonably determinable by the Company and such party's ability, as then reasonably determinable by the Company, to obtain regulatory approvals for such Acquisition Transaction (a 'Higher Proposal') and (ii) recommend to its stockholders an Acquisition Transaction which is the subject of a Higher Proposal. The Company will advise Parent immediately if such proposal or other indication of interest is received by the Company and the terms and conditions thereof and will keep Parent reasonably apprised in reasonable detail of all such discussions, negotiations or other contacts that may occur.

     Section 6.14 MFJ Matters.

     (a) Section 6.14 of the Parent Disclosure Schedule contains a written description of all modifications in the business and operations of the Retained Company and its Subsidiaries that Parent considers necessary as of the date hereof to cause the businesses and operations of the Retained Company and its Subsidiaries to comply with the MFJ as of the Effective Time (the 'Modification Notice'). Prior to the Closing, the Company shall modify the businesses and operations of the Retained Company and its Subsidiaries in the manner described in the Modification Notice and shall also take such additional action to modify the business and operations of the Retained Company and its Subsidiaries as Parent may request to cause the Retained Company and its Subsidiaries not to be engaged in any MFJ Activities as of the Effective Time as determined by Parent in its discretion exercised in good faith so long as such additional action (i) arises out of any failure by the Company to include any matter on Section 3.23 of the Company Disclosure Schedule that should have been so included or (ii) does not materially impair the value of the Retained Business (taking into account any payment or reimbursement provided by Parent) (collectively the 'MFJ Transactions'). Parent shall pay on behalf of the Company or reimburse the Company for the direct labor costs and actual out-of-pocket expenses of the Company incurred in connection with the MFJ Transactions within 30 days of receipt of invoices or statements and supporting documentation for such costs and expenses. Parent agrees to notify the Company promptly upon learning of the existence of any MFJ Activities that will require action by the Company or any of its Subsidiaries so that the Retained Company and its Subsidiaries are not engaged in any MFJ Activities as of the Effective Time.

     (b) From and after the date hereof, the Retained Company shall not, and shall cause its Subsidiaries not to, undertake any new activity, conduct any new operation or acquire or establish any facility not existing on the date hereof, nor enter into any other agreement, transaction or commitment (including without limitation those relating to any acquisition of any interest in any other entity) in each case which in Parent's judgment exercised in good faith, would be prohibited by the MFJ if assumed or undertaken by Parent.
Parent shall respond promptly to any request by the Company for information as to whether any proposed activity, operation or facility of the Company or any Subsidiary of the Company would be prohibited by the MFJ.

     Section 6.15 Distribution. Prior to the Closing, the Company will enter into the Distribution Agreement and cause Newco and Newco Cellular to enter into the Distribution Agreement and the Company will take all action necessary to effect the Distribution pursuant to the terms of the Distribution Agreement. The Company agrees to keep Parent informed concerning actions taken to cause the representation in Section 3.7(b) to be true at the Effective Time and agrees to consult with Parent in connection with such actions.

     Section 6.16 Affiliate Agreements. The Company shall use its best efforts to cause each of those persons who may be deemed to be 'affiliates' of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the 'Affiliates') to deliver to Parent on or prior to the Closing Date a written agreement in the form of Annex 2. If any Affiliate refuses to provide such agreement, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such

Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed,
(x) pursuant to an effective registration statement under the Securities Act,
(y) in compliance with Rule 145 promulgated under the Securities Act, or (z) pursuant to another exemption under the Securities Act.

     Section 6.17 Rochester Radiolocation System. Parent and the Company agree to negotiate in good faith to reach an agreement to permit Newco to have continued access to the facilities of the Rochester cellular system after the Merger for the purpose of testing and demonstrating its cellular radiolocation system.

     Section 6.18 Audited Balance Sheet. The Company agrees that it shall use its best reasonable efforts to cause Ernst & Young, its independent public accountants, to prepare promptly, and in any event by April 15, 1994, an audited consolidated and consolidating balance sheet for the Retained Company and its consolidated subsidiaries at December 31, 1993 after giving pro forma effect to the Contribution, the Distribution and the Merger (assuming that the Contribution, the Distribution and the Merger occurred on December 31, 1993) in accordance with generally accepted accounting principles, on a basis consistent with the Company Financial Statements (the 'Audited Balance Sheet'). The Company agrees that representatives of Parent shall be given access to all books, records and other information related to the preparation of the Audited Balance Sheet. In addition, the Company will authorize the release of, and will use its best reasonable efforts to cause the delivery of, all work papers of the Company's independent public accountants in connection with or relating to such audit. The Company agrees to provide Parent with a draft of the Audited Balance Sheet and shall consult with Parent in connection with the finalization of such Audited Balance Sheet.

                                  ARTICLE VII

                                   CONDITIONS

     Section 7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of Company Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast.

          (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

          (c) Other Approvals. All consents, approvals and action of the FCC or any state public utility commission having jurisdiction required to permit the consummation of the transaction contemplated hereby shall have been obtained or made, free of any condition that would materially adversely impact the economic or business benefits of the Merger to Parent and its Subsidiaries or that would have a material adverse effect on the Retained Business, and other than the filing provided for by Section 1.1 and excluding the MFJ Waiver contemplated by Section 7.2(f), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any other Governmental Entity the failure to obtain which would have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained. Parent shall have received all state securities or 'blue sky' permits and other authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

          (d) Registration Statement. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

          (f) HSR Approval. Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (g) Consummation of the Distribution. The Distribution shall have become effective in accordance with the Distribution Agreement.

     Section 7.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Parent and
Sub:

          (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for purposes of this clause (i), the accuracy of any representation or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on the Company and its Subsidiaries taken as a whole and (ii) the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3 and 3.19 shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief operating officer and the chief financial officer of the Company to such effect. Without limitation of Section

     3.19 (and the operation thereof as a closing condition in this Section 7.2(a)), no actual or threatened litigation shall be a basis for the condition in this Section 7.2(a) not being satisfied to the extent the indemnification obligation of Newco set forth in Section 5.1(b) of the Distribution Agreement is applicable and no inaccuracy in the cash or working capital amounts on the Retained Business Balance Sheet shall be a basis for the condition in this Section 7.2(a) not being satisfied.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Distribution Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief operating officer and the chief financial officer of the Company to such effect.

          (c) Private Letter Ruling. The Service shall have issued and not revoked a private letter ruling (the 'Private Letter Ruling'), reasonably satisfactory in form and substance to Parent, in response to the Ruling Request, substantially to the effect that, on the basis of the facts, representations, and assumptions existing at the Effective Time:

             (i) the contribution to Newco Cellular of the Retained Business and the assumption of certain liabilities by Newco Cellular, as contemplated by the Distribution Agreement (as it may be amended with Parent's consent) will qualify for Federal tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as a tax-free transfer under Section 351 of the Code;

             (ii) the distribution of the stock of Newco Cellular to the Company will be tax-free for Federal income tax purposes to Newco under Section 361(c) of the Code and to the Company under Section 355(a) of the Code;

             (iii) the distribution of the stock of Newco on a pro rata basis to the holders of the Company Common Stock will be tax-free for Federal income tax purposes to the Company under Section 361(c) of the Code and to the Company's stockholders under Section 355(a) of the Code; and

             (iv) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (d) MFJ Matters. (i) The MFJ Transactions shall have been effected to the satisfaction of Parent in the exercise of its good faith judgment and
     (ii) the Retained Company shall not be directly or indirectly engaged in any MFJ Activity (other than through a minority investment in the Pittsburgh cellular metropolitan service area and a minority, non-voting investment in the San Francisco-San Jose cellular metropolitan service areas and any other MFJ Activity covered by the MFJ Waiver). The parties agree for purposes of clause (ii) that there can be uncertainty as to what constitutes an MFJ Activity, that Parent's views as to what may constitute an MFJ Activity are established to eliminate any possibility of a violation of the MFJ and Parent's conclusion as to whether the Retained Company is directly or indirectly engaged in any MFJ Activity for purposes of clause
     (ii) shall be made consistent with Parent's historical conservative approach to such questions.

          (e) Opinions of Counsel. Parent shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom to the effect set forth on Section 7.2(e)(i) of the Company Disclosure Schedule, the opinion of Fleishman & Walsh to the effect set forth on Section 7.2(e)(ii) of the Company Disclosure Schedule and the opinion of Sullivan Benatovich Oliverio & Trimboli to the effect set forth on Section 7.2(e)(iii) of the Company Disclosure Schedule.

          (f) MFJ Waiver. Parent shall have received the MFJ Waiver.

     Section 7.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Company:

          (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of Parent and Sub set forth in this Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for purposes of this clause (i), the accuracy of any representation or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on Parent and its Subsidiaries taken as a whole and (ii) the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent and Sub by a senior vice president and the treasurer or assistant treasurer of Parent and Sub, respectively, to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by a senior vice president and the treasurer or assistant treasurer of Parent to such effect.

          (c) Private Letter Ruling. The Service shall have issued and not revoked the Private Letter Ruling reasonably satisfactory in form and substance to the Company.

          (d) Opinion of Parent Counsel. The Company shall have received the opinion of the Sullivan & Cromwell, special counsel to Parent, to the effect set forth on Section 7.3 of the Parent Disclosure Schedule.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the stockholders of the Company or Sub:

          (a) by mutual consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated before January 31, 1995 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); provided that Parent or the Company may extend this date to a date not later than March 31, 1995 and May 31, 1995, respectively, in the event that the Merger shall not have been consummated before January 31, 1995 solely because either the MFJ Waiver has not been obtained or Parent has directed after October 31, 1994 (and is entitled by the terms hereof to so direct) that the Company effect a MFJ Transaction and such MFJ Transaction is not effected prior to January 31, 1995;

          (c) by Parent if (i) there has been a breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein or in the Distribution Agreement, or any failure on the part of the Company to comply with its obligations hereunder or thereunder, or any other events or circumstances shall have occurred, such that, in any such case, any of the conditions to the Closing set forth in Sections 7.1 or 7.3 hereof could not be satisfied on or prior to the termination date contemplated by Section 8.1(b), (ii) the Company's stockholders do not approve the Contribution and the Distribution and the Merger and this Agreement at the meeting required under Section 6.5 hereof, (iii) the Company withdraws, amends, or modifies in a manner adverse to Parent its favorable recommendation of the Contribution, the Distribution or the Merger, or promulgates any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction, provided that any action taken by the Company pursuant to
     Section 8.1(d)(iii)(A) or any public announcement by the Company relating thereto shall not give rise to any right of termination by Parent, (iv) the Company takes any action that would be prohibited by Section 6.13 but for the exception permitting such action as required by fiduciary duty; or (v) the Company has given Parent a notice in writing pursuant to Section 2.1(c) that the Company is unwilling to accept a $30.00 Average Parent Price; or

          (d) by the Company if (i) there has been a breach on the part of Parent in the representations, warranties or covenants of Parent set forth herein, or any failure on the part of Parent to comply with its obligations hereunder, or any other events or circumstances shall have occurred, such that, in any such case, any of the conditions to the Closing set forth in Sections 7.1 or 7.2 hereof could not be satisfied on or prior to the termination date contemplated by Section 8.1(b), (ii) the Company's stockholders do not approve the Contribution and the Distribution and the Merger and this Agreement at the meeting required under Section 6.5 hereof, (iii) if (A) the Company has received a Higher Proposal that it advises Parent in writing the Company wishes to accept and (B) Parent does not make, within ten business days of receipt of written notice of the Company's desire to accept such Higher Proposal, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Higher Proposal, subject in the case of this clause
     (iii), to the prior or simultaneous payment of the fee required by clause (y) of Section 6.10(b), or (iv) Parent has given the Company notice in writing pursuant to Section 2.1(c) that Parent is unwilling to accept the Maximum Parent Price as the Average Parent Price.

     Section 8.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their affiliates or respective officers or directors, other than the provisions of Sections 6.10 and the penultimate sentence of Section 6.14(a); provided, however that any such termination shall not relieve any party from liability for willful breach of this Agreement.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                 MISCELLANEOUS


     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by telecopy (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Sub, to

                   Southwestern Bell Corporation
                   175 East Houston
                   San Antonio, Texas
                   Attn: Paul Lane
                   Telecopy: (210) 351-3488

                   with a copy to

                   Sullivan & Cromwell
                   125 Broad Street
                   New York, New York 10004
                   Att: Benjamin F. Stapleton
                   Telecopy: (212) 558-3588

                   and

               (b) if to the Company, to
                   Associated Communications Corporation
                   200 Gateway Towers
                   Pittsburgh, Pennsylvania 15222
                   Attn: Chief Executive Officer
                   Telecopy: (412) 281-6988

                   with a copy to

                   Skadden, Arps, Slate, Meagher & Flom
                   919 Third Avenue
                   New York, New York 10022
                   Att: Peter Allan Atkins
                   Telecopy: (212) 735-2000

     Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include,' 'includes' or 'including' are used in this Agreement they shall be deemed to be followed by the words 'without limitation.' The phrase 'made available' in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases 'the date of this Agreement,' 'the date hereof' and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 23, 1994.

     Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.11 are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

     Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles.

     Section 9.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.8 Publicity. Except as otherwise required by law, the rules of NASDAQ or the rules of NYSE, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          SOUTHWESTERN BELL CORPORATION

                                          By: ______/s/ RONALD M. JENNINGS______

                                              Name: Ronald M. Jennings
                                              Title: Vice President--Corporate
                                              Development

                                          SBMS ACQUISITION CORP.

                                          By: ________/s/ JOHN T. STUPKA________
                                              Name: John T. Stupka
                                              Title: President

                                          ASSOCIATED COMMUNICATIONS CORPORATION

                                          By: _______/s/ MYLES P. BERKMAN_______
                                              Name: Myles P. Berkman
                                              Title: President

                                                                      APPENDIX B

     AGREEMENT AND PLAN OF DISTRIBUTION, DATED AS OF                , 199 (this
'Spin-Off Agreement'), among Associated Communications Corporation, a Delaware corporation (the 'Company'), Associated Communications of Delaware, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company ('ACDI') and [Newco], a Delaware corporation and a wholly owned subsidiary of ACDI ('Newco').

                                    RECITALS

     A. The Merger Transaction. The Company, Southwestern Bell Corporation, a Delaware corporation ('Parent'), and SBMS Acquisition Corp., a Delaware corporation and a second-tier indirect wholly owned subsidiary of Parent ('Sub'), have entered into an Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994 ('Merger Agreement'), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation.

     B. The Spin-Offs. Immediately prior to the Effective Time (as defined in
Section 1.1 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VI of this Spin-Off Agreement, (i) the Board of Directors of ACDI expects to distribute as a dividend to the Company all of the outstanding shares of Common Stock, par value $.01 per share, of Newco (the 'Newco Spin-off') and (ii) the Company's Board of Directors expects to distribute as a dividend to the holders of Class A and Class B Common Stock of the Company, par value $.10 per share ('Company Common Stock'), on a pro rata basis, all of the then outstanding shares of Class A Common Stock, par value $.10 per share ('New ACDI Class A Common Stock'), and Class B Common Stock, par value $.10 per share ('New ACDI Class B Common Stock,' and, together with New ACDI Class A Common Stock, 'New ACDI Stock'), of ACDI (the 'ACDI Spin-Off' and together with the Newco Spin-Off, the 'SpinOffs').

     C. Purpose. The purpose of the Spin-Offs is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by ACDI, which Parent is unwilling to acquire. This Spin-Off Agreement sets forth or provides for certain agreements among the Company, Newco and ACDI in consideration of the separation of their ownership.

     NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions. As used in this Spin-Off Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement):

          'ACDI Group' shall mean ACDI and its subsidiaries (determined after giving effect to the transfers and transactions contemplated by Sections
     4.1 and 4.2 of this Spin-Off Agreement).

          'Company Group' shall mean the Company and its subsidiaries, other than ACDI and its subsidiaries (determined after giving effect to the transfers and transactions contemplated by Sections 4.1 and 4.2 of this Spin-Off Agreement).

          'Fair Market Value' shall mean, with respect to any asset or property, the sale value that would be obtained in an arms length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          'Time of Distribution' shall mean the time as of which the Spin-Offs are effective.

          'Transfer Agent' shall mean Mellon Bank, N.A., the transfer agent for the Company Common Stock.

                                   ARTICLE II
                   CAPITALIZATION OF NEWCO; RECAPITALIZATION
                         OF ACDI; MECHANICS OF SPIN-OFF

     2.1 Capitalization of Newco. The authorized capital stock of Newco currently consists of 1,000 shares of Common Stock, par value $.01 per share ('Newco Common Stock'), all of which are issued and outstanding and owned beneficially and of record by ACDI.

     2.2 Recapitalization of ACDI. (a) The authorized capital stock of ACDI currently consists of 1,000 shares of Common Stock, par value $1.00 per share ('ACDI Common Stock'), all of which are issued and outstanding and owned beneficially and of record by the Company.

     (b) Immediately prior to the Time of Distribution, the Company shall (i) appropriately cause ACDI to amend and restate its Certificate of Incorporation to, among other things, provide (x) for an increase in the number of authorized shares of common stock of ACDI from the number of shares of ACDI Common Stock authorized prior to such amendment and restatement, (y) that the authorized common stock of ACDI shall consist of New ACDI Class A Common Stock and New ACDI Class B Common Stock (thereby reducing the par value per share of such authorized common stock from $1.00 to $.10) and (z) that the authorized capital of ACDI shall also include 5 million shares of Preferred Stock, par value $.01 per share, and (ii) exchange the 1,000 shares of ACDI Common Stock owned by the Company for a total number of shares of New ACDI Stock (divided equally between shares of New ACDI Class A Common Stock and New ACDI Class B Common Stock) equal to one-half the total number of shares of Company Common Stock outstanding as of the Record Date (as defined below) for the Distribution.

     2.3 Mechanics of Spin-Offs. The Spin-Offs shall be effected by the declaration and payment of a dividend by ACDI of all the outstanding capital stock of Newco to the Company, followed by the distribution to each holder of record of Company Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Board of Directors of the Company (the 'Record Date'), of certificates representing 1/4 of a share of New ACDI Class A Common Stock and 1/4 of a share of New ACDI Class B Common Stock multiplied by the number of shares of Company Common Stock held by such holder, provided that no fractional shares of New ACDI Stock shall be distributed. In the event a holder of Company Common Stock holds of record on the Record Date a number of shares of Company Common Stock such that, but for the proviso in the preceding sentence, fractional shares of New ACDI Stock would be distributed to such holder, the Transfer Agent shall distribute to such holder New ACDI Stock certificates on the basis of the next lowest number of shares of Company Common Stock held by such holder below the actual number of shares held such that no fractional shares of New ACDI Stock will be distributed to such holder. The Transfer Agent shall aggregate all shares of New ACDI Stock that would be distributable but for the proviso to the first sentence of this
Section 2.3, shall sell such shares in the public market as soon as practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata (based upon the fractional shares of New ACDI Stock which would otherwise be received by such holders) among the holders of record of Company Common Stock who, but for the foregoing provisions of this Section 2.3, would have received fractional shares of New ACDI Stock.

     2.4 Timing of Spin-Offs. Immediately prior to the Effective Time (as defined in the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VI of this Spin-off Agreement, the Board of Directors of ACDI shall formally declare the Newco Spin-Off and pay it by delivery of certificates for Newco Common Stock to the Company, and the Board of Directors of the Company shall formally declare the ACDI Spin-Off and pay it by delivery of certificates for New ACDI Stock to the Transfer Agent for delivery to the holders entitled thereto. The Spin-Offs shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Spin-Offs have been declared and that the Transfer Agent is authorized to proceed with the distribution.

                                  ARTICLE III
                                  TAX MATTERS

     Prior to the Time of Distribution ACDI and the Company shall enter into an agreement relating to past and future tax sharing and certain issues associated therewith in substantially the form attached hereto as Exhibit A (the 'Tax Disaffiliation Agreement').

                                   ARTICLE IV
                              CERTAIN TRANSACTIONS

     4.1 Transactions Relating to Newco Spin-Off. (a) Immediately prior to the Time of Distribution, subject to the satisfaction or waiver of the conditions set forth in Article VI of this Spin-Off Agreement ACDI shall:

          (i) contribute to the capital of Celcom Communications Corporation of Pittsburgh ('Pittsburgh') the note receivable from Pittsburgh to ACDI in cancellation of such indebtedness;

          (ii) transfer, assign and convey to Newco all of the issued and outstanding capital stock of the following companies:

             (A) Associated Communications of Delaware, Inc. II;

             (B) Pittsburgh;

             (C) Celcom Equipment Corporation of Albany ('Albany');

             (D) Celcom Equipment Corporation of Buffalo ('Buffalo');

             (E) Celcom Equipment Corporation of Rochester ('Rochester');

             (F) Associated Data Services Corporation ('Data Services'); and

             (G) Celcom Communications Corporation of Rochester.

          (iii) transfer, assign and convey to Newco all assets of ACDI not transferred pursuant to Section 4.1(a)(ii) hereof, other than securities (the 'Portfolio Securities'); and

          (iv) cause Newco to transfer, assign and convey all of the issued and outstanding capital stock of Pittsburgh, Albany, Buffalo, Rochester, and Data Services (the 'Transferred Subsidiaries') to Associated Communications of Delaware, Inc. II ('ACDI II') as a contribution to the capital of ACDI II.

     (b) Immediately after the transfers described in subparagraph (iv) of
Section 4.1(a), Newco shall cause ACDI II to transfer, assign and convey:

          (i) all of the stock of the Transferred Subsidiaries to Celcom Communications Corporation of Albany, a New York corporation and a direct wholly owned subsidiary of ACDI II; and

          (ii) all of the issued and outstanding capital stock of California Celcom Communications Corporation to Celcom Communications Corporation of Buffalo, a New York corporation and a direct wholly-owned subsidiary of ACDI II.


     4.2 Transactions Relating to ACDI Spin-Off. (a) Prior to the Time of Distribution and immediately after the transfers described in Section 4.1 hereof, the Company shall:

          (i) cause each of the following direct wholly-owned subsidiaries of the Company to be merged with and into ACDI, with ACDI being the surviving corporation in such mergers (the 'Merged Subsidiaries'):

             (A) Associated WOMP, Inc., an Ohio corporation,

             (B) WSTV, Inc., an Ohio corporation,

             (C) Associated American Artists, Inc., a New York corporation,

             (D) Associated Technologies, Inc., a Delaware corporation,

             (E) Associated Communications of America, Inc., a Delaware corporation, and

             (F) Associated Communications Resources, Inc., a Delaware corporation; and

          (ii) transfer, assign and convey to ACDI the assets listed in Section
     3.7 of the Company Disclosure Schedule under the caption 'Excluded Assets' (the 'Excluded Assets').

     (b) Immediately after the mergers described in clause (i) of Section 4.2(a) hereof, ACDI shall cause:

          (A) Associated Communications of Los Angeles, Inc. to be merged with and into ACDI, with ACDI being the surviving corporation; and

          (B) all of the Portfolio Securities that it owns at the Effective Time to be transferred to a direct wholly-owned subsidiary of ACDI formed solely for the purpose of holding the Portfolio Securities.

     4.3 Intercompany Payments. The Company and members of the ACDI Group shall at or prior to the Time of Distribution, satisfy by cash payment the full net amount of any intercompany indebtedness or other advances or accruals owing between members of the Company Group and members of the ACDI Group arising after December 31, 1993 and not previously paid in full prior to the Time of Distribution and ACDI shall pay the Company (or, if negative, the Company shall pay ACDI) an amount equal to (i) (A) the Fair Market Value of (x) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Company Group and members of the ACDI Group but excluding the transfers contemplated by Sections 4.1 and 4.2) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Company Group to members of the ACDI Group plus (y) the Fair Market Value of all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the ACDI Group and members of the Company Group but excluding the transfers contemplated by Sections 4.1 and 4.2) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Company Group to members of the ACDI Group plus (B) the sum of (w) any consulting fees in excess of $100,000 per month, (x) any expense payments in excess of $50,000 per month, (y) any management fees in excess of $315,000 per month and (z) any other fees, expense allocations, reimbursements or charges of any nature, in each case paid by members of the Company Group to members of the ACDI Group after December 31, 1993 and prior to the Time of Distribution (prorating any such amounts for any partial months), minus

     (ii) the Fair Market Value of (x) all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Company Group and members of the ACDI Group but excluding the transfers contemplated by Sections 4.1 and 4.2) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the ACDI Group to members of the Company Group plus (y) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the ACDI Group and members of the Company Group but excluding the transfers contemplated by Sections 4.1 and 4.2) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the ACDI Group to members of the Company Group. Any of the foregoing amounts due from members of the Company Group to members of the ACDI Group or from members of the ACDI Group to members of the Company Group as contemplated above shall be netted so that there shall be a single payment due immediately prior to the Time of Distribution. Prior to the Time of Distribution, the Company, Parent and ACDI shall agree on a reasonable estimate of the net amount so payable. The Company and ACDI shall use their reasonable efforts within 90 days after the Time of Distribution to agree on the actual amount so payable. If the actual amount so payable pursuant to this Section 4.3 is different from such estimated amount, the Company or ACDI (as appropriate) will promptly pay the difference to the other, plus interest thereon at a floating rate equal to the average prime rate (as in effect from time to time) as reported in The Wall Street Journal plus 1% from the Time of Distribution to the date of payment. If the parties are unable to so agree on the actual amount, any disputes will be resolved by an independent accounting firm selected by the Company and ACDI, the fees and expenses of which will be borne equally by the Company and ACDI. Once the actual amount is so agreed or resolved, such amount shall be final and non-appealable. The Company Group may pay consulting fees, expense payments and management fees to ACDI, subject to the provisions of this Section 4.3 with respect to payments of such fees in excess of the amounts set forth herein.

     4.4 Further Assurances. The parties agree that if after the Time of Distribution, either party holds assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets to the other party. The parties further agree that, except as otherwise provided in this Agreement, the Merger Agreement or Tax Disaffiliation Agreement, at or prior to the Time of Distribution ACDI shall assume all liabilities (whether arising before or after the Time of Distribution) primarily arising out of, based upon, or resulting from the operation of the business of, or primarily relating to, the ACDI Group, including all liabilities primarily relating to the Excluded Assets (the 'ACDI Assumed Liabilities'), and the Company shall assume all liabilities (whether arising before or after the Time of Distribution, and including, without limitation, all liabilities reflected on the Retained Business Balance Sheet) primarily arising out of, based upon, or resulting from the operation of, or primarily relating to, the Company Group (the 'Company Assumed Liabilities').

                                   ARTICLE V
                               CERTAIN COVENANTS

     5.1 Indemnity. (a) Effective upon the Spin-Offs, ACDI agrees to indemnify and hold the Company, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all ACDI Assumed Liabilities. Effective upon the Spin-off, the Company agrees to indemnify and hold ACDI, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all Company Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties shall contribute in respect of any such loss, claim, damage or liability on an equitable basis.

     (b) (i) From and after the Time of Distribution, ACDI shall indemnify and hold harmless the members of the Company Group, and the respective officers, directors, employees, agents, successors and assigns of the members of the Company Group (collectively, the 'Indemnified Persons'), and shall reimburse the Indemnified Persons for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, diminution in value of an equity interest, costs of preparation and investigation, and reasonable attorneys' fees and disbursements) (a 'Loss') imposed on or incurred, directly or indirectly, by the Indemnified Persons, resulting from or arising out of any claim made in any suit, action or proceeding, which claim is based on or arises out of the facts and circumstances alleged in any document filed or exchanged by the parties prior to the Time of Distribution in any of the proceedings set forth on Schedule 5.1(b) hereto, but only if and to the extent such Loss is attributable to the acts or omissions of Associated Communications Corporation or any of its affiliates or any of their respective directors, officers, employees or agents prior to the Time of Distribution (an 'Indemnified Claim').

     (ii) The relevant Indemnified Person shall give prompt written notice of any Indemnified Claim to ACDI which shall assume the defense thereof (and shall continue to control the defense of any Indemnified Claim made in any suit, action or proceeding pending at the Time of Distribution), including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all of such counsel's fees and expenses; provided that any delay or failure to so notify ACDI shall relieve ACDI of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any such notice shall refer to this Section 5.1(b) of this Distribution Agreement and shall state that the Indemnified Person may undertake the defense of the applicable suit, action or proceeding unless it is assumed by ACDI within fifteen (15) business days after the date it receives such notice. ACDI will keep the Indemnified Person advised as to all material developments in connection with any such suit, action or proceeding, including, but not limited to, promptly furnishing to the Indemnified Person copies of all documents filed or served in connection therewith. The Indemnified Person shall have the right to employ one separate counsel per jurisdiction in any of the foregoing suits, actions or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and ACDI are named as parties and the Indemnified Person shall reasonably determine in good faith that representation by the same counsel is inappropriate due to actual or potential differing interests between them. In the event that ACDI within fifteen (15) business days after receiving written notice of any such suit, action or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right, subject to the further provisions hereof, to undertake the defense, compromise or settlement of such suit, action or proceeding for the account of ACDI. Anything in this Section 5.1(b) to the contrary notwithstanding, ACDI shall not, without the Indemnified Person's prior written consent, settle or compromise any Indemnified Claim or consent to the entry of any judgment with respect to any Indemnified Claim if such settlement, compromise or judgment requires anything other than money damages paid by ACDI. ACDI may, without the Indemnified Person's prior written consent, settle or compromise any suit, action or proceeding or consent to entry of any judgment that does not admit any illegal conduct by any Indemnified Person requires solely the payment of money damages by ACDI and that includes as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Persons from all liability in respect of such Indemnified Claim.

     5.2 Mutual Release, Etc. Effective upon the Spin-Offs and except as otherwise specifically set forth in this Spin-Off Agreement, each of the Company and ACDI releases and forever discharges the other, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Spin-Off Agreement or the transactions contemplated hereby and shall not affect either party's right to enforce this Spin-Off Agreement or any other agreement contemplated hereby in accordance with its terms. Each party understands and agrees that, except as otherwise specifically provided herein, neither the other party nor any of its subsidiaries is, in this Spin-Off Agreement or any other agreement or document representing or warranting to such party in any way as to the assets, business or liabilities transferred or assumed as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Spin-Off Agreement, it being agreed and understood that each party shall take or keep all of its assets 'as is' and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances.

     5.3 Employee Liabilities. ACDI agrees to indemnify and hold the Company harmless from and against (a) 50% of any amounts paid by the Company to persons who are direct employees of the Company immediately prior to the Time of Distribution and who become employees of a member of the ACDI Group immediately after the Time of Distribution and (b) except for payments pursuant to contractual obligations, 100% of any amounts paid to persons listed on Schedule
5.3 hereto, in the case of clauses (a) and (b) above, resulting from any claim, action or suit arising out of such employee's status as an employee of the Company prior to the Time of Distribution, other than claims for wages, salaries and other employee benefits accrued prior to the Time of Distribution.

     5.4 Transaction Expenses. For purposes of this Spin-Off Agreement, all expenses, except those expenses subject to reimbursement pursuant to Section 6.14(a) of the Merger Agreement, paid or payable by any member of the Company Group after December 31, 1993 in connection with this Spin-Off Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of the Company's investment bankers and lawyers, shall be treated for purposes of Section 4.3 as an intercompany loan from the Company Group to the ACDI Group; provided, however, that only one half of any fees and expenses relating to the prepayment of the Credit Agreement shall be treated as an intercompany loan.

     5.5 Solicitation of Employees. For two years after the Time of Distribution, neither party will, directly or indirectly, solicit the employment of any employee of the other party and its Subsidiaries; provided, that ACDI may solicit the employment of those persons set forth on Schedule 5.5 hereto.

     5.6 Insurance. Following the Time of Distribution, ACDI shall pay to the Company any annual premium costs in excess of 150 percent of the Company's 1993 annual premium cost for its directors and officers liability insurance incurred by Parent in order to maintain directors and officers liabilty insurance pursuant to Section 6.11 of the Merger.

                                   ARTICLE VI
                                   CONDITIONS

     The obligations of the Company and ACDI to consummate the Spin-Offs shall be subject to the fulfillment of each of the following conditions:

     6.1 Recapitalization of ACDI. The recapitalization of ACDI in accordance with Section 2.2 hereof shall have been completed substantially as described therein.

     6.2 Tax Disaffiliation Agreement. The Tax Disaffiliation Agreement, in the form of Exhibit A hereto, shall have been executed and delivered by each of the Company and ACDI.

     6.3 Certain Transactions. All of the transactions or obligations contemplated by Sections 4.1 and 4.2 hereof to be consummated or performed at or prior to the Time of Distribution shall have been successfully consummated or so performed.

     6.4 Conditions to Merger Satisfied. Each condition to the closing of the

Merger set forth in Article VII of the Merger Agreement, other than the condition to each party's obligations set forth in Section 7.1(g) thereof as to the consummation of the transactions contemplated by this Spin-Off Agreement, shall have been satisfied or waived.

     6.5 Stockholder Approval. If submitted to stockholders for approval, this Agreement and the Spin-Offs shall have been approved and adopted by the affirmative vote of the holders of Company Common Stock entitled to cast at least 66 2/3% of the total number of votes entitled to be cast.

     6.6 Registration of ACDI Shares. Any registration statement filed by ACDI with the Securities and Exchange Commission (the 'SEC') pursuant to the Securities Act of 1933, as amended (the 'Securities Act') or the Securities Exchange Act of 1934, as amended (the 'Exchange Act') in connection with the issuance of New ACDI Stock in the ACDI Spin-Off shall have become effective under the Securities Act or Exchange Act, as applicable, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     6.7 Quotation on NASDQ/NMS. The shares of New ACDI Stock to be issued in the ACDI Spin-Off shall have been designated as national market system securities on the interdealer quotation system by the National Association of Securities Dealers, Inc. or listed on the New York or American Stock Exchanges, subject to official notice of issuance.

     6.8 Other Approvals. All consents, approvals and action of the FCC or any state public utility commission having jurisdiction required to permit the consummation of the transactions contemplated hereby shall have been obtained or made, free of any condition that would materially adversely impact the economic or business benefits of the Spin-Offs to the Company's shareholders or that would have a material adverse effect on ACDI and its subsidiaries taken as a whole, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any other Governmental Entity the failure to obtain which would have a material adverse effect on ACDI and its subsidiaries taken as a whole, shall have been filed, occurred, or been obtained, and all consents, approvals or waivers of any party to a contract set forth in Section 3.4 of the Company Disclosure Schedule attached to the Merger Agreement shall have been obtained. ACDI shall have received all state securities or 'blue sky' permits and other authorizations necessary to issue the New ACDI Stock to be issued in the Spin-Off.

     6.9 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Offs shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

     6.10 HSR Approval. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

                                  ARTICLE VII
                           MISCELLANEOUS AND GENERAL


     7.1 Modification or Amendment. The parties hereto may modify or amend this Spin-Off Agreement by written agreement executed and delivered by authorized officers of the respective parties.

     7.2 Counterparts. For the convenience of the parties hereto, this Spin-Off Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     7.3 Governing Law. This Spin-Off Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

     7.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          If to the Company:

           Associated Communications Corporation
           200 Gateway Towers
           Pittsburgh, PA 15222
           Attn: Myles P. Berkman

          If to ACDI or Newco:

           C/O Associated Communications Corporation
           200 Gateway Towers
           Pittsburgh, PA 15222
           Attn: Myles P. Berkman

     7.5 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Spin-Off Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     7.6 Assignment. Except as expressly otherwise provided herein, nothing contained in this Spin-Off Agreement or the agreements referred to herein is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Spin-Off Agreement and such other agreements, except that the provisions of Sections 5.1 and 5.2 hereof shall inure to the benefit of the persons referred to therein.

     7.7 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Merger Agreement, ACDI, Newco and the Company will, and will cause their respective subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Spin-Off Agreement or any part hereof or the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Spin-Off Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                          [COMPANY]
                                          By: __________________________________
                                            Name:
                                            Title:

                                          [NEWCO]
                                          By: __________________________________
                                            Name:
                                            Title:

                                          [ACDI]
                                          By: __________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

TAX DISAFFILIATION AGREEMENT dated as of [             ], 199[  ] by and among
Associated Communications Corporation, a Delaware corporation ('Associated'), Associated Communications of Delaware, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company ('ACDI') and [Newco] ('Newco'), a newly incorporated Delaware corporation and a direct, wholly-owned subsidiary of ACDI.

                                    RECITALS

     WHEREAS:

     A. Associated is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the members of the affiliated group have heretofore joined in filing consolidated Federal income tax returns.

     B. Associated expects, pursuant to the Agreement and Plan of Distribution
dated as of [             ], 199[  ] (the 'Distribution Agreement') among
Associated, ACDI and Newco, to spin-off its interest in certain of its cellular and its non-cellular activities to its shareholders. In furtherance of this decision, among other things (and as more fully set forth in the Distribution Agreement) (i) ACDI intends to transfer the stock of its cellular subsidiaries and certain of its cellular assets to Newco, (ii) Newco intends to cause certain of those subsidiaries to be transferred to certain of its indirect subsidiaries,
(iii) Associated intends to cause certain of its direct subsidiaries to merge with and into ACDI with ACDI surviving, (iv) ACDI intends to transfer the

Portfolio Securities (as defined in the Distribution Agreement) to a newly formed subsidiary, (v) ACDI intends to distribute on the Distribution Date (as hereinafter defined) all of the Newco Common Stock owned by it to Associated (the 'Newco Distribution'), and (vi) Associated intends to distribute on the Distribution Date pro rata to the holders of its Common Stock all of the outstanding shares of the Common Stock of ACDI (the 'ACDI Distribution' and, together with the Newco Distribution, the 'Distribution').

     C. Immediately after the distribution of the Common Stock of ACDI to the holders of the Common Stock of Associated, Associated will merge with SBMS Acquisition Corp., a Delaware corporation ('Acquisition Sub'), with Associated surviving (the 'Merger'), as contemplated by the Agreement and Plan of Merger and Reorganization dated as of February 23, 1994 (the 'Merger Agreement') between Associated and Southwestern Bell Corporation, a Delaware corporation and the indirect shareholder of Acquisition Sub ('Acquiror'), in connection with which the holders of the Common Stock of Associated will receive Common Stock of Acquiror.

     D. Associated and ACDI intend the Newco Distribution and the ACDI Distribution each to be a transaction described in Section 355 of the Code, after which neither ACDI nor any of its Subsidiaries (as hereinafter defined) will be a member of the Associated affiliated group for Federal income tax purposes.

     E. Associated and ACDI desire on behalf of themselves, their subsidiaries and their successors to set forth their rights and obligations with respect to Taxes (as hereinafter defined) due for periods before and after the Distribution.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For the purposes of this Agreement,

     1.1 'Associated Group' shall mean, for any period, Associated and its then Subsidiaries.

     1.2 'ACDI Group' shall mean, for any period, ACDI and its then
Subsidiaries.

     1.3 'Distribution Date' shall mean the day on which, due to the distribution of the shares of ACDI Common Stock to the holders of the Common Stock of Associated, ACDI could no longer be considered a member of the affiliated group of which Associated is the common parent.

     1.4 'Event of Loss' shall mean the incurrence by the Associated Group of any liability for Taxes which arise as a result of the Newco Distribution or the ACDI Distribution failing to qualifying as a tax-free spinoff within the meaning of Section 355 of the Code.

     1.5 'Final Determination' shall mean with respect to any issue (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (2) a closing agreement entered into under
Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding, or (3) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

     1.6 'Indemnitor' shall have the meaning set forth in Section 5.2.

     1.7 'Period After Distribution' shall mean any taxable year or other taxable period beginning after the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period that begins after the close of the Distribution Date.

     1.8 'Period Before Distribution' shall mean any taxable year or other taxable period that ends on or before the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period through the close of the Distribution Date.

     1.9 'Subsidiary' shall mean a corporation, partnership, joint venture or other business entity where 50% or more of the outstanding equity or voting power of such entity is owned directly or indirectly by another corporation. In determining whether a Subsidiary is a Subsidiary of ACDI or Associated for any period, ACDI shall not be considered a Subsidiary of Associated, and any Subsidiary of ACDI shall be considered a Subsidiary of ACDI, not Associated, for such period. Notwithstanding the foregoing, any corporation whose shares are transferred pursuant to Article IV of the Distribution Agreement, or that is a Subsidiary of such corporation, shall be a Subsidiary of the corporation to which its shares are so transferred.

     1.10 'Tax' or 'Taxes' whether used in the form of a noun or adjective, shall mean taxes on or measured by or with respect to income, franchise, gross receipts, sales, use, excise, payroll, personal property, real property, ad-valorem, value-added, leasing, leasing use or other taxes, PSC fees, levies, imposts, duties, charges or withholdings of any nature. Whenever the term 'Tax' or 'Taxes' is used (including without limitation, regarding any duty to reimburse another party for indemnified Taxes or refunds or credit of Taxes) it shall include penalties, fines, additions to Tax and interest thereon.

     1.11 'Tax Returns' shall mean all returns or reports to be filed or that may be filed for any period with any Taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

     1.12 'Tax Sharing Agreement' shall mean the Tax Allocation Agreement dated as of September 28, 1993, between Associated and Associated Communications of Delaware, Inc. II.

                                   ARTICLE II

                    TAX RETURNS, TAX PAYMENTS, EVENT OF LOSS

                           AND TAX SHARING AGREEMENT

     2.1 Obligation to File Tax Returns. Associated shall timely file or cause to be filed all Tax Returns with respect to the ACDI Group that (a) are filed on a consolidated, combined or unitary basis, (b) include ACDI or any of its Subsidiaries and Associated or any of its Subsidiaries, and (c) are required to be filed (i) for any Period Before Distribution or (ii) for any taxable year or period of the Associated Group that begins before and ends after the Distribution Date. ACDI shall timely file or cause to be filed any other Tax Return with respect to the ACDI Group.

     2.2 Obligation to Remit Taxes. Associated and ACDI shall each remit or cause to be remitted any Taxes due in respect of any Tax for which it is required to file a Tax Return and shall be entitled to reimbursement for such payments only to the extent provided in Section 2.3.

     2.3 Certain Tax Sharing Obligations and Prior Agreements.

     (a) ACDI shall be liable for and shall hold the Associated Group harmless against (i) any Tax liability of the ACDI Group for any Period After Distribution, (ii) any Tax liability asserted against any member of the Associated Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law, in respect of Taxes of any member of the ACDI Group (or of any member of the ACDI Group that is a successor to an entity that was a member of the Associated Group during any Period Before Distribution) for any Period Before Distribution and (iii) any Tax liability, other than a Tax liability resulting from the breach of a representation contained in Section 2.4(c)(ii) or (iii) of this Agreement, of the Associated Group resulting from the transactions contemplated in Section 2.4 and Article IV of the Distribution Agreement. ACDI shall be entitled to any refund or credit of Taxes of the ACDI Group for any period that is attributable to the ACDI Group. Any liability for Taxes under this Section 2.3(a) shall be measured by the Associated Group's actual liability for Taxes prior to applying Tax benefits otherwise available to the Associated Group. Any right to a refund under this Section 2.3(a) shall be measured by the actual refund or credit of the Associated Group attributable to the adjustment without regard to offsetting Tax attributes of the Associated Group.

     (b) Associated shall be liable for and shall hold the ACDI Group harmless against any liability attributable to any Subsidiary that is a member of the Associated Group for Taxes, regardless of whether attributable to a Period Before Distribution or a Period After Distribution, including any liability asserted against any member of the ACDI Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law, in respect of Taxes of any Subsidiary that is a member of the Associated Group. Associated shall be entitled to any refund of Taxes for any period that is attributable to the Associated Group. Any liability for Taxes under this Section 2.3(b) shall be measured by the ACDI Group's actual liability for Taxes prior to applying Tax benefits otherwise available to the ACDI Group. Any right to a refund under this Section 2.3(b) shall be measured by the actual refund or credit of the ACDI Group attributable to the adjustment without regard to offsetting Tax attributable of the ACDI Group.

     (c) Except as set forth in this Section 2.3 and in consideration of the mutual indemnities and other obligations of this Agreement, any and all prior tax sharing agreements or practices between any member of the Associated Group and any member of the ACDI Group shall be terminated with respect to the ACDI Group as of the Distribution Date.

     2.4 Event of Loss.

     (a) Notwithstanding anything in this Agreement to the contrary, to the extent that an Event of Loss would not have resulted but for an act (other than an act required by the Distribution Agreement or the Merger Agreement) or omission of the ACDI Group or the ACDI Group's shareholders that resulted in a breach of ACDI's representation contained in Section 2.4(c)(i) of this Agreement (without regard to whether the ACDI Group obtained the opinion of counsel described in such section), ACDI shall indemnify and hold harmless each member of the Associated Group from and against such Event of Loss.

     (b) Notwithstanding anything in this Agreement to the contrary, to the extent that an Event of Loss would not have resulted but for an act (other than an act required by the Distribution Agreement or the Merger Agreement) or omission of the Associated Group or the shareholders of the Associated Group that resulted in a breach of Associated's representation contained in Section 2.4(c)(ii) of this Agreement or a breach of Newco's representation contained in
Section 2.4(c)(iii) of this Agreement (in each case, without regard to whether the Associated Group or Newco obtained the opinion of counsel described in such section), Associated shall indemnify and hold harmless each member of the ACDI Group from and against such Event of Loss.

         (c)(i) ACDI represents that, except as otherwise provided in the Distribution Agreement or the Merger Agreement, as of the date hereof, it has no plan or intention to participate in any of the following described events or transactions: a reorganization, consolidation or merger; the sale or disposition of its assets other than in the ordinary course of business; ACDI's ceasing to engaged in the active conduct of a trade of business; the acquisition or disposition of shares of stock of ACDI by any person or persons; the redemption or repurchase of shares of its stock by ACDI or any successor; the recapitalization or other reclassification of the shares of ACDI or any successor; exercising, transferring or repurchasing rights distributed pursuant to a stock purchase rights plan, or any other act or omission of ACDI which results in failure to comply with each representation and statement made to the Internal Revenue Service (the 'Service') in connection with the rulings received with respect to the Distribution.

          (ii) Associated represents that, except as otherwise provided in the Distribution Agreement or the Merger Agreement, as of the date hereof, it has no plan or intention to participate in any of the following described events or transactions: a reorganization, consolidation or merger; the sale or disposition of the assets of Associated other than in the ordinary course of business; Associated's ceasing to engaged in the active conduct of a trade of business; the acquisition or disposition of shares of stock of Associated by any person or persons; the redemption or repurchase of shares of its stock by Associated or any successor; the recapitalization or other reclassification of the shares of Associated or any successor; exercising, transferring or repurchasing rights distributed pursuant to a stock purchase rights plan, or any other act or omission of Associated which results in failure to comply with each representation and statement made to the Service in connection with the rulings received with respect to the Distribution.

          (iii) Newco represents that, except as otherwise provided in the Distribution Agreement or the Merger Agreement, as of the date hereof, it has no plan or intention to participate in any of the following described events or transactions: a reorganization, consolidation or merger; the sale or disposition of the assets of Newco other than in the ordinary course of business; Newco's ceasing to engaged in the active conduct of a trade of business; the acquisition or disposition of shares of stock of Newco by any person or persons; the redemption or repurchase of shares of its stock by Newco or any successor; the recapitalization or other reclassification of the shares of Newco or any successor; exercising, transferring or repurchasing rights distributed pursuant to a stock purchase rights plan, or any other act or omission of Newco which results in failure to comply with each representation and statement made to the Service in connection with the rulings received with respect to the Distribution.

          (iv) Notwithstanding the foregoing, ACDI, Associated or Newco, as the case may be, may engage in acts described in paragraphs (i), (ii) or (iii) of this Section 2.4(c) if the other parties to this Agreement consent in writing in advance to such action, or ACDI, Associated or Newco, as the case may be, at its discretion obtains a ruling from the Service, or obtains an unqualified opinion from a nationally recognized tax counsel, which ruling or opinion states that such action will not cause the Associated Group to experience an Event of Loss, and that any Service ruling obtained remains in full force and effect, and may continue to be relied upon by ACDI, Associated or Newco, as the case may be, and their respective shareholders.

     2.5 Taxes Attributable to the Merger and the Distribution.

     (a) Associated shall be liable for and shall hold the ACDI Group harmless against any liability for Taxes arising as a result the Merger under the provisions of the New York State Real Estate Transfer Tax (N.Y. Law Section
1402), New York City Real Estate Transfer Tax (N.Y.C. Law Section 11-2100) and New York State Real Property Transfer Gains Tax (N.Y. Tax Law Section 1441), other than any such Taxes arising in connection with any transfer of the Excluded Assets (as defined in the Merger Agreement), which Taxes the ACDI Group shall be liable for and shall hold Associated harmless against. Associated shall timely file or cause to be timely filed all Tax Returns that are required to be filed and for which it is responsible, and shall remit or cause to be remitted any Taxes that are due and for which it is responsible, under the foregoing provisions of New York law. ACDI shall timely file or cause to be timely filed all Tax Returns that are required to be filed and for which it is responsible, and shall remit or cause to be remitted any Taxes that are due and for which it is responsible, under the foregoing provisions of New York law.

     (b) Notwithstanding anything to the contrary in this Agreement, to the extent that there is a Final Determination by any taxing authority that any of the payments to be made by Associated to the holders of its options, certain of its employees, or certain members of its management, which payments are described in clauses (ii)(B), (ii)(C) and (ii)(D) of the third sentence of
Section 2.1(c) of the Merger Agreement, are not deductible by

Associated for income tax purposes, then ACDI shall pay an amount to Associated which is equal to the sum of (x) the lesser of (i) the product of the payment (or portion thereof) described in this Section 2.5(b) that was determined not to be deductible and the applicable tax rate for the appropriate taxing jurisdiction, or (ii) the product of .36 and the payment (or portion thereof) described in this Section 2.5(b) that was determined not to be deductible, and
(y) the amount of any interest, penalties or additions to tax imposed upon Associated as a result of its deduction of any payment (or portion thereof) described in this Section 2.5(b) that was determined not to be deductible, which interest, penalties and additions to tax are attributable to the payment made by ACDI to Associated pursuant to clause (x) of this Section 2.5(b). For purposes of the preceding sentence, the 'applicable tax rate' shall mean 9.3% for California income tax purposes, 12.25% for Pennsylvania income tax purposes and 35% for Federal income tax purposes.

     2.6 Period that Includes the Distribution Date.

     (a) To the extent permitted by law or administrative practice, the taxable year of the ACDI Group shall be treated as closing on the Distribution Date.

     (b) If it is necessary for purposes of this Agreement to determine the income tax liability of any member of the ACDI Group or of the Associated Group for a taxable year that begins on or before and ends after the Distribution Date and is not treated under Section 2.6(a) as closing at the close of the Distribution Date, the determination shall be made by assuming that such member of the ACDI Group or of the Associated Group had a taxable year that ended at the close of the Distribution Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis.

                                  ARTICLE III

                                   CARRYBACKS

     Without the prior consent of Associated, no member of the ACDI Group shall carry back any net operating loss or other Tax attribute from a Period After Distribution to a Period Before Distribution.

                                   ARTICLE IV

                                    PAYMENTS

     4.1 Payments. Payments due to a party under Section 2.3 shall be due not later than 20 business days after the receipt or crediting of a refund or the receipt of notice of a Final Determination that the indemnified party is liable for an indemnified cost.

     4.2 Notice. Associated and ACDI shall give each other reasonable notice of any payment that may be due under this Agreement.

                                   ARTICLE V

                                   TAX AUDITS

     5.1 General. Except as provided in Section 5.2, each of ACDI and Associated shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under Section 2.1.

     5.2 Indemnified Claims. Associated or ACDI shall promptly notify the other in writing of any proposed adjustment to a Tax Return that may result in liability of the other party (the 'Indemnitor') under this Agreement. The Indemnitor shall have the sole right to contest the proposed adjustment and to employ counsel of its choice at its expense; provided, however, that if the proposed adjustment involves a consolidated, combined or similar Tax Return for which the other party is responsible and cannot be separated from the Tax Return under applicable law, the Indemnitor shall not settle the proposed adjustment without the consent of the other party, which consent shall not be unreasonably withheld. The Indemnitor shall provide the other party with information concerning the proposed adjustments and, in the sole discretion of the Indemnitor, may permit the other party to participate in the proceeding.

                                   ARTICLE VI

                                  COOPERATION

     Associated and ACDI shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Agreement. Each party agrees to notify the other party of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of the other party, or any of its Subsidiaries, for a Period After Distribution. Each party agrees to treat the Distribution for all income tax purposes as a tax-free spinoff pursuant to Section 355(a) of the Code unless and until there has been a Final Determination that the Distribution is not a tax-free spinoff under
Section 355(a) of the Code.

                                  ARTICLE VII

                          RETENTION OF RECORDS; ACCESS

     The Associated Group and the ACDI Group shall (a) in accordance with their then current record retention policy, retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the Associated Group or the

ACDI Group or for the audit of such Tax Returns; and (b) give to the other reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such returns to the extent relevant to an obligation or liability of a party under this Agreement.

                                  ARTICLE VIII

                                    DISPUTES

     If Associated and ACDI cannot agree on any calculation of any liabilities under this Agreement, such calculation shall be made by any 'Big Six' accounting firm acceptable to both Associated and ACDI. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation shall be borne equally by Associated and ACDI.

                                   ARTICLE IX

                           TERMINATION OF LIABILITIES

     Notwithstanding any other provision in this Agreement, any liabilities determined under this Agreement shall not terminate any earlier than the expiration of the applicable statute of limitation for such liability. All other covenants under this Agreement shall survive indefinitely.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 Notices and Governing Law. All notices required or permitted to be given pursuant to this Agreement shall be given, and the applicable law governing the interpretation of this Agreement shall be determined, by the applicable provisions of the Distribution Agreement.

     10.2 Treatment of Payments. The parties hereto shall treat any payments made pursuant to the terms of this Agreement as a capital transaction for all tax purposes.

     10.3 Binding Effect; No Assignment; Third Party Beneficiaries. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns, including Acquiror. Associated and ACDI hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Associated Group and the ACDI Group, respectively. Associated and ACDI shall, upon the written request of the other, cause any of their respective Subsidiaries to execute this Agreement. Associated or ACDI shall not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have dully executed this Agreement as of the day and year first above written.

                                          ASSOCIATED COMMUNICATIONS
                                          CORPORATION

                                          By ___________________________________
                                                          [Title]

                                          ASSOCIATED COMMUNICATIONS OF
                                            DELAWARE, INC.

                                          By ___________________________________
                                                          [Title]

                                          [NEWCO]

                                          By ___________________________________
                                                          [Title]

                                                                      APPENDIX C

July 29, 1994

Board of Directors
Associated Communications Corporation
200 Gateway Towers
Pittsburgh, PA 15222

Dear Sirs:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Associated Communications Corporation (the 'Company'), of the consideration to be received by such stockholders in connection with the proposed merger (the 'Merger') of the Company with a subsidiary of Southwestern Bell Corporation ('SBC'). In the Merger, each share of the Company's Common Stock will be converted into the right to receive an amount of SBC's Common Stock, as more fully described in the Merger Agreement dated as of February 23, 1994, among SBC, a subsidiary of SBC and the Company (the 'Merger Agreement'). We understand that, as set forth in the Merger Agreement, prior to the Merger the Company will spin-off to its stockholders the common stock of a newly-formed corporation ('Spinco') into which the Company will have contributed its securities portfolio, its international cellular interests and certain other assets (the 'Spin-off').

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as certain other information, including financial projections for 1993 and 1994, provided to us by the Company. We have discussed the past and current operations and financial condition and prospects of the Company with its senior management. With respect to SBC, we have reviewed only publicly available business, financial and trading information. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria which we deemed relevant.

     We have assumed and relied without independent verification on the accuracy and completeness of the information reviewed by us for the purpose of this opinion. With respect to the Company's financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. We have not made an independent evaluation or appraisal of the assets of the Company or of SBC, nor have we been furnished with any such appraisals. Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address the Company's underlying business decision to effect the Merger. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the common stock of SBC or Spinco following the consummation of the Merger and the Spin-off.

     We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services which is payable upon consummation of the Merger. In the ordinary course of our business, we actively trade the debt and equity securities of SBC and the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in connection with the Merger and the Spin-off, taken as a whole, is fair to such stockholders from a financial point of view.


                                          Very truly yours,

                                          SALOMON BROTHERS INC

                                          By: /s/ Michael J. Carr

                                                                      APPENDIX D

 INFORMATION STATEMENT RELATING TO ASSOCIATED COMMUNICATIONS OF DELAWARE, INC.
                              AND THE DISTRIBUTION

                                  INTRODUCTION

     This Information Statement is being furnished to stockholders of Associated Communications Corporation, a Delaware corporation ('Associated'), in connection with the contemplated pro rata distribution (the 'Distribution') to Associated stockholders of shares of Class A common stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Right, the 'Class A Common Stock'), and Class B common stock, par value $.10 per share (together with the accompanying Preferred Stock Purchase Right, the 'Class B Common Stock,' and, together with the Class A Common Stock, the 'Company Common Stock'), of Associated Communications of Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Associated (the 'Company'). The holders of Associated Class A common stock, par value $.10 per share (the 'Associated Class A Common Stock'), and Associated Class B common stock, par value $.10 per share (the 'Associated Class B Common Stock,' and, together with the Associated Class A Common Stock, the 'Associated Common Stock'), will receive 1/4 of a share of Class A Common Stock and 1/4 of a share of Class B Common Stock with respect to each share of Associated Common Stock held on the record date for the Distribution (the 'Distribution Record Date'). The Distribution will result in 100% of the outstanding shares of Company Common Stock being distributed to holders of Associated Common Stock on a pro rata basis.

     At the time of the Distribution, the Company will own all of Associated's businesses and assets other than its domestic cellular businesses and interests. These businesses and assets currently include (i) a portfolio of marketable equity securities with a market value at July 26, 1994 of approximately $475 million, including equity securities of Tele-Communications, Inc. ('TCI') and Liberty Media Corporation ('Liberty'), (ii) an indirect equity interest in a Mexican corporation which operates a cellular telephone system in Mexico, (iii) indirect equity interests in two Mexican corporations formed for the development of specialized mobile radio systems in Mexico, (iv) ownership of a microwave communications business, (v) ownership of, or equity interests in, other private communications businesses, (vi) ownership of four radio broadcasting stations, two AM and two FM, and (vii) ownership of a retail art gallery. As used in this Information Statement, the 'Company' means the Company and its consolidated subsidiaries at the time of the Distribution, including the assets and liabilities which will be transferred to the Company by Associated and the assets and liabilities of certain subsidiaries which will be merged with and into the Company immediately prior to the Distribution in accordance with the Agreement and Plan of Distribution to be entered into prior to the Distribution, the form of which is attached as Appendix B to the Proxy Statement-Prospectus (as such form may be amended, supplemented or otherwise modified from time to time, the 'Distribution Agreement') to which this Information Statement is Appendix D (the 'Proxy Statement-Prospectus'). See 'The Company.'

     No consideration will be paid by Associated stockholders for the shares of Company Common Stock to be received by them in the Distribution. There is currently no public trading market for the shares of Company Common Stock. The Company intends to apply for the listing of the Company Common Stock on the Nasdaq National Market (the 'NNM').

     No fractional shares of Company Common Stock will be distributed in the Distribution. Associated stockholders who otherwise would be entitled to receive fractional shares of Company Common Stock will receive cash based on the market value of such shares after the Distribution. See 'The Distribution--Terms of the Distribution Agreement--Method of Effecting the Distribution.'

     The Distribution has not yet been declared by the Associated Board of Directors (the 'Associated Board'), and, accordingly, the Distribution Record Date has not yet been determined. The Distribution is conditioned on, among other things, the satisfaction of all conditions (other than consummation of the Distribution) to the parties' obligations to consummate the merger (the 'Merger') provided for in the Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994 (as it may be amended, supplemented or otherwise modified from time to time, the 'Merger Agreement'), among Associated, Southwestern Bell Corporation, a Delaware corporation ('SBC'), and SBMS Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of SBC ('Purchaser'), which is attached as Appendix A to the Proxy Statement--Prospectus to which this Information Statement is Appendix D. See 'The Distribution--Terms of the Distribution Agreement--Conditions to the Distribution.' Also see 'The Merger--Conditions' in the Proxy Statement-Prospectus to which this Information Statement is Appendix D.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE DISTRIBUTION. WE ARE
        NOT ASKING YOU FOR A PROXY IN CONNECTION WITH THE DISTRIBUTION.

                               TABLE OF CONTENTS

INTRODUCTION...........................................    1
SUMMARY................................................    3
  The Company..........................................    3
  The Transactions.....................................    3
  The Distribution.....................................    4
  Summary Combined Historical and Pro Forma Financial
    Data...............................................    5
SPECIAL FACTORS........................................    7
  Portfolio Securities; Volatility of Company's Stock
    Price..............................................    7
  Net Losses and Cash Flow; Liquidity..................    7
  Absence of Trading Market............................    8
  Reliance upon Growth and Speculative Nature of
    Investments........................................    8
  Reliance on Key Personnel............................    8
  Scope and Enforcement of Intellectual Property
    Rights.............................................    8
  Competition..........................................    9
  Dividends and Dividend Policy........................    9

  Certain Aspects of Minority Investments..............    9
  Risks of Doing Business in Developing Markets........   10
  Regulatory Environment...............................   10
  Disparate Voting Rights; Substantial Stockholders;
    Certain
    Charter Provisions.................................   10
  Possible Application of Investment Company Act of
    1940...............................................   10
  Relationship with Associated; Reorganization to
    Effect Distribution................................   12
THE COMPANY............................................   13
  Marketable Equity Securities.........................   13
  Mexican Wireless Market..............................   14
  Personal Communications Services.....................   15
  Radiolocation Technology.............................   15
  Other Communications Businesses......................   16
  Radio Broadcasting...................................   16
  Retail Art Gallery...................................   16
  Future Conduct of the Business.......................   17
  Employees............................................   17
  Properties...........................................   17
THE DISTRIBUTION.......................................   17
  Background of and Reasons for the Distribution.......   17
  Terms of the Distribution Agreement..................   18
  Certain Federal Income Tax
    Consequences.......................................   23
LISTING AND TRADING OF COMPANY COMMON STOCK............   24
CAPITALIZATION.........................................   25
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS......   26
PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL
  POSITION.............................................   27
PRO FORMA CONDENSED COMBINED STATEMENTS OF
  OPERATIONS...........................................   28
SELECTED FINANCIAL DATA................................   29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS..................   30
  Three Months Ended March 31, 1994, Compared to the
    Three Months Ended March 31, 1993..................   30
  Financial Condition..................................   30
  Years Ended December 31,
    1993 and 1992......................................   31
  Years Ended December 31,
    1992 and 1991......................................   31
  Inflation............................................   32
  Liquidity and Capital Resources......................   32
MANAGEMENT.............................................   33
  Directors............................................   33
  Committees of the Board of Directors.................   33
  Compensation of Directors............................   34
  Executive Officers...................................   34
  Executive Compensation...............................   34
  Associated Stock Options.............................   35
  ACORN Options........................................   36
  Treatment of ACORN Options...........................   36

BENEFICIAL OWNERSHIP...................................   42
EXECUTIVE COMPENSATION PLANS IN EFFECT AFTER THE
  DISTRIBUTION.........................................   45
  1994 Stock Option and Incentive
    Award Plan.........................................   45
  Certain Federal Income Tax Considerations Relating to
    the 1994 Plan......................................   49
  Executive Employment Agreements......................   51
  401(k) Savings Plan..................................   52
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY............   53
  Authorized Capital Stock.............................   53
  Common Stock.........................................   53
  Preferred Stock......................................   53
  Stockholder Rights Plan..............................   54
  No Preemptive Rights.................................   57
  Description of Certain Statutory, Charter and By-law
    Provisions.........................................   57
  Indemnification and Insurance........................   59
ADDITIONAL INFORMATION.................................   60
INDEX OF DEFINED TERMS.................................   61
INDEX TO COMBINED FINANCIAL STATEMENTS.................   F-1
APPENDIX I--RESTATED CERTIFICATE OF INCORPORATION OF
  SPINCO

                                    SUMMARY

     The following summarizes certain information contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, set forth in this Information Statement, which should be read in its entirety. This Information Statement is Appendix D to the Proxy Statement-Prospectus dated July 29, 1994 (the 'Proxy Statement-Prospectus') of Associated and SBC relating to the Merger of Purchaser into Associated, with Associated surviving as an indirect wholly-owned subsidiary of SBC, pursuant to the Merger Agreement. See 'Summary--The Transactions' below. The Company did not participate in the preparation of the Proxy Statement-Prospectus, and does not have independent knowledge of the matters set forth therein, except to the extent the Proxy Statement-Prospectus contains excerpts from this Information Statement without material change. Immediately prior to the Distribution described herein, the Company expects to effect a recapitalization pursuant to which the 1,000 shares of the Company's common stock currently outstanding will be exchanged for a total number of shares of Company Common Stock (divided equally between Class A Common Stock and Class B Common Stock) equal to one-half the total number of shares of Associated Common Stock outstanding as of the Distribution Record Date. See 'Description of Capital Stock of the Company.' Based on the number of shares of Associated Common Stock outstanding on July 26, 1994, the 1,000 shares of common stock of the Company would be exchanged for 18,745,578 shares of Company Common Stock (divided equally between Class A Common Stock and Class B Common Stock), all of

which will be distributed to Associated's stockholders in the Distribution.

     Unless otherwise noted, the financial statements and other financial information and data herein are presented on a combined basis, giving effect to certain of the transactions contemplated as part of the Merger and the Distribution. See Note 1 to the Combined Financial Statements included elsewhere herein. Unless otherwise defined herein, capitalized terms used in this Summary shall have the respective meanings ascribed to them elsewhere in this Information Statement. An Index of Defined Terms used herein is included at page 61 of this Information Statement.

                                  THE COMPANY

     The Company's businesses and assets currently include (i) a portfolio of marketable equity securities with a market value at July 26, 1994 of approximately $475 million, including equity securities of Tele-Communications, Inc. and Liberty Media Corporation, (ii) an indirect equity interest in a Mexican corporation which operates a cellular telephone system in Mexico, (iii) indirect equity interests in two corporations formed for the development of specialized mobile radio systems in Mexico, (iv) ownership of a microwave communications business, (v) ownership of, or equity interests in, other private communications businesses, (vi) ownership of four radio broadcasting stations, two AM and two FM, and (vii) ownership of a retail art gallery. The Company was organized in Delaware in 1981. The mailing address of the Company's principal executive offices is 200 Gateway Towers, Pittsburgh, Pennsylvania 15222. See 'The Company.'

                                THE TRANSACTIONS

     The Company is currently a wholly-owned subsidiary of Associated. Associated has entered into the Merger Agreement whereby, upon the terms and subject to the conditions set forth therein, Purchaser will be merged with and into Associated, with Associated surviving as an indirect wholly-owned subsidiary of SBC. In connection with and in order to facilitate the Merger, Associated has agreed to effect, pro rata to its stockholders immediately prior to the effectiveness of the Merger, the Distribution of all of the outstanding shares of Company Common Stock, which will be tax free to Associated stockholders for federal income tax purposes except to the extent of cash payments received for fractional shares.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the 'Effective Time'), each issued and outstanding share of Associated Common Stock (other than shares of Associated Common Stock that are owned by Associated as treasury stock and any shares of Associated Common Stock owned by SBC, Merger Sub or any other wholly-owned subsidiary of SBC) shall be converted into the right to receive common stock of SBC as described under 'The Merger--Terms of the Merger' in the Proxy Statement-Prospectus.


     Pursuant to the Distribution Agreement, prior to the Distribution the Company and Associated will effect certain intercompany transfers of assets. See 'The Distribution--Terms of the Distribution--The Asset Transfers.' Also, pursuant to the Distribution Agreement, the Company and Associated will satisfy by cash payment the full net amount of any intercompany indebtedness or other advances or accruals owing between the Company and certain of its affiliates and Associated and certain of its affiliates, arising after December 31, 1993 and not previously paid in full prior to the Time of Distribution. See 'The Distribution--Terms of the Distribution--Intercompany Adjustment.' In addition, each of Associated and the Company have agreed to indemnify the other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from their respective businesses. See 'The Distribution--Terms of the Distribution--Mutual Indemnities.'

     The foregoing is a brief summary of certain terms of the Merger affecting the Company. A complete description of the Merger and the Merger Agreement may be found in the Proxy Statement-Prospectus to which this Information Statement is Appendix D. The Distribution Agreement between the Company and Associated is more fully described herein under 'The Distribution.'

                                THE DISTRIBUTION

Distributing Company..........  Associated
Securities to be
Distributed...................  All the outstanding Class A Common Stock and
                                Class B Common Stock of the Company, which is a
                                wholly owned subsidiary of Associated. Based on
                                the 37,491,156 shares of Associated Common Stock
                                outstanding as of July 26, 1994, it is estimated
                                that 9,372,789 shares of Class A Common Stock
                                and 9,372,789 shares of Class B Common Stock
                                will be distributed pursuant to the
                                Distribution. See 'Distribution Ratio'
                                immediately below.
Distribution Ratio............  1/4 of a share of Class A Common Stock and 1/4 of a share of Class B Common Stock for each
                                share of Associated Class A Common Stock
                                outstanding on the Distribution Record Date and
                                1/4 of a share of Class A Common Stock and 1/4
                                of a share of Class B Common Stock for each
                                share of Associated Class B Common Stock
                                outstanding on the Distribution Record Date.
Time of Distribution..........  The Distribution is expected to be effective
                                (the 'Time of Distribution') immediately prior
                                to the Effective Time. Stock certificates for
                                shares of Company Common Stock will be mailed as
                                soon as practicable after the Time of
                                Distribution. See 'The Distribution--Terms of
                                the Distribution Agreement--The Distribution.'
Distribution Record Date......  It is expected that the Distribution Record Date will be established as the day on which the Time
                                of Distribution occurs.

Trading Market................  The Company expects to apply for listing of the
                                Company Common Stock on the NNM. See 'Listing
                                and Trading of Company Common Stock.'
Conditions to Distribution....  Consummation of the Distribution is subject to the conditions set forth in the Distribution
                                Agreement. See 'The Distribution--Terms of the
                                Distribution Agreement--Conditions to the
                                Distribution.'
Distribution Agent............  The Bank of New York

Tax Consequences..............  It is a condition to the Distribution that
                                Associated receive a private letter ruling from
                                the Internal Revenue Service, reasonably
                                satisfactory in form and substance to Associated
                                and SBC, that, among other things, the receipt
                                of Company Common Stock by Associated
                                stockholders pursuant to the Distribution will
                                be tax free for federal income tax purposes,
                                except with respect to cash received in lieu of
                                fractional shares of Company Common Stock. See
                                'The Distribution--Certain Federal Income Tax
                                Consequences.'
Dividends After the
Distribution..................  The Company does not anticipate declaring and paying cash dividends on the Company Common
                                Stock at any time in the foreseeable future. The
                                decision whether to apply legally available
                                funds to the payment of dividends on the Company
                                Common Stock will be made by the Company Board
                                from time to time in the exercise of its
                                business judgment, taking into account, among
                                other things, the Company's results of
                                operations and financial condition and any then
                                existing or proposed commitments for the use by
                                the Company of available funds. See 'Special
                                Factors-- Dividends and Dividend Policy.'
Certain Provisions of the
Company's Charter and
Bylaws........................  Certain provisions of the Company's Certificate of Incorporation, as it is anticipated to be
                                amended and restated prior to the Distribution
                                substantially as set forth in the form of
                                Restated Certificate of Incorporation of the
                                Company attached to this Information Statement
                                as Appendix I (the 'Restated Certificate'), and
                                the Company's Bylaws, as they are anticipated to
                                be amended and restated prior to the

                                Distribution (as so amended and restated, the
                                'Bylaws'), may be deemed to have the effect of
                                making difficult an acquisition of control of
                                the Company in a transaction not approved by the
                                Company Board. See 'Special Factors-- Disparate
                                Voting Rights; Substantial Stockholders; Certain
                                Charter Provisions,' and 'Description of Capital
                                Stock of the Company-- Description of Certain
                                Statutory, Charter and Bylaw Provisions.'
Relationship with Associated
After the Distribution........  Associated and the Company have agreed to indemnify each other after the Distribution with
                                respect to certain losses, damages, claims and
                                liabilities arising primarily from their
                                respective businesses, including certain tax
                                liabilities and, in the case of the Company, to
                                indemnify Associated with respect to specified
                                litigation against certain affiliates of
                                Associated. See 'Special Factors--Relationship
                                with Associated; Reorganization to Effect
                                Distribution,' and 'The Distribution--Terms of
                                the Distribution Agreement--Additional
                                Indemnification' and '-- Mutual Indemnities.'
Special Factors...............  Stockholders should carefully consider the matters discussed under the section entitled
                                'Special Factors' in this Information Statement.

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The table below sets forth summary combined historical financial data of the Company for each of the three years in the period ended December 31, 1993. The summary combined historical financial data set forth below should be read in conjunction with the audited Combined Financial Statements of the Company and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Information Statement. Historical financial information may not be indicative of the Company's future performance as an independent company. The table also sets forth summary combined historical financial data of the Company for the three-month periods ended March 31, 1994 and 1993, which have been derived from the unaudited Combined Financial Statements of the Company included elsewhere in this Information Statement. The results for the three-month period ended March 31, 1994 are not necessarily indicative of the results to be expected for the full year. Historical per share data for earnings and dividends have not been presented as the Company was not a publicly-held company during the periods presented below.

     The summary pro forma combined financial data set forth in the table below reflect adjustments to the historical combined balance sheet and the historical combined statements of operations of the Company, as if the Distribution had occurred on March 31, 1994 for purposes of the pro forma balance sheet and on January 1, 1993 for purposes of the pro forma statements of operations for the year ended December 31, 1993 and the quarter ended March 31, 1994, respectively. See the Pro Forma Condensed Combined Financial Statements of the Company included elsewhere in this Information Statement for a discussion of the principal adjustments involved in the preparation of the pro forma financial information. The Pro Forma Condensed Combined Financial Statements of the Company may not reflect the results of operations or financial position that would have been obtained had the Company been a separate, independent company during such periods. Assumptions regarding the number of shares of the Company's Common Stock may not reflect the actual numbers immediately after the Distribution. See the Pro Forma Condensed Combined Statements of Operations included elsewhere in this Information Statement for per share data presented on a pro forma basis, adjusted to reflect the Distribution.

          SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA (A)

                                                                               YEAR ENDED                YEAR ENDED
                                     THREE MONTHS ENDED MARCH 31,          DECEMBER 31, 1993            DECEMBER 31,
                                   --------------------------------    --------------------------    ------------------
                                             (UNAUDITED)
                                                    HISTORICAL                                           HISTORICAL
                                   PRO FORMA    -------------------                                  ------------------
                                    1994(B)       1994       1993      PRO FORMA(B)    HISTORICAL     1992       1991
                                   ---------    --------    -------    ------------    ----------    -------    -------
                                                                       (UNAUDITED)
                                                     (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data
Revenues........................   $  1,244     $  1,244    $ 1,352      $  6,075       $   6,075    $ 5,550    $ 5,393
Cost and expenses...............      3,503        3,388      2,687        14,721          10,360      8,606      7,576
Operating loss..................     (2,259)      (2,144)    (1,335)       (8,646)         (4,285)    (3,056)    (2,183)
(Loss) income before cumulative
  effect of accounting change
  for income taxes..............     (1,392)        (858)      (566)       (6,162)         (1,971)        43     (2,396)
Cumulative effect of accounting
  change for income taxes (C)...         --           --        883           883             883         --         --
Net (loss) income...............     (1,392)        (858)       317        (5,279)         (1,088)        43     (2,396)
Loss per share before cumulative
  effect of accounting change
  for income taxes..............       (.07)                                 (.33)
Net loss
  per share.....................       (.07)                                 (.28)
Balance Sheet Data
Total assets (D)................    466,410      475,322     69,026                       653,330     65,401     60,960
Long-term obligation............      1,323        1,323      1,061                         1,270      1,008        806
Total stockholders' equity......    308,596      316,811     57,761                       436,021     57,444     57,401

- ------------------
(A) Presented on a combined basis; see Note 1 to the Combined Financial

    Statements of the Company included elsewhere in this Information Statement.
(B) See the Pro Forma Condensed Combined Financial Statements of the Company included elsewhere in this Information Statement for a discussion of assumptions and adjustments relating to the pro forma amounts.
(C) Reflects the adoption as of January 1, 1993 of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'
(D) Reflects the adoption at December 31, 1993 of Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities.'

                                SPECIAL FACTORS

PORTFOLIO SECURITIES; VOLATILITY OF COMPANY'S STOCK PRICE

     A substantial majority of the total value of the Company's assets currently consists of publicly traded securities (the 'Portfolio Securities'), which securities are subject to price volatility resulting from changes in general economic and market conditions. In addition, substantially all of the value of the Portfolio Securities is attributable to stock of TCI and Liberty. The trading prices of TCI, a cable television operator, and Liberty, which holds cable television and programming interests, are subject to volatility resulting from conditions affecting the cable industry generally, such as competition, technological developments and government regulation, including recently enacted regulations relating to the provision of cable television services. At the inception of Associated in 1979, it acquired equity securities of TCI at a cost basis of approximately $6.9 million. The market value of these and other Portfolio Securities appreciated to approximately $660 million as of October, 1993, and the value of the Portfolio Securities at July 26, 1994 was approximately $475 million. See 'The Company--Marketable Equity Securities.' Future volatility in the trading prices of the Portfolio Securities, and in the trading prices of TCI and Liberty in particular, may have a significant impact on the Company's borrowing capacity and on the market price of the Company's Common Stock. See '--Net Losses and Cash Flow; Liquidity' below.

NET LOSSES AND CASH FLOW; LIQUIDITY

     The Combined Statement of Operations of the Company for the year ended December 31, 1993 and the Combined Statement of Operations of the Company for the three months ended March 31, 1994 included elsewhere in this Information Statement reflect that the Company had net losses of $1,088,000 and $858,000, respectively, for such periods. The Company's ability to realize earnings in the future will depend in large part on the availability of appropriate investment and acquisition opportunities, the earnings and other characteristics of the Company's current and future investments, businesses and operations, and the opportunities available to the Company to dispose of such investments and businesses on favorable terms. Given its current investments, the Company expects that its losses are likely to continue, and there can be no assurance as to if or when the Company will achieve profitability.

     Historically, the Company's operations and investments in foreign cellular systems and other communications services businesses and technologies have been funded principally through margin loans secured by certain of the Portfolio Securities or the sale of securities or investments, and Associated's corporate expenses have been funded principally through borrowings and through dividends from its domestic cellular subsidiaries of cash generated by their cellular operations. After the Distribution, absent earnings from its existing or future businesses or investments, the Company will be dependent on margin or other borrowings, dispositions of its investments or operating assets or equity financings to fund its operations, service indebtedness and finance any investments or acquisitions, including to meet its obligations under certain of the agreements governing its non-Portfolio Securities investments to pay its share of capital contributions or loans agreed to by the partners or shareholders of the particular entity. In some instances, failure to make such required payments could result in the Company's interest in the particular entity being diluted, its right to vote or certain other rights being forfeited or the other partners or shareholders being entitled to purchase the Company's interest at a discount from its fair market value. See '--Certain Aspects of Minority Investments' below.

     Historically, no cash dividends have been paid on shares of TCI and Liberty common stock. While the Company currently has substantial borrowing capacity based on the market value of the Portfolio Securities, such value is subject to market volatility and other factors (see '--Portfolio Securities; Volatility of Company's Stock Price' above), and there can be no assurance that the additional funding, through borrowings, dispositions of investments or operating assets, equity issuances or otherwise, required by the Company will be available or, if available, that it will be on terms favorable to the Company. In addition, if substantial additional indebtedness were incurred, the Company's ability to respond to changing financial, business and economic conditions, and accordingly its stockholders' investment in the Company, could be adversely affected. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'The Company.'

ABSENCE OF TRADING MARKET

     There is no existing trading market for the Company Common Stock and there can be no assurance as to the establishment or continuity of any such market. The Company expects to apply for listing of the Company Common Stock on the Nasdaq National Market and such listing or listing on the American Stock Exchange or the New York Stock Exchange is a condition to consummation of the Distribution. However, there can be no assurance either as to the price at which the Company Common Stock will trade or that such price will not be significantly below the book value per share of the Company Common Stock.

RELIANCE UPON GROWTH AND SPECULATIVE NATURE OF INVESTMENTS

     The future growth of the Company depends to a considerable extent upon the Company's ability to identify new opportunities for acquisitions or investments and conclude such transactions on favorable terms. The Company has made and may in the future make acquisitions of, or debt or equity investments in, emerging growth companies or more mature companies with growth prospects, either by acquiring operating companies or making investments. The Company has in the past made and may continue to make, acquisitions of, or investments in, companies with little or no operating history, or which operate at losses or experience substantial fluctuations in operating results. While such acquisitions and investments offer the opportunity for significant capital gains, they are likely to be speculative and may often involve a high degree of risk. These companies may need substantial capital to support expansion or achieve or maintain a competitive position. Such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel. See--'Possible Application of Investment Company Act of 1940.' The Company anticipates that it may acquire or take significant positions in companies in rapidly changing high-technology fields. Such companies may face additional risks of product and technological obsolescence over which the Company will have little or no control. As a result, no assurances can be given that the Company's acquisitions or investments will not result in substantial or complete losses. In addition, the Company may invest in or acquire more mature companies whose prospects may prove to be less assured than anticipated.

RELIANCE ON KEY PERSONNEL

     The Company's business is managed by key executive officers, the loss of whom could have a material adverse effect on the Company. The Company believes that its continued success will depend in large part on its ability to attract and retain highly skilled and qualified personnel. The Company's management has principal responsibility for the review of potential investments and acquisitions and for recommendations to the Company's Board of Directors (the 'Company Board'), which exercises final authority over major investment and acquisition decisions. Therefore, the Company is dependent upon the ability of its management to select what it believes are appropriate acquisitions and investments for the Company. In the event that any officers or directors of the Company cease to be associated with the Company, the Company will seek to find a qualified person or persons to fill their positions. There can, however, be no assurance that such individuals could be engaged by the Company. The Company intends to enter into employment contracts with certain key executive officers. See 'Executive Compensation Plans in Effect After the Distribution--Executive Employment Agreements' and 'Management.'

SCOPE AND ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

     The Company expects to explore a wide variety of industries and companies for investments or acquisitions. Because the Company may make some of its acquisitions and investments in emerging technology-based companies, the Company's success may depend in part upon the ability of these entities to obtain and enforce intellectual property protection for their technologies. In addition, the

Company is developing its own proprietary technologies for which patents have been obtained or applied. No assurance can be given that such protection can be obtained for all such technologies or, if obtained, that it will not be challenged, invalidated or circumvented, or that competitors of such entities will not independently develop or patent technologies that are substantially equivalent to or superior to such entities' technologies.

     In some foreign countries, patent protection is not available. Also, some countries that grant patents do not afford meaningful protection or redress for violations. Accordingly, to the extent the Company acquires businesses in or invests in businesses in such countries, the foregoing uncertainties may be more significant. See '--Risks of Doing Business in Developing Markets' below.

COMPETITION

     The Company has encountered, and expects to continue to encounter, competition in its efforts to locate attractive acquisition opportunities and opportunities for the investment of its capital. Many of the companies against which the Company competes for acquisitions and investments have greater resources and managerial capabilities than the Company and therefore may be in a better position than the Company to obtain access to attractive acquisitions and investments. To the extent that the Company can compete for such acquisitions and investments, it may be able to do so only on less favorable terms than are available to others.

     In addition, competition in certain industries in which the Company has made acquisitions or investments and in those in which the Company may make acquisitions or investments is intense. These potential competitors include major domestic and international companies, many of which have substantially greater financial, technical, marketing, sales and other resources than the Company.

DIVIDENDS AND DIVIDEND POLICY

     The Company does not anticipate declaring and paying cash dividends on the Company Common Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the Company Common Stock will be made by the Company Board from time to time in the exercise of its business judgment, taking into account, among other things, the Company's results of operations and financial condition and any then existing or proposed commitments for the use of the Company's available funds.

     In addition, the Company may in the future issue debt securities, preferred stock or enter into loan or other agreements that restrict the payment of dividends on and repurchases of the Company's capital stock. See '-- Net Losses and Cash Flow; Liquidity' above.

CERTAIN ASPECTS OF MINORITY INVESTMENTS

     Substantially all of the Company's minority investments (other than wholly-owned subsidiaries and other than the Portfolio Securities) are governed by, and future investments may be governed by, partnership agreements, stockholder agreements or other instruments and agreements which contain provisions, including restrictions on transfers, that may affect the liquidity and value of such investments. To the extent these investments, and future investments, are in private companies, restrictions on transfer imposed by law may also apply.

     Also, the Company does not have the right to manage the businesses or affairs of the entities in which the Company has minority investments, although in some cases it is represented on a board of directors or partners' committee that supervises such management or has the right to consent to the taking of certain significant actions by such entities. Such consent rights and representation may enable the Company to prevent, but will not entitle the Company to cause, any such entity to dispose of any of its assets or to make any dividends or distributions to its partners or stockholders. See '--Net Losses and Cash Flow; Liquidity' above.

RISKS OF DOING BUSINESS IN DEVELOPING MARKETS

     The Company currently has investments in, and may in the future acquire or make investments in the businesses or operations of, entities in developing countries. In doing business in developing markets, the Company may face economic, political and currency conditions that are more volatile than those commonly experienced in the United States and other areas. See '--Scope and Enforcement of Intellectual Property Rights.'

REGULATORY ENVIRONMENT

     Most of the companies which the Company has acquired or in which it currently has investments are subject to regulation at the federal and state levels in the United States or at various levels in other countries. The Company's broadcasting and communications assets and investments are generally regulated by the Federal Communications Commission ('FCC'), and its investments in Mexican communications businesses are subject to Mexican regulatory authority. The Company currently anticipates that similar regulations will govern certain of the industries in which it is likely to operate or make investments in the future. Changes in the laws or regulations governing these industries, in the United States or elsewhere, could adversely affect the Company's business.

DISPARATE VOTING RIGHTS; SUBSTANTIAL STOCKHOLDERS; CERTAIN CHARTER PROVISIONS

     Under the terms of the Restated Certificate, holders of shares of Class A Stock will be entitled to one vote per share, and holders of shares of Class B Stock will be entitled to 1/25th of a vote per share. See 'Description of Capital Stock of the Company--Authorized Capital Stock.' In addition, immediately following the Distribution, directors and officers of the Company will beneficially own shares of Company Common Stock representing over 20% of the voting power of all the Company's then outstanding voting securities. See 'Beneficial Ownership.'

     Certain provisions of the Restated Certificate and the Bylaws may be deemed to have the effect of making difficult an acquisition of control of the Company in a transaction not approved by the Company's Board of Directors. These provisions include the disparate voting rights of the Class A Common Stock and Class B Common Stock, the ability of the Company Board to issue shares of preferred stock in one or more series and additional shares of authorized but unissued Class A Common Stock and Class B Common Stock without further authorization of the Company stockholders and certain other provisions described under 'Description of Capital Stock of the Company.' Many of these provisions are also present in Associated's Restated Certificate of Incorporation and Bylaws as currently in effect, and generally are designed to permit the Company to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the Company's Board of Directors to be in the best interests of the Company and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such a transaction might be economically beneficial to the Company and its stockholders. Furthermore, the Company intends, prior to the Distribution, to adopt a stockholder rights plan, which may have a similar effect. See 'Description of Capital Stock of the Company-- Stockholder Rights Plan.'

POSSIBLE APPLICATION OF INVESTMENT COMPANY ACT OF 1940

     Immediately following the Distribution, the value of the Portfolio Securities will likely constitute a substantial majority of the total value of the assets of the Company. As a result, after the Distribution, the Company could be considered to be engaged in the business of holding or owning investment securities within the meaning of the Investment Company Act of 1940 (the '1940 Act'), which could subject the Company to regulation as an investment company by the Securities and Exchange Commission (the 'Commission') that could significantly and adversely affect the Company's activities. However, the Company believes that, in accordance with the rules promulgated by the Commission under the 1940 Act, it will be deemed not to be engaged in such business (and therefore will not be subject to such regulation) for a period of at least one year following the Distribution because of the Company's intent to be engaged primarily in a business other than holding or owning investment securities as soon as reasonably possible and, in any event, prior to the end of such one-year period. These rules require that the Company's intent be evidenced by the Company's business activities and an appropriate resolution of its Board of Directors. The Company has adopted such a resolution and the Company currently believes its business activities will demonstrate the requisite intent.

     Under the 1940 Act and the applicable rules, the Company's business activities must result in its becoming primarily engaged by approximately the end of this one year period in one or more businesses other than owning or holding investment securities such as the Portfolio Securities. The Company currently believes that it may be able to acquire sufficient operating assets (whether out of the proceeds of borrowings or further issuances of securities, the proceeds of dispositions of Portfolio Securities or the proceeds of some combination of the foregoing) such that it will achieve this result and thus will not be required to register as an investment company under the 1940 Act. However, the Company's ability to do so is subject to numerous factors some of which may be outside the Company's control, including, among others, the availability of opportunities to acquire operating assets on acceptable price and other terms (see '--Competition' above), the Company's ability to finance and complete such acquisitions on a timely basis (see '--Net Losses and Cash Flow; Liquidity' above) and general economic and market conditions (see '--Portfolio Securities; Volatility of Company's Stock Price' above). Accordingly, there can be no assurance in this regard.

     The 1940 Act permits companies which make certain types of investments to elect to become a business development company ('BDC') rather than register as an investment company. Generally, to be eligible to elect BDC status a company must engage in the business of furnishing capital and making available significant managerial assistance to companies which do not have a liquid public market for their securities. Such portfolio companies are termed 'eligible portfolio companies.' An eligible portfolio company generally is a U.S. company that is not an investment company and that (i) does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list; (ii) is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or (iii) meets such other criteria as may be established by the Commission.

     Under the 1940 Act, BDCs enjoy greater flexibility in such areas as capital structure, portfolio diversification, transactions with affiliates and employee compensation matters (such as stock options or profit sharing plans) than is available to registered investment companies. On the other hand, BDCs are more limited than registered investment companies in the types of investments they may make. BDCs may acquire only certain prescribed qualifying assets and certain assets necessary for their operations (such as interests in real estate and leasehold improvements, office furniture, equipment and facilities) unless, at the time of acquisition, at least 70% of the value of the BDC's assets consists of 'qualifying securities.' 'Qualifying securities' include: (1) privately acquired securities of companies that were eligible portfolio companies at the time the BDC acquired such securities; (2) privately acquired securities of bankrupt or insolvent companies; (3) securities of eligible portfolio companies controlled by the BDC; (4) securities received in exchange for or distributed in or with respect to any of the foregoing; and (5) cash items, U.S. government securities and high quality short-term debt. BDCs are also subject to restrictions on the nature of the transactions in which, and the persons from whom, securities can be purchased in order for the securities to be considered qualifying securities. Such restrictions include limiting purchases to transactions not involving a public offering and acquiring securities directly from either the portfolio company or its officers, directors or affiliates.

     The Company currently expects that if it would be required to register as an investment company, it would be eligible to, and would, elect BDC status. While the Company believes that its current assets would not prevent its election of BDC status, in order to remain eligible to maintain BDC status, the Company would need to achieve within approximately two years after the Distribution or its election of BDC status an asset mix such that at least 50% of the value of its assets would consist of qualifying securities referred to in clauses (1) through (3) of the immediately preceding paragraph. The Company's ability to make acquisitions or divestitures to achieve such asset mix on a timely basis, and thus to remain eligible for BDC status, is subject to numerous factors and contingencies, many of which are outside the Company's control. No assurance can be given that BDC status will be, or will continue to be, available to the Company. In addition, even if the Company is able to maintain such status, the restrictions applicable to BDCs could significantly and adversely affect the Company's activities.

     If the Company elects to be regulated as a BDC, it may not change the nature of its business so as to cease to be, and may not withdraw its election as, a BDC unless authorized by the Company stockholders. If the Company elected BDC status and subsequently lost such status, it would be subject to more stringent regulation as an investment company under the 1940 Act, unless at such time, the Company was not subject to regulation as an investment company within the meaning of the 1940 Act or was otherwise exempt from regulation as such under the 1940 Act.

RELATIONSHIP WITH ASSOCIATED; REORGANIZATION TO EFFECT DISTRIBUTION

     In the Distribution Agreement and the Tax Disaffiliation Agreement described herein and attached to the Distribution Agreement as Exhibit A (the 'Tax Disaffiliation Agreement'), Associated and the Company have agreed to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from their respective businesses, including certain tax liabilities and, in the case of the Company, to indemnify Associated with respect to specified litigation against certain affiliates of Associated. See 'The Distribution--Terms of the Distribution Agreement--Additional Indemnification' and '--Mutual Indemnities.'

     In accordance with the Distribution Agreement, prior to the Distribution all of the Company's operating businesses will be merged into and owned directly by the Company. Accordingly, any liabilities of such operating business will be direct liabilities of the Company.

                                  THE COMPANY

MARKETABLE EQUITY SECURITIES

     The Company's marketable equity securities described below are traded on the Nasdaq National Market (except for General Communication, Inc. ('GCI') Class B Common Stock, which is traded on the Nasdaq Over-the-Counter Market). The issuers of these securities are required to file periodic reports with the Commission under Section 13 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). All percentages with respect to ownership and voting power set forth below are based on information with respect to numbers of shares outstanding contained in the respective issuers' Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1994.

     TCI. TCI is principally engaged in the development and operation of cable television systems, and is the nation's largest cable television company in terms of subscribers.

     The Company owns 12,479,976 shares, or approximately 3.09% of the outstanding shares, of TCI Class A Common Stock, and 3,827,208 shares, or approximately 8.10% of the outstanding shares, of TCI Class B Common Stock. The TCI Class A Common Stock has one vote per share and the TCI Class B Common Stock has ten votes per share. Accordingly, the Company's ownership of TCI Common Stock represents approximately 3.62%, and approximately 5.79% of the voting power, of all outstanding shares of TCI Common Stock.

     TCI and Liberty are parties to an Agreement and Plan of Merger, dated as of January 27, 1994, pursuant to which the two companies will be combined in a transaction to be structured as a tax-free exchange of shares of both companies for shares of a newly-formed holding company. The transaction is subject to both TCI and Liberty shareholder approval in addition to various regulatory approvals and other customary conditions. Both TCI and Liberty have given notice to their shareholders of a special meeting to be held on August 4, 1994 to vote on the proposed merger. Assuming the merger is consummated, the Company would own 12,479,976 shares, or approximately 2.59%, of the outstanding shares of the Class A Common Stock of the new company, and 7,071,852 shares, or approximately 8.23%, of the outstanding shares of the Class B Common Stock of the new company. These shares would represent approximately 6.19% of the voting power of the new company. The Class A Common Stock of the new company will have one vote per share and the Class B Common Stock of the new company will have ten votes per share. See 'Additional Information' for a discussion of how to obtain information about TCI.

     Liberty. Liberty was spun off from TCI in 1991. Liberty holds certain cable television and programming interests formerly held by TCI.

     The Company owns 3,327,840 shares, or approximately 7.68% of the outstanding shares of Liberty Class B Common Stock (and representing approximately 2.54% of all outstanding Common Stock of Liberty and 6.39% of the voting power of all outstanding Common Stock of Liberty). In addition, the Company owns 41,598 shares of the outstanding Liberty Class E 6% Cumulative Redeemable Exchangeable Junior Preferred Stock. See 'Additional Information' for a discussion of how to obtain information about Liberty.

     GCI. In December 1986, an affiliate of TCI spun off its microwave and long distance telephone subsidiary into a new company, GCI. GCI provides telecommunications services within Alaska as well as between Alaska, the United States and certain foreign countries.

     The Company owns 416,000 shares, or approximately 2.18% of the outstanding shares of GCI Class A Common Stock, and 138,668 shares, or approximately 3.37% of the outstanding shares, of GCI Class B Common Stock. The Class A Common Stock has one vote per share and the Class B Common Stock has ten votes per share. Accordingly, the Company's ownership of GCI Common Stock represents approximately 2.39%, and approximately 3.00% of the total voting power, of all outstanding shares of GCI Common Stock.

     American Mobile Satellite Corporation ('AMSC'). AMSC is the recipient of an FCC license granting authority to provide a full range of satellite services. The Company owns 25,252 shares, representing less than 1% of the outstanding shares, of AMSC Common Stock.

     In addition to the foregoing, the Company owns other marketable equity securities with an aggregate market value of approximately $150,000 as of July 26, 1994.

MEXICAN WIRELESS MARKET

  Cellular

     In July 1990, the Ministry of Communications and Transportation of the Republic of Mexico (the 'Ministry') awarded a twenty-year cellular license to Portatel del Sureste, S.A. de C.V. ('Portatel') to provide 'A' band (non-wireline) service covering Region 8 of the nine regions into which the Ministry divided the country. Region 8, located in southeastern Mexico and the Yucatan Peninsula, has a total population of approximately 7.9 million and is comprised of the Mexican States of Quintana Roo, Yucatan, Campeche, Tabasco and Chiapas. Region 8 includes the cities of Cancun, Cozumel, Tuxtla Gutierrez, Merida, Tapachula, Chetumel and Villahermosa. The Company has a 30.15% indirect interest in Grupo Portatel, S.A. de C.V. ('Grupo'), a Mexican corporation of which Portatel is a wholly-owned subsidiary.

     Portatel maintains a cellular network containing twenty-two cell sites, with two additional sites currently under construction. The network includes seven switches which are interconnected through Portatel's regional satellite system. The satellite network permits Portatel to provide intraregional long distance services directly for its subscribers. The satellite network also facilitates switch management, network alarm monitoring and corporate communication functions.

     Service usage levels of Portatel customers are approximately double those of cellular customers in the United States. The Company believes that the disparity of usage levels is due in part to the limited availability and poor quality of the Mexican landline telephone network. The Company believes that the existing landline telephone services are inadequate to support the existing and future telecommunication needs of the region, and that cellular telephone service may represent a principal means of satisfying the region's telecommunications demands.

     A subsidiary of Telefonos de Mexico, S.A. de C.V., the wireline telephone company, holds the 'B' band license to provide nationwide cellular service in Mexico. The subsidiary, RadioMovil VIPSA, S.A. de C.V. ('RadioMovil'), began direct competition with Portatel in certain areas in August 1992. The Company believes that Portatel competes effectively with RadioMovil, however, competition has been intense.


     The Ministry regulates the tariffs of cellular service providers in Mexico. Service rate increases may be implemented with the approval of the Ministry. The Ministry requires equal rate structures for both the A and B band service providers, thereby eliminating service price competition.

     On June 30, 1994, a wholly owned subsidiary of the Company entered into an Association in Participation Agreement ('AP Agreement') and a related Joint Venture Agreement (together, the 'Grupo Documents') with a United States corporation and a Mexican national with 18.85% and 1.66% indirect equity interests in Grupo, respectively. Through the AP Agreement, the Mexican national, acting as the Active Partner (as defined in the AP Agreement), holds a 39.09% equity interest in Grupo. The Company is a Silent Partner (as defined in the AP Agreement) in the AP Agreement and has no direct voting power over the shares of Grupo held by the AP Agreement. In the event of the sale of Grupo common stock held pursuant to the AP Agreement, the Company will receive approximately 45% of the adjusted sale proceeds distributed to the parties of the AP Agreement. Adjustments to the proceeds will include (1) payment of income tax liabilities and expenses related to a sale, and (2) return of capital invested by the Company and the other Silent Partner, as well as related investment fees thereon.

     The shareholders of Grupo have received offers to purchase their shares and preliminary discussions relating to the possible sale of Grupo have occurred.

  Specialized Mobile Radio ('SMR')

     The Company has indirect equity investments in two Mexican corporations, Radiophone, S.A. de C.V. ('Radiophone') and Corporacion Mobilcom, S.A. de C.V. ('Mobilcom'), which were formed for the development of SMR systems in Mexico. SMR, or 'trunked mobile radio,' is a wireless communications service which can transmit voice and data.

     The Company currently has an indirect 19.6% interest in Mobilcom and an indirect 10.03% interest in Radiophone. Mobilcom and Radiophone hold licenses or equity interests in corporations licensed to provide trunked mobile radio service in the 800 MHz and 400 MHz frequency bands in major metropolitan areas in Mexico, including Mexico City, Guadalajara and Monterrey, as well as the connecting highways. Mobilcom and Radiophone currently provide SMR services based on analog technologies to limited areas within their licensed territories under the brand name 'Tricom.' It is currently anticipated that Radiophone and Mobilcom will merge.

       On June 6, 1994, the Company and certain other shareholders of Mobilcom and Radiophone entered into a letter of intent with Nextel Communications, Inc. ('Nextel') which provides that Nextel would invest $165 million in return for a 22% equity interest in Mobilcom (post-merger) and a Mobilcom note. The note would have a face value of $42.5 million and would be partially or totally forgiven if certain conditions are met, or would be converted at Mobilcom's option into up to an additional 7.65% equity interest in Mobilcom. Nextel would also receive a three year option to purchase an additional 13% of Mobilcom for $96.9 million. The equity initially purchased by Nextel would involve the purchase of a combination of newly-issued Mobilcom shares and outstanding shares from existing shareholders. The Company anticipates that it would receive proceeds of approximately $15 million from Nextel's purchase of certain outstanding Mobilcom shares. Assuming the completion of the merger of Radiophone into Mobilcom and the initial investment by Nextel, the Company's continuing equity interest in Mobilcom would be approximately 14.9%. The letter of intent is subject to definitive documentation and the completion of due diligence by Nextel.

PERSONAL COMMUNICATIONS SERVICES ('PCS')

     The Company has a 75% interest in a general partnership which recently acquired a 4.42% interest in Omnipoint Communications, Inc. ('OCI'), a wholly-owned subsidiary of Omnipoint Corporation ('Omnipoint'). Omnipoint, through OCI, was awarded a pioneer's preference by the FCC to receive a license to construct and operate a PCS system in the New York Metropolitan Trading Area, a region covering a population of approximately 27 million. The partnership also holds experimental radio licenses from the FCC to test a new PCS technology in Los Angeles. PCS licensing has been delayed while the FCC concludes various spectrum reallocation and competitive bidding (auction) proceedings. Although the FCC has adopted decisions in these proceedings, certain of those decisions have been challenged (including the award of pioneer's preferences). Legislation was recently introduced in the U.S. House of Representatives which could require payments by recipients of PCS pioneer's preferences in order to receive a license.

RADIOLOCATION TECHNOLOGY

     On July 5, 1994, the United States Patent and Trademark Office issued U.S. Patent No. 5,327,144 to the Company relating to the Company's technology for locating cellular telephones. Two additional patent applications relating to this technology are pending.

     The Company created a prototype location system in Rochester, New York to demonstrate this technology. The location system is a passive addition to a cellular telephone system that uses receivers and processing equipment at cell sites and additional processing equipment at switch sites to passively monitor transmissions in every cell site simultaneously. Signal processing algorithms triangulate the position of the phone, calculate speed and direction of travel. The location, speed, direction, time of transmission and dialed digits of any phone can be sent to any desired application software.

     The location system's design was developed to support many cellular and end-user applications, including fraud detection and prosecution, billing by location, highway management systems, cellular system optimization, emergency services and a multitude of vehicle, object and personal location applications.

OTHER COMMUNICATIONS BUSINESSES


     The Company owns and operates a digital microwave communications network in the Los Angeles, California market. The Company's network operates as a Competitive Access Provider ('CAP') of local exchange service to interexchange carriers and private users. Customers transmit voice and data through the network, which has been significantly expanded since its acquisition in 1989. The Company is also exploring new businesses to complement its digital network and has acquired a satellite earth station to market satellite based voice and data traffic in the western United States, Mexico and the Pacific Rim. The CAP faces significant competition from other alternate access providers, particularly existing landline operators and those using fiber optic technology.

     The Company has constructed 956 MHz Operational Fixed Services ('OFS') (a one-way point to multi-point, individually or group addressable broadcast information service) systems in the Los Angeles and New York markets. Additionally, the Company has constructed 2.6 GHz OFS systems in the Los Angeles, Pittsburgh and Phoenix markets. 2.6 GHz frequencies are generally used for wireless cable television.

     The Company recently filed with the FCC applications for licenses for Digital Termination Systems ('DTS') in 51 major markets. From time to time the Company has filed applications for numerous other wireless communications licenses. The Company cannot predict when the FCC will take action on any such pending applications.

RADIO BROADCASTING

     The Company owns and operates WSTV-AM ('WSTV') and WRKY-FM ('WRKY') in Steubenville, Ohio. WSTV and WRKY commenced broadcasting operations in November 1940 and May 1947, respectively. In January 1993, the Company acquired the assets and FCC licenses of radio broadcasting stations WOMP-AM/FM ('WOMP') located in Bellaire, Ohio, serving Bellaire and the adjacent Wheeling, West Virginia markets. All of these stations are authorized to operate 24 hours a day.

     The following table sets forth certain information concerning the broadcasting stations:

                                                                       STATIONS
                                                                          IN
                                                                        MARKET
                                                  LICENCE              (AM & FM
MARKET                           STATIONS TYPE    EXPIRES    FORMAT    COMBINED)
- ------------------------------   -------------    -------    ------    --------
Steubenville, OH..............      WSTV-AM       10/1/96     Talk         5
                                    WRKY-FM       10/1/96     Rock
Wheeling, WV..................      WOMP-AM       10/1/96     Talk        12
                                    WOMP-FM       10/1/96     Rock

     In December 1992, the FCC's Mass Media Bureau granted the Company's application to acquire WOMP-AM and WOMP-FM over the objections of a competing broadcaster. The Company consummated that acquisition in January 1993. The Company's acquisition of WOMP-FM provides for a much wider broadcast area than WRKY's previous FM coverage. Since the Bellaire and Wheeling markets are adjacent to the Steubenville market, the radio operations share many services including programming, sales, technical and billing. Programming on the two FM radio stations is simulcast a majority of the time.

RETAIL ART GALLERY

     Associated American Artists, Inc. ('AAA'), a wholly-owned subsidiary of the Company, sells original prints, drawings, oil paintings, sculptures and related works of art at its gallery at Twenty West 57th Street in New York City. The gallery's extensive inventory has been acquired directly from artists, as well as from dealers, collectors and estates of artists. The gallery also holds inventory for sale on consignment. The need to maintain a broad selection of works requires a large inventory investment in relation to sales volume. AAA competes with other galleries in New York City and around the country.

     AAA maintains, almost monthly, exhibitions of outstanding artists from Old Masters to Contemporary Masters, and loans works for exhibitions to major museums, libraries and institutions around the country.

FUTURE CONDUCT OF THE BUSINESS

     In addition to the assets and investments described above, following the Distribution the Company will continue to seek acquisitions, strategic alliances, joint ventures and investments in an effort to increase stockholder value. The management of the Company following the Distribution will be substantially the same as the management of Associated prior to the Distribution. The Company's goal is to seek acquisitions and investments such that the Company will not be required to register as an investment company, or elect BDC status, under the 1940 Act, although there can be no assurance that the Company will achieve this goal. See 'Special Factors--Possible Application of Investment Company Act of 1940.'

EMPLOYEES

     It is anticipated that immediately following the Distribution, the Company will employ approximately 80 persons.

PROPERTIES

     The Company will own its principal executive office in Pittsburgh, Pennsylvania which is currently owned by Associated. Additional executive offices currently leased by Associated will be leased in New York, New York; Philadelphia, Pennsylvania; Tampa, Florida; and Wilmington, Delaware.

     The Company's broadcast operations maintain administrative offices, studios, transmitter and antenna sites, which are either owned or leased. The

Company, for its other communications services, leases administrative offices, transmitter and antenna sites. The Company's art gallery leases sales and administrative offices. The Company's management believes that all of its properties are adequate for the existing business conditions and are in good operating condition.

     See Note 9 to the Company's Combined Financial Statements included elsewhere in this Information Statement for additional information regarding future minimum commitments.

                                THE DISTRIBUTION

     This section of the Information Statement describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Agreement or the Tax Disaffiliation Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Agreement or the Tax Disaffiliation Agreement, as the case may be, which are attached as Appendix B to the Proxy Statement-Prospectus and are incorporated herein by reference. ALL STOCKHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT AND THE TAX DISAFFILIATION AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

     Because Associated's domestic cellular businesses and interests were the only assets of Associated which SBC was legally permitted or proposed to acquire, Associated determined to effect the Distribution, which will be tax free to Associated stockholders for federal income tax purposes except to the extent of cash payments for fractional shares, and which was a condition to SBC's willingness to enter into the Merger Agreement. Associated believes the Distribution will enable Associated stockholders to participate in the values and prospects of the assets and businesses of the Company.

     Although the Distribution will not be effected unless the Merger is approved and about to occur, the Distribution is separate from the Merger and the Company Common Stock to be received by holders of Associated Common Stock in the Distribution does not constitute a part of the Merger consideration. STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS NOT REQUIRED UNDER DELAWARE LAW, AND SUCH APPROVAL IS NOT BEING SOUGHT.

TERMS OF THE DISTRIBUTION AGREEMENT

  Recapitalization of the Company

     The Distribution Agreement provides that prior to the Time of Distribution, Associated will appropriately cause the Company to amend its Certificate of Incorporation to, among other things, (i) create two classes of common stock of the Company, to be designated Class A and Class B Common Stock, to increase the currently authorized number of shares of common stock of the Company and to exchange the 1,000 shares of such common stock currently outstanding for a total number of shares of Company Common Stock (divided equally between Class A Common

Stock and Class B Common Stock), equal to one-half the total number of shares of Associated Common Stock outstanding immediately prior to the Distribution Record Date and (ii) to authorize 5 million shares of preferred stock, par value $.01 per share ('Company Preferred Stock').

  Method of Effecting the Distribution

     The Distribution Agreement provides that the Distribution will be effected by the distribution to each holder of record of Associated Common Stock, as of the close of the stock transfer books on the Distribution Record Date, of certificates representing 1/4 of a share of Class A Common Stock and 1/4 of a share of Class B Common Stock multiplied by the number of shares of Associated Common Stock held by such holder; provided that no fractional shares of Company Common Stock will be distributed. In the event a holder of Associated Common Stock holds of record on the Distribution Record Date a number of shares of Associated Common Stock such that fractional shares of Company Common Stock would be distributed to such holder, the Distribution Agent for the Distribution (the 'Distribution Agent') will distribute Company Common Stock certificates on the basis of the next lowest number of shares of Associated Common Stock held below the actual number of shares held such that no fractional shares of Company Common Stock will be distributed to such holder. The Distribution Agent shall aggregate all shares of Company Common Stock that would have been distributable but for the proviso to the first sentence of this paragraph, shall sell such shares in the public market as soon as is practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata among the holders of record of Associated Common Stock who would otherwise have been entitled to receive.

  The Asset Transfers

     The Distribution Agreement provides for a series of asset transfers, stock transfers, and mergers between and among certain of Associated's subsidiaries (collectively, the 'Asset Transfers'). The Asset Transfers are as follows:

          (a) Immediately prior to the Time of Distribution the Company will:

             (i) contribute to the capital of Celcom Communications Corporation of Pittsburgh ('Pittsburgh') a note receivable from Pittsburgh to the Company in cancellation of such indebtedness;

             (ii) transfer, assign and convey to a newly formed subsidiary of Associated ('Newco Cellular') all of the issued and outstanding capital stock of the following indirect subsidiaries of Associated:

               (A) Associated Communications of Delaware, Inc. II;

               (B) Pittsburgh;

               (C) Celcom Equipment Corporation of Albany ('Albany');

               (D) Celcom Equipment Corporation of Buffalo ('Buffalo');

               (E) Celcom Equipment Corporation of Rochester ('Rochester');


               (F) Associated Data Services Corporation ('Data Services'); and

               (G) Celcom Communications Corporation of Rochester.

             (iii) transfer, assign and convey to Newco Cellular all assets of the Company not transferred as described in clause (a)(ii) above, other than marketable equity securities; and

             (iv) cause Newco Cellular to transfer, assign and convey all of the issued and outstanding capital stock of Pittsburgh, Albany, Buffalo, Rochester, and Data Services (the 'Transferred Subsidiaries') to Associated Communications of Delaware, Inc. II ('ACDI II') as a contribution to the capital of ACDI II.

          (b) Immediately after the transfers described in clause (a) (iv) above, Newco Cellular will cause ACDI II to transfer, assign and convey:

             (i) all of the stock of the Transferred Subsidiaries to Celcom Communications Corporation of Albany, a New York corporation and a direct wholly-owned subsidiary of ACDI II; and

             (ii) all of the issued and outstanding capital stock of California Celcom Communications Corporation to Celcom Communications Corporation of Buffalo, a New York corporation and a direct wholly-owned subsidiary of ACDI II.

          (c) Prior to the Time of Distribution and immediately after the transfers described in clauses (a) and (b) above, Associated will:

             (i) cause each of the following direct wholly-owned subsidiaries of Associated to be merged with and into the Company, with the Company being the surviving corporation in such mergers (the 'Merged Subsidiaries'):

               (A) Associated WOMP, Inc., an Ohio corporation,

               (B) WSTV, Inc., an Ohio corporation,

               (C) Associated American Artists, Inc., a New York corporation,

               (D) Associated Technologies, Inc., a Delaware corporation,

               (E) Associated Communications of America, Inc., a Delaware corporation, and

               (F) Associated Communications Resources, Inc., a Delaware corporation ('ACORN'); and

             (ii) transfer, assign and convey to the Company certain assets referred to in the Merger Agreement (the 'Excluded Assets').


          (d) Immediately after the mergers described in clause (c)(i) above, the Company will cause:

             (A) Associated Communications of Los Angeles, Inc., currently a wholly-owned subsidiary of ACORN, to be merged with and into the Company, with the Company being the surviving corporation; and

             (B) all of the Portfolio Securities that the Company owns at the Time of Distribution to be transferred to a direct wholly-owned subsidiary of the Company formed solely for the purpose of holding the Portfolio Securities.

Certain Transfers

     The Distribution Agreement provides that if, after the Time of Distribution, either party holds assets which by the terms of the Distribution Agreement or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party. The Distribution Agreement further provides that, except as otherwise provided therein or in the Merger Agreement or Tax Disaffiliation Agreement, at or prior to the Time of Distribution the Company will assume all liabilities (whether arising before or after the Time of Distribution) primarily arising out of, based upon, or resulting from the operation of the business of, or primarily relating to, the Company and its subsidiaries immediately after giving effect to the Distribution (the 'Company Group'), including all liabilities primarily relating to the Excluded Assets (the 'Company Assumed Liabilities'), and Associated will assume all liabilities (whether arising before or after the Time of Distribution, and including, without limitation, all liabilities reflected on the audited pro forma balance sheet of Associated and its subsidiaries as of December 31, 1993, after giving effect to the Asset Transfers, the Distribution and the Merger (as if such transactions had occurred on December 31, 1993), delivered by Associated to SBC pursuant to the

Merger Agreement) (the 'Retained Company Assumed Liabilities') primarily arising out of, based upon, or resulting from the operation of, or primarily relating to, Associated and its subsidiaries immediately after giving effect to the Distribution (the 'Retained Company Group').

  Intercompany Adjustment

     The Distribution Agreement provides that immediately prior to the Distribution, the Company and Associated will satisfy by cash payment the full net amount of any intercompany indebtedness or other advances or accruals owing between members of the Company Group and members of the Retained Company Group arising after December 31, 1993 and not previously paid in full prior to the Time of Distribution. Pursuant to the Distribution Agreement, the Company shall pay Associated (or, if negative, Associated shall pay the Company) an amount equal to:


          (i) (A) the Fair Market Value (as defined in the Distribution Agreement) of (x) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of Retained Company Group and members of the Company Group but excluding the Asset Transfers) contemplated by the Distribution Agreement (the 'Asset Transfers') paid or made after December 31, 1993 and prior to the Time of Distribution by members of Retained Company Group to members of the Company Group plus (y) the Fair Market Value of all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Company Group and members of Retained Company Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of Retained Company Group to members of the Company Group plus (B) the sum of
     (w) any consulting fees in excess of $100,000 per month, (x) any expense payments in excess of $50,000 per month, (y) any management fees in excess of $315,000 per month and (z) any other fees, expense allocations, reimbursements or charges of any nature, in each case paid by members of Retained Company Group to members of the Company Group after December 31, 1993 and prior to the Time of Distribution (prorating any such amounts for any partial months), minus

          (ii) the Fair Market Value of (x) all dividends (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of Retained Company Group and members of the Company Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Company Group to members of Retained Company Group plus (y) all contributions to capital (including by way of forgiveness of intercompany indebtedness, advances or accruals owing between members of the Company Group and members of Retained Company Group but excluding the Asset Transfers) paid or made after December 31, 1993 and prior to the Time of Distribution by members of the Company Group to members of Retained Company Group.

     Any of the foregoing amounts due from members of the Retained Company Group to members of the Company Group or from members of the Company Group to members of Retained Company Group as contemplated above shall be netted so that there shall be a single payment due immediately prior to the Time of Distribution (such single payment being sometimes referred to herein as the 'True-Up Payment') Prior to the Time of Distribution, Associated, SBC and the Company shall agree on a reasonable estimate of the net amount so payable. Associated and the Company shall use their reasonable efforts within 90 days after the Time of Distribution to agree on the actual amount so payable. If the actual amount so payable is different from such estimated amount, Associated or the Company (as appropriate) will promptly pay the difference to the other, plus interest thereon at a floating rate equal to the average prime rate (as in effect from time to time) as reported in The Wall Street Journal plus 1% from the Time of Distribution to the date of payment. If the parties are unable to so agree on the actual amount, any disputes will be resolved by an independent accounting firm selected by Associated and the Company, the fees and expenses of which will be borne equally by Associated and the Company. Once the actual amount is so agreed or resolved, such amount shall be final and non-appealable. As of July

26, 1994, the amount of the True-Up Payment is estimated at $10 million owed by the Company to the Retained Company. For purposes of the Distribution Agreement, all expenses, except those expenses of compliance with the MFJ which are subject to reimbursement pursuant to the Merger Agreement, paid or payable by any member of the Retained Company Group after December 31, 1993 in connection with the Distribution Agreement and the Merger Agreement and the transactions contemplated thereby, including, without limitation, all fees and expenses of Associated's investment bankers and lawyers, shall be treated for purposes of the payment described above under '--Intercompany Adjustment' as an intercompany loan from the Retained Company Group to the Company Group; provided, however, that only one half of any fees and expenses relating to the prepayment of the Credit Agreement shall be treated as an intercompany loan.

  Certain Covenants

     In the Distribution Agreement, the Company has agreed to indemnify and hold Associated harmless from and against (a) 50% of any amounts paid by Associated to persons who are direct employees of Associated immediately prior to the Time of Distribution and who become employees of a member of the Company Group immediately after the Time of Distribution and (b) except for payments pursuant to contractual obligations, 100% of any amounts paid to certain persons referred to therein, in the case of clauses (a) and (b) above, resulting from any claim, action or suit arising out of such employee's status as an employee of Associated prior to the Time of Distribution, other than claims for wages, salaries and other employee benefits accrued prior to the Time of Distribution.

     The Distribution Agreement provides that for two years after the Time of Distribution, neither party will, directly or indirectly, solicit the employment of any employee of the other party and its subsidiaries; provided, that the Company may solicit the employment of those persons referred to in the Distribution Agreement.

     Following the Time of Distribution, the Company shall pay to the Surviving Corporation (as defined in the Distribution Agreement) any annual premium costs in excess of 150 percent of Associated's 1993 annual premium cost for its directors and officers liability insurance incurred by SBC in order to maintain directors and officers liability insurance pursuant to the Merger Agreement.

  Mutual Indemnities

     The Distribution Agreement provides that effective upon the Distribution the Company will indemnify and hold Associated, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all Company Assumed Liabilities. Effective upon the Distribution, Associated has agreed to indemnify and hold the Company, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all Retained Company Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties have agreed to contribute in respect of any such loss, claim, damage or liability on an equitable basis.

  Additional Indemnification

     The Distribution Agreement provides that from and after the Time of Distribution, the Company shall indemnify and hold harmless the members of the Retained Company Group, and the respective officers, directors, employees, agents, successors and assigns of the members of the Retained Company Group (collectively, the 'Indemnified Persons'), and shall reimburse the Indemnified Persons for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, diminution in value of an equity interest, costs of preparation and investigation, and reasonable attorneys' fees and disbursements) (a 'Loss') imposed on or incurred, directly or indirectly, by the Indemnified Persons, resulting from or arising out of any claim made in any suit, action or proceeding, which claim is based on or arises out of the facts and circumstances alleged in any document filed or exchanged by the parties prior to the Time of Distribution in any of certain proceedings referred to in the Distribution Agreement but only if and to the extent such Loss is attributable to the acts or omissions of Associated or any of its affiliates or any of their respective directors, officers, employees or agents prior to the Time of Distribution.

  Mutual Releases

     The Distribution Agreement provides that effective upon the Distribution and except as otherwise specifically set forth in the Distribution Agreement, each of the Company and Associated releases and forever discharges the other, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release does not apply to the Distribution Agreement or the transactions contemplated thereby and does not affect either party's right to enforce the Distribution Agreement or any other agreement contemplated thereby in accordance with its terms. The Distribution Agreement provides that each party understands and agrees that, except as otherwise specifically provided therein, neither the other party nor any of its subsidiaries is, in the Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, businesses or liabilities transferred or assumed as contemplated in the Distribution Agreement or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the Distribution Agreement, it being agreed and understood that each party shall take or keep all of its assets 'as is' and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances.

  Conditions to the Distribution

     The obligations of Associated to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the recapitalization of the Company shall have been completed substantially as described in the Distribution Agreement; (ii) the Tax Disaffiliation Agreement shall have been executed and delivered by each of Associated and the Company; (iii) all of the Asset Transfers as described in the Distribution Agreement have been successfully consummated; (iv) each condition to the Closing of the Merger Agreement set forth therein, other than the condition to each parties obligations set forth therein as to the satisfaction of conditions contained in the Distribution Agreement, has been fulfilled; (v) any registration statement filed by the Company with the Commission in connection with the issuance of Company Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (vi) the shares of Company Common Stock to be issued in the Distribution shall have been designated as a national market system security on the interdealer quotation system by the NASD or listed on the NYSE or American Stock Exchange, subject to official notice of issuance; (vii) all consents, approvals and action of the FCC or any state public utility commission having jurisdiction required to permit the consummation of the transactions contemplated by the Distribution Agreement shall have been obtained or made, free of any condition that would materially adversely impact the economic or business benefits of the Distribution to Associated's stockholders or that would have a material adverse effect on the Company and its subsidiaries taken as a whole, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any other governmental entity the failure to obtain which would have a material adverse effect on the Company and its subsidiaries taken as a whole, shall have been filed, occurred, or been obtained, and all consents, approvals or waivers of any party to certain contracts set forth in the Merger Agreement shall have been obtained and the Company shall have received all state securities or 'blue sky' permits and other authorizations necessary to distribute the Company Common Stock to be distributed in the Distribution; (viii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted); and (ix) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated.

Amendment

     The Distribution Agreement provides that Associated and the Company may modify or amend the Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties; provided, however, that pursuant to the Merger Agreement the consent of SBC is required for any such amendment.


  Tax Disaffiliation Agreement

     Prior to the Distribution, Associated, the Company and Newco Cellular will enter into a Tax Disaffiliation Agreement which sets forth each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service ('Service') and other audits.

     In general, under the Tax Disaffiliation Agreement, the Company will be responsible for (1) all adjustments to the reported tax liability of the Company and its subsidiaries for periods before the Distribution, (2) any tax liability of the Company and its subsidiaries for periods after the Distribution, (3) any tax liability of Associated and its subsidiaries attributable to certain intercompany transfers occurring pursuant to the Distribution Agreement, (4) up to 36% of amounts paid by Associated in connection with the Merger to cash out Associated stock options, as severance payable pursuant to employment agreements and as bonus payments pursuant to the Bonus Pool (as described in the Proxy Statement-Prospectus under 'The Merger--Interests of Certain Persons in the Transactions'), to the extent those amounts are determined not to be deductible by Associated, and (5) except as otherwise described below, any tax liability resulting from the failure of the Distribution to qualify as a tax-free spinoff under Section 355 of the Code (notwithstanding receipt by Associated of the Private Letter Ruling requested from the Service). The Company will be entitled to any refunds that relate to those liabilities. Associated will generally be responsible for all tax liabilities of Associated and its subsidiaries (other than the Company and its subsidiaries) for all periods. However, in the event that the Distribution shall be determined not to qualify as a tax-free spin-off under Section 355 due to the actions or inactions of either Associated or the Company (or any of their respective affiliates), the party whose action or inaction resulted in the Distribution's failure to qualify as a tax-free spin-off shall be liable for all corporate level taxes resulting therefrom.

     The Tax Disaffiliation Agreement is attached as Exhibit A to Appendix B to the Proxy Statement-Prospectus and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference thereto.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Associated has requested the Private Letter Ruling from the Service substantially to the effect that, among other things, the Distribution will qualify as a tax-free spin-off to Associated and its stockholders under Section 355 of the Code and that certain internal reorganization transactions involving Associated and/or its subsidiaries to be effected prior to the Distribution will not be taxable transactions. Receipt of the Private Letter Ruling reasonably satisfactory to each of Associated and SBC is a condition to the respective obligations of Associated and SBC to consummate the Merger, and it is a condition to the Company's obligation to consummate the Distribution that all conditions to the Merger be satisfied. See 'The Distribution--Terms of the Distribution Agreement --Conditions to the Distribution.' The following is a summary of the material federal income tax consequences of the Distribution:

          1. An Associated stockholder will not recognize any income, gain or loss as a result of the Distribution, except, as described below, in connection with cash received in lieu of fractional shares of Company Common Stock.

          2. An Associated stockholder will apportion his tax basis for his Associated Common Stock on which Company Common Stock is distributed between such Associated Common Stock and the Company Common Stock received in the Distribution (including any fractional shares of Company Common Stock deemed received) in proportion to the relative fair market values of such Associated Common Stock and Company Common Stock on the Distribution Date.

          3. An Associated stockholder's holding period for the Company Common Stock received in the Distribution will include the period during which such stockholder held the Associated Common Stock, provided that such Associated Common Stock is held as a capital asset by such stockholder as of the Time of Distribution.

          4. An Associated stockholder who receives cash in lieu of fractional shares of Company Common Stock as a result of the sale of such shares by the Distribution Agent will be treated as if such fractional shares had been received by the stockholder as part of the Distribution and then sold by such stockholder. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in the Company Common Stock that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such stockholder as a capital asset at the Time of Distribution.

          5. No gain or loss will be recognized to Associated as a result of the Distribution.

     Current Treasury regulations require each Associated stockholder who receives Company Common Stock pursuant to the Distribution to attach to his federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution. Associated will convey the appropriate information to each Associated stockholder of record as of the Distribution Record Date.

                  LISTING AND TRADING OF COMPANY COMMON STOCK

     The Company expects to apply for listing of the Company Common Stock on the Nasdaq National Market. It is a condition to the Company's and Associated's obligations to consummate the Distribution that the Company Common Stock shall have been designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc., or listed on the New York or American Stock Exchanges, subject to official notice of issuance. See 'The Distribution--Terms of the Distribution

Agreement--Conditions to the Distribution.'

     The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act of 1933, as amended (the 'Securities Act'), except for shares of such Company Common Stock received by any person who may be deemed an 'affiliate' of the Company within the meaning of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and principal executive officers of the Company as well as any principal stockholder of the Company. Persons who are affiliates of the Company will be permitted to sell their Company Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

                                 CAPITALIZATION

     The following table sets forth, as of March 31, 1994, the combined historical capitalization of the Company and its combined capital, as adjusted to reflect the Distribution. This information should be read in conjunction with the Combined Financial Statements and the related notes thereto of the Company included elsewhere in this Information Statement.

                                                     MARCH 31, 1994
                                          ------------------------------------
                                                             PRO FORMA
                                                      --------------------------
                                           COMBINED                      AS
                                          HISTORICAL  ADJUSTMENTS      ADJUSTED
                                          ----------  ------------    ----------
                                                 (THOUSANDS OF DOLLARS)
Current maturities of long-term debt....  $       --  $        --     $       --
Long-term debt..........................          --           --             --
                                          ----------  ------------    ----------
Stockholders' equity:
  Preferred Stock of $.01 par
     value--authorized 5,000,000
     shares--no shares outstanding
  Common Stock of $1.00 par
     value--authorized, issued and
     outstanding 1,000 shares...........           1           (1)(B)         --
  Class A Common Stock of $.10 par
     value--authorized 100,000,000
     shares; as adjusted 9,368,877
     shares(A)..........................          --          937(B)         937
  Class B Common Stock of $.10 par

     value--authorized 50,000,000
     shares; as adjusted 9,368,877
     shares(A)..........................          --          937(B)         937
  Unrealized gain on marketable equity
     securities, net of taxes...........     283,169           --        283,169
  Retained earnings.....................      33,641      (10,088)(B)     23,553
                                          ----------  ------------    ----------
  Total stockholders' equity............     316,811       (8,215)(B)    308,596
                                          ----------  ------------    ----------
     Total long-term debt and
       stockholders' equity.............  $  316,811  $    (8,215)     $ 308,596
                                          ----------  ------------    ----------
                                          ----------  ------------    ----------

- ------------------
(A)  Based on Associated Common Stock outstanding at March 31, 1994.

(B) Reflects changes in stockholders' equity resulting from the adjustments set forth in footnote (E) to the Pro Forma Condensed Combined Statement of Financial Position. See 'Pro Forma Condensed Combined Financial Statements' and 'The Distribution--Terms of the Distribution--Recapitalization of the Company' and '--The Distribution.'

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Set forth on the following pages are a pro forma condensed combined statement of financial position of the Company as of March 31, 1994 and pro forma condensed combined statements of operations of the Company for the three-month period ended March 31, 1994 and for the year ended December 31, 1993 (which have not been examined by independent public accountants).

     The pro forma condensed combined statement of financial position includes combined historical amounts for the Company as of March 31, 1994, adjusted for the effect of the Distribution, as if the Distribution had been consummated on that date. The pro forma condensed combined statements of operations include combined historical amounts for the Company for the respective periods, adjusted retroactively to January 1, 1993, to reflect the effect of the Distribution as if the Distribution had been consummated on that date.

     The pro forma condensed combined financial statements should be read in conjunction with the other financial information presented elsewhere in this Information Statement. The pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative either of (1) the operating or financial results that would have occurred had the Distribution occurred on January 1, 1993, in the case of the pro forma condensed combined statements of operations, or on March 31, 1994 in the case of the pro forma condensed combined statement of financial position, or (2) the Company's future operating or financial results.

          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                 MARCH 31, 1994

                                                                       PRO FORMA
                                                                           AS
                                          HISTORICAL  ADJUSTMENTS       ADJUSTED
                                          ----------  ------------     ----------
                                                 (THOUSANDS OF DOLLARS)
                 ASSETS
  Current Assets:
     Cash and cash equivalents..........  $       39  $    (7,912)(A)     $  (7,873)
     Accounts receivable, net...........       1,438                          1,438
     Notes receivable from foreign
       affiliates.......................       3,874                          3,874
     Inventory held for resale..........       1,636                          1,636
     Other current assets...............       2,737       (1,000)(B)         1,737
                                          ----------  ------------       ----------
          Total current assets..........       9,724       (8,912)              812
                                          ----------  ------------       ----------
  Noncurrent Assets:
     Property, plant and equipment,
       net..............................       4,817                          4,817
     Marketable equity securities.......     442,632                        442,632
     Notes receivable from foreign
       affiliates.......................       6,896                          6,896
     Investments in specialized mobile
       radio system.....................       7,977                          7,977
     Other noncurrent assets............       3,276                          3,276
                                          ----------                     ----------
          Total noncurrent assets.......     465,598                        465,598
                                          ----------  ------------       ----------
TOTAL ASSETS............................  $  475,322  $    (8,912)        $ 466,410
                                          ----------  ------------       ----------
                                          ----------  ------------       ----------
  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
     Accounts payable and accrued
       liabilities......................  $    2,240  $      (697)(C)  $    1,543
     Short-term obligations.............       4,200                        4,200
                                          ----------  ------------     ----------
          Total current liabilities.....       6,440         (697)          5,743
                                          ----------                   ----------
  Noncurrent Liabilities:
     Long-term obligation...............       1,323                        1,323
     Deferred income tax................     150,748                      150,748
                                          ----------                   ----------
          Total noncurrent

            liabilities.................     152,071                      152,071
                                          ----------                   ----------
  Stockholders' Equity:
     Preferred Stock of $.01 par
       value--authorized 5,000,000
       shares-- no shares issued and
       outstanding......................          --           --              --
     Common Stock of $1.00 par
       value--authorized, issued and
       outstanding 1,000 shares.........           1           (1)(E)          --
     Class A Common Stock par value $.10
       per share--authorized 100,000,000
       shares--issued and outstanding
       9,368,877 shares(D)..............          --           937(E)         937
     Class B Common Stock par value $.10
       per share--authorized 50,000,000
       shares--issued and outstanding
       9,368,877 shares(D)..............          --           937(E)         937
     Unrealized gain on marketable
       equity securities, net of
       taxes............................     283,169                      283,169
     Retained earnings..................      33,641      (10,088)(E)      23,553
                                          ----------  ------------     ----------
       Total stockholders' equity.......     316,811       (8,215)(E)     308,596
                                          ----------  ------------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................  $  475,322  $    (8,912)     $ 466,410
                                          ----------  ------------    ----------
                                          ----------  ------------    ----------

- ------------------
(A) Reflects True-Up Payment from the Company to Associated, primarily consisting of estimated fees and expenses relating to the Merger and the Distribution, in addition to the $697,000 intercompany payable from the Company to Associated. See 'The Distribution--Terms of the Distribution Agreement--Intercompany Adjustment.'
(B) Reflects the elimination as a result of the Distribution of $1,000,000 income tax benefit; the benefit arises from interperiod income tax allocations.
(C)  Reflects elimination of intercompany payable referred to in (A) above.
(D)  Based on Associated Common Stock outstanding at March 31, 1994.
(E) Reflects changes in stockholders' equity resulting from the cumulative effect of the adjustments discussed in notes (A) and (B) above and the recapitalization of the Company described under 'The Distribution'-- 'Terms of the Distribution Agreement'--'Recapitalization of the Company.'

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                THREE MONTHS ENDED MARCH  YEAR ENDED DECEMBER 31,
                                        31, 1994                    1993
                                ------------------------  ------------------------
                                 COMBINED   PRO FORMA AS   COMBINED   PRO FORMA AS
                                HISTORICAL    ADJUSTED    HISTORICAL    ADJUSTED
                                ----------  ------------  ----------  ------------
                                 (THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
Revenues......................  $   1,244   $     1,244   $   6,075   $     6,075
  Costs and expenses
     Costs of services and
       goods sold.............        621           621       3,365         3,365
     General and
       administrative.........      2,414         2,529 (A)     5,700      10,061 (C)
     Depreciation and
       amortization...........        353           353       1,295         1,295
                                ----------  ------------  ----------  ------------
                                    3,388         3,503      10,360        14,721
                                ----------  ------------  ----------  ------------
Operating loss................     (2,144)        (2,259)     (4,285)       (8,646)
Other income (expense)
  Interest and dividend
     income...................        392           392         667           667
  Interest income from
     affiliate................         --            --       2,680            -- (D)
  Interest expense............        (15)          (15)       (278)         (278)
  Equity in loss of joint
     venture..................       (222)         (222)     (1,239)       (1,239)
  Minority interest...........          2             2         146           146
                                ----------  ------------  ----------  ------------
                                      157           157       1,976          (704)
                                ----------  ------------  ----------  ------------
Loss before income taxes and
  cumulative effect of
  accounting change for income
  taxes.......................     (1,987)       (2,102)     (2,309)      (9,350)
Income taxes (benefit)........     (1,129)         (710)(B)    (338)      (3,188)(E)
                                ----------  ------------  ----------  ------------
Loss before cumulative effect
  of accounting change for
  income taxes................       (858)       (1,392)     (1,971)      (6,162)
Cumulative effect of
  accounting change for income
  taxes.......................         --            --         883           883
                                ----------  ------------  ----------  ------------
  Net loss....................  $    (858)  $    (1,392)  $  (1,088)  $    (5,279)
                                ----------  ------------  ----------  ------------
                                ----------  ------------  ----------  ------------

Pro forma loss per share......              $      (.07)              $      (.28)
Pro forma weighted average
  shares outstanding (in
  thousands)..................                   18,731                    18,717

- ------------------
(A) The Distribution Agreement permits payments from the Retained Company Group to the Company Group of management and consulting fees up to specified amounts without inclusion in the True-Up Payment. See 'The Distribution--Terms of the Distribution Agreement--Intercompany Adjustment.' Adjustment reflects the elimination of these payments. In addition, estimated fees and expenses of $785,000 relating to the Merger and the Distribution have been eliminated.

(B) Reflects the elimination of interperiod income tax allocations and income taxes for the Company on a stand-alone basis.

(C) Reflects the elimination of allocations of corporate expenses previously charged to the Retained Company Group as well as the elimination of estimated fees and expenses of $275,000 relating to the Merger and the Distribution.

(D) Reflects the elimination of interest income from intercompany loans from the Company to the Retained Company Group.

(E) Reflects income taxes on a stand-alone basis.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company for each of the five years in the period ended December 31, 1993. Such information has been derived from the audited Combined Financial Statements of the Company for the three years ended December 31, 1993 included elsewhere in this Information Statement and the unaudited Combined Financial Statements of the Company for the two years ended December 31, 1990 and 1989. Historical financial information may not be indicative of the Company's future performance as an independent company. The selected financial data set forth below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' which follows this section, and the Combined Financial Statements and related notes contained elsewhere in this Information Statement. The table also sets forth selected financial data of the Company for the three-month periods ended March 31, 1994 and 1993, which have been derived from the unaudited combined financial statements of the Company included elsewhere in this Information Statement. Such information in management's opinion includes all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of financial position and the results of operations of the Company for the unaudited interim periods. The results for the three-month period ended March 31, 1994 are not necessarily indicative of the results to be expected for 1994. Historical per share data for earnings and dividends have not been presented as the Company was not a publicly-held company during the periods presented below. See the Pro Forma Condensed Combined

Statements of Operations included elsewhere herein for per share data presented on a pro forma basis, adjusted to reflect the Distribution.

                             THREE MONTHS ENDED
                                  MARCH 31,                       YEAR ENDED DECEMBER 31,
                            ---------------------  ------------------------------------------------------
                               1994       1993        1993       1992       1991       1990       1989
                            ----------  ---------  ----------  ---------  ---------  ---------  ---------
                                 (UNAUDITED)                                             (UNAUDITED)
                            ---------------------       (AMOUNTS IN THOUSANDS)       --------------------
Income Statement Data
  Revenues................  $    1,244  $   1,352  $    6,075  $   5,550  $   5,393  $   5,489  $   6,004
  Cost and expenses.......       3,388      2,687      10,360      8,606      7,576      7,263      8,792
  Operating loss..........      (2,144)    (1,335)     (4,285)    (3,056)    (2,183)    (1,774)    (2,788)
  Other income (expense)..         157        672       1,976      1,487       (213)    18,835(A)       507
  (Loss) income before
     extraordinary item
     and cumulative effect
     of accounting change
     for income taxes.....        (858)      (566)     (1,971)        43     (2,396)    11,027     (2,281)
  Extraordinary item(B)...          --         --          --         --         --      6,023         --
  Cumulative effect of
     accounting change for
     income taxes(C)......          --        883         883         --         --         --         --
  Net (loss) income.......        (858)       317      (1,088)        43     (2,396)    17,050     (2,281)
Balance Sheet Data
  Total assets(D).........     475,322     69,026     653,330     65,401     60,960     63,602     47,474
  Working capital.........       3,284(E)    41,778      3,899(E)    42,709    41,516    45,563    34,476
  Long-term obligation....       1,323      1,061       1,270      1,008        806        973      1,144

- ------------------
(A) Includes $17,801,000 gain on sale of marketable equity securities.

(B) Reduction of income taxes from utilization of operating loss carryforward.

(C) Reflects the adoption as of January 1, 1993 of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'

(D) Reflects the adoption at December 31, 1993 of Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities.'

(E) Reflects the settlement of net intercompany amounts payable to the Company by the Retained Company Group.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                   (all amounts are rounded and approximate)


THREE MONTHS ENDED MARCH 31, 1994, COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1993

     For the period ended March 31, 1994, revenues were $1,244,000 as compared to $1,352,000 for the 1993 period reflecting a net decrease of $108,000 or 8%. Microwave communication service revenue decreased $95,000 or 12% in the 1994 period compared to the 1993 period primarily as a result of increased competition from alternate access providers. Radio broadcasting revenue increased $26,000, or 8% primarily as a result of the continued effects of the acquisition of WOMP in January 1993. Art gallery sales decreased $39,000 or 20% from the comparable period in 1993 as a result of the soft art market.

     Cost of microwave communication services increased from the 1993 period to the 1994 period primarily as a result of site rental costs in the exploration of international satellite and other types of communications services. Cost of art sales increased $54,000. Art gallery sales and related costs are cyclical in nature and fluctuate significantly as a result of current conditions in the art market and the economy. Operating expenses were $237,000 in the 1994 period, reflecting an increase of $13,000 or 6% over the 1993 period. This increase is directly related to the increase in broadcasting revenues during the period. General and administrative expenses increased $579,000 due primarily to costs related to the Merger. In the 1994 period, depreciation and amortization expense increased $38,000 or 12% over 1993.

     Other income decreased a net $515,000 or 77% from the 1993 period to the 1994 period. Interest and dividend income increased $104,000 over such income in the 1993 period. Beginning in the fourth quarter 1993, interest was accrued on certain notes receivable from foreign affiliates and continued in the 1994 period. Interest income from affiliates decreased from $449,000 in the 1993 period to $0 in the 1994 period due to the settlement of intercompany accounts with Associated. Interest expense in the 1994 period decreased $56,000 or 79%, as compared to the 1993 period, as a result of lower short-term debt levels in 1994.

     Equity in loss of unconsolidated cellular telephone joint venture was $222,000 in the first quarter of 1994 compared to $84,000 in first quarter of 1993 reflecting an increase of 164%, primarily due to currency translation losses during the first quarter of 1994. Minority interest which reflects the activities of the PCS partnership was $2,000 in the 1994 period compared to $90,000 in the 1993 period, primarily as a result of higher expenses in the 1993 period.

     The Company recorded a credit to income taxes of $1,129,000 in the 1994 period compared to a credit of $97,000 in the 1993 period primarily as a result of interperiod income tax allocations. In addition, in the 1993 period, a $883,000 credit was recorded for the recognition of a cumulative effect of an accounting change for income taxes, resulting from the Company's adoption of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes'.

FINANCIAL CONDITION

     In the first three months of 1994, the net cash used in operating activities was $1,247,000, an increase of $1,184,000 over the 1993 period, primarily due to the refundable income taxes offset by less cash used for working capital items, primarily higher accrued liability balances. Net cash used in investing activities was $3,751,000, related primarily to advances for investments in SMR systems in Mexico. The net cash from financing activities of $4,950,000 was provided primarily from borrowings under the Company's $25,000,000 demand credit bank facility (the 'Demand Credit Facility'). Management is unable to predict to what extent positive operating cash flow can be generated.

     As of July 26, 1994, the Company had available unused debt capacity to finance internal and external development, additional capital expenditures, and investment and business opportunities. As of July 26, 1994, the Company had available $17,000,000 from the ACDI demand credit bank facility and also has brokerage margin loan facilities available. A significant portion of the Company's assets are liquid.

     On May 10, 1994, the Company received approximately $2,912,000 of pre-tax proceeds from the redemption of a portion of its marketable equity securities portfolio.

     The Company continually evaluates its financial position and alternative financing arrangements.

     The Company's principal commitments at March 31, 1994 consisted of certain obligations under operating leases for offices, equipment and facilities.

YEARS ENDED DECEMBER 31, 1993 AND 1992

     For the year ended December 31, 1993, revenues were $6,075,000 as compared to $5,550,000 for the 1992 period reflecting an increase of $525,000 or 9%. Microwave communication service revenue in 1993 was consistent with 1992 as the system was functioning near capacity. Radio broadcasting revenue increased $778,000, or 65% primarily as a result of the acquisition of the WOMP-AM and FM radio stations in January 1993. Art gallery sales decreased $247,000 or 22% from the prior year primarily as a result of the extremely soft art market.

     Cost of microwave communication services increased from 1992 to 1993 primarily as a result of research and development costs as well as site rental costs in the exploration of international satellite and other types of communications services. Cost of art sales increased a net $366,000 or 39% primarily due to a $702,000 charge to increase the inventory market valuation reserve, offset by the reduced costs associated with the decline in art sales. Operating expenses were $1,051,000 in 1993, reflecting an increase of $327,000 or 45% over the 1992 period. This increase is directly related to the acquisition of WOMP. General and administrative expenses increased $965,000 or 20% primarily due to research and development costs associated with the development of advanced communication services such as PCS, SMR, DTS, and OFS and costs related to the Merger. In 1993, depreciation and amortization expense increased $17,000, or 1% over the 1992 amount as a result of the purchases of property, plant, and equipment in 1993 and 1992.


     Interest and dividend income in 1993 increased $442,000 over such income in 1992. The increase was primarily due to a dividend paid by Liberty. Interest income from affiliates increased $303,000 or 13% primarily due to increased principal balances outstanding. Interest expense increased in 1993 to $278,000 as compared to $155,000 in 1992 as a result of increased short term borrowings during 1993 over 1992. Equity in loss of unconsolidated cellular telephone joint venture was $1,239,000 in 1993 as compared to $1,214,000 in 1992, reflecting an increase of 2%. Minority interest which reflects the activities of the PCS partnership was $146,000 in 1993 compared to $254,000 in 1992.

     1993 results reflect a credit to income taxes of $338,000 in addition to a $883,000 credit for the recognition of a cumulative effect of an accounting change for income taxes, resulting from the Company's adoption of Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.' See Note 10 to the Company's Combined Financial Statements for a discussion regarding income tax allocations.

YEARS ENDED DECEMBER 31, 1992 AND 1991

     Revenues increased to $5,550,000 in 1992 as compared to $5,393,000 in 1991, reflecting a net increase of $157,000 or 3%. Microwave communication service revenue increased $552,000 or 21% from 1991 to 1992 as a result of increased capacity and greater utilization on the network. Radio broadcasting revenue decreased $21,000 and art gallery sales decreased $374,000 primarily as a result of the weak economy and weak art market, respectively.

     Cost of microwave communication services was $937,000 in 1992 as compared to $1,025,000 in 1991, reflecting a decrease of $88,000 primarily due to costs incurred in 1991 relating to enhancing the capacity of the system. Cost of art sales decreased $35,000 primarily as a result of costs associated with weaker art sales mitigated by a $150,000 charge to increase the inventory market valuation reserve. Operating expenses were relatively consistent reflecting 1992 expenses of $724,000 as compared to $705,000 in 1991. General and administrative expenses increased $792,000 or 20% principally due to the growth of the microwave communication services combined with increased research and development costs associated with development of advanced communication services. Depreciation and amortization expense was $1,278,000 in 1992 as compared to $936,000 in 1991, an increase of $342,000 primarily as a result of the purchases of property, plant, and equipment in 1991 and 1992.

     In 1991, the Company realized a gain of $22,000 on the sale of certain exchange rights of Liberty. Interest and dividend income in 1992 decreased $394,000 as compared to 1991 primarily as a result of a smaller investment portfolio and lower interest rates during 1992. Interest income from affiliates increased to $2,377,000 in 1992 from $487,000 in 1991 primarily due to increased principal balances outstanding. Interest expense was $155,000 in 1992 as compared to $123,000 in 1991, primarily attributable to increased borrowings during 1992.

     Equity in loss of unconsolidated cellular telephone joint venture decreased $213,000 reflecting the growth of the unconsolidated cellular telephone joint venture, mitigated by the Company's increased equity investment from 24.00% in 1991 to 30.15% in 1992. Minority interest which reflects the activities of the Company's PCS partnership was $254,000 in 1992 as compared to $209,000 in 1991.

     Income taxes in 1992 reflected a $1,612,000 credit. There was no income tax expense in 1991. See Note 10 to the Combined Financial Statements for a discussion regarding income tax allocations.

INFLATION

     The Company does not believe that it is significantly affected by inflation.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has funded the start-up operating and capital costs for its advanced communications ventures and technologies, such as PCS, SMR, DTS, and OFS. The Company will continue to incur costs developing technologies, maintaining site leases and maintaining licenses. Since these technologies are in the development stage, future financial commitments cannot adequately be estimated by the Company at the present time. However, it is the Company's policy to carefully monitor and assess current and future cash requirements. See Notes 9 and 14 to the Company's Combined Financial Statements regarding future minimum lease commitments and research and development expenses, respectively.

     The Company has financed its continuing cash requirements through existing credit and margin loan facilities. The Company continually evaluates its financial position and alternative financing arrangements. A significant portion of the Company's assets are highly liquid.

     Net cash provided by operating activities was $68,000 in 1993 and $968,000 in 1992 and net cash used in operating activities was $342,000 in 1991. Such changes in net cash provided by or used in operating activities related primarily to fluctuations in net income and loss. Net cash provided by investing activities was $5,218,000 in 1993 and net cash used in investing activities was $6,197,000 in 1992 and $6,692,000 in 1991. Net cash provided by investing activities in 1993 was primarily attributable to repayments of advances to the Associated Business to be Merged. Net cash used in financing activities was $5,288,000 in 1993 and $120,000 in 1991. Net cash provided by financing activities was $5,305,000 in 1992. Changes in net cash provided by or used in financing activities related primarily to fluctuations in the Company's net borrowings.

     The Company's ratio of current assets to current liabilities was 3.73 to
1.00 at December 31, 1993, compared to 7.29 to 1.00 at December 31, 1992. The 1992 ratio is significantly affected by the receivable from Associated.

     Purchases of property, plant and equipment amounted to $541,000 and $1,457,000 in 1993 and 1992, respectively, primarily for microwave communication equipment, building improvements, and office furniture, fixtures and equipment.

     As of April 23, 1994, the Company renewed its Demand Credit Facility, for a one-year period maturing April 30, 1995. At December 31, 1993, there were no short-term obligations outstanding under the Demand Credit Facility. At July 26, 1994, borrowings of $7,000,000 and $1,000,000 were outstanding under the Demand

Credit Facility at annual interest rates of 5.875% and 5.8125%, respectively. Borrowings under the Demand Credit Facility are secured by 2,079,996 shares of TCI Class A Common Stock.

     As of July 26, 1994, the Company also has margin loan facilities available with two brokerage firms, pledging an aggregate of 1,039,998 shares of TCI Class A Common Stock as collateral for such facilities. The Company can borrow up to 50% of the market value of such securities. As of July 26, 1994, the market value of the pledged securities was $24,439,953, providing the Company with an available credit line of $12,219,976. As of July 26, 1994, the annual interest rate on the brokerage margin loan facilities was 7.25% and there were no outstanding borrowings on the brokerage margin facilities.

     As of December 31, 1993, the Company has contributed $5,725,000 for stock in the holding company of Portatel and could be assessed additional payments for such stock of up to $4,004,000. The Company has also loaned $6,718,000 to other Portatel holding company shareholders for their purchase of stock which is secured by said stock. Interest accrues on certain of these notes at the prime rate plus 2%. The Company may be required to meet additional capital commitments with respect to its ownership interest.

     The Company is evaluating other business opportunities and acquisitions in the communications industry as well as other industries. Present developmental communications opportunities include PCS, SMR, DTS, and OFS. In certain cases, the Company has either invested in, applied for or received licenses for some of these technologies. These ventures may also require additional working capital. Additionally, other business opportunities or acquisitions, which may also require additional capital, are currently being evaluated. There can be no assurance that adequate liquidity or capital resources will be available to enable the Company to avail itself of any such opportunities or to undertake any such transactions.

                                   MANAGEMENT

DIRECTORS

     Following the Distribution, the Company Board will consist of five persons, each of whom will have been elected for a term expiring at the annual meeting of the Company's stockholders indicated below and until his successor shall have been elected and qualified. The following table sets forth information concerning the individuals who will serve as directors of the Company. These individuals comprise the current Company Board, other than Kenneth J. Kubacki, a current director of the Company who will not continue to serve as a director following the Distribution.

                                          TERM EXPIRES AT
NAME                            AGE      ANNUAL MEETING IN
- ------------------------------  ---    --------------------
Jack N. Berkman...............  89              1996

Myles P. Berkman..............  57              1995
David J. Berkman..............  32              1996
Donald H. Jones...............  57              1997
Joseph A. Katarincic..........  62              1995

     Jack N. Berkman has served as Chairman of the Board and Secretary of the Company since its inception. Prior to the Distribution, he also served as the Company's Chief Executive Officer. He serves as a member of the Board of Directors of the Mexican Cultural Institute of New York. Mr. Berkman has been a member of the National Council of Rockefeller University since 1984 and is a Founding Member of the Japan Society. He is also on the Committee on University Resources of the Harvard College Board of Overseers and on the Dean's Advisory Council of the Harvard Law School.

     Myles P. Berkman has served as President, Treasurer and a Director of the Company since its inception. Subsequent to the Distribution, he will also serve as Chief Executive Officer of the Company.

     David J. Berkman has served as a Vice President of the Company from June 1987 to December 1992, at which time he became Executive Vice President, the office which he holds currently. He has served as a Director since December 1991. Mr. Berkman is a member of the Board and of the Executive Committee of the Cellular Telephone Industry Association, a member of the Board of Directors of Grupo Portatel, S.A. de C.V. and Vice Chairman of Portatel del Sureste, S.A. de C.V.

     Donald H. Jones has served as a director of the Company since 1987. Mr. Jones has been the President of Franklin McKee Corporation, a firm engaged in electronic publishing, since 1990. From 1989 to 1990, Mr. Jones served as President of DHJ Enterprises, a firm engaged in the development of new business enterprises and investment activities. Mr. Jones serves as a director of Sentient Systems Technology, an electronics corporation engaged in the development and manufacturing of electronic vocational and rehabilitation equipment.

     Joseph A. Katarincic has been a director of the Company since 1989, and is currently an attorney admitted to practice in the Commonwealth of Pennsylvania. Since January 1989, Mr. Katarincic has been a partner in the law firm of Katarincic & Salmon in Pittsburgh, Pennsylvania. He is also a director of Duquesne University, a member of the Board of Visitors of University of Pittsburgh School of Law and a director of the Port Authority of Allegheny County, Pennsylvania.

     Joseph A. Katarincic is a partner in the law firm of Katarincic & Salmon in Pittsburgh, Pennsylvania. Such firm and Mr. Katarincic performed legal services for Associated in fiscal year 1993 and are expected to perform legal services for the Company following the Distributon. The aggregate amount of fees paid by Associated to Katarincic & Salmon was less than 5% of the law firm's gross revenues for the last fiscal year. Associated believes that the billing rates for the foregoing legal services were no less favorable to Associated than could have been obtained from unaffiliated parties for comparable services.

COMMITTEES OF THE BOARD OF DIRECTORS


     The Company Board will establish an Audit Committee which will, among other things, consider the overall scope and approach of the annual audit and recommendations of the audit performed by the independent accountants; recommend the appointment of independent accountants; consider significant accounting methods adopted or proposed to be adopted; and consider procedures for internal controls. The Audit Committee will initially be comprised of Donald H. Jones and Joseph A. Katarincic.

COMPENSATION OF DIRECTORS

     At present, no separate compensation or fees are payable to directors of the Company in such capacity. Following the Distribution, the Company's non-employee directors will receive $1,000 per month for their service on the Company Board. Directors who are also employees of the Company will receive no compensation for their services as directors.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the persons who currently or will serve as executive officers of the Company.

NAME                       AGE                  POSITION
- -------------------------  ---  ----------------------------------------
Jack N. Berkman..........  89   Chairman of the Board and Secretary
Myles P. Berkman.........  57   President, Chief Executive Officer and
                                Treasurer
David J. Berkman.........  32   Executive Vice President
Lillian R. Berkman.......  72   Vice President
Monroe E. Berkman........  54   Vice President
Richard I. Goldstein.....  33   Vice President
Keith C. Hartman.........  36   Controller and Assistant Secretary

     The principal occupations and positions for the past five years of each of the persons named above are as follows:

     David J. Berkman has been Executive Vice President of Associated since December 1992. He was Vice President of Associated from July 1991 through December 1992, prior to which he served Associated in various capacities.

     Jack N. Berkman has been Chairman of the Board, Chief Executive Officer and Secretary of Associated since 1979.

     Lillian R. Berkman has been Vice President of Associated since 1986.

     Monroe E. Berkman has been Vice President of Associated since 1986.


     Myles P. Berkman has been President, Chief Operating Officer and Treasurer of Associated since 1979.

     Richard I. Goldstein has been Vice President, Cellular of Associated since December 1992. He was Regional General Manager of Associated's cellular systems from March 1991 through December 1992, and was employed by AT&T Corporation from June 1983 to March 1991 as a Management and Marketing Executive.

     Keith C. Hartman has served as Controller and Assistant Secretary of Associated since 1986.

     Jack N. Berkman is the father of Myles P. Berkman and Monroe E. Berkman, the grandfather of David J. Berkman and the husband of Lillian R. Berkman. Myles
P. Berkman is the brother of Monroe E. Berkman and the father of David J.
Berkman.

     It is anticipated that, effective at the Time of Distribution, Myles P. Berkman will become Chief Executive Officer (and will also continue as President) of the Company and Jack N. Berkman will continue as Chairman of the Board and Secretary.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by Associated during 1993 to the Company's Chief Executive Officer and the four other most highly compensated persons who are or will be executive officers of the Company, based on salary and bonus earned during 1993.

                         SUMMARY COMPENSATION TABLE(1)

                                                ANNUAL
                                             COMPENSATION
                                          ------------------     ALL OTHER
NAMES AND PRINCIPAL POSITION               SALARY    BONUS    COMPENSATION(2)
- ----------------------------------------  --------  --------  ---------------
Myles P. Berkman........................  $650,000  $100,000  $      4,497
  President, Chief Operating Officer and
  Treasurer of Associated
Jack N. Berkman.........................   300,000   100,000            --
  Chairman of the Board, Chief Executive
  Officer and Secretary of Associated
David J. Berkman........................   233,600    85,000         4,497
  Executive Vice President of Associated
Keith C. Hartman........................   178,600    75,000         4,497
  Controller and Assistant Secretary of
  Associated
Richard I. Goldstein....................   182,800   100,000         4,497
  Vice President, Cellular of Associated


- ------------------------

(1) There was no disclosable 'Long-Term Compensation' paid, payable or accrued to any of the persons named above during 1993.

(2) All amounts represent Associated contributions to the Associated 401(k)
    Plan.

ASSOCIATED STOCK OPTIONS

     No Associated Stock Options (as defined below) were granted to or exercised by any of the persons named above during the fiscal year ended December 31, 1993. The following table sets forth information regarding unexercised Associated Stock Options held at December 31, 1993 by the Company's Chief Executive Officer and the four other most highly compensated persons who are or will be executive officers of the Company, and the aggregate payment to be received by each such person from Associated in respect of the cash-out of such options as contemplated by the Merger Agreement. See 'The Merger--Interests of Certain Persons in the Transactions-- Cash-Out of Associated Stock Options', in the Proxy Statement-Prospectus.

                     ASSOCIATED COMMUNICATIONS CORPORATION
                         FISCAL YEAR END OPTION VALUES

                                                     VALUE OF UNEXERCISED       PAYMENT TO BE RECEIVED
                         NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS          UNDER CHANGE OF
                        UNEXERCISED OPTIONS(1)      AT FISCAL YEAR-END(1)       CONTROL SETTLEMENT(2)
                      --------------------------  --------------------------  --------------------------
NAME                  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------  -----------  -------------  -----------  -------------  -----------  -------------
Myles P. Berkman....     400,000           N/A    $ 7,850,000           N/A   $ 6,750,000  $         --
Jack N. Berkman.....      60,000           N/A      1,177,500           N/A     1,012,500            --
David J. Berkman....     225,000           N/A      4,256,250           N/A     3,637,500            --
Keith C. Hartman....      80,000        45,000      1,506,250  $    787,500     1,286,250       663,750
Richard I.
  Goldstein.........      15,000        15,000        199,184       198,936       157,934       157,686

- ------------------------

(1) All stock options reflected in the table immediately above relate to Associated's Class B Common Stock. The closing price of the Class B Common Stock on the Nasdaq National Market was $27.75 on December 31, 1993.

(2) The Merger Agreement provides that at or immediately prior to the Effective Time, each outstanding option (the 'Associated Stock Options') to purchase shares of Associated Common Stock under Associated's 1988 Stock Option Plan (the '1988 Plan') and Associated's 1989 Stock Option Plan (the '1989 Plan,' and together with the 1988 Plan, the 'Associated Stock Plans'), whether vested or unvested, shall be cancelled and only entitle the holder thereof, upon surrender thereof to receive a cash payment in accordance with the terms of the Associated Stock Plans. Pursuant to the terms of the Associated Stock Plans, the holders of Associated Stock Options will receive an amount in respect of the cancellation of each Associated Stock Option held by such holder immediately prior to the Effective Time equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value (as defined in the Associated Stock Plans) per share of the relevant class of Associated Common Stock during the 60 day period ending on the Closing Date over (B) the exercise price of such Associated Stock Option, by (ii) the number of shares of Associated Common Stock subject to such Associated Stock Option. For purposes of this table the Fair Market Value of Class B Common Stock has been assumed to be $25.00 per share.

ACORN OPTIONS

     No stock options ('ACORN Options') under the Associated Communications Resources, Inc. ('ACORN') 1989 Stock Option Plan (the 'ACORN Plan') were granted to or exercised by any of the named persons during the fiscal year ended December 31, 1993. The following table sets forth information regarding unexercised ACORN Options held at December 31, 1993 by the Company's Chief Executive Officer and the four other most highly compensated persons who are or will be executive officers of the Company.

                   ASSOCIATED COMMUNICATIONS RESOURCES, INC.

                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED        IN-THE-MONEY ACORN
                           ACORN OPTIONS(1)       OPTIONS AT FISCAL YEAR END
                      --------------------------  --------------------------
NAME                  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------  -----------  -------------  -----------  -------------
Myles P. Berkman....      50,000          N/A              *            *
Jack N. Berkman.....       5,000          N/A              *            *
David J. Berkman....      40,000          N/A              *            *
Keith C. Hartman....      10,200        4,800              *            *
Richard I.
  Goldstein.........       4,000        3,000              *            *

- ------------------------

(1) All ACORN Options reflected in the table immediately above relate to ACORN Class A Common Stock. ACORN is currently an indirect wholly-owned subsidiary of Associated.

* The shares of ACORN Class A Common Stock subject to ACORN Options listed in the table (whether or not exercisable) represent approximately 6.1% of the outstanding shares of ACORN after giving effect to the issuance of such shares. The shares of ACORN Class A Common Stock subject to all outstanding ACORN Options (whether or not exercisable and whether or not listed in the table) (191,500 shares) represent approximately 9.6% of the outstanding shares of ACORN Common Stock after giving effect to the issuance of such shares. All outstanding ACORN Options (whether or not exercisable and whether or not vested) will be adjusted as contemplated by the ACORN Plan and thereby become fully vested options to purchase shares of Class B Common Stock (except for certain outstanding ACORN Options held by persons who are not officers or directors of Associated and who will not become employees of Spinco, which will be cashed out as described below), effective upon the Merger. See 'Treatment of ACORN Options' below.

TREATMENT OF ACORN OPTIONS

  Adjustment of ACORN Options

     The ACORN Plan, which was approved by Associated stockholders on May 4, 1989, provides that, subject to the discretion of the committee which administers the ACORN Plan (the 'ACORN Committee'), comprised of Messrs. Jones and Katarincic, non-employee directors of Associated and ACORN, approval of the Merger by Associated stockholders will accelerate the vesting of ACORN Options. As contemplated by the ACORN Plan, and to enable the holders of outstanding ACORN Options to retain, through options in the Company, the value of and continuing equity incentive represented by such ACORN Options, following the approval of the Merger by Associated stockholders, the ACORN Committee will make an adjustment (the 'Adjustment') to all outstanding ACORN Options (except for certain outstanding ACORN Options which will be cashed out as described below) whereby, effective at the Effective Time, such ACORN Options (whether or not vested) will be 'rolled over' (the 'Roll-Over') into and will become fully vested options to purchase a number of shares of Class B Common

Stock representing not more than 5% of all outstanding shares of Company Common Stock at the Time of Distribution (the 'Roll-Over Options'), at an exercise price such that the 'spread value' of such ACORN Options will be reflected in the 'spread value' of the Roll-Over Options in a manner which maintains in the initial 'spread' of the Roll-Over Options the proportionality between the exercise price of such ACORN Options and the Fair Market Value (as defined below) per share of ACORN Common Stock as determined by the ACORN Committee for purposes of the Adjustment, as described below. The Roll-Over Options will be governed by and subject to the terms of the Company's 1994 Stock Option and Incentive Award Plan. Only holders of ACORN Options who are or will become employees or directors of Spinco will receive Roll-Over Options. ACORN Options held by current employees of Associated who will not become employees of Spinco (none of whom is a director or officer of Associated) will be cancelled, and upon surrender by the holder thereof, the holder will be entitled to receive a cash payment in respect of the cancellation of each such ACORN Option held by such holder immediately prior to the Effective Time equal to the product of (i) the Fair Market Value (as defined below) per share of ACORN Common Stock as determined by the ACORN Committee for purposes of the Adjustment (as described below) less the exercise price of $2.50, by (ii) the number of shares of ACORN Common Stock subject to such ACORN Option.

  Adjustment Procedure and Formula


     Associated engaged Wasserstein Perella & Co., Inc. ('Wasserstein') to act as financial advisor in connection with the Adjustment, and to advise and make recommendations to the ACORN Committee with respect to the value of ACORN for purposes of the Adjustment. Based on Wasserstein's advice and recommendations, the ACORN Committee will determine at the Time of Distribution the Fair Market Value per share of ACORN Class A Common Stock (defined under the ACORN Plan to be, in circumstances where there is no public trading market for such shares, such value as the ACORN Committee in its discretion may determine in good faith, provided however that the ACORN Committee is required to make its best effort to calculate such value based upon what a willing buyer would pay a willing seller in an arms-length transaction) as of the Time of Distribution (and the difference between such Fair Market Value per share and the exercise price per share of ACORN Class A Common Stock subject to an ACORN Option will constitute the 'Spread Value') for purposes of effecting the Adjustment. However, irrespective of the Fair Market Value per share of ACORN Class A Common Stock which the ACORN Committee determines will be utilized for purposes of the Adjustment, the Fair Market Value per share of ACORN Class A Common Stock subject to ACORN Options held by the members of the ACORN Committee (the 'Committee ACORN Options') will be determined based on the lowest value in the private market valuation reference range for ACORN determined by Wasserstein as of the Time of Distribution. It is anticipated that Wasserstein, and Salomon Brothers Inc ('Salomon Brothers'), which was also retained by Associated in connection with the Adjustment, will each render an opinion as of the Time of Distribution to the Associated Board (and the Company's Board of Directors) with respect to the fairness, from a financial point of view, to the stockholders of the Company, of the valuation for ACORN and the resultant Fair Market Value per share of ACORN Common Stock as of the Time of Distribution which the ACORN Committee determines at the Time of Distribution will be utilized for purposes of the Adjustment. See 'Analysis of Wasserstein Perella & Co.' below for a summary of the information reviewed and analyses performed by Wasserstein to date in connection with rendering their advice and recommendations.

     Upon the ACORN Committee's determination of the Fair Market Value per share of ACORN Common Stock as described above, each ACORN Option will, pursuant to the Adjustment, effective at the Effective Time, become an option to purchase a number of shares of Class B Common Stock of the Company determined by dividing
(i) such Fair Market Value per share of ACORN Common Stock subject to such ACORN Option by (ii) the Trading Price of Class B Common Stock (as defined below), at an exercise price determined by dividing the exercise price per share of ACORN Common Stock subject to such ACORN Option by a fraction the numerator of which is the Fair Market Value per share of ACORN Common Stock and the denominator of which is the Trading Price of Class B Common Stock. However, in no event will the total number of shares of Class B Common Stock subject to the Roll-Over Options (the 'Roll-Over Shares') exceed 5% of the shares of Company Common Stock outstanding at the Time of Distribution (the 'Roll-Over Shares Cap'). If the Roll-Over Shares Cap would be exceeded, the number of Roll-Over Shares subject to the Roll-Over Options of each holder will be reduced pro rata based on the portion of all Roll-Over Shares which are subject to such holder's Roll-Over Options. For purposes of the Roll-Over, the Trading Price of Class B Common Stock shall be the average, over the ten trading days commencing five trading days after the Time of

Distribution, of the average of the closing prices per share of Class B Common Stock on the Nasdaq National Market on each of such ten trading days.

     Assuming the Fair Market Value per share of ACORN Common Stock determined as described above is between $42.07 and $85.03, the low and high values, respectively, as preliminarily reported by Wasserstein to the Committee as described below, the Spread Value of ACORN Options held by Jack N. Berkman would range between approximately $197,900 and $412,600, by Myles P. Berkman would range between approximately $1,978,700 and $4,126,300, by David J. Berkman would range between approximately $1,583,000 and $3,301,100, by Donald H. Jones would range between approximately $395,700 and $825,300, by Joseph A. Katarincic would range between approximately $395,700 and $825,300, by Keith C. Hartman would range between approximately $593,600 and $1,237,900, by Richard I. Goldstein would range between approximately $277,000 and $577,700, and by all directors and executive officers of Associated as a group (9 persons) would range between approximately $5,817,400 and $12,131,400. However, as noted above, for purposes of effecting the Adjustment to the Committee ACORN Options, the Fair Market Value per share of ACORN Class A Common Stock subject to the Committee ACORN Options will be determined based on the lowest value in the private market valuation reference range for ACORN determined by Wasserstein as of the Time of Distribution. Assuming the Fair Market Value per share of ACORN Common Stock determined as described above is between $42.07 and $85.03, the low and high values, respectively, as preliminarily reported by Wasserstein to the ACORN Committee as described below, the value range for ACORN Options to be cashed out as described above is between approximately $356,000 and $743,000.

     Assuming 18,745,578 shares of Company Common Stock outstanding at the Time of Distribution and a Trading Price of Class B Common Stock and/or a Fair Market Value per share of ACORN Common Stock such that the number of Roll-Over Shares would equal the Roll-Over Shares Cap, Jack N. Berkman, Myles P. Berkman, David
J. Berkman, Donald H. Jones, Joseph A. Katarincic, Keith C. Hartman, Richard I. Goldstein, and all directors and executive officers of Associated as a group (9 persons), would receive Roll-Over Options to purchase 25,680, 256,800, 205,440, 51,360, 51,360, 77,040, 35,952 and 754,991 shares of Class B Common Stock, respectively, representing approximately .14%, 1.37%, 1.10%, .27%, .27%, .41%, .19% and 4.03%, respectively, of all outstanding shares of Company Common Stock. However, because for purposes of effecting the Adjustment to the Committee ACORN Options, the Fair Market Value per share of ACORN Class A Common Stock subject to the Committee ACORN Options will be determined based on the lowest value in the private market valuation reference range for ACORN determined by Wasserstein as of the Time of Distribution, unless, in the foregoing case, the ACORN Committee determined that such lowest value would be utilized for purposes of the Adjustment generally, the number of Roll-Over Shares subject to Roll-Over Options received by the members of the ACORN Committee, and the respective percentages of all outstanding shares of Company Common Stock represented by such Roll-Over Shares, would be less than that stated above, and the number of Roll-Over Shares subject to the Roll-Over Options received by the other named persons, and the respective percentages of all outstanding shares of Company Common Stock represented by such Roll-Over Shares, would be greater than that stated above. In view of the relatively early stage character of certain of ACORN's assets and interests, and the regulatory and other uncertainties, as well as rapidly changing market conditions associated with, such assets and interests, the ACORN Committee determined that a final determination of the Fair Market Value per share of ACORN Common Stock for purposes of the Adjustment would not be made until the Time of Distribution. Accordingly, the Fair Market Value per share of ACORN Common Stock as of the Time of Distribution, as determined by the Committee for purposes of the Adjustment, could be higher or lower, possibly in a material respect, than such Fair Market Value indicated by the reference range of values preliminarily reported by Wasserstein to the ACORN Committee as described below. Also, there can be no assurance as to the actual trading prices for the Company Class B Common Stock during the period for determining the Trading Price of Class B Common Stock for purposes of effecting the Adjustment.

  Analysis of Wasserstein Perella & Co.

     General. In order to advise and make a recommendation to the ACORN Committee with respect to the Fair Market Value per share of ACORN Common Stock subject to an ACORN Option for purposes of the Adjustment, Wasserstein developed a private market reference range of values for ACORN. Wasserstein has advised the ACORN Committee that, as of the date of this Information Statement, the private market valuation reference range for ACORN which it developed, after deduction of intercompany capital and after applying a discount to reflect the fact that the ACORN Options constitute the right to acquire a minority interest in a nonpublic entity, is between approximately $84 million and $169 million.

     In performing its analysis, Wasserstein (i) reviewed the Distribution Agreement and the Merger Agreement, (ii) reviewed certain publicly available business and financial information relating to ACORN, (iii) reviewed certain other information, including financial forecasts, provided to Wasserstein by Associated and (iv) discussed the business of ACORN with Associated's management. Wasserstein also considered such other information, financial studies, analyses and investigations and financial, economic, market and trading criteria that it deemed relevant.

     In connection with its review, Wasserstein did not independently verify any of the foregoing information and Wasserstein relied upon such information being complete and accurate in all material respects. With respect to financial forecasts, Wasserstein assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Associated's management as to the future financial performance of ACORN. Wasserstein's analysis did not constitute an independent evaluation or appraisal of any of the assets of ACORN, nor was it furnished with any such appraisals.

     ACORN consists of the following subsidiaries: Associated Information Services Corporation, Associated Communications of Los Angeles, Inc. ('ACLA'), Associated MDS Corporation, Associated Communications of Mexico, Inc. ('ACM'), Associated PCN Holding Corporation ('APCN'), Associated SMR, Inc. ('ASMR'), Associated VenCap Corporation, Associated RT, Inc. ('ARTI'), Associated Communications Medical Services Inc., PCN Corporation and Microwave Services, Inc. Of these entities, Associated Information Services Corporation and Associated MDS Corporation were valued at their book values (which were immaterial to the overall valuation ranges), and no value was attributed to Associated VenCap Corporation, Associated Communications Medical Services Inc., PCN Corporation and Microwave Services, Inc., which are currently inactive or have de minimis assets.

     In arriving at a valuation reference range for ACORN, Wasserstein employed various valuation methodologies and analyses which Wasserstein determined were appropriate for the particular assets and interests comprising ACORN. The following is a summary of those analyses.

     Discounted Cash Flow Analysis. With respect to ACM, the principal asset of which is its interest in Grupo, the parent company of Portatel (see 'The Company--Mexican Wireless Market--Cellular'), ASMR, the principal assets of which are its interests in Mobilcom and Radiophone (see 'The Company--Mexican Wireless Market--Specialized Mobile Radio'), and ARTI, the principal assets of which are patent rights and patent applications relating to radio location technology (see 'The Company--Radiolocation Technology'), Wasserstein employed a discounted cash flow analysis utilizing various assumptions with respect to discount rates, and estimates of future cash flows based on management's forecasts and other factors. In the case of ARTI, Wasserstein used a range of relatively high discount rates and low multiples because of ARTI's status as a start-up business. For ACM and ASMR, Wasserstein added the present value of estimated unleveraged future free cash flows over a five year period and ten year period, respectively, and the present value of their terminal value in 1998 and 2003, respectively, determined by projecting a range of real perpetual cash flow growth rates in the terminal year derived from an analysis of comparable companies. Because the U.S. cellular market developed relatively earlier and more rapidly than the Mexican market, Wasserstein used 1989 data with respect to the cost of equity capital for comparable U.S. cellular companies for the purpose of determining an analogous cost of equity capital for the current Mexican cellular market.

     Comparable Companies Analysis. With respect to ACM and ASMR, Wasserstein also employed a comparable companies analysis. For ACM, Wasserstein reviewed and compared the financial, operating and market performance of the following group of six U.S. cellular communications companies with that of Portatel: Cellular Communications, Inc., Contel Cellular Inc., LIN Broadcasting Corporation, McCaw Cellular Communications, Inc., United States Cellular Corp. and Vanguard Cellular Systems, Inc. Wasserstein adjusted the per POP trading value of the U.S. cellular companies to reflect the risk premium assigned by the market to Mexican companies.

     For ASMR, Wasserstein reviewed and compared the financial, operating and market performance of the following group of three U.S. SMR communications companies with that of ASMR: Nextel Communications,

Inc., Dial Page, Inc. and OneComm, and adjusted their respective per POP trading values to reflect the risk premium assigned by the market to Mexican companies.

     Comparable Acquisition Analysis. For ACM, Wasserstein also reviewed and compared per POP acquisition prices paid or proposed to be paid in the following transactions involving acquisitions of Mexican cellular communications companies or properties: Monterrey (Region 4) Millicom/Motorola; Mexico City (Region 9) IUSACELL/Bell Atlantic; and Guadalajara (Region 5) BellSouth/IUSACELL.

     Strategic Purchaser Analysis and Certain Other Valuation Factors. In

addition to the foregoing analyses, with respect to certain assets and interests of ACORN, Wasserstein analyzed and considered the possible terms of potential investment or acquisition transactions with strategic investors, as well as certain other indicia of value which it deemed relevant for the particular assets or interests. Thus for ASMR, Wasserstein reviewed the terms of a letter of intent providing for an investment by a strategic investor in a combined Mobilcom/Radiophone entity (see 'The Company--Mexican Wireless Market--Specialized Mobile Radio'). For APCN, the principal asset of which is its effective 3.32% interest in Omnipoint Communications, Inc. ('Omnipoint'), a company that was awarded a 'pioneers' preference to receive a license to operate a PCS business in the New York Metropolitan Trading Area (see 'The Company--Personal Communications Services'), Wasserstein reviewed the terms of a 1993 equity investment in Omnipoint as well as preliminary indications of per POP valuations of the PCS spectrum in the New York metropolitan area. In the case of ARTI, in addition to utilizing a discounted cash flow analysis as noted above, Wasserstein estimated what a third-party arm's length strategic purchaser might pay today for ownership of ARTI's patent rights to 'radio location' technology. And for ACLA, an 'alternative access' business that competes with local exchange carriers in the Los Angeles area (see 'The Company--Other Communication Businesses'), Wasserstein reviewed the history of certain price discussions between ACLA and a prospective purchaser in 1993, and reviewed and compared certain market data, including various trading multiples, of comparable companies such as Metropolitan Fiber Systems, Inc. and Intermedia Communications of Florida, Inc.

  ACORN Value Range; ACORN Option Spread Value Range

     The analyses described above resulted in Wasserstein arriving at a total private market valuation reference range for ACORN of from approximately $84 million to $169 million, after deduction of $43.4 million of intercompany capital and after applying a range of discounts to the private market valuation reference range of ACORN to reflect the fact that the outstanding ACORN Options constitute the right to acquire a minority interest in a nonpublic entity. This private market valuation reference range for ACORN yielded a range of private market values of from $42.07 to $85.03 per share of ACORN Common Stock subject to an ACORN Option (on a fully diluted basis, assuming the exercise of all outstanding ACORN Options), a range of Spread Values per share of ACORN Common Stock subject to an ACORN Option of between approximately $39.57 and $82.53 (based on the exercise price for each ACORN Option of $2.50 per share), and a range of total Spread Value for all outstanding ACORN Options of between approximately $7.6 million and $15.8 million (based on the exercise price for each ACORN Option of $2.50 per share).

     In advising the ACORN Committee regarding its analyses and the determination of the foregoing private market valuation reference range for ACORN, Wasserstein noted that in view of the relatively early stage character of certain of ACORN's assets and interests, and the regulatory and other uncertainties, as well as the rapidly changing market conditions, associated with, such assets and interests, the values thereof may be particularly volatile and subject to material change, and, accordingly, the private market valuation reference range for ACORN determined by Wasserstein as of the Time of Distribution could be different, possibly in a material respect, than the reference range of values stated above. However, Wasserstein has orally advised the ACORN Committee that it believes the aforesaid valuation reference range represents a fair range of values for ACORN as of the date of the Proxy Statement--Prospectus.

     The summary set forth above does not purport to be a complete description of Wasserstein's analyses. Wasserstein believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying the analyses. In performing its analyses, Wasserstein made numerous assumptions with respect to industry performance, general business, economic, market and financial, conditions and other matters, many of which are beyond the control of ACORN and all of which are beyond the control of Wasserstein.

     No company or transaction used in the comparable company analysis or comparable acquisition analysis summarized above is identical to ACORN or the contemplated transaction. Accordingly, any such analysis of the value of ACORN involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of the comparable companies and publicly announced transactions.

     Wasserstein is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. Associated selected Wasserstein to act as financial advisor in connection with the Adjustment on the basis of Wasserstein's international reputation and Wasserstein's familiarity with ACORN and the industries and businesses in which it has assets or interests. In the course of its business, Wasserstein may from time to time trade the equity securities of Associated for its own account and for the accounts of customers. Accordingly, Wasserstein may at any time hold a long or short position in such securities.

  Fees Payable to Wasserstein

     Associated has agreed to pay Wasserstein fees of $150,000 in consideration of Wasserstein's services in connection with the Adjustment and the aforesaid fairness opinion. Wasserstein is also entitled to reimbursement for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Associated has agreed to indemnify Wasserstein and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Wasserstein or any of its affiliates against certain liabilities, including under certain federal securities laws, relating to or arising out of its engagement. The fees paid or payable to Wasserstein will be treated as an intercompany advance from the Retained Company Group to the Company Group for purposes of calculating the True-Up Payment described under 'The Distribution--Terms of the Distribution Agreement--Intercompany Adjustment'.

  Analysis of Salomon Brothers Inc

     As noted above, Salomon Brothers was retained by Associated to render an opinion as of the Time of Distribution to the Associated Board (and the Company's Board of Directors) with respect to the fairness, from a financial point of view, to the stockholders of the Company, of the valuation for ACORN and the resultant Fair Market Value per share of ACORN Common Stock which the Committee determines at the Time of Distribution will be utilized for purposes of the Adjustment.

     Salomon Brothers has preliminarily advised the ACORN Committee orally that the private market reference range of values for ACORN determined by Wasserstein as described above represents a reasonable range of fair values for ACORN as of the date of the Proxy Statement--Prospectus. Salomon Brothers' advice is based solely on its review of Wasserstein's conclusions and on preliminary analyses substantially similar to those performed by Wasserstein as described above. Salomon Brothers has not and will not render an opinion with respect to such range of values but, as described above, has been retained to render an opinion as of the Time of Distribution with respect to the fairness, from a financial point of view, of the valuation for ACORN and the resultant Fair Market Value per share of ACORN Common Stock which the ACORN Committee determines at the Time of Distribution will be utilized for purposes of the Adjustment.

     Salomon Brothers is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. Associated selected Salomon Brothers to act as financial advisor in connection with the Adjustment on the basis of Salomon's international reputation and Salomon Brothers' familiarity with ACORN and the industries and businesses in which it has assets or interests. In the course of its business, Salomon Brothers may from time to time trade the equity securities of Associated for its own account and for the accounts of customers. Accordingly, Salomon Brothers may at any time hold a long or short position in such securities.

  Fees Payable to Salomon Brothers

     Associated has agreed to pay Salomon Brothers fees of $150,000 in respect of its services in connection with the Adjustment and the aforesaid fairness opinion. Salomon Brothers is also entitled to reimbursement for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Associated has agreed to indemnify Salomon Brothers and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Salomon Brothers or any of its affiliates against certain liabilities, including under certain federal securities laws, relating to or arising out of its engagement. The fees paid or payable to Salomon Brothers will be treated as an intercompany advance from the Retained Company Group to the Company Group for purposes of calculating the True-Up Payment described under 'The Distribution--Terms of the Distribution Agreement--Intercompany Adjustment'. For a description of the fees paid or payable to Salomon Brothers in connection with the Merger, see 'The Merger--Opinion of the Financial Advisor to the Associated Board--Fees Paid to Salomon Brothers'.

                              BENEFICIAL OWNERSHIP

     All of the outstanding shares of Company Common Stock are, and will be prior to the Distribution, held beneficially and of record by Associated. Set forth in the table below is information as of July 26, 1994 with respect to the number of shares of Associated Common Stock beneficially owned by (i) each person or entity known by the Company to own more than five percent of either class of the outstanding Associated Common Stock, (ii) each director of Associated, (iii) each of the named executive officers of Associated and (iv) all directors and officers of Associated as a group. Also set forth below are the number of shares of Company Common Stock that each such person or entity would own immediately after the Distribution, on a pro forma basis, assuming no changes in such ownership of Associated Common Stock. A person or entity is considered to 'beneficially own' any shares (i) over which such person or entity exercises sole or shared voting or investment power or (ii) which such person or entity has the right to acquire at any time within 60 days (e.g., through the exercise of employee stock options). Unless otherwise indicated, each person or entity has sole voting and investment power with respect to the shares set forth opposite person's or entity's name.

                                                           ASSOCIATED                                COMPANY PRO FORMA*
                                -----------------------------------------------------------------  ----------------------





                                   NUMBER OF SHARES       PERCENT OF OUTSTANDING                        NUMBER OF SHARES
                                  BENEFICIALLY OWNED              SHARES             PERCENT OF        BENEFICIALLY OWNED
                                -----------------------  ------------------------   OUTSTANDING     ----------------------
BENEFICIAL OWNER                 CLASS A     CLASS B       CLASS A      CLASS B     VOTING POWER     CLASS A     CLASS B
- ------------------------------  ----------  -----------  -----------  -----------  ---------------  ----------  ----------
GAMCO Investors, Inc..........  1,061,999(1)        N/A          5.8          N/A             5.6    265,500     265,500
  Gabelli Funds, Inc.
  Gabelli & Company, Inc.
  Gabelli Securities, Inc.
  Mario J. Gabelli
  One Corporate Center
  Rye, NY 10580
The Louis Berkman Company.....  1,170,750(2)  1,829,250(2)       6.4          9.5             6.6    750,000     750,000
  330 North 7th Street
  Steubenville, OH 43952
The Equitable Life............  1,413,352(3)    969,644(4)       7.8          5.0             7.7    595,749     595,749
  Assurance Society of
  the United States
  787 Seventh Avenue
  New York, NY 10019
Scudder Stevens & Clark,
  Inc.........................        N/A     1,056,000(5)       N/A          5.5              **    264,000     264,000
  345 Park Avenue
  New York, NY 10154
The Capital Group, Inc........  1,845,500(6)  1,006,000(7)      10.1          5.2             9.9    712,875     712,875
  Capital Research and
  Management Company
  333 South Hope Street
  Los Angeles, CA 90071

Allen H. Berkman..............  1,088,630(8)  1,029,986(8)       6.0          5.3             6.0    529,654     529,654
  1500 Oliver Building
  Pittsburgh, PA 15222
Jack N. Berkman...............  2,784,723(9)  2,844,574(9)      15.3         14.7            15.3  1,392,324   1,392,324
Myles P. Berkman..............    705,906(10) 1,051,906(10)      3.9          5.3             3.9    339,453     339,453
David J. Berkman.............         126(11)   252,126(11)       **          1.3              **      6,813       6,813
Donald H. Jones...............    175,202(12)   247,452(12)      1.0          1.3             1.0     65,664      65,664
Joseph A. Katarincic..........     36,800(13)    86,200(13)       **           **              **     13,250      13,250
Keith C. Hartman..............      3,870(14)    91,160(15)       **           **              **      3,758       3,758
Richard I. Goldstein..........        N/A        15,000(16)       **           **              **          0           0
All directors and officers
  as a group (9 persons)......  4,444,709(17) 5,457,694(18)     24.4         28.1            24.6  2,183,102   2,183,102


                                         COMPANY PRO FORMA*
                                ---------------------------------------
                                       PERCENT OF           PERCENT OF
                                       OUTSTANDING          OUTSTANDING
                                          SHARES            VOTING POWER
                                ------------------------   ---------------
BENEFICIAL OWNER                  CLASS A      CLASS B
- ------------------------------  -----------  -----------
GAMCO Investors, Inc..........          2.8          2.8              2.8
  Gabelli Funds, Inc.
  Gabelli & Company, Inc.
  Gabelli Securities, Inc.
  Mario J. Gabelli
  One Corporate Center
  Rye, NY 10580
The Louis Berkman Company.....          8.0          8.0              8.0
  330 North 7th Street
  Steubenville, OH 43952
The Equitable Life............          6.4          6.4              6.4
  Assurance Society of
  the United States
  787 Seventh Avenue
  New York, NY 10019
Scudder Stevens & Clark,
  Inc.........................          2.8          2.8              2.8
  345 Park Avenue
  New York, NY 10154
The Capital Group, Inc........          7.6          7.6              7.6
  Capital Research and
  Management Company
  333 South Hope Street
  Los Angeles, CA 90071
Allen H. Berkman..............          5.7          5.7              5.7
  1500 Oliver Building
  Pittsburgh, PA 15222
Jack N. Berkman...............         14.9         14.9             14.9
Myles P. Berkman..............          3.6          3.6              3.6
David J. Berkman..............           **           **               **

Donald H. Jones...............           **           **               **
Joseph A. Katarincic..........           **           **               **
Keith C. Hartman..............           **           **               **
Richard I. Goldstein..........           **           **               **
All directors and officers
  as a group (9 persons)......         23.3         23.3             23.3

- ------------------
 * Does not reflect shares of Class B Common Stock issued pursuant to the Roll-Over. See '--Treatment of ACORN Options.' Also reflects the cash-out of Associated Stock Options. See 'Management--Associated Stock Options.'

** Less than 1%.

(1) This figure is based upon the aggregate amount of Associated Class A Common Stock reported by GAMCO Investors, Inc. (669,999), Gabelli Funds, Inc. (339,000), Gabelli & Company (6,100), Gabelli Securities, Inc. (300) and Mario J. Gabelli (46,600) in Amendment No. 3 to their Schedule 13D filed with the Commission and dated January 10, 1992.

(2) Includes 1,170,750 shares of Associated Class A Common Stock and 1,829,250 shares of Associated Class B Common Stock owned by The Louis Berkman Company, of which Louis Berkman is President and the principal stockholder, as reported by The Louis Berkman Company to Associated on May 10, 1994. Louis Berkman is a brother of Jack N. Berkman.

(3) This figure is based upon the aggregate amount of Associated Class A Common Stock reported by The Equitable Life Assurance Society of the United States (520,000), Alliance Capital Management L.P. (836,450 and an additional 54,700 with only sole dispositive power), Donaldson, Lufkin & Jenrette Securities Corporation (2 and an additional 2,200 with shared dispositive power), in their Schedule 13G filed with the Commission and dated February 9, 1994.

(4) This figure is based upon the aggregate amount of Associated Class B Common Stock reported by The Equitable Life Assurance Society of the United States (450,000), Alliance Capital Management, L.P. (514,100), Donaldson, Lufkin & Jenrette Securities Corporation (1,044 and an additional 4,500 with shared dispositive power), in their Schedule 13G filed with the Commission and dated February 9, 1994.

(5) This figure is based upon the number of shares of Associated Class B Common Stock reported by Scudder Stevens & Clark, Inc. in their Schedule 13G filed with the Commission and dated February 4, 1994.

(6) This figure is based upon the number of shares of Associated Class A Common Stock reported in a Schedule 13G filed with the Commission and dated February 11, 1994. Certain operating subsidiaries of The Capital Group, Inc. exercised investment discretion over various institutional accounts which held, as of December 31, 1993, 1,845,500 shares of Associated. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 617,000 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International Limited, another operating subsidiary, had investment discretion with respect to 1,226,300 and 2,200 shares, respectively, of the aggregate shares reported by The Capital Group, Inc. As noted on the Schedule 13G, The Capital Group, Inc. disclaimed beneficial ownership of all shares of Class A Common Stock pursuant to Rule 13d-4.

(7) This figure is based upon the number of shares of Associated Class B Common Stock reported in a Schedule 13G filed with the Commission and dated February 11, 1994. Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of the Capital Group, Inc., exercised as of December 31, 1993, investment discretion with respect to 531,000 and 475,000 shares, respectively, which were owned by various institutional investors. As noted on the Schedule 13G, The Capital Group, Inc. disclaimed beneficial ownership of shares of Associated Class B Common Stock pursuant to Rule 13d-4.

(8) These figures are based upon the aggregate amount of Associated Class A and Associated Class B Common Stock reported by Allen H. Berkman in his Schedule 13G filed with the Commission and dated November 8, 1985, as adjusted by Associated for subsequent stock splits, effected in the form of dividends. Allen H. Berkman is a brother of Jack N. Berkman.

(9) Excludes 450,000 shares of Associated Class A Common Stock and 510,000 shares of Associated Class B Common Stock owned by Jack N. Berkman's wife, Lillian R. Berkman, which are reflected in the share ownership indicated for all directors and officers as a group. Includes 251,604 shares of each class held as co-trustee with Lillian R. Berkman. Also includes 701.00 shares of Associated Class A Common Stock held through the Kagan Stock Fund, an investment fund of which Jack N. Berkman owns a 3.3% interest, but has no power to vote or dispose of shares held by the fund and 552.31 shares of Associated Class B

     Common Stock held through Sandler Associates, L.P., an investment partnership of which Jack N. Berkman owns a 0.6% interest, but has no power to vote or dispose of shares held by the partnership. Includes 60,000 shares of Associated Class B Common Stock underlying currently exercisable stock options. Includes 2,532,418 shares of Associated Class A Common Stock as to which SBC acquired beneficial ownership pursuant to a Voting Agreement dated as of February 23, 1994 among Jack N. Berkman, Myles P. Berkman and SBC, whereby Messrs. Berkman have agreed, so long as the Merger Agreement has not been terminated in accordance with its terms, to vote (and to grant SBC an irrevocable proxy to vote) such shares in favor of adoption and approval of the Merger Agreement and the Merger and against any other similar alternative transactions. SBC reported such beneficial ownership in a Schedule 13D filed with the Commission and dated March 31, 1994.

(10) Includes 400,000 shares of Associated Class B Common Stock underlying currently exercisable stock options. Excludes 1,026 shares of each class owned by Myles P. Berkman's wife, Carol E. Berkman. Includes 696,456 shares of Associated Class A Common Stock as to which SBC acquired beneficial ownership pursuant to a Voting Agreement dated as of February 23, 1994 among Jack N. Berkman, Myles P. Berkman and SBC, whereby Messrs. Berkman have agreed, so long as the Merger Agreement has not been terminated in accordance with its terms, to vote (and to grant SBC an irrevocable proxy to vote) such shares in favor of adoption and approval of the Merger Agreement and the Merger and against any other similar alternative transactions. SBC reported such beneficial ownership in a
      Schedule 13D filed with the Commission and dated March 31, 1994.

(11) Includes 225,000 shares of Associated Class B Common Stock underlying currently exercisable stock options. Excludes 900 shares of each class owned by David J. Berkman's wife, Pamela Berkman.

(12) Includes 33,830 shares of Associated Class A Common Stock and 67,580 shares of Associated Class B Common Stock held as a trustee and 90,000 shares of Associated Class A Common Stock and 70,000 shares of Associated Class B Common Stock underlying currently exercisable stock options.

(13) Includes 7,000 shares of Associated Class A Common Stock held by the IRA account of Joseph A. Katarincic and 70,000 shares of Associated Class B Common Stock underlying currently exercisable stock options.

(14)  Shares owned jointly with Mr. Hartman's wife, Deborah L. Hartman.

(15) Includes 80,000 shares of Associated Class B Common Stock underlying currently exercisable stock options and 11,160 shares owned jointly with Mr. Hartman's wife, Deborah L. Hartman.

(16) Includes 15,000 shares of Associated Class B Common Stock underlying currently exercisable stock options.

(17) Includes 90,000 shares of Associated Class A Common Stock underlying currently exercisable stock options.

(18) Includes 1,080,000 shares of Associated Class B Common Stock underlying currently exercisable stock options or stock options exercisable within 60 days.

         EXECUTIVE COMPENSATION PLANS IN EFFECT AFTER THE DISTRIBUTION

     The Company, with the approval of Associated as its sole stockholder, will adopt certain new compensation and employee benefit plans and employment agreements, effective at or after the Distribution Date. The plans and agreements will replace those of Associated currently applicable to employees of Associated who will continue as employees of the Company. These plans and agreements are summarized below.

1994 STOCK OPTION AND INCENTIVE AWARD PLAN


     The Company's Board of Directors will adopt, prior to the Distribution, and Associated, as the sole stockholder of the Company, will approve, a 1994 Stock Option and Incentive Award Plan (the '1994 Plan'). The 1994 Plan will be intended to replace the Associated 1989 Stock Option Plan, which authorized, among other things, the issuance of Associated Class B Common Stock upon exercise of options granted pursuant thereto. The purpose of the 1994 Plan will be to attract, motivate and retain the best available executive personnel and key employees of, and consultants for, the Company and its subsidiaries by permitting them to acquire or increase their equity interest in the Company, and to compensate the Company's non-employee directors.

     The 1994 Plan is designed to comply with the provisions of Section 162(m) of the Code. Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Certain compensation, including compensation based on specified performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exclusion is that the material terms pursuant to which the compensation is to be paid, including the performance goals, be disclosed to stockholders prior to the Distribution.

     The 1994 Plan will authorize the granting of awards (the 'Awards') of (a) options to purchase shares of Class B Common Stock ('Options'), (b) 'stock appreciation rights' accompanying Options ('SARs'), (c) 'restricted (Class B Common) stock' ('Restricted Stock'), and (d) 'incentive units' ('Incentive Units'). Under the 1994 Plan, an aggregate of 950,000 shares of Class B Common Stock will be authorized to be issued pursuant to the exercise of Options, (with up to 150,000 shares of such authorized amount of Class B Common Stock being authorized to be issued as Restricted Stock) and up to an additional number of shares of Class B Common Stock, not to exceed 5% of the outstanding Company Common Stock at the Time of Distribution, may be issued upon the exercise of the Roll-Over Options (See 'Management--Treatment of ACORN Options'). The Roll-Over Options will be governed by the terms of the 1994 Plan. During the term of the 1994 Plan, no person may receive stock-based Awards, including Options (but excluding for this purpose the Roll-Over Options) and Restricted Stock, relating to shares of Class B Common Stock which in the aggregate exceed 20% of the total number of shares of Class B Common Stock authorized to be issued with respect to such Awards pursuant to the 1994 Plan (subject to adjustment as provided in the 1994 Plan).

     The 1994 Plan will provide for the grant of 'incentive stock options' ('ISOs') as defined in the Code, or options that do not qualify as ISOs ('NQSO's' or 'nonqualified options'). The aggregate Fair Market Value (as defined in the 1994 Plan) of all shares of Class B Common Stock with respect to which ISOs will be permitted to be granted under the 1994 Plan and any other stock option plans of the Company and any parent or subsidiary which are exercisable for the first time by an individual during any calendar year will be limited to $100,000 at the time such ISOs are granted, as required by the Code. A summary of the material features of the 1994 Plan follows.

  Participation in the 1994 Plan

     The 1994 Plan will provide for the grant of Awards to employees or consultants of the Company and members of the Company's Board in the sole discretion of the Committee (as defined below). In determining the persons to whom Awards will be granted and the type of Awards, the Committee will take into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the 1994 Plan. Directors who are not employees of the Company will each be awarded annually a non-discretionary option for 2,500 shares of Class B Common Stock (see 'Non-Employee Directors' below). The 1994 Plan will be administered by a committee (the 'Committee') appointed by the Board of Directors of the Company which will consist of two or more persons who are anticipated to be 'disinterested persons' within the meaning of Rule 16b-3 under the Exchange Act, and to meet the requirements of Section 162(m) of the Code with respect to Awards granted by them in their capacity as members of the Committee.

     The Committee will have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the 1994 Plan, to administer the 1994 Plan and to exercise all the powers and authority either specifically granted to it under the 1994 Plan or necessary or advisable in connection with the administration of the 1994 Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards will be granted; to determine the type and number of Awards to be granted, the number of shares of Class B Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances and on what terms, an Award may be settled, cancelled, forfeited, exchanged, surrendered or accelerated or an Option or Options may be repriced to a lower exercise price; to make adjustments in the performance goals relating to any Award in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the 1994 Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the 1994 Plan; to determine the terms and provisions of Award agreements; and to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan. The Committee may interpret the 1994 Plan and may at any time adopt such rules and regulations for the 1994 Plan as it deems advisable.

  Options

     Each Option will be exercisable over a period determined by the Committee in its discretion; provided however, that an Option may not be exercisable more than ten years from the date of grant (in the case of a Roll-Over Option, the grant date being the date of grant of the related ACORN Option). In addition, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares representing more than ten percent of the total combined voting power of all classes of stock of the Company (a 'Ten Percent Stockholder') or its subsidiaries, the period during which such ISO may be exercised will be limited to five years from the date of grant. Options will be exercisable during the term of the Option at such times, in such amount, in accordance with the terms and conditions, and subject to such restrictions as are set forth in, the option agreement which will evidence the grant of such Options.

     The 1994 Plan will provide that the exercise price of an Option ('Option Price') may not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock for which such Option is exercisable on the date of grant, except that, in the case of an ISO granted to a Ten Percent Stockholder, such Option Price may not be less than one hundred ten percent (110%) of such Fair Market Value, and except that the foregoing requirements with respect to Option Price will not apply to the Roll-Over Options (which will not be ISOs).

     The 1994 Plan will provide that the shares of Class B Common Stock purchased upon the exercise of an Option are to be paid for at the time of exercise in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of shares of Company Common Stock with a Fair Market Value equal to the total Option Price or in a combination of cash and such shares, or in the sole discretion of the Committee, through a cashless exercise procedure.

     In the event of termination of employment of a recipient of an Option, the Committee will have the exclusive authority to determine if and for how long, and under what conditions, such Option may be exercised after such termination; however, in no event will an Option continue to be exercisable beyond the expiration date of such Option.

  SARs

     The 1994 Plan will authorize the Committee to grant SARs which will generally have the same terms and conditions as an Option, except as described below. The Committee will be authorized to grant SARs simultaneously with the granting of an Option or at any time during the term of the Option (except that the 1994 Plan will authorize the grant of SARs with respect to ISO's only at the time the ISO is granted). To the extent required by Rule 16b-3 promulgated under the Exchange Act, payment in the form of cash will not be permitted to be made upon the exercise of a SAR to a holder who is subject to the reporting requirements of Section 16(a) of the Exchange Act, unless the exercise of such SAR is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings or is otherwise made under circumstances which comply with Rule 16b-3. The Committee may also grant limited SARs, that will, in general, be automatically exercised for cash upon a Change of Control (as defined under '--Change of Control; 1990 Act Applicability')

     Upon exercise of a SAR, the holder will receive for each share of Class B Common Stock for which a SAR is exercised (i) shares of Class B Common Stock or
(ii) in the sole discretion of the Committee, cash or a combination of cash and shares of Class B Common Stock equal in value in each case to the difference between the Fair Market Value per share of Class B Common Stock on the date of exercise of the SAR and the Option Price per share of the Option to which such SAR relates.

     When SARs are exercised, the Options to which they relate will be cancelled to the extent of the number of shares of Class B Common Stock with respect to which the SARs are exercised. When Options are exercised, the related SARs will be cancelled to the extent of the number of shares of Class B Common Stock with respect to which the Options are exercised. The terms of any SARs will be set forth in the agreement covering the Options to which they relate, which agreements will contain the provisions referred to above and such other provisions as the Committee may determine.

  Performance Based Incentive Compensation Awards

     Long-term performance based incentive compensation Awards may be granted in the form of (i) Incentive Units, to which the Committee assigns a dollar value and (ii) Restricted Stock, each of which vest on the attainment of certain performance goals. A long-term performance period will consist of at least three consecutive plan years, or such other period (not less than one plan year) as may be determined by the Committee.

     In the case of Incentive Units, the Committee will determine the performance goal for a performance period. Unless otherwise provided by the Committee in connection with specified circumstances involving terminations of employment, payment in respect of an Incentive Unit shall be made only if and to the extent performance goals with respect to the applicable performance period to which such Incentive Unit relates are attained. A grant of Incentive Units may provide for performance goals that may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may be greater than 100%) of the value of the Incentive Units shall be paid. In no event will payment in respect of an Incentive Unit for a long-term performance period be made to a participant who is a 'Covered Employee,' as defined in Section 162(m) of the Code, as of the end of such performance period, in an amount which exceeds 100% of the Annual Base Salary (as defined in the 1994 Plan) paid to such participant during such performance period.

     In the case of Restricted Stock Awards, the Committee will determine the performance goal for a performance period, the attainment of which will cause the restrictions on the Restricted Stock to lapse in whole or in part and allow all or a specified portion of the Restricted Stock to vest. Subject to such exceptions as may be determined by the Committee, upon termination of employment prior to the expiration of a performance period, or to the extent any performance goals are not met, any shares of Restricted Stock remaining subject to restrictions will be forfeited. Except to the extent otherwise set forth in the applicable Award agreement, during a performance period the holder will possess all incidents of ownership of shares of Restricted Stock, including the right to receive dividends with respect to such shares and to vote such shares.

     As stated, the Committee will determine the performance goals that will be in effect during a long-term performance period; provided that performance goals in respect of long-term Incentive Units granted to participants who are

'Executive Officers,' as defined in Rule 3b-7 promulgated under the Exchange Act, will be based on the attainment of specified goals determined by the Committee in respect of the trading price of the Company Common Stock during the applicable performance period. In addition, the Committee will have the authority to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

     Annual performance based incentive compensation awards will relate to a performance period coinciding with the Company's fiscal year. These awards will be expressed as a dollar amount and, unless otherwise provided by the Committee, payment in respect of such awards will be made only if and to the extent performance goals with respect to the performance period are attained. Performance goals may include a level of performance below which no payment will be made and levels of performance at which specified percentages (which may not be greater than 100%) of the annual incentive compensation award will be paid.

     The Committee generally will have the authority to determine the performance goals that will be in effect during an annual performance period; provided that performance goals in respect of annual incentive compensation awards granted to participants who are 'Executive Officers' will be based on the attainment of specified goals determined by the Committee in respect of the public trading price of the Company Common Stock during the performance period. In addition, the Committee will have the authority to make adjustments in the annual performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

  Amendment and Termination

     The 1994 Plan will provide that the Board of Directors or the Committee may at any time and from time to time alter, amend, suspend or terminate the 1994 Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the 1994 Plan to continue to comply with Code Section 162(m) will be effective unless the same has been approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, an amendment may not adversely affect any of the rights of any participant, without such participant's consent, under any Award theretofore granted.

     The 1994 Plan will terminate at the end of the 2004 fiscal year, but payment with respect to all Awards previously granted under the 1994 Plan will be paid pursuant to the terms of the 1994 Plan.

  Transfer

     Awards generally will be nontransferable other than transfers by the holder of an Award to his or her family members (including for this purpose any relatives by blood or marriage) and other than by will or by the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and will be exercisable during the lifetime of a holder only by such holder or his guardian or legal representative.

  Non-Employee Directors

     The 1994 Plan will include special provisions pertaining to the Company's non-employee directors, which provisions will be designed to ensure that no discretion by the Committee is utilized with respect to such individuals. Directors who are not employees of the Company will each be awarded annually a non-discretionary option for 2,500 shares of Class B Common Stock. It is currently anticipated that the Company will initially have two non-employees directors that may participate in the 1994 Plan.

  Change of Control; 1940 Act Applicability

     The 1994 Plan will provide that if, while any Awards remain outstanding under the 1994 Plan, a 'Change in Control' of the Company (as defined below) occurs, then, subject to the discretion of the Committee, (1) all Options may become immediately exercisable in full and/or may be cancelled in exchange for a cash payment; (2) with respect to all Awards of Incentive Units and all annual incentive compensation Awards, all performance periods outstanding at the time of such Change in Control may be deemed to have been completed, the maximum level of performance under the respective performance goals be deemed to have been attained and a pro rata portion of each such outstanding Award granted for all outstanding performance periods may become payable in cash to each participant, with the remainder of each such outstanding award being cancelled for no value; and (3) all restrictions with respect to shares of Restricted Stock may lapse, and such shares may be fully vested and nonforfeitable. If, while any Awards remain outstanding under the 1994 Plan, the Company determines to
                                       48
register as an investment company or elects to become a BDC, the Committee will have the discretion to terminate the 1994 Plan, to make any provision it deems appropriate with respect to any or all outstanding Awards (including without limitation the cancellation or termination thereof in exchange for a cash payment) or to make any amendments to the 1994 Plan as are necessary to comply with the applicable provisions of the 1940 Act.

     A Change in Control shall occur upon the happening of the earliest to occur of the following: (i) beneficial ownership of securities representing more than thirty percent (30%) of the combined voting power of the Company is acquired by any 'person' as defined in Sections 13(d) and 14(d) of the Exchange Act (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Company Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Company Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a 70 percent majority of the Company Board; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no 'person' (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect). The foregoing provisions may, in certain circumstances, be deemed to have an anti-takeover effect.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE 1994 PLAN

     The following summary is a general discussion of certain of the expected federal income tax consequences under present law to participants in the 1994 Plan and to the Company. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular employee in light of his or her personal circumstances or to employees subject to special treatment under the Federal income tax laws. The Company will not seek a ruling from the Service or an opinion of counsel regarding any matter discussed herein. The discussion assumes that grantees will hold Class B Common Stock as capital assets within the meaning of Section 1221 of the Code. Each grantee should consult his or her tax advisor as to the specific federal tax consequences of participation in the 1994 Plan, as well as the application of state, local and other tax laws.

  Nonqualified Stock Options

     A grantee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO. Upon the exercise of a NQSO the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Class B Common Stock acquired upon exercise over the Option Price. The Company generally will be entitled to a deduction of a corresponding amount at that time (subject to the discussion in 'Limitation in Deductions' below).

     A holder's aggregate basis for Class B Common Stock acquired upon cash exercise of a NQSO will be equal to the fair market value of such stock on the date that governs the determination of the holder's ordinary income. The holding period for such stock will commence on the day after such date and, accordingly, will not include the period during which the NQSO was held.

     Generally, upon a sale or other disposition of Class B Common Stock acquired pursuant to the exercise of a NQSO, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such stock. Such gain or loss will be long-term capital gain or loss if the holding period for such stock is more than one year.

  Incentive Stock Options

     All incentive stock options granted under the Plan are intended to qualify as ISOs within the meaning of Section 422 of the Code. An employee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of an ISO or its timely exercise. The timely exercise of an ISO may, however, affect the computation of an employee's alternative minimum tax. Exercise of an ISO will be timely if made while the employee is employed by the Company or within three months after the cessation of such employment (one year if the employee is disabled within the meaning of Section 22(e)(3) of the Code). If the exercise of an ISO is not timely, the ISO will be taxed according to the rules described above for NQSOs.

     An employee's aggregate basis for Class B Common Stock acquired upon cash exercise of an ISO will be equal to the Option Price paid for such stock. The holding period for such stock will begin on the day after the date of exercise and, accordingly, will not include the period during which the ISO was held.

     If an employee makes a disposition of Class B Common Stock acquired pursuant to an ISO, and such stock was held for more than two years from the date of the granting of such ISO and one year from the transfer of such stock to the employee, then any gain or loss realized upon such disposition will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction. If, however, the employee makes a disposition of Class B Common Stock acquired pursuant to an ISO within either two years from the date of the granting of such ISO or one year from the transfer of such stock to the employee (a 'Disqualifying Disposition'), then any gain realized will generally be taxable as follows: (i) as ordinary income in an amount equal to any excess of (a) the lesser of the fair market value of the Class B Common Stock on the date the ISO is exercised (the value and timing of recognition on a later date is likely to govern in the case of a Section 16 Individual as discussed in '--Nonqualified Stock Options' above) or the amount realized on the Disqualifying Disposition, over (b) the Option Price, and (ii) as capital gain to the extent of any excess of the amount realized on the Disqualifying Disposition over the fair market value of the Class B Common Stock on the date that governs the determination of his ordinary income. In such case, the Company generally will be entitled to a deduction at the time of the Disqualifying Disposition for the amount taxable to the employee as ordinary income (subject to the discussion in '--Limitation on Deductions' below). Any loss realized upon a Disqualifying Disposition will generally be a capital loss, and will be long-term capital loss if the holding period for the disposed shares is more than one year.

     To the extent that the aggregate fair market value of Class B Common Stock

(determined as of the date of grant) with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, such ISOs will constitute nonqualified stock options.

  Restricted Stock

     A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt (generally determined without regard to any restrictions of such shares). If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will recognize ordinary income on the date that the restrictions to which the restricted stock are subject are removed in an amount equal to the fair market value of such shares on such date. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction of a corresponding amount (subject to the discussion in '--Limitations on Deductions' below).

     Generally, upon a sale or other disposition of Restricted Stock in respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year. For this purpose, a holder's basis for

Restricted Stock will be equal to the amount of ordinary income recognized with respect to such shares, and the holding period for such shares will begin on the day after the date that such ordinary income is recognized.

  SAR's

     A grantee will not recognize income, and the Company will not be entitled to a deduction, upon the grant of a SAR. On the exercise of a SAR for cash, the holder will be taxed at ordinary income rates on the amount of cash received. On the exercise of a limited SAR for shares, the holder will be taxed at that time on the fair market value of the shares received and will have a tax basis in such shares equal to their fair market value. Subject to the discussion in '--Limitation on Deductions,' below, the Company will be entitled to a deduction at the same time and in the same amount as the holder has income, including a deduction for any dividends paid to the holder in the absence of the election under Section 83(b).

  Limitation on Deductions

     If a SAR is exercised, or if the termination of any restriction, limitation or condition, or acceleration of any vesting or exercise right with respect to any Award under the 1994 Plan is due to a change in control of the Company or similar event, this may cause payments with respect such SAR or other Award to be non-deductible to the Company in whole or in part and may subject the holder to a non-deductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

     Pursuant to Section 162(m) of the Code, which was enacted as part of the Omnibus Budget Reconciliation Act of 1993 (the '1993 Act'), for tax years beginning on or after January 1, 1994, the Company's federal income tax deduction for compensation paid to its chief executive officer and four other highest compensated officers (the 'Covered Employees') generally will be limited to $1 million per year for each Covered Employee. An exemption to this rule exists for compensation that is paid solely on account of the attainment of one or more performance goals ('Performance Based Compensation').

     The legislative history of the 1993 Act and the proposed regulations published by the Service on December 15, 1993 indicate that stock option and other stock appreciation rights generally will be considered to be Performance Based Compensation if certain adoption and approval requirements are met and the amount of compensation an employee can receive under the option or right is based solely on the increase in value of the stock after the date of grant. Restricted shares generally will not be considered to be Performance Based Compensation. If compensation paid to Covered Employees under the 1994 Plan is not Performance Based Compensation, the Company's deduction for such compensation will be disallowed to the extent that a Covered Employee's total compensation exceeds $1 million in the year such deduction would otherwise become available. The Company currently believes that the grants of NQSO's described herein will be the only Awards that should qualify as Performance Based Compensation under the 1994 Plan until performance criteria for other types of Awards are developed and approved by the Committee and the Company's shareholders. Because the statute and legislative history are unclear in a number of respects, and no final regulatory or other guidance exists at this time, no assurance can be given that grants of NQSO's will qualify as Performance Based Compensation.

  Withholding

     Income and payroll taxes generally are required to be withheld on the amount of ordinary income recognized by an employee with respect to an Option, Restricted Stock, SAR or other Award under the 1994 Plan. If such income is recognized in connection with receipt by an employee of non-cash consideration, the employee may be required to make a payment to the Company at the time such income is recognized to satisfy any applicable Federal, state, local and other withholding tax requirements.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In connection with the Distribution, the Company will enter into employment agreements with Myles P. Berkman and David J. Berkman for retention of their services as executive officers during the original or extended term of such agreements. These employment agreements will be substantially the same as the current agreements of such persons with Associated, and are intended to assure that the Company's key employees will continue to act in the interests of stockholders rather than be affected by personal uncertainty during any attempt to effect a change in control of the Company.

     Each agreement will provide that in the event of a 'Change in Control' (as defined) of the Company during the original or extended term of the agreement, the agreement will be extended for an additional 36 months beyond the month in which it would otherwise have terminated. Additionally, if following a Change in Control, the Company terminates (except for 'Cause' (as defined) or disability) the executive's employment or the executive voluntarily terminates his employment for 'Good Reason' (as defined), the executive will be entitled to a lump sum payment (the 'Severance Payments'). Such Severance Payments will be equal to the sum of (i) three times the total of the executive's base salary immediately prior to the events giving rise to the termination plus incentive and bonus compensation paid in the immediately preceding year, (ii) incentive and bonus compensation already allocated which has not yet been paid and a pro rata portion to the Date of Termination (as defined) of all incentive and bonus compensation awards for all uncompleted periods, and (iii) in lieu of shares of Class B Common Stock issuable upon exercise of outstanding options (other than incentive stock options ('ISOs') granted prior to the date of the employment agreements) an amount in cash equal to the difference between the market price and exercise price of outstanding stock options multiplied by the number of shares covered by such options. If any payment or benefit to be received by the executive following a Change in Control is not deductible (in whole or part) by the Company as a result of Section 280G of the Code, the Severance Payments will be reduced until no part of the payments is not deductible or the Severance Payments are reduced to zero. Under the employment agreements, each executive will agree to remain in the employ of the company in the event of a 'potential change in control' (as defined) for at least six months, unless there is a breach of the agreement or an actual Change in Control or his health becomes seriously impaired.

     Each agreement will also provide that in the event of the termination of the agreement due to the disability or death of the executive, he, his designated beneficiaries or his estate will be paid during the remaining term of the agreement one-half of his annual base salary at the rate in effect immediately prior to such termination. Under the employment agreements, any payments made to an executive during a disability period will be required to be reduced by the sum of the amounts, if any, payable to the executive for such disability at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program. In addition, the agreements will also provide that the Company may terminate the executive's employment for Cause (as defined). If an executive's employment is terminated by the Company for Cause, the Company will be required to pay the executive his full base salary through the Date of Termination, and the Company will have no further obligations to the executive under his employment agreement.

     The term of the employment agreements will commence on the date of the execution thereof and continue until the December 31 following the tenth anniversary of such execution date. The employment agreements will provide that commencing on the first January 1 following such execution date, and each January 1 thereafter, the term of each executive's employment will automatically be extended for one additional year, unless, not later than June 30 of the preceding year, the Company gives written notice to the executive that it does not wish to extend his agreement.

401(K) SAVINGS PLAN

     The Company will adopt, prior to the Distribution, a voluntary contributory 401(k) savings plan for full-time employees of the Company or wholly-owned subsidiaries of the Company. The 401(k) savings plan will be a defined contribution plan which allows employees to elect to contribute up to 15% of their gross earnings, not to exceed $9,240 for fiscal year 1994. Employer contributions pursuant to the savings plan will be equal to 50% of the first 6% of employee gross wages for those employees who chose to participate. An employee, if at least 21 years of age, will be able to enter the savings plan after completing one year of full-time service with the Company. Upon termination of employment of a participant for any reason other than death, disability or normal retirement at age 65, the portion of the Company contributions in the participant's account which the participant may withdraw is based on the number of years of service the employee has with the Company. All Company contributions will be fully vested after the sixth year of employment (in calculating years of employment with the Company, employment with Associated will be considered employment with the Company.)

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

AUTHORIZED CAPITAL STOCK

     In accordance with the Distribution Agreement, Associated will appropriately cause the Company to amend its Certificate of Incorporation to, among other things, (i) create two classes of common stock of the Company, to be designated Class A Common Stock and Class B Common Stock, to increase the currently authorized number of shares of common stock of the Company and to exchange the 1,000 shares of such common stock currently outstanding for a total number of shares of Company Common Stock (divided equally between Class A Common Stock and Class B Common Stock), equal to one half the total number of shares of Associated Common Stock outstanding immediately prior to the Distribution Record Date and (ii) to authorize 5 million shares of Company Preferred Stock. See 'The Distribution--Terms of the Distribution Agreement.' Under the Restated Certificate, the total number of shares of all classes of stock that the Company will have authority to issue is 155,000,000, of which 100,000,000 may be shares of Class A Common Stock, 50,000,000 may be shares of Class B Common Stock, and 5,000,000 may be shares of Company Preferred Stock.

     Based on the 37,491,156 shares of Associated Common Stock outstanding at July 26, 1994, 9,372,789 shares of Class A Common Stock and 9,372,789 shares of Class B Common Stock will be distributed to Associated stockholders in the Distribution. All the shares of Company Common Stock to be distributed to Associated stockholders in the Distribution will be fully paid and non-assessable.

     The following summary describes material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate attached as Annex I hereto and by applicable provisions of law.

COMMON STOCK

     The Class A Common Stock and Class B Common Stock will be identical, except as described below. Dividends will be payable on the Company Common Stock at the discretion of the Board of Directors from sources legally available therefor and, in the case of stock dividends, including to effect a spin-off, may be made on a class on class basis. Upon dissolution of the Company, holders of the Common Stock will be entitled to share pro rata in the assets remaining after payment of corporate debts and any other priority claims. The Company Common Stock will not be subject to any redemption or sinking fund provisions, and will have no subscription rights or, except as described below, conversion feature. Each holder of Class A Common Stock will be entitled to one vote per share and each holder of Class B Common Stock will be entitled to one twenty-fifth ( 1/25) of a vote per share. Holders of Class B Common Stock will not be entitled to vote as a class upon any proposed increase or decrease in the authorized number of shares of Class B Common Stock.

     Each share of Class B Common Stock will be mandatorily convertible, at the election of the Company and without stockholder action, into one share of Class A Common Stock, upon the determination of the Company's Board of Directors that such a conversion is necessary or appropriate in connection with an election by the Company to become a BDC under the 1940 Act or to register as an investment company under the 1940 Act.

PREFERRED STOCK

     The Company's Board of Directors may authorize the issuance of Company Preferred Stock in one or more series, which series may have such voting powers, (if any) and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as the Board shall establish in its resolution providing for the issuance of such series. Any series of Company Preferred Stock issued by the Company may have dividend, dissolution and other preferences over the Company Common Stock and may be convertible into shares of either class of Company Common Stock. The Company has no present plans to issue any Company Preferred Stock. The Company will, however, at or prior to the Time of Distribution, designate a series of Company Preferred Stock as Series A Junior Participating Preferred Stock, (the 'Series A Preferred Stock') in connection with its Stockholder Rights Plan. See 'Stockholder Rights Plan' below.

STOCKHOLDER RIGHTS PLAN

     The Company expects that the Board of Directors of the Company will, at or prior to the Time of Distribution, declare a dividend distribution of one right (a 'Company Right') for each outstanding share of Company Common Stock distributed to Associated stockholders pursuant to the Distribution. Each Right will entitle the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a 'Unit') of Series A Preferred Stock, at a purchase price per Unit (the 'Purchase Price'), to be determined prior to issuing the Rights. The description and terms of the Rights will be set forth in a Rights Agreement (the 'Rights Agreement') between the Company and a Rights Agent.

     Initially, the Rights will be attached to all Company Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock and a Rights Distribution Date will occur upon the earliest of any of the following events:

          (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire (the 'Stock Acquisition Date'), beneficial ownership of (a) 30% or more of the shares of Company Common Stock then outstanding or (b) shares of Company Common Stock entitled to cast 30% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding;

          (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning
     (a) 20% or more of such outstanding shares of Company Common Stock or (b) shares of Company Common Stock entitled to cast 20% or more of the aggregate number of votes entitled to be cast by all shares of Company Common Stock then outstanding (unless such tender offer or exchange offer is an offer for all outstanding shares of Company Common Stock which the Company's independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders); or

          (iii) 10 days after the date on which a person or persons become an Adverse Person (as herein defined). A person shall be an Adverse Person if all of the following shall occur: (a) the Company's Board of Directors shall designate a specific limitation on the amount of Company Common Stock which a specified person may beneficially own, which amount (the 'Ownership Limitation') may be less than, equal to, or more than the amount of shares of Company Common Stock then owned by such Person but shall in no event be less than the number of shares entitled to cast 15% of the aggregate number of votes entitled to be cast by all shares of Company Common Stock; (b) a majority of the Company's independent directors, after reasonable inquiry and investigation and consultation with such persons as it deems appropriate, determines that (1) beneficial ownership by such person of an amount of Company Common Stock exceeding the Ownership Limitation is, or would likely be, intended to cause the Company to repurchase the Company Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the majority of Company's independent directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (2) beneficial ownership by such person of an amount of Company Common Stock exceeding the Ownership Limitation is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; and (c) the beneficial ownership of shares of such person, including its affiliates and associates, shall (before or after (a) or (b) above) exceed the Ownership Limitation.

Notwithstanding the foregoing, with respect to events (i) and (ii) above, the Company's Board of Directors, or any duly authorized committee thereof, may designate in accordance with the Rights Agreement a later date as the Rights Distribution Date.

     Until the Rights Distribution Date, (i) the Rights will be evidenced by the Company Common Stock certificates (which will contain a notation incorporating the Rights Agreement by reference) and will be transferred with and only with such Company Common Stock certificates, and (ii) the surrender for transfer of any certificates for Company Common Stock outstanding will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company will reserve the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights will not be exercisable until the Rights Distribution Date and will expire at the close of business on the tenth anniversary of the issuance of the Rights, unless they are earlier redeemed by the Company as described below or they expire in accordance with other provisions of the Rights Agreement.

     As soon as practicable after the Rights Distribution Date, Rights Certificates will be mailed to holders of record of the Company Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Company Common Stock issued prior to the Rights Distribution Date will be issued with Rights.

     In the event that (i) a Person becomes the beneficial owner (except pursuant to an offer for all outstanding shares of Company Common Stock which the Company's independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders) of (a) more than 30% of the then outstanding shares of Company Common Stock or (b) shares of Company Common Stock entitled to cast 30% or more of the aggregate number of votes entitled to be cast by all shares of Company Common Stock then outstanding, or (ii) a person becomes an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise, Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all

Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     Following the occurrence of either of the events set forth in the immediately preceding paragraph, subject to applicable law, the Board of Directors may determine to exchange for any or all Rights (other than Rights held by the Acquiring Person or Adverse Person and certain transferees) Class B Common Stock with a value equal to the Right's Purchase Price or substitute value in the form of cash, property, debt or equity securities, or any combination of the foregoing. Such exchange shall be on a pro rata basis if less than all Rights are to be exchanged, and holders of Rights pay no consideration (other than delivery of the Right) in such exchange.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows a fair offer described in the second preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right which has not yet been exercised (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as 'Triggering Events.'

     Notwithstanding the foregoing, the Rights will not be distributed or become exercisable as a result of purchases of Company Common Stock by a person pursuant to a written agreement with the Company (and approved by the Company's Board of Directors) that sets limits on such person's ownership of Company Common Stock and is executed before such person (with its affiliates and associates) purchases 30% or more of Company Common Stock or shares with 30% or more of the aggregate voting power of such Company Common Stock, so long as they are in substantial compliance with the terms of such written agreement and the limitations on such person's ownership of Common Stock continue to be binding.

     The Purchase Price payable and the number of Units of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or

(iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).


     With certain exceptions no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company may determine not to issue fractional Units and, in lieu thereof, an adjustment in cash may be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     In general, at any time until 10 business days following the Stock Acquisition Date, or such later date as the Board of Directors may designate, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Company Common Stock or other consideration deemed appropriate by the Company's Board of Directors). The Company may not redeem the Rights if a person has previously become an Adverse Person. Immediately upon the action of the Company Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class B Common Stock of the Company (or for other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Company's Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the Company's Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement.

     Each share of Common Stock of the Company outstanding at the close of business at the Time of Distribution will receive one Right. So long as the Rights are attached to the Company Common Stock one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Company Common Stock issued or transferred by the Company after the Time of Distribution. In addition, following the Rights Distribution Date and prior to the expiration or redemption of the Rights, the Company may issue Rights when it issues Company Common Stock only if the Board of Directors deemed it to be necessary or appropriate, or in connection with the issuance of shares of Company Common Stock pursuant to the exercise of stock options, under employee plans or upon the exercise, conversion or exchange of certain securities of the Company granted or existing prior to the Rights Distribution Date. A number of shares of Series A Preferred Stock equal to 1/100th of the number of shares of Company Common Stock outstanding at the Time of Distribution will initially be reserved for issuance upon exercise of the Rights.

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, or willing to negotiate with the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Company's Board of Directors since the Company's Board of Directors may, at its option, at any time within 10 business days following the Stock Acquisition Date (or such later date or dates as the Board properly determines) redeem all but not less than all the then outstanding Rights at the Redemption Price.

NO PREEMPTIVE RIGHTS

     No holder of any stock of any class of the Company authorized at the Time of Distribution will then have any preemptive right to subscribe to any securities of any kind or class.

DESCRIPTION OF CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS

  Section 203 of the Delaware General Corporation Law

     Section 203 of the Delaware General Corporation Law (the 'Delaware Statute'), a statutory provision restricting business combinations with stockholders who acquire 15 percent or more of a corporation's voting stock, is applicable to Associated and will be applicable to the Company after the Distribution. The Delaware Statute prohibits certain 'business combination' transactions between a publicly held Delaware corporation and any 'interested stockholder' for a period of three years after the date on which the interested stockholder became an interested stockholder unless (a) prior to that date the corporation's board of directors approved either the proposed business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     The Delaware Statute would not prevent the holder of a controlling interest from exercising control over the Company and would not prevent a hostile takeover or hostile acquisition of control of the Company. The Delaware Statute may, however, discourage or make more difficult a hostile takeover or acquisition of control.


  Classified Board of Directors

     The Restated Certificate provides for the Company's Board of Directors to be divided into three classes of Directors serving staggered three-year terms, as is the case under Associated's Restated Certificate of Incorporation as currently in effect. As a result, approximately one-third of the members of the Company Board will be elected each year. See 'Management--Directors.' This provision could prevent a party who acquires outstanding voting stock of the Company having majority voting power from obtaining control of the Company Board until the second annual stockholders' meeting following the date the acquiror obtains the controlling interest, and thus could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. Accordingly, this provision could increase the likelihood that incumbent directors will retain their positions.

  Number of Directors; Removal; Vacancies

     The Restated Certificate provides that the number of directors will be determined from time to time by a majority of the Company Board, provided that in no event may such number be less than three nor more than fifteen. The Bylaws will provide that only the Company Board will be entitled to fill vacancies, including vacancies created by expansion of the Company Board.

     The Restated Certificate further provides that directors may be removed only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the total number of votes entitled to be cast. This provision, in conjunction with the Bylaws which, as noted above, will authorize only the Company Board to fill vacant directorships, would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

  Stockholder Action by Unanimous Consent; Special Meetings

     The Restated Certificate provides that stockholder action may be taken only at an annual or special meeting of stockholders and that no action may be taken by the written consent of stockholders in lieu of a meeting. The Company's Bylaws will provide that special meetings of the Company's stockholders may only be called pursuant to a resolution approved by a majority of the Company Board. Stockholders will not be entitled to call a special meeting or to require the Company Board to call a special meeting of stockholders.

  Stockholder Nominations

     The Bylaws will establish procedures that must be followed for a stockholder to nominate individuals for election to the Company Board. Nominations of persons for election to the Company Board will be required to be made by delivering written notice to the Secretary of the Company not less than 50 days and not more than 75 days prior to the meeting at which directors will be elected; provided however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely will be required to be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever first occurs. The nomination notice will be required to set forth certain background information about the persons to be nominated, including the nominees' principal occupation or employment and the class and number of shares of capital stock of the Company that are beneficially owned by such person. If the presiding officer at the stockholders meeting determines that a nomination was not made in accordance with these procedures, he may so declare at the meeting and the nomination may be disregarded.

  Stockholder Proposals

     The Bylaws will establish procedures that must be followed for a stockholder to submit a proposal at an annual meeting of the stockholders of the Company. Under these procedures, no proposal for a stockholder vote will be able to be submitted to the stockholders unless the submitting stockholder has timely filed with the Secretary of the Company a written statement setting forth specified information, including the names and addresses of the persons making the proposal, the class and number of shares of capital stock of the Company beneficially owned by such persons, a description of the proposal and the reasons for bringing such business before the annual meeting and any material interest of the stockholder in such business. The statement will be required to be filed no later than the latest date for filing a nomination notice as described above under '--Stockholder Nominations.' If the presiding officer at any stockholder meeting determines that any such proposal was not made in accordance with these procedures or is otherwise not in accordance with applicable law, he may so declare at the meeting and such defective proposal may be disregarded.

  Amendment of Certain Charter and Bylaw Provisions

     The Restated Certificate provides that the Company Board may adopt, amend or repeal any provision of the Bylaws. The Bylaws will also provide that Bylaw provisions may be adopted, amended or repealed by the affirmative vote of stockholders who are entitled to cast at least two-thirds of the total number of votes entitled to be cast.

     Any amendment, modification or repeal of the provisions of the Restated Certificate relating to the election and removal of directors will require approval by the affirmative vote of the holders of 66 2/3% of the total number of votes entitled to be cast.

  Preferred Stock

     Under the Restated Certificate, the Company Board will have the authority to provide by resolution for the issuance of shares of one or more series of Company Preferred Stock and to fix the terms and conditions of each such series. See 'Description of Capital Stock of the Company.' The authorized shares of Company Preferred Stock, as well as authorized but unissued shares of Company Common Stock, will be available for issuance without further action by the Company's stockholders, unless stockholder action is required by applicable law or by the rules of a stock exchange on which any series of the Company's stock may then be listed.

     These provisions will give the Company Board the power to approve the issuance of a series of Company Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations. Conversely, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

INDEMNIFICATION AND INSURANCE

     Pursuant to authority conferred by Delaware General Corporation Law Section 102(b)(7), the Restated Certificate contains a provision providing that no director of the Company shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as then in effect or as the same may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Company or its stockholders for breach of the duty of care.

     Delaware General Corporation Law Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Bylaws will contain provisions requiring indemnification by the Company of, and advancement of expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions will provide indemnification for the Company's officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     The Company intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of the Bylaws.

     The form of the Restated Certificate is attached to this Information Statement as Annex I and is incorporated herein by reference. The foregoing description of certain provisions of the Restated Certificate does not purport to be complete and is subject to, and is qualified in entirety by reference to, the Restated Certificate, including the definitions therein of certain terms.

                             ADDITIONAL INFORMATION

     Prior to the Distribution, the Company will file with the Commission a Registration Statement on Form 10 under the Exchange Act (such Registration Statement, as it may be amended or supplemented, the 'Registration Statement') with respect to the shares of Company Common Stock to be distributed to Associated stockholders in the Distribution. This Information Statement does not contain all of the information which will be set forth in the Registration Statement and the exhibits and schedules thereto.

     When filed, the Registration Statement and the exhibits thereto will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information will be obtainable by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Following the Distribution, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information which will be filed by the Company with the Commission will be available for inspection and copying at the Commission's public reference facilities referred to above. Copies of such material will be obtainable by mail at prescribed rates by writing to the Public Reference Branch of the Commission at the address referred to above. In addition, it is expected that reports, proxy statements and other information concerning the Company will be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. TCI and Liberty are also subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by TCI and Liberty with the Commission can be inspected and copied at the Commission's public reference facilities at the above listed locations. In addition, reports, proxy statements and other information concerning TCI and Liberty may be inspected at the offices of the National Association of Securities Dealers, Inc., at the above listed address. TCI and Liberty Media are not affiliates of the Company and the Company does not assume any responsibility for the accuracy or completeness of the information concerning TCI and Liberty Media contained in such documents, or for the failure of TCI or Liberty Media to disclose events which may have occurred or may affect the significance or accuracy of such information.

                             INDEX OF DEFINED TERMS


TERM                                                PAGE
- --------------------------------------------------  ----
AP Agreement......................................   14
AAA...............................................   16
ACDI II...........................................   18
ACLA..............................................   38
ACM...............................................   39
ACORN.............................................   19
ACORN Committee...................................   36
ACORN Options.....................................   36
ACORN Plan........................................   36
Acquiring Person..................................   54
Adjustment........................................   36
Albany............................................   18
AMSC..............................................   13
APCN..............................................   39
ARTI..............................................   39
ASMR..............................................   39
Asset Transfers...................................   18
Associated........................................    1
Associated Board..................................    1
Associated Class A Common Stock...................    1
Associated Class B Common Stock...................    1
Associated Common Stock...........................    1
Associated Stock Options..........................   35
Associated Stock Plans............................   35
Awards............................................   45
BDC...............................................   11
Buffalo...........................................   18
Bylaws............................................    5
CAP...............................................   15
Class A Common Stock..............................    1
Class B Common Stock..............................    1
Commission........................................   10
Committee.........................................   45
Committee ACORN Options...........................   37
Company...........................................    1
Company Assumed Liabilities.......................   19
Company Board.....................................    8
Company Common Stock..............................    1
Company Group.....................................   19
Company Preferred Stock...........................   18
Company Right.....................................   54
Covered Employees.................................   51
Data Services.....................................   18
Delaware Statute..................................   57
Demand Credit Facility............................   30

Disqualifying Disposition.........................   50
Distribution......................................    1
Distribution Agent................................   18
Distribution Agreement............................    1
Distribution Record Date..........................    1
DTS...............................................   16

Effective Time....................................    3
Exchange Act......................................   13
Excluded Assets...................................   19
FCC...............................................   10
GCI...............................................   13
Grupo.............................................   14
Grupo Documents...................................   14
Incentive Units...................................   45
Indemnified Persons...............................   21
ISOs..............................................   45
Liberty...........................................    1
Loss..............................................   21
Merged Subsidiaries...............................   19
Merger............................................    1
Merger Agreement..................................    1
Ministry..........................................   14
Mobilcom..........................................   14
Newco Cellular....................................   18
Nextel............................................   15
NNM...............................................    1
Nonqualified Options..............................   45
NQSO's............................................   45
OCI...............................................   15
OFS...............................................   16
Omnipoint.........................................   15
Option Price......................................   46
Options...........................................   45
Ownership Limitation..............................   54
PCS...............................................   15
Performance Based Compensation....................   51
Pittsburgh........................................   18
Portatel..........................................   14
Portfolio Securities..............................    7
Proxy Statement-Prospectus........................    1
Purchase Price....................................   54
Purchaser.........................................    1
RadioMovil........................................   14
Radiophone........................................   14
Registration Statement............................   60
Restated Certificate..............................    5

Restricted Stock..................................   45
Retained Company Assumed Liabilities..............   19
Retained Company Group............................   19
Rights Agreement..................................   54
Rochester.........................................   18
Roll-Over.........................................   36
Roll-Over Options.................................   36
Roll-Over Shares..................................   37
Roll-Over Shares Cap..............................   37
Salomon Brothers..................................   37
SARs..............................................   45
SBC...............................................    1
Securities Act....................................   24
Series A Preferred Stock..........................   53

Service...........................................   23
Severance Payments................................   52
SMR...............................................   14
Spread Value......................................   37
Stock Acquisition Date............................   54
Tax Disaffiliation Agreement......................   12
TCI...............................................    1
TCI Merger Agreement..............................   13
Time of Distribution..............................    4
Transferred Subsidiaries..........................   18
True-Up Payment...................................   20
Unit..............................................   54
Wasserstein.......................................   37
WOMP..............................................   16
WRKY..............................................   16
WSTV..............................................   16
1933 Act..........................................   51
1940 Act..........................................   10
1988 Plan.........................................   35
1989 Plan.........................................   35
1994 Plan.........................................   45

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                     INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Auditors........................................  F-2
Audited Combined Financial Statements
Combined Balance Sheets--December 31, 1993 and 1992...................  F-4
Combined Statements of Operations--Years ended December 31, 1993, 1992 and 1991............................................................  F-5
Combined Statements of Stockholder's Equity--Years ended December 31,
  1993, 1992, and 1991................................................  F-6
Combined Statements of Cash Flows--Years ended December 31, 1993, 1992 and 1991............................................................  F-7
Notes to Combined Financial Statements................................  F-8
The following combined financial statement schedules of Associated
  Communications of Delaware, Inc. and subsidiaries are included:
     Schedule II--Amounts Receivable from Related Parties and
      Underwriters, Promoters, and Employees Other than Related
      Parties.........................................................  F-17
     Schedule IV--Indebtedness of and to Related Parties--Not
      Current.........................................................  F-18
     Schedule V--Property, Plant, and Equipment.......................  F-19
     Schedule VI--Accumulated Depreciation, Depletion, and
      Amortization of Property, Plant, and Equipment..................  F-20
     Schedule VIII--Valuation and Qualifying Accounts.................  F-21
     Schedule IX--Short-Term Borrowings...............................  F-22
     Schedule X--Supplementary Income Statement Information...........  F-23
Audited Consolidated Financial Statements and Schedules of Grupo
  Portatel, S.A. de C.V. December 31, 1993, 1992 and 1991.............  F-24
Interim Combined Financial Statements
Combined Balance Sheet--March 31, 1994 (Unaudited)....................  F-45
Combined Statements of Operations--Three Months ended March 31, 1994 and 1993 (Unaudited)................................................  F-46
Combined Statements of Cash Flows--Three Months ended March 31, 1994 and 1993 (Unaudited)................................................  F-47
Notes to Interim Combined Financial Statements (Unaudited)............  F-48

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Directors
Associated Communications Corporation

     We have audited the accompanying combined balance sheets of Associated Communications of Delaware, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the Index to the Combined Financial Statements. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits. We did not audit the financial statements of Grupo Portatel, S.A. de C.V. (Portatel), a corporate joint venture accounted for on the equity method. The Company's investment in and equity in Portatel was $2,650,000 at December 31, 1993 and $244,000 at December 31, 1992. The Company's equity in Portatel's net loss was $874,000 in 1993, $1,214,000 in 1992, and $1,427,000 in 1991. Those
statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Portatel, is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Associated Communications of Delaware, Inc. and subsidiaries at December 31, 1993 and 1992, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 2 to the combined financial statements, the Company has changed its methods of accounting for income taxes and marketable equity securities.

                                          ERNST & YOUNG

Pittsburgh, Pennsylvania
February 25, 1994

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Grupo Portatel, S.A. de C.V.:

We have audited the accompanying consolidated balance sheets of Grupo Portatel, S.A. de C.V. and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each year in the three-year period ended December 31, 1993. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Mexico which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grupo Portatel, S.A. de C.V. and Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in notes 2 and 11 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109.

As discussed in note 12, the Company has contingencies with the Mexican Ministry of Communications and Transportation, the Mexican tax authorities and Telefonos de Mexico over certain fees, withholding taxes and long distance charges, respectively, totalling approximately $2,500,000. The ultimate outcome of these uncertainties cannot be presently determined. Accordingly, no provision for any additional liability that may result upon resolution of these matters has been recognized in the accompanying consolidated financial statements.

                                          KPMG CARDENAS DOSAL, S.C.
                                          HECTOR ARTURO RAMIREZ

Mexico, D.F.
February 11, 1994

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                            COMBINED BALANCE SHEETS

                                                          DECEMBER 31,
                                                    ------------------------
                                                       1993         1992

                                                    -----------  -----------
                                                         (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents (approximates fair
     value).......................................  $        87  $        89
  Accounts receivable, less allowance for doubtful
     accounts (1993--$263,000; 1992--$256,000)....        1,514          587
  Due from Associated Business to be Merged.......           --       42,697
  Notes receivable from foreign affiliate.........          369        2,057
  Inventory held for resale.......................        1,706        2,527
  Prepaid expenses and other assets...............          771          570
  Deferred income taxes...........................          878          973
                                                    -----------  -----------
Total current assets..............................        5,325       49,500
Property, plant, and equipment--net of accumulated
  depreciation and amortization...................        5,146        5,604
Marketable equity securities--(1993 at market
  value, cost--$6,997,000;
  1992 at cost, market value--$395,535,000).......      624,721        6,924
Notes receivable from foreign affiliates..........        6,718        1,792
Investment in unconsolidated cellular telephone
  joint venture...................................        2,650          244
Investment in specialized mobile radio system, at
  cost............................................        7,977           --
Minority share of deficiency in assets............           48          165
Deferred income taxes.............................           --          639
Other noncurrent assets...........................          745          533
                                                    -----------  -----------
Total assets......................................  $   653,330  $    65,401
                                                    -----------  -----------
                                                    -----------  -----------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable................................  $       887  $       652
  Employee compensation...........................          269          270
  Other accrued expenses..........................           97          114
  Deferred revenue................................          173          205
  Short-term obligations..........................           --        5,550
                                                    -----------  -----------
Total current liabilities.........................        1,426        6,791
Long-term obligation..............................        1,270        1,008
Excess of net assets acquired over cost...........           --          158
Deferred income taxes.............................      214,613           --
Commitments and contingencies.....................           --           --
Stockholder's equity:
  Common stock, par value $1.00 per share; 1,000
     shares authorized, issued and outstanding....            1            1
  Unrealized gain on marketable equity securities,
     net of taxes.................................      401,521           --
  Retained earnings...............................       34,499       57,443
                                                    -----------  -----------
Total stockholder's equity........................      436,021       57,444

                                                    -----------  -----------
Total liabilities and stockholder's equity........  $   653,330  $    65,401
                                                    -----------  -----------
                                                    -----------  -----------

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                   1993       1992      1991
                                                 ---------  --------  --------
                                                        (IN THOUSANDS)
Revenues:
  Microwave communication services.............  $   3,206  $  3,212  $  2,660
  Radio broadcasting...........................      1,980     1,202     1,223
  Art gallery sales............................        889     1,136     1,510
                                                 ---------  --------  --------
                                                     6,075     5,550     5,393
Cost and expenses:
  Cost of microwave communication services.....      1,016       937     1,025
  Cost of art gallery sales....................      1,298       932       967
  Operating expenses...........................      1,051       724       705
  General and administrative expenses..........      5,700     4,735     3,943
  Depreciation and amortization expense........      1,295     1,278       936
                                                 ---------  --------  --------
                                                    10,360     8,606     7,576
                                                 ---------  --------  --------
Operating loss.................................     (4,285)   (3,056)   (2,183)
Other income (expense):
  Gain on sale of marketable equity
     securities................................         --        --        22
  Interest and dividend income.................        667       225       619
  Interest income from affiliate...............      2,680     2,377       487
  Interest expense.............................       (278)     (155)     (123)
  Equity in loss of unconsolidated cellular
     telephone joint venture...................     (1,239)   (1,214)   (1,427)
  Minority interest............................        146       254       209
                                                 ---------  --------  --------
                                                     1,976     1,487      (213)
                                                 ---------  --------  --------
Loss before income taxes and cumulative effect
  of accounting change for income taxes........     (2,309)   (1,569)   (2,396)
Income taxes (benefit).........................       (338)   (1,612)       --
                                                 ---------  --------  --------
(Loss) income before cumulative effect of
  accounting change for income taxes...........     (1,971)       43    (2,396)

Cumulative effect of accounting change for
  income taxes.................................        883        --        --
                                                 ---------  --------  --------
Net (loss) income..............................  $  (1,088) $     43  $ (2,396)
                                                 ---------  --------  --------
                                                 ---------  --------  --------

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                              COMMON STOCK   UNREALIZED               TOTAL
                             --------------  GAINS AND  RETAINED  STOCKHOLDER'S
                             SHARES  AMOUNT  (LOSSES)   EARNINGS     EQUITY
                             ------  ------  ---------  --------  -------------
                                           (DOLLARS IN THOUSANDS)
Balance, January 1, 1991...  1,000   $  1    $      --  $ 59,796  $     59,797
  Net loss.................     --     --           --    (2,396)       (2,396)
                             ------    --    ---------  --------  -------------
Balance, December 31,
  1991.....................  1,000      1           --    57,400        57,401
  Net income...............     --     --           --        43            43
                             ------    --    ---------  --------  -------------
Balance, December 31,
  1992.....................  1,000      1           --    57,443        57,444
  Net loss.................     --     --           --    (1,088)       (1,088)
  Net settlement of
     intercompany accounts
     with Associated
     Business to be
     Merged................     --     --           --   (21,856)      (21,856)
  Cumulative effect of
     accounting change for
     marketable equity
     securities, net of
     income taxes of
     $216,203..............            --      401,521        --       401,521
                             ------    --    ---------  --------  -------------
Balance, December 31,
  1993.....................  1,000   $  1    $ 401,521  $ 34,499  $    436,021
                             ------    --    ---------  --------  -------------
                             ------    --    ---------  --------  -------------


                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                 YEAR ENDED DECEMBER 31,
                                               ----------------------------
                                                 1993      1992      1991
                                               --------  --------  --------
                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income............................  $ (1,088) $     43  $ (2,396)
Adjustments to reconcile net (loss) income to
  net cash provided by
  (used in) operating activities:
     Depreciation and amortization...........     1,295     1,278       936
     Loss (gain) on disposal of property,
       plant, and equipment..................        --         2        (9)
     Provision for losses on accounts
       receivable............................        71        30        34
     Equity in loss of unconsolidated
       cellular telephone joint venture......     1,239     1,214     1,427
     Gain on sale of marketable equity
       securities............................        --        --       (22)
     Minority share of deficiency in
       assets................................      (146)     (254)     (209)
     Cumulative effect of accounting change
       for income taxes......................      (883)       --        --
     Provision for deferred income taxes.....      (338)   (1,612)       --
     Change in assets and liabilities:
       Accounts receivable...................      (869)      682       (80)
       Inventory held for resale.............       821       443       164
       Prepaid expenses and other assets.....      (201)     (108)     (220)
       Accounts payable......................       217      (223)      119
       Employee compensation.................        (1)     (715)      (84)
       Other accrued expenses................       (17)       21         1
       Deferred revenue......................       (32)      167        (3)
                                               --------  --------  --------
Net cash provided by (used in) operating
  activities.................................        68       968      (342)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition....................      (575)       --        --
Purchases of property, plant, and
  equipment..................................      (541)   (1,457)   (2,956)
Dispositions of property, plant, and
  equipment..................................        11        38        51
Purchase of marketable equity securities.....       (73)       --       (69)
Proceeds from sale of marketable equity

  securities.................................        --        --        22
Repayments of notes receivable from foreign
  affiliates.................................     2,613     1,772       557
Increase in notes receivable from foreign
  affiliates.................................    (5,851)   (1,346)   (1,153)
Investment in unconsolidated cellular
  telephone joint venture....................    (3,281)   (1,822)       --
Investment by minority interest..............       263       298        --
Investment in specialized mobile radio
  system.....................................    (7,977)       --        --
Decrease (increase) in amount due from
  Associated Business to be Merged...........    20,841    (3,488)   (3,084)
Other investing activities...................      (212)     (192)      (60)
                                               --------  --------  --------
Net cash provided by (used in) investing
  activities.................................     5,218    (6,197)   (6,692)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings.....................    15,161     5,793       482
Principal payments on borrowings.............   (20,449)     (488)     (602)
                                               --------  --------  --------
Net cash (used in) provided by financing
  activities.................................    (5,288)    5,305      (120)
                                               --------  --------  --------
Net (decrease) increase in cash and cash
  equivalents................................        (2)       76    (7,154)
Cash and cash equivalents at beginning of
  year.......................................        89        13     7,167
                                               --------  --------  --------
Cash and cash equivalents at end of year.....  $     87  $     89  $     13
                                               --------  --------  --------
                                               --------  --------  --------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  ACTIVITIES:
  Net settlement of intercompany accounts
     with Associated Business to be Merged...  $ 21,856        --        --

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993
1. BASIS OF PRESENTATION

     On February 23, 1994, Associated Communications Corporation ('Associated') entered into an Agreement and Plan of Merger and Reorganization (the 'Merger Agreement') which provides that the common stock of Associated Communications of Delaware, Inc. ('ACDI'), a wholly owned subsidiary of Associated, would be spun off on a pro rata basis to the stockholders of Associated, after giving effect to a recapitalization of ACDI. After the spin off, Associated would consist of the parent company and its domestic cellular businesses and interests (the 'Associated Business to be Merged') and would be merged with (the 'Merger') a wholly owned subsidiary of Southwestern Bell Corporation ('Southwestern'), pursuant to the Merger Agreement.

     The accompanying combined financial statements include the accounts of ACDI, certain of its subsidiaries, and certain other assets and liabilities of Associated, all to be transferred to ACDI prior to the spin off. The combined financial statements include certain Associated corporate expenses allocated to ACDI. These amounts include allocable salaries, rent, accounting services, legal services, and administrative expenses. Management believes the corporate expense allocations were made on a reasonable and consistent basis. ACDI and its consolidated subsidiaries, along with the other assets and liabilities, are referred to as the 'Company' in these combined financial statements.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The Company includes the accounts of Associated Communications of Delaware, Inc., its wholly owned subsidiaries, as well as an indirect 30.15% equity investment in Portatel del Sureste, S.A. de C.V., a cellular telephone system licensed to provide cellular service in southeastern Mexico and the Yucatan Peninsula ('Portatel'), and a majority-owned experimental Personal Communications System partnership (51% ownership). All significant intercompany accounts and transactions have been eliminated.

CASH EQUIVALENTS

     Cash equivalents are recorded at cost and consist of time deposits with initial maturities of one month or less.

INVENTORY HELD FOR RESALE

     Inventory, which consists of art prints, is valued at the lower of cost or market as determined by the first-in, first-out method. Inventory is reported net of a market valuation reserve of approximately $1,573,000 and $871,000 at December 31, 1993 and 1992, respectively.

MARKETABLE EQUITY SECURITIES

     As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities' ('FASB 115'). Under FASB 115, the Company's marketable equity securities, which are classified as available-for-sale, are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholder's equity. Subsequent changes in the unrealized gain will be excluded from earnings and will be reported in stockholder's equity until realized.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993


2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
INVESTMENT IN UNCONSOLIDATED CELLULAR TELEPHONE JOINT VENTURE

     The investment in the unconsolidated cellular telephone joint venture, less than 51% owned, is accounted for on the equity method.

     The equity in loss of the cellular telephone joint venture includes the effects of foreign currency translation adjustment in accordance with the provisions of Financial Accounting Standard No. 52, 'Foreign Currency Translation.' The effect of these transactions to the Company's combined financial statements is deemed insignificant for separate presentation in the current reporting periods.

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment is recorded at cost. Depreciation and amortization are computed on the straight-line method for financial reporting and on accelerated methods for tax reporting.

EMPLOYEE SAVINGS PLAN

     Associated has a voluntary contributory savings plan (401(k) plan) which covers the full-time employees of the Company. Savings plan costs are computed on the basis of a limited percentage of the participants' basic contributions. The Company funds accrued savings plan costs incurred.

INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' ('FASB 109'). Refer to Note 10 to the combined financial statements for a discussion of the impact of the adoption of this statement on the Company's financial position.

     Under FASB 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of FASB 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

3. MARKETABLE EQUITY SECURITIES

     The Company has adopted FASB 115 and has recorded the cumulative effect of this change in accounting principle, $401,521,000, net of the deferred tax effect, as a component of stockholder's equity at December 31, 1993. In accordance with FASB 115, prior financial statements have not been restated to reflect the change in accounting principle. Subsequent changes in the unrealized gain will be excluded from earnings and will be reported in the special stockholder's equity classification until realized.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993

3. MARKETABLE EQUITY SECURITIES--(CONTINUED)
     The cost and market value of each issue of marketable equity securities classified as available for sale, at December 31, 1993 are as follows:

                                                                    MARKET VALUE
                                                     COST OF EACH     OF EACH
           NAME OF ISSUER AND             NUMBER OF    ISSUE IN       ISSUE IN
          TITLE OF EACH ISSUE              SHARES      THOUSANDS     THOUSANDS
- ----------------------------------------  ---------  -------------  ------------
Tele-Communications, Inc.
  Class A Common Stock..................  12,479,976 $     5,068    $   377,519
Tele-Communications, Inc.
  Class B Common Stock..................  3,827,208        1,555        129,168
Liberty Media Corporation
  Class B Common Stock..................  3,327,840          123        108,155
Liberty Media Corporation
  Class E 6% Cumulative Redeemable
     Exchangeable Junior Preferred
     Stock..............................     41,598           12          3,827
General Communication, Inc.
  Class A Common Stock..................    416,000           12          1,976
General Communication, Inc.
  Class B Common Stock..................    138,668            4            555
Republic Pictures Corporation
  Common Stock..........................    223,998           81          2,829
Other...................................    Various          142            692
                                                     -------------  ------------
                                                     $     6,997    $   624,721
                                                     -------------  ------------
                                                     -------------  ------------

     On October 8, 1993, Liberty Media Corporation ('Liberty') announced that the Boards of Directors of Tele-Communications Inc. ('TCI') and Liberty had agreed to the combination of the two companies in a transaction to be structured as a tax-free exchange of Class A and Class B Common shares of both companies for like shares of a to-be-formed holding company. TCI shareholders will receive one share of the new company for each of their shares and Liberty shareholders will receive 0.975 shares of the new company for each of their shares. The transaction is subject to both TCI and Liberty shareholder approval in addition to various regulatory approvals.

     In 1993, Spelling Entertainment Group, Inc. ('Spelling') and Republic Pictures Corporation ('Republic') announced that they had entered into a definitive agreement relating to the merger of Republic with Spelling. Spelling will pay $13.00 in cash for each share of Republic Common Stock outstanding at the effective time of the merger. The closing of the merger is subject to approval by Republic's shareholders and other customary conditions. The transaction is expected to close in early 1994, and is anticipated to provide pretax proceeds of approximately $2,900,000 to the Company.

     At December 31, 1993, 3,119,994 shares of TCI Class A Common Stock were pledged by ACDI as additional collateral to lower the effective interest rate on the senior reducing revolving credit facility of Associated Communications of Delaware, Inc. II, ('ACDI II'), an indirect wholly owned subsidiary of Associated Business to be Merged which will be merged with Southwestern. The TCI stock will be retained by ACDI in the Distribution, and will no longer be pledged for the senior reducing revolving credit facility.

     On February 25, 1994, the aggregate market value of marketable equity securities held by the Company was approximately $494,120,000.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993

4. INVESTMENT IN UNCONSOLIDATED CELLULAR TELEPHONE JOINT VENTURE

     On July 14, 1990, the Ministry of Communications and Transportation of the Republic of Mexico awarded a 20-year cellular license to Portatel, a Mexican corporation in which Associated Communications of Mexico, Inc. ('ACM'), a wholly owned subsidiary of the Company, currently has an indirect 30.15% interest. The license covers Region 8 of the nine regions into which the Ministry divided the country and awarded one license per region for the 'A' band (nonwireline) service. Region 8, located in southeastern Mexico, is comprised of the Mexican States of Quintana Roo, Yucatan, Campeche, Tabasco and Chiapas, and includes the cities of Cancun, Cozumel, Tuxtla Gutierrez, Merida and Villahermosa. Summary financial information, in thousands, of Portatel for the years ended December 31, 1993, 1992 and 1991 is as follows:

                                            1993      1992      1991
                                          --------  --------  --------
Current assets..........................  $ 12,219  $  7,398  $  3,970
Noncurrent assets.......................    32,693    28,769    29,831
Current liabilities.....................    14,144     6,601     4,971
Noncurrent liabilities..................    24,814    31,783    29,892
Revenues................................    26,786    20,012     7,569
Expenses................................    29,435    23,975    13,732
Net loss................................    (2,649)   (3,963)   (6,163)

     In 1992, the Company acquired stock representing an additional 6.15%

interest (providing an aggregate 30.15% ownership) in Portatel. The excess of the acquisition price over the net equity acquired of $724,000 is being amortized over ten years and is recorded net of accumulated amortization at December 31, 1993 and 1992 of approximately $121,000 and $24,000, respectively.

     The Company's share of the undistributed net deficit of Portatel is approximately $3,809,000 and $2,716,000 at December 31, 1993 and 1992,
respectively.

     Portatel is obligated to pay the Mexican government 6% of certain adjusted service revenues derived from operations. Through ACM, the Company has paid $5,725,000 for stock in the holding company of Portatel and could be assessed with additional payments for such stock of up to $4,004,000 at December 31, 1993, if so directed by the Board of Directors of Portatel.

     ACM has also loaned approximately $6,718,000 to other Portatel holding company shareholders used for their purchase of stock which is secured by said stock. Interest accrues on certain of these notes at prime plus 2%. The carrying value of these loans approximates fair value.

     One other United States shareholder participates in Portatel. Under the license terms and Mexican regulations, total foreign ownership of a Mexican cellular venture may not exceed 49%. The Mexican partners presently have a 51% interest and voting control while the United States shareholders have a veto right on votes relating to significant corporate actions of Portatel.

     The Company made certain agreements in connection with its purchase of stock of Portatel to loan or arrange for loans to Portatel for construction and operation of its cellular systems. As of December 31, 1993 and 1992, Portatel had approximately $369,000 and $2,057,000, respectively, outstanding in loans for working capital purposes payable to ACM at the prime rate plus 2%. The principal of such working capital loan was repaid to ACM during the fourth quarter of 1993. The balance outstanding at December 31, 1993 represents accrued interest due on such loans which is scheduled to be repaid in 1994.

     On April 18, 1991, Portatel secured financing of up to $58,000,000 covering cellular infrastructure equipment purchased by Portatel from Motorola, Inc., and working capital and local cost financing. The financing is funded by affiliates of Citibank, N.A. and the Banco de Comercio Exterior de Mexico and is guaranteed by Motorola. On December 31, 1993, approximately $21,437,000 was available under such financing.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993

5. MINORITY SHARE OF DEFICIENCY IN ASSETS

     The minority share of deficiency in assets represents a receivable from the minority partner of the Personal Communications System partnership, and represents allocable cumulative losses of the partnership in excess of the minority partner's capital contributions. Such amount is recoverable through capital calls from the minority partner. In accordance with the partnership agreement, if a partner fails to meet a capital call, part or all of the partner's interest could be required to be sold to the remaining partner at book value. Included in accounts receivable is approximately $383,000 and $98,000 for capital calls due from the minority partner at December 31, 1993 and 1992, respectively.

6. PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment, in thousands, consists of the following:

                                             DECEMBER 31,     ESTIMATED
                                          ------------------    USEFUL
                                            1993      1992    LIFE--YEARS
                                          --------  --------  ----------
Land....................................  $    100  $     --
Buildings and improvements..............     1,268     1,165        10
Leasehold improvements..................       497       497      7-10
Operating equipment.....................     7,487     6,926      3-10
Office furniture and equipment..........     1,156       850      3-10
Construction in progress................       111       210
                                          --------  --------
                                            10,619     9,648
Less accumulated depreciation and
  amortization..........................    (5,473)   (4,044)
                                          --------  --------
                                          $  5,146  $  5,604
                                          --------  --------
                                          --------  --------

7. SHORT-TERM OBLIGATIONS

     In April 1993, ACDI renewed its demand credit facility which provides for borrowings of up to $25,000,000 for a one-year period ending April 23, 1994. Borrowings under the facility bear interest at either the Euro-Rate plus 1.25% or the prime rate, as selected by the borrower. As of December 31, 1993, there were no borrowings outstanding on such credit facility. The demand credit facility is secured by 2,079,996 shares of TCI Class A Common Stock. It is anticipated by management that such facility will be continued for another one-year term.

     The Company has margin loan facilities with two brokerage firms pledging in the aggregate 1,039,998 shares of TCI Class A Common Stock as collateral for such facilities. The Company can borrow up to 50% of the market value of the securities. As of February 25, 1994, the market value of the pledged securities was approximately $25,090,000, providing the Company with an available credit line of approximately $12,545,000. The interest rate on the margin loan facilities was approximately 6.0% on December 31, 1993. There were no borrowings outstanding under these agreements at December 31, 1993.


     Interest paid amounted to approximately $276,000, $155,000, and $137,000 in 1993, 1992, and 1991, respectively.

8. LONG-TERM OBLIGATION

     Certain officers of the Company serve under employment agreements that provide for deferred compensation. The agreements provide for the payment for ten years to the officers' beneficiary of one-half of the officers' base salary upon termination due to disability or death. The Company accrues the present value of the estimated payments due over the expected service period of the employee.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993

9. LEASES

     The Company leases facilities for its art gallery, broadcasting operations, certain corporate offices, microwave and other communications facilities and transmitter sites under operating lease agreements. Total rent expense was approximately $1,609,000, $1,503,000, and $1,366,000 in 1993, 1992, and 1991,
respectively.

     Approximate future minimum lease payments, in thousands, by year and in the aggregate, are as follows at December 31, 1993:

  1994..............................................  $  705
  1995..............................................     446
  1996..............................................      80
  1997..............................................      45
  1998 and thereafter...............................     385
                                                      ------
                                                      $1,661
                                                      ------
                                                      ------

10. INCOME TAXES

     Associated and its subsidiaries file income tax returns as a consolidated group. Income taxes presented in these financial statements represent the portion of consolidated income taxes that are attributable to the taxable income, alternative minimum tax preferential items, and book and tax bases differences of the companies included in these combined statements. Such amounts do not represent the taxes which would be recorded if the Company filed income tax returns as an independent entity. Had the tax provision been calculated as though separate income tax returns were filed, the pro forma income tax benefit and the pro forma net loss for the years ended December 31, 1993, 1992 and 1991, in thousands, would have been as follows (in thousands).

                                                     1993    1992     1991
                                                    ------  ------  --------
Proforma income tax (benefit).....................  $ (848) $  (98) $   (853)
Proforma net (loss)...............................  $ (578) $(1,471) $ (1,543)

     Effective January 1, 1993, the Company adopted FASB 109. Under FASB 109, deferred taxes are recognized using the liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the Company's future tax returns. As permitted under the new rules, prior year's financial statements have not been restated. The cumulative prior years' effect of this change increased net income by approximately $883,000, including the effect of adoption on Portatel. There was no effect of the adoption of FASB 109 on the loss before income taxes and cumulative effect of accounting changes for income taxes.

     The tax effects of temporary differences that give rise to the net deferred tax (liability) asset, in thousands, are as follows:

                                                    DECEMBER 31,   JANUARY 1,
                                                        1993          1993
                                                    ------------  ------------
Deferred tax liability:
  Unrealized appreciation of marketable equity
     securities...................................  $   216,203   $        --
Deferred tax assets:
  Equity in loss of cellular telephone joint
     venture......................................        1,171           923
  Inventory reserves..............................          792           886
  Other...........................................          505           322
                                                    ------------  ------------
Total deferred tax assets.........................        2,468         2,131
                                                    ------------  ------------
Net deferred tax (liability) asset................  $  (213,735 ) $     2,131
                                                    ------------  ------------
                                                    ------------  ------------

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993


10. INCOME TAXES--(CONTINUED)
     Income taxes (benefit) for the three years ended December 31, 1993, in thousands, consist of the following:

                                                      LIABILITY      DEFERRED
                                                        METHOD        METHOD
                                                      ----------  --------------
                                                         1993       1992    1991
                                                      ----------  --------  ----
  Federal:
    Current.........................................  $      --   $     --  $ --
    Deferred........................................       (338 )   (1,612)   --
                                                      ----------  --------  ----
                                                      $    (338 ) $ (1,612) $ --
                                                      ----------  --------  ----
                                                      ----------  --------  ----

     A reconciliation between income taxes computed using the statutory federal income tax rate and the effective rate, in thousands, is as follows:

                                                     1993     1992     1991
                                                    ------  --------  ------
Federal income tax (credit) at statutory rate
  (34%)...........................................  $(785 ) $   (533) $ (815)
Dividend exclusion................................  (58   )       --      --
Equity in loss of foreign cellular joint
  venture.........................................  --           382      --
Effect of income tax allocation...................  347       (1,537)   (324)
Tax effect of net operating loss..................  135           24   1,124
Other.............................................  23            52      15
                                                    ------  --------  ------
Total.............................................  $(338 ) $ (1,612) $   --
                                                    ------  --------  ------
                                                    ------  --------  ------

11. STOCK OPTIONS

     Associated Communications Resources, Inc., a wholly owned subsidiary of the Company, sponsors a stock option plan ('Acorn Plan'). Under the Acorn Plan, 200,000 shares were authorized for grant. Options generally become exercisable over the four years following the date of grant, while certain of the options become exercisable one year after the grant date. All options expire ten years after the date of grant. Options outstanding are exercisable at $2.50 per share, the fair market value on the grant date as determined by the Stock Option Plan Committee.


     Activity of the Acorn Plan is summarized below:

                                                 1993      1992      1991
                                                NUMBER    NUMBER    NUMBER
                                                  OF        OF        OF
                                               OPTIONS   OPTIONS   OPTIONS
                                               --------  --------  --------
Options outstanding, beginning of year.......  183,500   181,000   120,000
Options granted..............................    1,000     3,500    61,000
Options exercised............................       --        --        --
Options canceled and returned................       --    (1,000 )      --
                                               --------  --------  --------
Options outstanding, end of year.............  184,500   183,500   181,000
                                               --------  --------  --------
                                               --------  --------  --------

     At December 31, 1993, 144,600 options were exercisable, 39,900 were exercisable subject to vesting and 15,500 options were available for grant.

12. EMPLOYEE BENEFITS

     The Company's contributions to the Associated 401(k) plan amounted to approximately $93,000, $73,000 and $41,000 in 1993, 1992, and 1991,
respectively.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1993

13. SEGMENT INFORMATION

     In addition to the development of exploratory communication licenses, the Company operates principally in three industry segments; microwave communication services, retail art in New York, New York, and radio broadcasting in Ohio.

     Information concerning the Company's operations in the different industry segments, in thousands, is as follows:

                                                 YEAR ENDED DECEMBER 31,
                                               ----------------------------
                                                 1993      1992      1991
                                               --------  --------  --------
Revenues:
  Microwave communication services...........  $  3,206  $  3,212  $  2,660

  Radio broadcasting.........................     1,980     1,202     1,223
  Art gallery................................       889     1,136     1,510
                                               --------  --------  --------
Total revenues...............................     6,075     5,550     5,393
Operating (loss) income:
  Microwave communication services...........       305       418      (135)
  Radio broadcasting.........................       (40)     (190)      (67)
  Art gallery................................    (1,433)     (949)     (693)
  Other......................................    (1,325)     (930)     (141)
  Corporate expense allocation...............    (1,792)   (1,405)   (1,147)
                                               --------  --------  --------
Operating loss...............................    (4,285)   (3,056)   (2,183)
Other income (expense).......................     1,976     1,487      (213)
                                               --------  --------  --------
Loss before income taxes and cumulative
  effect of accounting change for income
  taxes......................................  $ (2,309) $ (1,569) $ (2,396)
                                               --------  --------  --------
                                               --------  --------  --------
Identifiable assets:
  Microwave communication services...........  $  2,539  $  3,443  $  4,328
  Radio broadcasting.........................     1,127       428       406
  Art gallery................................     1,885     2,626     3,323
  Other......................................    19,092     4,811     5,305
  Corporate..................................   628,687    54,093    47,598
                                               --------  --------  --------
Total assets.................................  $653,330  $ 65,401  $ 60,960
                                               --------  --------  --------
                                               --------  --------  --------
Depreciation and amortization:
  Microwave communication services...........  $  1,033  $  1,113  $    858
  Radio broadcasting.........................        79        47        46
  Art gallery................................        14        14        16
  Other......................................        96        94        70
  Corporate..................................        73        10       (54)
                                               --------  --------  --------
                                               $  1,295  $  1,278  $    936
                                               --------  --------  --------
                                               --------  --------  --------
Capital expenditures:
  Microwave communication services...........  $    150  $    269  $  2,358
  Radio broadcasting.........................        71        18        78
  Art gallery................................         5         3         7
  Other......................................        17        23        32
  Corporate..................................       298     1,144       481
                                               --------  --------  --------
                                               $    541  $  1,457  $  2,956
                                               --------  --------  --------
                                               --------  --------  --------

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1993

13. SEGMENT INFORMATION (CONTINUED)
     On January 15, 1993, the Company purchased the assets and was awarded an assignment of the Federal Communications Commission license of radio broadcasting stations WOMP-AM/FM located in Bellaire, Ohio, serving the Wheeling, West Virginia market, for a purchase price of approximately $575,000.

     Corporate assets consist principally of marketable equity securities, deferred income taxes, and amounts due from Associated Business to be Merged. Other operations include the investments in Portatel and in specialized mobile radio systems, in addition to other advanced communications ventures.

14. RESEARCH AND DEVELOPMENT

     Research and development costs related primarily to Personal Communications System activities, Specialized Mobile Radio, Digital Termination Services, Operational Fixed Services, and other communications services amounted to approximately $1,246,000, $707,000, and $535,000 for the years ended December 31, 1993, 1992, and 1991, respectively.

15. RELATED PARTY TRANSACTIONS

     The Company provided technical, administrative, and management services to the unconsolidated cellular joint venture and to other affiliated organizations. The Company was reimbursed for these services at rates which approximate cost. The reimbursement of these costs is used to offset operating and general and administrative expenses. The total reimbursement for these services on a net equity basis was approximately $97,000, $157,000, and $447,000 in 1993, 1992, and 1991, respectively.

     Accounts receivable at December 31, 1993 and 1992 include approximately $366,000 and $60,000, respectively, for balances due from affiliates for technical, administrative, and management services.

     In 1993, all intercompany accounts with the Associated Business to be Merged were settled.

16. COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain lawsuits arising in the ordinary course of business. In management's opinion, the claims are without merit and management plans to defend the cases vigorously. The outcome of these matters is not expected to have a material adverse effect on the Company's financial position.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
     SCHEDULE II--AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES


                             COLUMN B
                             ---------               COLUMN D       COLUMN E
                              BALANCE              -------------  -------------
         COLUMN A               AT      COLUMN C      AMOUNTS      BALANCE AT
- ---------------------------  BEGINNING  ---------    COLLECTED    END OF PERIOD
NAME OF DEBTOR               OF PERIOD  ADDITIONS  (WRITTEN OFF)     CURRENT
- ---------------------------  ---------  ---------  -------------  -------------
                                               (IN THOUSANDS)
Year ended December 31,
  1993:
Notes receivable:
  International Wireless
     Communications........  $    --    $   125    $       --           $125(A )

- ------------------
(A) Due June 1, 1994, with interest at a rate of prime plus 3%.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
        SCHEDULE IV--INDEBTEDNESS OF AND TO RELATED PARTIES--NOT CURRENT

             COLUMN A                 COLUMN B   COLUMN C   COLUMN D   COLUMN E
- -----------------------------------  ----------  --------  ----------  --------
                                                                       BALANCE
                                     BALANCE AT                         AT END
                                     BEGINNING   --INDEBTEDNESS OF--      OF
NAME OF PERSON/COMPANY               OF PERIOD   ADDITIONS DEDUCTIONS   PERIOD
- -----------------------------------  ----------  --------  ----------  --------
                                                   (IN THOUSANDS)
Year ended December 31, 1993:
Various shareholders of
  Grupo Portatel del Sureste, S.A.
  de C.V...........................  $   1,792   $ 5,716   $     790   $ 6,718
                                     ----------  --------  ----------  --------
                                     ----------  --------  ----------  --------
Year ended December 31, 1992:
Portatel del Sureste, S.A.
  de C.V...........................  $   1,906   $   151   $   2,057 (A) $    --
Various shareholders of
  Grupo Portatel del Sureste, S.A.
  de C.V...........................      2,369     1,195       1,772     1,792
                                     ----------  --------  ----------  --------
                                     $   4,275   $ 1,346   $   3,829   $ 1,792
                                     ----------  --------  ----------  --------
                                     ----------  --------  ----------  --------
Year ended December 31, 1991:

Portatel del Sureste, S.A.
  de C.V...........................  $   2,251   $   212   $     557   $ 1,906
Various shareholders of
  Grupo Portatel del Sureste, S.A.
  de C.V...........................      1,428       941          --     2,369
                                     ----------  --------  ----------  --------
                                     $   3,679   $ 1,153   $     557   $ 4,275
                                     ----------  --------  ----------  --------
                                     ----------  --------  ----------  --------

- ------------------
(A) Included in current assets at December 31, 1992

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                   SCHEDULE V--PROPERTY, PLANT, AND EQUIPMENT

                                COLUMN B                                         COLUMN F
                                ---------                           COLUMN E     ---------
                                 BALANCE   COLUMN C               -------------   BALANCE
           COLUMN A                AT      ---------  COLUMN D    OTHER CHANGES     AT
- ------------------------------  BEGINNING  ADDITIONS -----------  ADD (DEDUCT)    END OF
CLASSIFICATION                  OF PERIOD   AT COST  RETIREMENTS    DESCRIBE      PERIOD
- ------------------------------  ---------  --------- -----------  -------------  ---------
                                                      (IN THOUSANDS)
Year ended December 31, 1993:
  Land........................  $     --   $     --  $      --    $     100      $    100
  Buildings and
     improvements.............     1,165        103         --           --         1,268
  Leasehold improvements......       497         --         --           --           497
  Equipment...................     7,776        537         35          365         8,643
  Construction in progress....       210        221        320           --           111
                                ---------  --------- -----------  -------------  ---------
Total.........................  $  9,648   $    861  $     355    $     465    (1) $ 10,619
                                ---------  --------- -----------  -------------  ---------
                                ---------  --------- -----------  -------------  ---------
Year ended December 31, 1992:
  Land........................  $     --   $     --  $      --    $      --      $     --
  Buildings and
     improvements.............       317        848         --           --         1,165
  Leasehold improvements......       504         40         47           --           497
  Equipment...................     7,482        399        105           --         7,776
  Construction in progress....        40        170         --           --           210
                                ---------  --------- -----------  -------------  ---------
Total.........................  $  8,343   $  1,457  $     152    $      --      $  9,648
                                ---------  --------- -----------  -------------  ---------
                                ---------  --------- -----------  -------------  ---------
Year ended December 31, 1991:
  Land........................  $     --   $     --  $      --    $      --      $     --

  Buildings and
     improvements.............       100        217         --           --           317
  Leasehold improvements......       304        211         11           --           504
  Equipment...................     5,120      2,488        126           --         7,482
  Construction in progress....        --         40         --           --            40
                                ---------  --------- -----------  -------------  ---------
Total.........................  $  5,524   $  2,956  $     137    $      --      $  8,343
                                ---------  --------- -----------  -------------  ---------
                                ---------  --------- -----------  -------------  ---------

- ---------------
(1)--Relates to the acquisition of radio station assets described in Note 13 to the combined financial statements.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
             SCHEDULE VI--ACCUMULATED DEPRECIATION, DEPLETION, AND
                 AMORTIZATION OF PROPERTY, PLANT, AND EQUIPMENT

                                                                COLUMN C
                                                   COLUMN B    -----------                    COLUMN E       COLUMN F
                                                  -----------   ADDITIONS                  ---------------  -----------
                    COLUMN A                      BALANCE AT   CHARGED TO     COLUMN D      OTHER CHANGES   BALANCE AT
- ------------------------------------------------   BEGINNING    COSTS AND    -----------    ADD (DEDUCT)      END OF
                 CLASSIFICATION                    OF PERIOD    EXPENSES     RETIREMENTS      DESCRIBE        PERIOD
- ------------------------------------------------  -----------  -----------   -----------   ---------------  -----------
                                                                             (IN THOUSANDS)
Year ended December 31, 1993:
  Buildings and improvements....................   $       96   $      111      $  --         $         --   $      207
  Leasehold improvements........................          268           45         --                   --          313
  Equipment.....................................        3,680        1,297         24                   --        4,953
                                                  -----------  -----------   -----------   ---------------  -----------
Total...........................................   $    4,044   $    1,453      $  24         $         --   $    5,473
                                                  -----------  -----------   -----------   ---------------  -----------
                                                  -----------  -----------   -----------   ---------------  -----------
Year ended December 31, 1992:
  Buildings and improvements....................   $       38   $       59      $   1         $         --   $       96
  Leasehold improvements........................          255           46         33                   --          268
  Equipment.....................................        2,429        1,329         78                   --        3,680
                                                  -----------  -----------   -----------   ---------------  -----------
Total...........................................   $    2,722   $    1,434      $ 112         $         --   $    4,044
                                                  -----------  -----------   -----------   ---------------  -----------
                                                  -----------  -----------   -----------   ---------------  -----------
Year ended December 31, 1991:
  Buildings and improvements....................   $       29   $        9      $  --         $         --   $       38
  Leasehold improvements........................          235           30         10                   --          255
  Equipment.....................................        1,461        1,053         85                   --        2,429
                                                  -----------  -----------   -----------   ---------------  -----------
Total...........................................   $    1,725   $    1,092      $  95         $         --   $    2,722

                                                  -----------  -----------   -----------   ---------------  -----------
                                                  -----------  -----------   -----------   ---------------  -----------

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                                                                               COLUMN C
                                                                     ----------------------------
                                                        COLUMN B              ADDITIONS                            COLUMN E
                                                      -------------  ----------------------------                 -----------
                      COLUMN A                         BALANCE AT     CHARGED TO     CHARGED TO      COLUMN D     BALANCE AT
- ----------------------------------------------------    BEGINNING      COSTS AND        OTHER      -----------      END OF
DESCRIPTION                                             OF PERIOD      EXPENSES       ACCOUNTS      DEDUCTIONS      PERIOD
- ----------------------------------------------------  -------------  -------------  -------------  -----------    -----------
                                                                                  (IN THOUSANDS)
Year ended December 31, 1993:
  Deducted from assets:
     Allowance for doubtful accounts (deducted from
       accounts receivable).........................    $       256    $        71    $        --    $      64(A)    $      263
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
     Inventory market valuation reserve (deducted
       from inventory)..............................    $       871    $       702    $        --    $      --       $    1,573
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
     Investment valuation reserve (deducted from
       marketable equity securities)................    $       979    $        --    $        --    $     518(B)    $      461
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
Year ended December 31, 1992:
  Deducted from assets:
     Allowance for doubtful accounts (deducted from
       accounts receivable).........................    $       226    $       30    $        --    $      --        $      256
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
     Inventory market valuation reserve (deducted
       from inventory)..............................    $       721    $       150    $        --    $      --       $      871
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
     Investment valuation reserve (deducted from
       other noncurrent assets).....................    $       979    $        --    $        --    $      --       $      979
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
Year ended December 31, 1991:
  Deducted from assets:
     Allowance for doubtful accounts (deducted from
       accounts receivable).........................    $       236    $        34    $        --    $      44(A)    $      226
                                                      -------------  -------------  -------------  -----------      -----------

                                                      -------------  -------------  -------------  -----------      -----------
     Inventory market valuation reserve (deducted
       from inventory)..............................    $       721    $        --    $        --    $      --       $      721
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------
     Investment valuation reserve (deducted from
       other noncurrent assets).....................    $       979    $        --    $        --    $      --       $      979
                                                      -------------  -------------  -------------  -----------      -----------
                                                      -------------  -------------  -------------  -----------      -----------

- ------------------
(A)--Accounts written off, net of recoveries.
(B)--Fair value adjustment.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       SCHEDULE IX--SHORT-TERM BORROWINGS

                                                                                           COLUMN E     COLUMN F
                                                                              COLUMN D    -----------  -----------
                                                                 COLUMN C    -----------    AVERAGE     WEIGHTED
                                                    COLUMN B    -----------    MAXIMUM      AMOUNT       AVERAGE
                                                   -----------   WEIGHTED      AMOUNT     OUTSTANDING   INTEREST
                    COLUMN A                       BALANCE AT     AVERAGE    OUTSTANDING  DURING THE   RATE DURING
- -------------------------------------------------      END       INTEREST    DURING THE     PERIOD     THE PERIOD
CATEGORY OF AGGREGATE SHORT-TERM BORROWINGS         OF PERIOD      RATE        PERIOD         (A)          (B)
- -------------------------------------------------  -----------  -----------  -----------  -----------  -----------
                                                                           (IN THOUSANDS)
Year ended December 31, 1993:
  Demand credit facility payable to bank.........   $       --          N/A   $   12,550   $    5,429         5.13%
  Margin loans...................................   $       --          N/A   $       --   $       --          N/A
Year ended December 31, 1992:
  Demand credit facility payable to bank.........   $    5,550         4.88%  $    5,550   $    2,267         4.29%
  Margin loans...................................   $       --          N/A   $    1,550   $      458         6.49%
Year ended December 31, 1991:....................   $       --          N/A   $       --   $       --          N/A

- ------------------
N/A--Not Applicable
(A)--Computed by dividing the total of month-end outstanding principal balances by 12
(B)--Computed by dividing the actual interest expense by average short-term debt outstanding

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
             SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION


                                                   COLUMN B
                                            ----------------------
                                             CHARGED TO COSTS AND
                                                   EXPENSES
                                            ----------------------
                                             YEAR ENDED DECEMBER
                 COLUMN A                            31,
- ------------------------------------------  ----------------------
ITEM                                         1993    1992    1991
- ------------------------------------------  ------  ------  ------
                                                (IN THOUSANDS)
Maintenance and repairs...................  $ 126   $  97   $ 123
Amortization..............................  $(158 ) $(158 ) $(158 )
Taxes, other than payroll and income
  taxes...................................    N/A     N/A     N/A
Royalties.................................    N/A     N/A     N/A
Advertising costs.........................  $ 120   $ 127   $ 158

- ------------------
N/A--Less than 1% of revenues

                          GRUPO PORTATEL, S.A. DE C.V.
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1993, 1992 AND 1991

                (With the Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Grupo Portatel, S.A. de C.V.:

We have audited the accompanying consolidated balance sheets of Grupo Portatel, S.A. de C.V. and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each year in the three-year period ended December 31, 1993. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Mexico which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grupo Portatel, S.A. de C.V. and Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in notes 2 and 11 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial

Accounting Standards No. 109.

As discussed in note 12, the Company has contingencies with the Mexican Ministry of Communications and Transportation, the Mexican tax authorities and Telefonos de Mexico over certain fees, withholding taxes and long distance charges, respectively, totalling approximately $2,500,000. The ultimate outcome of these uncertainties cannot be presently determined. Accordingly, no provision for any additional liability that may result upon resolution of these matters has been recognized in the accompanying consolidated financial statements.

                                          KPMG CARDENAS DOSAL, S.C.
                                          HECTOR ARTURO RAMIREZ

Mexico, D.F.
February 11, 1994

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992
                          (THOUSANDS OF U.S. DOLLARS)


                                                              1993      1992
                                                            --------  --------
ASSETS
Current assets:
  Cash and cash equivalents...............................  $    351  $  1,664
  Accounts receivable, net (note 4).......................     8,730     4,066
  Inventories.............................................       972       557
  Deposit.................................................        --       541
  Prepaid expenses........................................       173       457
  Income tax recoverable..................................        --       113
  Deferred income taxes (note 11).........................     1,471        --
  Deferred employee profit sharing........................       522        --
                                                            --------  --------
Total current assets......................................    12,219     7,398
Property, furniture and equipment, net (note 5)...........    27,613    23,208
Preoperating expenses, net (note 6).......................     2,088     2,388
Concession cost, net (note 7).............................     2,992     3,173
                                                            --------  --------
                                                            $ 44,912  $ 36,167
                                                            --------  --------
                                                            --------  --------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Note payable to bank....................................  $    439  $     --

  Accounts payable:
     Trade................................................     2,378     1,286
     Related parties (note 8).............................     1,008     2,304
     Motorola.............................................       793       770
     Mexican Ministry of Communications and
     Transportation.......................................     1,145       363
  Accrued liabilities.....................................       709       836
  Income taxes payable....................................         2        --
  Current portion long-term debt (note 9).................     7,670     1,042
                                                            --------  --------
Total current liabilities.................................    14,144     6,601
Long-term debt, excluding current portion (note 9)........    24,814    31,783
                                                            --------  --------
Total liabilities.........................................    38,958    38,384
                                                            --------  --------
Stockholders' equity (deficit):
  Capital stock (note 10).................................    32,180    10,000
  Capital stock subscriptions receivable..................   (13,280)   (1,920)
  Deficit.................................................   (12,946)  (10,297)
                                                            --------  --------
Total stockholders' equity
  (deficit)...............................................     5,954    (2,217)
Commitments and contingencies (note 12)
                                                            --------  --------
                                                            $ 44,912  $ 36,167
                                                            --------  --------
                                                            --------  --------

          See accompanying notes to consolidated financial statements.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
               (THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)


                                                    1993      1992      1991
                                                  --------  --------  --------
Revenues:
  Air time and activations......................  $ 17,297  $ 14,037  $  4,581
  Telephone sales, net of discounts.............     3,050     2,809     2,835
  Other.........................................     6,439     3,166       153
                                                  --------  --------  --------
     Total revenue..............................    26,786    20,012     7,569
                                                  --------  --------  --------
Costs and expenses:

  Cost of services..............................     6,809     4,596     1,274
  Cost of telephones and equipment sold.........     3,831     2,937     2,744
  Operating expenses............................    13,388    10,338     5,963
  Depreciation and amortization.................     3,388     3,017     1,391
                                                  --------  --------  --------
                                                    27,416    20,888    11,372
                                                  --------  --------  --------
     Operating loss.............................      (630)     (876)   (3,803)
                                                  --------  --------  --------
Other income (expense):
  Interest income...............................       287       125       427
  Interest expense..............................    (2,721)   (3,295)   (2,711)
  Translation gain (loss).......................       157      (138)       30
  Other, net....................................      (323)      151         4
                                                  --------  --------  --------
     Other expenses.............................    (2,600)   (3,157)   (2,250)
                                                  --------  --------  --------
     Loss before income taxes, extraordinary
       item and cumulative effect of change in
       accounting principle.....................    (3,230)   (4,033)   (6,053)
Income tax expense (note 11)....................      (628)     (445)     (110)
                                                  --------  --------  --------
Loss before extraordinary item and cumulative
  effect of change in accounting principle......    (3,858)   (4,478)   (6,163)
Extraordinary item--Benefit from the
  amortization of operating loss carry forward
  (note 11).....................................        --       515        --
Cumulative effect on prior years of change in
  accounting principle
  (note 11).....................................     1,209        --        --
                                                  --------  --------  --------
     Net loss...................................  $ (2,649) $ (3,963) $ (6,163)
                                                  --------  --------  --------
                                                  --------  --------  --------
Earnings per common share (note 2):
  Loss before extraordinary item and cumulative
  effect of change in accounting principle......  $  (0.21) $  (0.41) $  (0.70)
  Extraordinary item--Benefit from the
  amortization of operating loss carry
  forward.......................................        --      0.05        --
  Cumulative effect on prior years of change in
  accounting principle..........................      0.07        --        --
                                                  --------  --------  --------
     Net loss per common share..................  $  (0.14) $  (0.36) $  (0.70)
                                                  --------  --------  --------
                                                  --------  --------  --------

          See accompanying notes to consolidated financial statements.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)


                                                     CAPITAL STOCK
                                                       NUMBER OF                CAPITAL STOCK
                                                     SHARES ISSUED    CAPITAL   SUBSCRIPTIONS
                                                    AND OUTSTANDING    STOCK     RECEIVABLE    DEFICIT    TOTAL
                                                    ---------------  ---------  -------------  --------  -------
Balances at December 31, 1990.....................       14,356,500  $ 10,000   $     (4,900)  $   (171) $ 4,929
Payment of Stock Subscriptions Receivable.........               --         --           235         --      235
Net loss..........................................               --         --            --     (6,163)  (6,163)
                                                    ---------------  ---------  -------------  --------  -------
Balances at December 31, 1991.....................       14,356,500     10,000        (4,665)    (6,334)    (999)
Payment of Stock Subscriptions Receivable.........               --         --         2,745         --    2,745
Net loss..........................................               --         --            --     (3,963)  (3,963)
                                                    ---------------  ---------  -------------  --------  -------
Balances at December 31, 1992.....................       14,356,500     10,000        (1,920)   (10,297)  (2,217)
Increase in capital stock (note 10)...............       34,294,271     22,180       (22,180)        --       --
Payment of Stock Subscriptions Receivable.........               --         --        10,820         --   10,820
Net loss..........................................               --         --            --     (2,649)  (2,649)
                                                    ---------------  ---------  -------------  --------  -------
Balances at December 31, 1993.....................       48,650,771  $  32,180  $    (13,280)  $(12,946) $ 5,954
                                                    ---------------  ---------  -------------  --------  -------
                                                    ---------------  ---------  -------------  --------  -------

          See accompanying notes to consolidated financial statements.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)


                                                    1993      1992      1991
                                                  --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss........................................  $ (2,649) $ (3,963) $ (6,163)
Adjustments to reconcile net loss to cash used
  in operating activities:
  Cumulative effect on prior years of change in

  accounting principle..........................    (1,209)       --        --
  Deferred income tax...........................      (262)      (70)       70
  Deferred profit sharing.......................      (522)       --        --
  Depreciation..................................     2,907     2,550       924
  Amortization..................................       481       467       467
  Increase in accounts receivable, net..........    (4,664)   (2,096)   (1,520)
  (Increase) decrease in inventories............      (415)       28      (190)
  Decrease (increase) in prepaid expenses.......       284      (206)     (210)
  Increase (decrease) in accounts payable
     trade......................................     1,897      (358)      449
  Decrease in accounts payable related
  parties.......................................    (1,296)     (503)     (532)
  (Decrease) increase in accrued liabilities....      (127)     (333)    2,079
  Increase (decrease) in income tax payable.....       115       (40)       40
                                                  --------  --------  --------
     Net cash used in operating activities:.....    (5,460)   (4,524)   (4,586)
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures............................    (7,312)   (1,955)  (19,307)
Refund received for cellular concession.........        --        --     1,176
Investment in pre-operating costs...............        --        --      (315)
                                                  --------  --------  --------
     Net cash used in investing activities......    (7,312)   (1,955)  (18,446)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of interim Motorola debt..............        --        --    (7,199)
Repayment of long-term debt.....................    (1,041)       --        --
Proceeds from Citibank long-term debt...........       700     4,888    25,045
Increase in related party debt..................        --        --       494
Proceeds from issuance of capital stock.........    10,820     2,745       235
Reduction in Motorola downpayment...............       541       168     2,183
Increase in bank loan...........................       439        --        --
                                                  --------  --------  --------
     Net cash provided by financing
     activities.................................    11,459     7,801    20,758
                                                  --------  --------  --------
Net (decrease) increase in cash and cash
  equivalents...................................    (1,313)    1,322    (2,274)
Cash and cash equivalents at beginning of
  year..........................................     1,664       342     2,616
                                                  --------  --------  --------
     Cash and cash equivalents at end of year...  $    351  $  1,664  $    342
                                                  --------  --------  --------
                                                  --------  --------  --------
SUPPLEMENTARY DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid during the year for:
Interest paid...................................  $  2,759  $  3,184  $  2,156
Income taxes paid...............................       775        52        31
                                                  --------  --------  --------
                                                  --------  --------  --------

          See accompanying notes to consolidated financial statements.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(1) OPERATIONS:

     Grupo Portatel, S.A. de C.V. and Subsidiaries (the Group, the Company) is engaged in the operation of a concession granted by the Mexican Ministry of Communications and Transportation (SCT) to render cellular telephone services in the southeast of the Mexican Republic. Additionally, the Group engages in the retail sales of cellular telephones and related equipment.

     Portatel del Sureste, S.A. de C.V., a subsidiary company, was incorporated on May 18, 1990. Grupo Portatel, S.A. de C.V. was incorporated on October 1, 1990 through the acquisition at that date of the subsidiary's capital stock and of the other companies mentioned in note 2b.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Group's financial records are maintained in Mexican new pesos (new pesos, N$) and in accordance with accounting principles generally accepted in Mexico. The accompanying consolidated financial statements have been prepared under United States generally accepted accounting principles (U.S. GAAP) and have been translated to U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 'Foreign Currency Translation' (FASB 52). The primary adjustments made to conform the new peso financial statements to U.S. GAAP are the elimination of the effects of inflation required by the accounting principles generally accepted in Mexico and the recording of deferred income taxes.

     The significant accounting policies followed in the preparation of the accompanying consolidated financial statements are described below:

     a. Foreign currency translation--For purposes of foreign currency translation, the Company accounts for such translation in accordance with FASB
52. The Company has utilized the U.S. Dollar as the functional currency from its inception in 1990. Though the cumulative inflation of the Mexican economy has dropped below 100% over the last three years, management believes that utilization of the Dollar as the functional currency best reflects the current economic and financial results of the Group. The Company has weighed factors such as the inflationary and political environment, along with the economic dependency it has had from its stockholders and the source of its cash outflows and determined that at December 31, 1993 such factors weigh to the utilization of the U.S. Dollar as the functional currency. The translation from new pesos to U.S. Dollars is as follows:

          (i) Property, furniture and equipment, preoperating expenses, concession cost and stockholders' equity (deficit) accounts have been translated at historical exchange rates.

          (ii) All other new peso denominated assets and liabilities at December 31, 1993 and 1992 have been translated at the year-end exchange rate of N$3.107 and N$3.114, respectively. U.S. Dollar denominated transactions and balances are recorded at their nominal amounts.

          (iii) The consolidated statements of operations and cash flows for the years ended December 31, 1993 and 1992 have been translated at the weighted average exchange rate in effect during the respective periods, except telephones and equipment sales and depreciation which have been translated at historical exchange rates.

          (iv) Translation gains and losses are included in the statements of operations.

     b. Basis of consolidation--The consolidated financial statements include the assets and liabilities of its wholly-owned subsidiary Portatel del Sureste, S.A. de C.V. and Subsidiaries.

     Portatel del Sureste, S.A. de C.V. is the entity that has been granted the concession to provide cellular services in the southeast of the Mexican Republic. The subsidiary companies of Portatel del Sureste, S.A. de C.V. included in the consolidated financial statements are as follows:

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

         Portatel Comercializadora, S.A. de C.V.
         Portatel Servicios, S.A. de C.V.
         Portatel Bienes Races, S.A. de C.V.
         Portatel Corporativa, S.A. de C.V.

     All significant inter-company balances and transactions have been eliminated in consolidation.

     c. Inventories--Inventories which consist of cellular telephones and related equipment, are recorded at the lower of cost or market value. Cost is determined under the first-in, first-out method for all inventories.

     d. Property, furniture and equipment--Property, furniture and equipment is recorded at historical cost and is depreciated on the straight-line method based upon the average lives of the respective assets.

     e. Cash and cash equivalents--Cash equivalents represent unrestricted highly liquid investments with a maturity not more than three months. The investments are recorded at cost, which approximates fair value.

     f. Preoperating expenses--Preoperating expenses represent expenses necessary to establish operations and are amortized on a straight-line basis over ten years.

     g. Concession cost--Concession cost represents payments made to the Mexican Ministry of Communications and Transportation in order to obtain a twenty-year concession to operate cellular telephone services in the southeast of the Mexican Republic. This cost is amortized over a period of twenty years based upon the term of the concession.

     h. Deferred income taxes--Deferred income taxes are recognized in 1992 and 1991 in accordance with APB Opinion 11, for income and expense items that are reported in different years for financial reporting purposes and for Mexican income tax purposes, using the rate applicable for the year of calculation.

     In February 1992 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes', (FASB
109) effective for fiscal years beginning after December 15, 1992, which requires a change from the deferred method of accounting for income taxes of APB 11, to the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of 'temporary differences' by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Under FASB 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective January 1, 1993, the Company adopted FASB 109 and the cumulative effect of that change in the method of accounting for income taxes amounted to $1,209.

     Mexican tax law provides for an alternative minimum tax (AMT) (assets tax). When the AMT calculated is greater than the regular income tax, the alternative tax is paid.

     i. Employee Profit Sharing--Mexican Law requires that all corporations make a payment equal to 10% of a defined amount to its employees. The Company has not paid any employee profit sharing since its inception.

     Deferred employee profit sharing results principally from the provision for doubtful accounts receivable which is not currently deductible for purposes of calculating employee profit sharing.

     j. Seniority premiums and severance payments--The liability for seniority premiums to which employees are entitled upon retirement after fifteen years or more of service, in accordance with the Federal Labor Law, have not been recognized. Such a liability has been deemed insignificant based on the relative short average
                                      F-31

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)

service life of employees as well as the discounting assumptions allowed in computing the present value of such benefits.

     Any other payments to which employees may be entitled in the event of separation, disability or death are charged to operations of the year in which paid.

     k. Revenue Recognition--Cellular air time is recorded as revenue as earned. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advanced and recognized as revenue when the services are provided.

     l. Earnings per common share--The computation of loss per common share is based upon the weighted average number of shares outstanding during the year reduced by the shares relating to the subscriptions receivable. Such weighted average shares used to compute net loss per common share were 18,279,564, 10,884,322, and 8,815,470 in 1993, 1992, and 1991 respectively. The weighted average number of total shares outstanding including the shares relating to the subscriptions receivable and the related net loss per common share is as follows:


                                             1993        1992        1991
                                          ----------  ----------  ----------
Weighted average shares outstanding.....  38,221,554  14,356,500  14,356,500
Net loss per common share...............  $    (0.07) $    (0.28) $    (0.43)

(3) FOREIGN CURRENCY EXPOSURE:

     The U.S. Dollar assets and liabilities at December 31, 1993 and 1992 which have been translated into Mexican pesos for inclusion in the local accounting records are as follows:

                                   1993      1992
                                --------  --------
Current assets................   $   294   $   541
Current liabilities...........    (9,789)   (3,581)
                                 -------    -------

  Net current liabilities.....    (9,495)   (3,040)
  Long-term debt..............   (24,814)  (31,825)
                                 -------    -------
  Net liability position......  $(34,309)  $(34,865)
                                 -------    -------
                                 -------    -------

(4) ACCOUNTS RECEIVABLE, NET:

     Accounts receivable at December 31, 1993 and 1992 consist of:


                                           1993     1992
                                          -------  -------
Accounts receivable--trade..............  $11,572  $ 5,671
Allowance for doubtful accounts.........   (5,564)  (2,744)
                                          -------  -------
                                            6,008    2,927
Recoverable value added tax.............      502      350
Other...................................    2,220      789
                                          -------  -------
                                          $ 8,730  $ 4,066
                                          -------  -------
                                          -------  -------

     The Company reserves for any potential uncollectible trade receivables. The amount expensed for uncollectible items was $2,820, $2,357 and $387 in 1993, 1992, and 1991, respectively.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(5) PROPERTY, FURNITURE AND EQUIPMENT, NET:

     Property, furniture and equipment as of December 31, 1993 and 1992 consist of the following:


                                           1993     1992
                                          -------  -------

Land....................................  $   348  $   321
Building................................    1,948    1,808
Operating equipment.....................   25,629   22,655
Transportation equipment................      460      262
Office furniture and fixtures...........    1,596      854
Construction in progress................    3,446      520
Leasehold improvements                        567      262
                                          -------  -------
                                           33,994   26,682
Less accumulated depreciation and
  amortization..........................   (6,381)  (3,474)
                                          -------  -------
                                          $27,613  $23,208
                                          -------  -------
                                          -------  -------

(6) PREOPERATING EXPENSES:

     Preoperating expenses include costs incurred necessary to establish operation, such as feasibility studies, technical engineering, external advice, incorporation expenses and interest expense identified with the portion of the long-term debt which financed the preoperating costs.

     These expenses are being amortized over ten years which is the allowable period for income tax purposes. Accumulated amortization at December 31, 1993 and 1992 was $882 and $582 respectively.

(7) CONCESSION FROM THE MEXICAN MINISTRY OF COMMUNICATIONS AND TRANSPORTATION
(SCT):

     During July 1990 the SCT granted to Portatel del Sureste, S.A. de C.V. the concession rights to operate cellular telephone services in the southeast of the Mexican Republic for a period of twenty years, which may be extended. The original cost of the concession was $4,701 and amortization over the life of the concession, began in 1991. During 1991, SCT notified the Company that Telefonos de Mexico would also be granted the right to provide cellular services in the southeast region of the Mexican Republic. As this diminishes the value of the concession, the Company sought and obtained a reduction of the concession cost in the amount of $1,176. Accumulated amortization at December 31, 1993 and 1992 totals $533 and $352, respectively.

     The concession also provides for an annual fee to the SCT equal to 6% of revenues. At December 31, 1993, and 1992, $1,145 and $363, respectively was recorded as a liability for fees in connection with the concession. Included in cost of services are charges of $1,302, $414 and $249 for 1993, 1992, and 1991, respectively, relating to the annual fees to the SCT.

(8) TRANSACTIONS WITH RELATED PARTIES:

     Transactions with related parties include charges for engineering and administrative services. The Company recorded $240, $441, and $611 as engineering and administrative expenses for 1993, 1992 and 1991, respectively.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(8) TRANSACTIONS WITH RELATED PARTIES:--(CONTINUED)

     Amounts due to related parties as of December 31, 1993 and 1992 consist of the following:

                                                1993    1992
                                               ------  ------
Associated Technologies, Inc.................  $  366  $   21
L.C.C........................................     273      98
Associated Communications of Mexico..........     369   2,185
                                               ------  ------
                                               $1,008  $2,304
                                               ------  ------
                                               ------  ------

     The amounts due to Associated Technologies, Inc. and Associated Communications of Mexico are interest bearing at the prime rate plus 2% plus a gross up factor for the 35% income tax withholding.

(9) LONG-TERM DEBT:

     During 1991, the Company entered into various credit agreements (the Credit Agreements) with Citibank and various related parties collectively referred to as Citibank, to provide working capital and financing for the purchase and construction of cellular equipment. The loans are denominated in U.S. Dollars and are guaranteed by Motorola Inc. The credit is subdivided into various pieces, referred to as Tranches. The funds provided by each Tranche are specified as to their use. Each of the three Tranches are described as follows:

     Tranche I

     Citibank acts as service of loans to be provided by Banco de Comercio Exterior (Bancomext), a Mexican Bank, up to a maximum amount of $29,072 to be used to finance up to a maximum of 85% of the purchase value of cellular equipment purchased from Motorola Inc. and Microwave Networks, Inc. Tranche I also includes $4,500 of credit to finance certain local installation costs not to exceed 15% of the value of the related equipment. The loans from Bancomext bear interest at the LIBOR rate plus 2.5% at December 31, 1993. Interest is payable on a semiannual basis and the principal amounts are payable in 17 semiannual installments commencing November 15, 1993.

     Tranche II

     Citibank originally provided credit totalling $5,998 to be used to finance up to 15% of the purchase value of cellular equipment purchased from Motorola Inc. and Microwave Networks, Inc. The Company received one initial advance in the amount of $2,892 during 1990. The remaining credit was available in fixed amounts at specific dates until December 31, 1992. The unused amount of $3,106 is no longer available. The advances drawn from this line of credit bear interest at the LIBOR rate plus 6% at December 31, 1993. Interest is payable on a semiannual basis and the principal amounts are payable in 17 semiannual installments commencing September 25, 1993.

     The initial advance in the amount of $2,892, was remitted directly to Motorola Inc. as a downpayment to be applied to subsequent purchases. The downpayment was interest bearing at 6% through April 29, 1991 after which time there is no provision for interest.

     Tranche III

     This credit facility provides financing for working capital, customs duties and interest payments in maximum amounts of $11,489, $5,341 and $1,670, respectively. The advances drawn from the working capital, customs duties and interest lines bear interest at the LIBOR rate plus 5.5%, 2.5% and 4%, respectively. Interest is payable on a semiannual basis. The initial advance in the amount of $6,270 is due and payable in two installments of $2,307 and $3,963 on November 15, 1994 and November 15, 1995, respectively. The second

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(9) LONG-TERM DEBT:--(CONTINUED)

advance in the amount of $2,845 is due and payable on November 15, 1995. All subsequent advances are due and payable 36 months from the date of issuance. Should the total of advances drawn to finance the payment of interest exceed the maximum credit available for interest payments, the credit available for working capital and customs duties are reduced accordingly by the excess.

     Concurrent with the execution of the credit agreements with Citibank, the Company executed a letter agreement with Motorola, Inc. that in the event that the Company does not have sufficient funds to pay interest and that further interest advances are not available, that Motorola, Inc. will provide to or secure for the Company another credit facility which will provide funds for the payment of interest.


     The amounts outstanding at December 31, 1993 and 1992 and the credit remaining for each of the Tranches at December 31, 1993 are as follows:

                                     1993
                 ---------------------------------------------
                 TRANCHE I   TRANCHE II  TRANCHE III    TOTAL
                 ----------  ----------  ------------  -------
Current........  $   1,741   $     340   $     5,589   $ 7,670
Long-term......     12,190       2,382        10,242    24,814
                 ----------  ----------  ------------  -------
  Total........  $  13,931   $   2,722   $    15,831   $32,484
                 ----------  ----------  ------------  -------
                 ----------  ----------  ------------  -------

                                     1992
                 ---------------------------------------------
                 TRANCHE I   TRANCHE II  TRANCHE III    TOTAL
                 ----------  ----------  ------------  -------
Current........  $     872   $     170   $         0   $ 1,042
Long-term......     13,230       2,722        15,831    31,783
                 ----------  ----------  ------------  -------
  Total........  $  14,102   $   2,892   $    15,831   $32,825
                 ----------  ----------  ------------  -------
                 ----------  ----------  ------------  -------

                 TRANCHE I   TRANCHE II  TRANCHE III    TOTAL
                 ----------  ----------  ------------  -------
Credit
available--
December 31,
1993...........  $   18,768          --   $     2,669   $21,437
                 ----------  ----------  ------------  -------
                 ----------  ----------  ------------  -------

     Principal amounts that will become payable during the following five years are as follows:

1994..........................  $ 7,670
1995..........................    9,479
1996..........................    4,927
1997..........................    2,082
1998..........................    2,082
Thereafter....................    6,244
                                -------
Total.........................   32,484

Less current portion..........  $(7,670)
                                -------
  Total long-term debt........  $24,814
                                -------
                                -------

     Based upon the borrowing rates currently available to the Company for bank loans with similar terms, the book value of long-term debt approximates its fair value.

     Loans are secured by 40% of the stock of Portatel del Sureste, S.A. de C.V.

     Certain of the interest payments to Citibank are subject to tax withholdings equal to 15% of the payments which results in an increase in the effective interest rate as the payments are grossed up for the tax withholding.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(10) CAPITAL STOCK:

     At December 31, 1993, the subscribed capital stock is composed of 48,650,771 common shares with no par value as follows:

                                                           NUMBER OF SHARES
                                                        ----------------------
                                                           1993        1992
                                                        ----------  ----------
Class I   2,650,000 Series 'A' shares that may only be
            acquired by Mexican nationals, and
            2,350,000 Series 'B' shares that are not
            restricted as to the nationally of the
            party that may acquire them...............   5,000,000   5,000,000
Class II  22,161,894 Series 'A' shares that may only
            be acquired by Mexican nationals, and
            21,488,877 Series 'B' shares that are not
            restricted as to the nationally of the
            party that may acquire them...............  43,650,771   9,356,500
                                                        ----------  ----------
                                                        48,650,771  14,356,500
                                                        ----------  ----------
                                                        ----------  ----------


     On September 19, 1990 at an Extraordinary General Stockholders' Meeting, the stockholders resolved to increase the capital stock to $10,000, subscribing 9,356,500 Class II shares, for an equivalent of $8,224. From such increase $3,324 was paid in 1990, $235 was paid in 1991 and $2,745 was paid in 1992. The remaining amount of $1,920 was paid in 1993.

     On April 22, 1993 in the General Stockholders' Meeting, the stockholders resolved to increase the capital stock to $32,180, subscribing 34,294,271 Class II shares. The stockholders paid $8,900 of this capital increase during 1993.

(11) INCOME TAXES:

     a. The consolidated financial statements reflect the consolidation of subsidiaries referred to in note 2b. For income tax filing purposes, however, each individual Company is subject to income and assets taxes based on each filing respective tax returns. Accordingly, net operating losses for one subsidiary may not be used to offset taxable income of other subsidiaries.

     Current income taxes are computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values and the deduction of purchases in place of cost of sales, which permit the deduction of current cost, and taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component.

     The assets tax is computed at annual rate of 2% of the average of the majority of restated assets less certain liabilities, and the tax is paid only to the extent that it exceeds regular income tax of the period. Any required payment of assets taxes is refundable against the excess of income taxes over asset taxes for the following ten years.

     b. The provision for income tax benefit on loss before extraordinary item and cumulative effect of change in accounting principle for the years ended December 31, 1993, 1992 and 1991 is as follows:

                      1993   1992   1991
                      -----  -----  -----
Current.............  $ 890  $ 515  $  40
Deferred............   (262)   (70)    70
                      -----  -----  -----
  Income tax
     expense........  $ 628  $ 445  $ 110
                      -----  -----  -----
                      -----  -----  -----

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(11) INCOME TAXES:--(CONTINUED)

     A reconciliation of the expected tax benefit computed by applying the statutory income tax rate to loss before income taxes, extraordinary item and cumulative effect of change in accounting principle to the actual tax (benefit) expense for the years ended December 31, 1993, 1992 and 1991 is as follows:

                                                      1993      1992      1991
                                                    --------  --------  --------
Computed 'expected' tax benefit...................    (1,123)   (1,412)   (2,118)
Inflation indexed depreciation for tax purposes
  only............................................      (223)     (136)      (23)
Effect of tax inflation accounting................       675     1,222     1,464
Non-deductible expenses...........................       112        79       180
Non-recognition of deferred tax benefit...........        --       764        --
Change in statutory tax rate......................       (35)       --        --
Non-recognition of subsidiary tax losses..........        --       137       650
Increase in valuation allowance...................     1,490        --        --
Other net.........................................      (268)     (209)      (43)
                                                    --------  --------  --------
  Total tax expense...............................  $    628  $    445  $    110
                                                    --------  --------  --------
                                                    --------  --------  --------

     The tax provision for 1992 includes certain timing differences which give rise to a deferred tax benefit. The full recognition of such benefit would result in a net deferred tax asset at December 31, 1992. Under principles of APB 11 there is not sufficient basis to assure that such asset will be realized and accordingly, the deferred tax benefit has only been recognized to the extent of the deferred tax liability at December 31, 1992.

     Portatel del Sureste, S.A. de C.V. realized taxable income for the year ended December 31, 1993 and 1992. Prior years net operating losses of $1,510 and $515 were utilized in 1993 and 1992, respectively to offset the liability for current tax expense. For 1992, such carryforwards have been recorded as an extraordinary item in the statements of the utilization of operations.

     Under FASB 109, income taxes must be accounted for on the asset and liability method. The cumulative effect of the change in accounting principle reduced 1993 consolidated net loss by $1,209. There was no effect of the adoption of FASB 109 on the loss before income taxes, extraordinary items and cumulative effect of change in accounting principles.

     c. The tax effects of temporary differences are as follows:


                                                    DECEMBER
                                                      31,    JANUARY
                                                     1993    1, 1993
                                                    -------  -------
Deferred tax assets:
  Account receivable--principally allowance for
     doubtful accounts............................  $1,776   $  908
  Net operating loss carryforwards................     855      725
  Assets tax credit carryforwards.................     890        0
                                                    -------  -------
     Total gross deferred tax assets..............   3,521    1,633
     Less valuation allowance.....................  (1,719 )   (229)
                                                    -------  -------
     Net deferred tax assets......................   1,802    1,404
                                                    -------  -------
                                                    -------  -------
Deferred tax liability:
  Inventories.....................................    (331)    (195)
                                                    -------  -------
     Net deferred tax asset.......................  $1,471   $1,209
                                                    -------  -------
                                                    -------  -------

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(11) INCOME TAXES:--(CONTINUED)

     Included in the cumulative effect of change in accounting principle at January 1, 1993 was a valuation allowance relating to net operating loss carryforwards of $229. The net change in the valuation allowance for the year ended December 31, 1993 was an increase of $1,490 relating to net operating losses generated in 1993, tax indexing of operating loss carryforwards from tax years 1990 through 1992 and assets tax credit carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level and trend of historical taxable income measured by individual subsidiary management believes it is more likely than not the Company will realize the benefit of these deductible differences, net of the existing valuation allowances at December 31, 1993.


     In accordance with Mexican tax law, net operating loss carryforwards can be carried forward, as defined, five or ten years to offset future taxable income. Additionally, such losses can be increased to give effect to inflation during the period subsequent to the loss year. At December 31, 1993, net operating loss carryforwards available to offset future taxable income totalled $2,515. Such losses expire as follows:

             1993
            ------
1995......  $  338
1996......     170
1997......     281
2003......   1,726
            ------
            $2,515
            ------
            ------

     In addition, the Company has assets tax credit carryforwards of $890 available to reduce future regular income taxes through 2003.

(12) COMMITMENTS AND CONTINGENCIES:

     a. As described in note 7, the Company is required to pay an annual fee to the SCT equal to 6% of gross revenues. The 1993 fee recorded in the consolidated financial statements is based on requirements as defined in the concession granted by the SCT. However, for 1991 and 1992, the Company recorded such fees under a basis different to that interpreted under the terms of the concession.

     For 1991 and 1992, a contingency totalling $800 exists representing the difference between the calculation as originally declared to the SCT and as interpreted under the requirements of the concession. Subsequent to filing such declarations, the Company received verbal acceptance from the local branch of the SCT regarding the methodology employed in the declarations for such years. Recently, however, the Federal SCT office disapproved with the decision of the local SCT office. The Company plans further discussions with the SCT in order to resolve this issue. At this time, however, the Company cannot predict the ultimate outcome of this matter.

     b. The Company as part of providing long distance service to its customers is charged a long distance fee by Telefonos de Mexico. Such charges for the months of June and November 1993 are being disputed by the Company. The Company believes that such charges are exorbitant and thus is disputing the charges. Telefonos de Mexico charges for the above mentioned months are approximately $1,900, of which the Company has paid $300 to date and is negotiating with Telefonos de Mexico to settle the remaining $1,600.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                        DECEMBER 31, 1993, 1992 AND 1991
                          (THOUSANDS OF U.S. DOLLARS)

(12) COMMITMENTS AND CONTINGENCIES:--(CONTINUED)

     The Company is in the process of negotiating a settlement on the amount in dispute. At December 31, 1993, the Company had recorded a reserve of $500, representing an estimate of the final settlement.

     c. During 1993 there was a change in fiscal requirements relating to withholding taxes on foreign interests paid. Companies are required to register the debt with the fiscal authorities permitting the application of a 15% rate.

     The Company did not make the registration mentioned above and thus the fiscal authorities can require a withholding tax rate of up to 35%. This represents a contingency of $610 representing additional amounts over the previous tax declarations made, including indexing and penalties.

     d. At December 31, 1993, the total future minimum rental commitments under noncancelable leases were $185 and such yearly amounts are as follow:

1994..........................  $122
1995..........................    63
                                ----
  Total minimum payments
  required....................  $185
                                ----
                                ----

(13) SEGMENT OF BUSINESS AND CREDIT CONCENTRATIONS:

     The Company is engaged in one line of business, to render cellular telephone services exclusively in south east Mexico. No single customer accounted for more than 5% of the Company's sales in 1993, 1992 and 1991.

(14) PENDING ACCOUNTING PRONOUNCEMENTS:

     The Financial Standards Board issued Statements of Financial Accounting Standard No. 112 'Employers Accounting for Postemployment Benefits' ('FASB 112'), which is effective for fiscal years beginning after December 15, 1993. FASB 112 requires employers to accrue for postemployment benefits that are provided to former or inactive employees after employment, but before retirement. The Company has not made a determination of the effects this pronouncement will have on their financial results.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                       SCHEDULE V--PROPERTY AND EQUIPMENT

                                       COLUMN
                                          B
                                       -------                           COLUMN E
                                       BALANCE   COLUMN                 -----------
                                         AT         C                      OTHER        COLUMN F
             COLUMN A                  BEGINNING -------    COLUMN D    CHANGES ADD   -------------
- -----------------------------------      OF      ADDITIONS ----------    (DEDUCT)      BALANCE AT
CLASSIFICATION                         PERIOD    AT COST   RETIREMENT    DESCRIBE     END OF PERIOD
- -----------------------------------    -------   -------   ----------   -----------   -------------
                                                          (AMOUNTS IN THOUSANDS)
Year ended December 31, 1993:
  Land.............................    $  321    $   27    $      0     $        0    $       348
  Building.........................     1,808       140           0              0          1,948
  Operating equipment..............    22,655     2,980           6              0         25,629
  Construction in progress.........       520     2,926           0              0          3,446
  Office furniture and fixtures....       854       742           0              0          1,596
  Other............................       524       527          24              0          1,027
                                       -------   -------        ---     -----------   -------------
Total..............................   $26,682    $7,342    $     30     $        0    $    33,994
                                       -------   -------        ---     -----------   -------------
                                       -------   -------        ---     -----------   -------------
Year ended December 31, 1992:
  Land.............................    $  321    $    0    $      0     $        0    $       321
  Building.........................     1,708         0           0            100          1,808
  Operating equipment..............    19,832     1,164           0          1,659         22,655
  Construction in progress.........     1,759       520           0         (1,759)           520
  Office furniture and fixtures....       736       118           0              0            854
  Other............................       371       153           0              0            524
                                       -------   -------        ---     -----------   -------------
Total..............................   $24,727    $1,955    $      0     $        0    $    26,682
                                       -------   -------        ---     -----------   -------------
                                       -------   -------        ---     -----------   -------------
Year ended December 31, 1991:
  Land.............................    $  278    $   43    $      0     $        0    $       321
  Building.........................         0         0           0          1,708          1,708
  Operating equipment..............     1,489     2,625           0         15,718         19,832
  Construction in progress.........     3,297    15,888           0        (17,426)         1,759
  Office furniture and fixtures....       302       434           0              0            736
  Other............................        54       317           0              0            371
                                       -------   -------        ---     -----------   -------------
Total..............................    $5,420   $19,307    $      0     $        0    $    24,727
                                       -------   -------        ---     -----------   -------------
                                       -------   -------        ---     -----------   -------------

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
 SCHEDULE VI--ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF PROPERTY
                                 AND EQUIPMENT

                                                   COLUMN C                    COLUMN E     COLUMN F
                                    COLUMN B      ----------                  -----------   --------
                                  ------------    ADDITIONS                      OTHER      BALANCE
           COLUMN A                BALANCE AT     CHARGED TO     COLUMN D     CHARGES ADD      AT
- ------------------------------    BEGINNING OF    COSTS AND     ----------     (DEDUCT)      END OF
CLASSIFICATION                       PERIOD        EXPENSES     RETIREMENT     DESCRIBE      PERIOD
- ------------------------------    ------------    ----------    ----------    -----------   --------
                                                        (AMOUNTS IN THOUSANDS)
Year ended December 31, 1993:
  Building....................    $      121      $      91     $      0      $     0       $   212
  Operating equipment.........         3,089          2,543            3            0         5,629
  Office furniture and
     fixtures.................           130            145           10            0           265
  Other.......................           134            141            0            0           275
                                  ------------    ----------         ---           --       --------
Total.........................    $    3,474      $   2,920     $     13      $     0       $ 6,381
                                  ------------    ----------         ---           --       --------
                                  ------------    ----------         ---           --       --------
Year ended December 31, 1992:
  Building....................    $       31      $      90     $      0      $     0       $   121
  Operating equipment.........           725          2,364            0            0         3,089
  Office furniture and
     fixtures.................           104             26            0            0           130
  Other.......................            64             70            0            0           134
                                  ------------    ----------         ---           --       --------
Total.........................    $      924      $   2,550     $      0      $     0       $ 3,474
                                  ------------    ----------         ---           --       --------
                                  ------------    ----------         ---           --       --------
Year ended December 31, 1991:
  Building....................    $        0      $      31     $      0      $     0       $    31
  Operating equipment.........             0            725            0            0           725
  Office furniture and
     fixtures.................             0            104            0            0           104
  Other.......................             0             64            0            0            64
                                  ------------    ----------         ---           --       --------
Total.........................    $        0      $     924     $      0      $     0       $   924
                                  ------------    ----------         ---           --       --------
                                  ------------    ----------         ---           --       --------

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
                SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                                                                                COLUMN D
                                                   COLUMN B       COLUMN C     -----------
                                                 -------------  -------------   ADDITIONS                    COLUMN F
                   COLUMN A                       BALANCE AT        OTHER      CHARGED TO     COLUMN E     -------------
- -----------------------------------------------  BEGINNING OF      CHANGES      COST AND    -------------   BALANCE AT
CLASSIFICATION                                      PERIOD      DESCRIBE (B)    EXPENSES     DEDUCTIONS    END OF PERIOD
- -----------------------------------------------  -------------  -------------  -----------  -------------  -------------
                                                                         (AMOUNTS IN THOUSANDS)
Year ended December 31, 1993:
Deducted from assets:
  Allowance for doubtful accounts
  (deducted from accounts receivable)..........    $     2,744    $        --   $    2,820    $        --    $     5,564
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------
Income taxes-valuation allowance...............             --            229        1,490             --          1,719
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------
Year ended December 31, 1992:
  Deducted from assets:
  Allowance for doubtful accounts
  (deducted from accounts receivable)..........            387             --        2,357             --          2,744
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------
Income taxes-valuation allowance...............             --             --           --             --             --
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------
Year ended December 31, 1991:
  Deducted from assets:
  Allowance for doubtful accounts
  (deducted from accounts receivable)..........             --             --          387             --            387
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------
Income taxes-valuation allowance...............             --             --           --             --             --
                                                 -------------  -------------  -----------  -------------  -------------
                                                 -------------  -------------  -----------  -------------  -------------

- ---------------
(A) Account written off, net of recoveries.
(B) Relates to the cumulative effect of adopting Statement of Financial Accounting Standards No. 109 'Accounting for Income Taxes'.

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES

                       SCHEDULE IX--SHORT TERM BORROWINGS

                                                                            COLUMN D     COLUMN E      COLUMN F
                                                                           -----------  -----------  -------------
                                               COLUMN B       COLUMN C       MAXIMUM      AVERAGE      WEIGHTED
                                             -------------  -------------    AMOUNT       AMOUNT        AVERAGE
                 COLUMN A                     BALANCE AT      WEIGHTED     OUTSTANDING  OUTSTANDING  INTEREST RATE
- -------------------------------------------     END OF         AVERAGE     DURING THE   DURING THE    DURING THE
CATEGORY OF AGGREGATE SHORT-TERM BORROWINGS     PERIOD      INTEREST RATE    PERIOD       PERIOD        PERIOD
- -------------------------------------------  -------------  -------------  -----------  -----------  -------------
                                                                    (AMOUNTS IN THOUSANDS)
Year ended December 31, 1993:
  Note Payable to bank.....................    $       439          11.76%  $      439   $      439          11.76%
                                             -------------  -------------  -----------  -----------  -------------
                                             -------------  -------------  -----------  -----------  -------------
Year ended December 31, 1992...............             --            N/A           --           --            N/A
                                             -------------  -------------  -----------  -----------  -------------
                                             -------------  -------------  -----------  -----------  -------------
Year ended December 31, 1991...............             --            N/A           --           --            N/A
                                             -------------  -------------  -----------  -----------  -------------
                                             -------------  -------------  -----------  -----------  -------------

- ---------------
N/A--Not Applicable

                 GRUPO PORTATEL, S.A. DE C.V. AND SUBSIDIARIES
            SCHEDULE X--SUPPLEMENTARY INCOME STATEMENTS INFORMATION

               COLUMN A                                                COLUMN B
- --------------------------------------------------   -----------------------------
                                                        YEAR ENDED DECEMBER 31,
                                                     CHARGES TO COSTS AND EXPENSES
                                                     -----------------------------
                                                      1993        1992       1991
                                                     ------      ------      ------
ITEM                                                     (AMOUNTS IN THOUSANDS)
- -------------------------------
Maintenance and repairs........                     $ 541        $ 333      $   --
                                                     ------      ------      ------
Amortization...................                       481          467         467
                                                     ------      ------      ------
                                                     ------      ------      ------


Taxes, other than payroll and income taxes:
  Gross receipts tax..........................        N/A          N/A         N/A
                                                     ------      ------      ------
                                                     ------      ------      ------
Advertising costs.............................     $ 1,034       $ 542         N/A
                                                     ------      ------      ------
                                                     ------      ------      ------

- ---------------
N/A--Less than 1% of revenues

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       COMBINED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1994

                                                     (IN THOUSANDS)
                                                     ---------------
ASSETS
Current assets:
  Cash and cash equivalents (approximates fair
     value).......................................   $           39
  Accounts receivable, less allowance for doubtful
     accounts of $247,000.........................            1,438
  Notes receivable from foreign affiliates........            3,874
  Inventory held for resale.......................            1,636
  Refundable income taxes.........................            1,000
  Prepaid expenses and other assets...............              864
  Deferred income taxes...........................              873
                                                     ---------------
Total current assets..............................            9,724
Property, plant, and equipment--net of accumulated
  depreciation and amortization...................            4,817
Marketable equity securities, at market--cost of
  $6,987,000......................................          442,632
Notes receivable from foreign affiliates..........            6,896
Investment in unconsolidated cellular telephone
  joint venture...................................            2,428
Investment in specialized mobile radio system, at
  cost............................................            7,977
Minority share of deficiency in assets............               50
Other noncurrent assets...........................              798
                                                     ---------------
Total assets......................................   $      475,322
                                                     ---------------
                                                     ---------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable................................   $          773
  Due to Associated Business to be Merged.........              697
  Employee compensation...........................              346
  Other accrued expenses..........................              249
  Deferred revenue................................              175
  Short-term obligations..........................            4,200
                                                     ---------------
  Total current liabilities.......................            6,440
Long-term obligation..............................            1,323
Deferred income taxes.............................          150,748
Commitments and contingencies.....................               --
Stockholder's equity:
  Common stock, par value $1.00 per share;
     1,000 shares authorized, issued and

     outstanding..................................                1
  Unrealized gain on marketable equity
     securities, net of taxes.....................          283,169
  Retained earnings...............................           33,641
                                                     ---------------
Total stockholder's equity........................          316,811
                                                     ---------------
Total liabilities and stockholder's equity........   $      475,322
                                                     ---------------
                                                     ---------------

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                               ------------------
                                                 1994      1993
                                               --------  --------
                                                 (IN THOUSANDS)
Revenues:
  Microwave communication services...........  $ 721     $ 816
  Radio broadcasting.........................    369       343
  Art gallery sales..........................    154       193
                                               --------  --------
                                               1,244     1,352
Cost and expenses:
  Cost of microwave communication services...    251       234
  Cost of art gallery sales..................    133        79
  Operating expenses.........................    237       224
  General and administrative expenses........  2,414     1,835
  Depreciation and amortization expense......    353       315
                                               --------  --------
                                               3,388     2,687
                                               --------  --------
Operating loss............................... (2,144)   (1,335)
Other income (expense):
  Interest and dividend income...............    392       288
  Interest income from affiliate.............     --       449
  Interest expense...........................    (15)      (71)
  Equity in loss of unconsolidated cellular
     telephone joint venture.................   (222)      (84)
  Minority interest..........................      2        90
                                               --------  --------
                                                 157       672
                                               --------  --------

Loss before income taxes and cumulative
  effect
  of accounting change for income taxes...... (1,987)     (663)
Income taxes (benefit)....................... (1,129)      (97)
                                               --------  --------
Loss before cumulative effect of accounting
  change for income taxes....................   (858)     (566)
Cumulative effect of accounting change for
  income taxes...............................     --       883
                                               --------  --------
Net (loss) income............................  $(858)    $ 317
                                               --------  --------
                                               --------  --------

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED
                                                      MARCH 31,
                                                  ------------------
                                                    1994      1993
                                                  --------  --------
                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income...............................  $(858)    $ 317
Adjustments to reconcile net (loss) income to
  net cash used in operating activities:
     Depreciation and amortization..............    353       315
     Provision for losses on accounts
       receivable...............................      4        26
     Equity in loss of unconsolidated cellular
       telephone joint venture..................    222        84
     Minority share of deficiency in assets.....     (2)      (90)
     Cumulative effect of accounting change for
       income taxes.............................     --      (883)
     Deferred income tax benefit................   (132)      (97)
     Change in assets and liabilities:
       Accounts receivable......................     72       (10)
       Inventory held for resale................     70       (34)
       Refundable income taxes.................. (1,000)       --
       Prepaid expenses and other assets........    (93)      (70)
       Accounts payable.........................   (114)      412
       Employee compensation....................     77        48
       Other accrued expenses...................    152       (53)
       Deferred revenue.........................      2       (28)
                                                  --------  --------

Net cash used in operating activities........... (1,247)      (63)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition.......................     --      (575)
Purchases of property, plant, and equipment,
  net...........................................    (24)     (135)
Proceeds from marketable equity securities......      9        --
Repayments of notes receivable from foreign
  affiliates....................................     69        --
Increase in notes receivable from foreign
  affiliates.................................... (3,752)      (10)
Increase in amount due from Associated Business
  to be Merged..................................     --    (2,160)
Other investing activities......................    (53)      (53)
                                                  --------  --------
Net cash used in investing activities........... (3,751)   (2,933)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings........................  4,253     2,952
Due to Associated Business to be Merged.........    697        --
                                                  --------  --------
Net cash provided by financing activities.......  4,950     2,952
                                                  --------  --------
Net decrease in cash and cash equivalents.......    (48)      (44)
Cash and cash equivalents at beginning of
  period........................................     87        89
                                                  --------  --------
Cash and cash equivalents at end of period......  $  39     $  45
                                                  --------  --------
                                                  --------  --------

                            See accompanying notes.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
                 NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1994
1. INTERIM PRESENTATION

     The accompanying unaudited interim combined financial statements for March 31, 1994 and 1993 are presented on a combined basis (see Note 1 to the Combined Financial Statements of Associated Communications of Delaware, Inc. ('ACDI') included elsewhere in this Information Statement). The unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for the year ended December 31, 1994. These statements should be read in conjunction with the audited combined financial statements for ACDI for the year ended December 31, 1993, included elsewhere in this Information Statement.

     For the three months ended March 31, 1993, the accompanying interim combined financial statements include certain Associated corporate expenses allocated to ACDI. These amounts include allocable salaries, rent, accounting services, legal services, and administrative expenses. Management believes the corporate expense allocations were made on a reasonable and consistent basis. For the three months ended March 31, 1994, in accordance with the Agreement and Plan of Distribution (the 'Distribution Agreement'), the accompanying interim combined financial statements include all of the historical corporate expenses of Associated less an allowable amount of expenses allocable to Associated Business to be Merged, as defined in the Distribution Agreement.

2. SUMMARIZED FINANCIAL DATA

     Summarized income statement information for the cellular telephone joint venture accounted for on the equity method for the three months ended March 31, 1994 and 1993, is as follows:

                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                      1994      1993
                                                    --------  --------
                                                       (AMOUNTS IN
                                                        THOUSANDS)
Net revenues......................................  $7,485    $5,852
Operating income..................................     757       851
Net loss before cumulative effect of accounting
  change for income taxes.........................    (636)     (114)
Cumulative effect of accounting change for income
  taxes...........................................     --      1,209
Net (loss) income.................................    (636)    1,095

3. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest was approximately $7,000 and $66,000 for the three months ended March 31, 1994 and 1993, respectively. The Company made no federal and state income tax payments for the three months ended March 31, 1994 and 1993, respectively.

     On January 15, 1993, the Company purchased the assets and was awarded an assignment of the Federal Communications Commission license of radio broadcasting stations WOMP-AM/FM, located in Bellaire, Ohio, serving the Wheeling, West Virginia market, for a purchase price of approximately $575,000.

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                                 MARCH 31, 1994

4. MARKETABLE EQUITY SECURITIES


     Marketable equity securities at March 31, 1994, which are recorded at market, consist of the following:

                                                                MARKET VALUE
                                                               OF EACH ISSUE
                                                 COST OF EACH    AT BALANCE
        NAME OF ISSUER AND           NUMBER OF     ISSUE IN    SHEET DATE IN
        TITLE OF EACH ISSUE            SHARES     THOUSANDS      THOUSANDS
- -----------------------------------  ----------  ------------  --------------
Tele-Communications, Inc.
  Class A Common Stock.............  12,479,976  $    5,068    $   258,960
Tele-Communications, Inc.
  Class B Common Stock.............   3,827,208       1,555         94,723
Liberty Media Corporation
  Class B Common Stock.............   3,327,840         123         79,868
Liberty Media Corporation
  Class E 6% Cumulative Redeemable
  Exchangeable
  Junior Preferred Stock...........      41,598          12          3,120
General Communication, Inc.
  Class A Common Stock.............     416,000          12          1,924
General Communication, Inc.
  Class B Common Stock.............     138,668           4            555
Republic Pictures Corporation
  Common Stock.....................     223,998          81          2,856
Other..............................     Various         132            626
                                                 ------------  --------------
                                                 $    6,987    $   442,632
                                                 ------------  --------------
                                                 ------------  --------------

     On April 26, 1994, the stockholders of Republic Pictures Corporation ('Republic') approved the Agreement and Plan of Merger dated as of December 8, 1993 with Spelling Entertainment Group Inc. As a result of the merger, the Company received $13.00 for each share of Republic or $2,912,000 of pre-tax proceeds on May 10, 1994.

     On October 8, 1993, Liberty announced that TCI and Liberty had agreed to a combination of the two companies in a transaction to be structured as a tax-free exchange of Class A and Class B Common Stock of both companies for like shares of a to-be-formed holding company. Under the terms of the agreement as announced, TCI shareholders will receive one share of the new company for each of their shares and Liberty shareholders will receive 0.975 shares of the new company for each of their shares. The transaction is subject to both TCI and Liberty shareholder approval in addition to various regulatory approvals and other customary conditions. On April 28, 1994 TCI and Liberty received the Department of Justice approval for the proposed merger.

     As of December 31, 1993, the Company adopted Statement of Financial

Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities' ('FASB 115'). During the quarter ended March 31, 1994, the market value of the marketable equity securities decreased $182,079,000. In accordance with FASB 115, the Company has recorded a subsequent decrease of $118,352,000 in the unrealized gain on marketable equity securities, net of tax, in the separate component of stockholder's equity and a related decrease of $63,727,000 in the deferred income tax liability.

     At March 31, 1994, 4,519,994 shares of TCI Class A Common Stock were pledged by ACDI as additional collateral to lower certain leverage ratios and accordingly, lower the effective interest rate on the senior reducing revolving credit facility of Associated Communications of Delaware, Inc. II ('ACDI II'), an indirect wholly owned subsidiary of Associated which will be merged with Southwestern Bell Corporation ('Southwestern'). The TCI stock will be retained by ACDI in the Distribution. As of May 11, 1994, ACDI increased the amount of

          ASSOCIATED COMMUNICATIONS OF DELAWARE, INC. AND SUBSIDIARIES
          NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)
                                 MARCH 31, 1994

4. MARKETABLE EQUITY SECURITIES--(CONTINUED)
TCI Class A Common Stock pledged as additional collateral on behalf of ACDI II to an aggregate amount of 5,519,994 shares.

     The market value of the marketable equity securities as of May 11, 1994, was approximately $405,000,000.

5. SHORT-TERM OBLIGATIONS

     As of April 23 1994, ACDI renewed its $25,000,000 demand credit bank facility through the period ending April 30, 1995. Borrowings under the facility bear interest at either the bank's prime rate or at the Euro-Rate plus 1.25%, as selected by ACDI. As of March 31, 1994, borrowings of $4,200,000 were outstanding under the ACDI demand credit facility and the annual interest rate was 4.8125%. Borrowings under the ACDI demand credit facility are secured by shares of TCI Class A Common Stock.

6. INCOME TAXES

     Associated and its subsidiaries file income tax returns as a consolidated group. Income taxes presented in these financial statements include interperiod income tax allocations and represent the portion of consolidated income taxes that are attributable to the taxable income, alternative minimum tax preferential items, and book and tax bases differences of the companies included in these combined statements. Such amounts do not represent the taxes which would be recorded if the Company filed income tax returns as an independent entity. Had the tax provision been calculated as though separate income tax returns were filed, the pro forma net loss and tax benefit for the three months ended March 31, 1994, would have been $1,317,000 and $670,000, respectively.

7. COMMITMENTS AND CONTINGENCIES


     The Company is involved in certain lawsuits arising in the ordinary course of business. In management's opinion, the claims are without merit and management plans to defend the cases vigorously. The outcome of these matters is not expected to have a material adverse effect on the Company's financial position.

                                                                      APPENDIX I

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    [SPINCO]

     [SPINCO], a Delaware corporation, hereby certifies as follows:

          ONE: The name of the Corporation is [Spinco], which was originally incorporated under the name Associated Communications of Delaware, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was August 27, 1981.

          TWO: This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Restated Certificate of Incorporation as currently in effect of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THREE: The text of the Restated Certificate of Incorporation as currently in effect is hereby amended and restated to read herein as set forth in full:

             FIRST: The name of this Corporation is [Spinco].

             SECOND: Its registered office in the State of Delaware is located at Three Christina Centre 201 N. Walnut Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Company Corporation.

             THIRD: The nature of the business and purposes to be conducted and promoted are any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

             FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue shall be One Hundred and Fifty-Five Million (155,000,000) shares divided into the following classes:

                (i) One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of $.10 per share,

                (ii) Fifty Million (50,000,000) shares of Class B Common Stock having a par value of $.10 per share, and


                (iii) Five Million (5,000,000) shares of Preferred Stock having a par value of $.01 per share.

             Except as provided in this Article FOURTH, each share of Class B Common Stock shall be identical in all respects to the Class A Common Stock.

             (a) Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock standing in his name on the books of the Corporation on the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, and each holder of shares of Class B Common Stock shall be entitled to one twenty-fifth ( 1/25) of a vote for each share of Class B Common Stock standing in his name on the books of the Corporation on the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders. There shall be no cumulative voting. Action shall be taken by the stockholders only at an annual or special meeting of stockholders and stockholders may not act by written consent.

             (b) Subject to the rights of holders of Preferred Stock, when, as and if dividends or distributions are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends; provided that dividends or distributions payable in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock and/or Class B Common Stock may be declared on, and paid only to holders of, such class of Common Stock.

                (c) (i) In the event the Board of Directors of the Corporation determines that such conversion is necessary or appropriate in connection with an election by the Corporation to become a business development company under the Investment Company Act of 1940, as amended, or to register as an investment company under such Act, at midnight on the tenth day after delivery of written notice by the Corporation to the stockholders of such determination (the 'Conversion Time'), each share of Class B Common Stock shall, to the extent permitted by law, be automatically converted, without further action, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent only the like number of shares of Class A Common Stock.

                (ii) Promptly following the Conversion Time, the Corporation shall notify each holder of a certificate or certificates formerly representing shares of Class B Common Stock as to the timing of and manner in which such holder may surrender such certificate or certificates in exchange for a certificate or certificates representing shares of Class A Common Stock into which such shares of Class B Common Stock have been converted.

                (iii) From and after the Conversion Time, upon any surrender for transfer of any certificate or certificates formerly representing shares of Class B Common Stock, the Corporation will issue and deliver a certificate or certificates for the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted.

                (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock as may be issued upon conversion of all outstanding Class B Common Stock pursuant to paragraph (c)(i).

             (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

             The Board of Directors is expressly authorized to provide for the issuance of Preferred Stock from time to time in one or more series, each with such voting powers (if any), and such designation, rights, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors shall establish in its resolution or resolutions providing for the issuance of such stock or series of such stock. The Board of Directors may at any time authorize the issuance of additional shares of an outstanding series of Preferred Stock or reduce the number of shares constituting such series, but not below the number of shares of such series then outstanding.

             FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. If the number of directors of the Corporation so determined by the Board of Directors is three and there shall occur a vacancy in the Board of Directors, until such vacancy is filled the unanimous vote of all directors present at a meeting shall be required in order for the Board of Directors to act. The directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected and until his successor is elected and qualified; provided, however, that each initial director of the first class shall hold office until the date of the annual meeting of stockholders held in 1995 and until his successor is elected and qualified, each initial director of the second class shall hold office until the date of the annual meeting of stockholders held in 1996 and until his successor is elected and qualified, and each initial director of the third class shall hold office until the date of the annual meeting of stockholders held in 1997 and until his successor is elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

             Any director may be removed from office as a director, but only for cause, by the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast.

             Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

             The provisions set forth in this Article FIFTH may not be replaced or amended in any respect unless such action is approved by the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast.

             SIXTH: The affirmative vote of a plurality of the votes cast at an annual meeting of stockholders shall be required in order to elect directors.

             SEVENTH: The presence of two-thirds of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum shall be required in order for the board of directors to act.

             EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provision of the By-Laws of the Corporation. The By-Laws of the Corporation may be adopted, amended or repealed by the stockholders by the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast.

             NINTH: The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is serving or served any other enterprise as a director or officer at the request of the Corporation and such right of indemnification shall also be applicable to the legal representative of any such director or officer. The foregoing provisions of this Article NINTH shall be deemed to be a contract between this Corporation and each director or officer who serves in such capacity at any time while this Article NINTH is in effect, and any repeal or modification of this Article NINTH shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Article NINTH.

             TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                APPENDIX FOR GRAPHIC AND IMAGE MATERIAL

     Pursuant to Rule 304 of Regulation S-T, the following table presents fair and accurate narrative descriptions of graphic and image material omitted from this EDGAR filing due to ASCII-incompatibility and cross-references this material to the location of each occurrence in the text.

                                              LOCATION OF NARRATIVE DESCRIPTION
OMITTED GRAPHIC OR IMAGE                               IN EDGAR FILING
- -----------------------------------------    -----------------------------------

Stock Price Performance Graph on page 73
  of the Proxy Statement-Prospectus......    Table on page 73 immediately fol-
                                             lowing the first paragraph under
                                             "Executive Compensation and Other
                                             Information--Stock Price Per-
                                             formance Graph."

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     SBC's Bylaws provide that SBC shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of SBC) by reason of the fact that such person is or was a director, officer, employee or agent of SBC or is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

     SBC's Bylaws further state that the indemnification provided therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, and personal representatives of such a person.

     Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The SBC Restated Certificate of Incorporation provides that no director of SBC shall be liable to SBC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to SBC or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction from which a director derived an improper benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------
2.1.1      Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994, among Southwestern Bell Corporation, SMBS Acquisition Corp. and Associated
           Communications Corporation.....................................................  Appendix A to Proxy
                                                                                            Statement--Prospectus
2.1.2      Agreement and Plan of Distribution Agreement, among Associated Communications
           Corporation, Associated Communications of Delaware, Inc. and [Newco] (including as Exhibit A thereto the Tax Disaffiliation Agreement).........................  Appendix B to Proxy
                                                                                            Statement--Prospectus

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------

3.1        Restated Certificate of Incorporation of Southwestern Bell Corporation, filed with the Secretary of State of the State of Delaware on June 6, 1988...........  Exhibit 3-a to Form 8A/A,
                                                                                            dated June 22, 1994, File
                                                                                            1-8610

3.2        Bylaws of Southwestern Bell Corporation, dated June 28, 1991...................  Exhibit 3-b to
                                                                                            Registrant's Form 10-Q
                                                                                            for the second quarter
                                                                                            1991, File 1-8610
4.1        Pursuant to Regulation S-K, Item 601(b)(4)(iii)(A), no instrument which defines the rights of holders of long term debt of the Registrant or any of its consolidated Subsidiaries is filed herewith. Pursuant to this regulation, the
           Registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request
4.2        Support Agreement, dated November 10, 1986, between Southwestern Bell
           Corporation and Southwestern Bell Capital Corporation..........................  Exhibit 4-b to
                                                                                            Registration Statement
                                                                                            No. 33-11669
4.3        Rights Agreement (executed in the form as filed), dated as of January 27, 1989, between Southwestern Bell Corporation and American Transtech, Inc., the Rights
           Agent, which includes as Exhibit B thereto the Form of Rights Certificate......  Exhibit 4-a to Form 8-A,
                                                                                            dated February 9, 1989,
                                                                                            File 1-8610
4.4        Amendment of Rights Agreement (executed in the form as filed), dated as of
           August 5, 1992, between Southwestern Bell Corporation, American Transtech,
           Inc., and The Bank of New York, the successor Rights Agent, which includes the

           Form of Rights Certificate as an attachment identified as Exhibit B............  Exhibit 4-a to Form 8-K,
                                                                                            dated August 7, 1992,
                                                                                            File 1-8610
4.5        Form of Rights Certificate (included in the attachment to the Amendment of
           Rights Agreement and identified as Exhibit B)..................................  Exhibit 4-b to Form 8-K,
                                                                                            dated August 7, 1992,
                                                                                            File 1-8610
4.6        Second Amendment of Rights Agreement, dated as of June 15, 1994, between
           Southwestern Bell Corporation and The Bank of New York, as successor Rights
           Agent..........................................................................  Exhibit 4-e to Form
                                                                                            8-A/A, dated June 22,
                                                                                            1994, File 1-8610
5          Opinion of James D. Ellis, Esq. as to legality of securities being registered
8.1        Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain federal income tax consequences...............................................................

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------

10.1       Southwestern Bell Corporation Senior Management Short Term Incentive Plan,
           revised January 1, 1991........................................................  Exhibit 10-a to Form 10-K
                                                                                            for 1990, File 1-8610
10.2       Southwestern Bell Corporation Senior Management Long Term Incentive Plan,
           revised effective January 1, 1993..............................................  Exhibit 10-b to Form 10-K
                                                                                            for 1992, File 1-8610
10.3       Southwestern Bell Corporation Senior Management Survivor Benefit Plan..........  Exhibit 10-c to Form 10-K
                                                                                            for 1986, File 1-8610
10.4       Southwestern Bell Corporation Senior Management Supplemental Retirement Income
           Plan, revised effective January 1, 1993........................................  Exhibit 10-d to Form 10-K
                                                                                            for 1992, File 1-8610
10.5       Southwestern Bell Corporation Senior Management Deferred Compensation Plan
           (effective for units of participation having a unit start date prior to January
           1, 1988), revised July 30, 1993................................................
10.6       Southwestern Bell Corporation Senior Management Deferred Compensation Program
           of 1988, revised July 30, 1993.................................................
10.7       Southwestern Bell Corporation Senior Management Long Term Disability Plan......  Exhibit 10-f to Form 10-K
                                                                                            for 1986, File 1-8610
10.8       Southwestern Bell Corporation Senior Management Incentive Award Deferral
           Plan...........................................................................  Exhibit 10-g to Form 10-K
                                                                                            for 1986, File 1-8610
10.9       Southwestern Bell Corporation Senior Management Financial Counseling Program...  Exhibit 10-h to Form 10-K
                                                                                            for 1986, File 1-8610
10.10      Southwestern Bell Corporation Senior Management Executive Health Plan,
           effective January 1, 1987......................................................  Exhibit 10-i to Form 10-K
                                                                                            for 1986, File 1-8610

10.11      Southwestern Bell Corporation Retirement Plan for Non-Employee Directors.......  Exhibit 10-t to Form 10-K
                                                                                            for 1985, File 1-8610
10.12      Form of Indemnity Agreement, effective July 1, 1986, between Southwestern Bell
           Corporation and each of its directors and officers.............................  Appendix 1 to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1987, File
                                                                                            1-8610

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------
10.13      Form of Southwestern Bell Corporation Change of Control Severance Agreements
           for all Officers of the Corporation and certain Officers of the Corporation's subsidiaries...................................................................  Exhibit 10-p to Form 10-K
                                                                                            for 1988, File 1-8610
10.14      Southwestern Bell Corporation Stock Savings Plan, revised effective February 1,
           1994...........................................................................  Appendix A to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1994, File
                                                                                            1-8610
10.15      Southwestern Bell Corporation 1992 Stock Option Plan, revised effective
           December 1, 1993...............................................................
10.16      Southwestern Bell Corporation Key Executive Officer Short Term Incentive
           Plan...........................................................................  Appendix B to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1994, File
                                                                                            1-8610
10.17      Southwestern Bell Corporation Restricted Stock Plan for Non-Employee Directors.
10.18      Southwestern Bell Corporation Officer Retirement Savings Plan..................
23.1       Consent of James D. Ellis, Esq.................................................  Included in the opinion filed as Exhibit 5 to
                                                                                            this Registration
                                                                                            Statement
23.2       Consent of Skadden, Arps, Slate, Meagher & Flom................................  Included in the opinion filed as Exhibit 8.1 to
                                                                                            this Registration
                                                                                            Statement
23.3       Consent of Ernst & Young (relating to financial statements of Southwestern Bell
           Corporation)...................................................................
23.4       Consent of Ernst & Young (relating to financial statements of Associated
           Communications Corporation and Buffalo Telephone Company)......................
23.5       Consent of Coopers & Lybrand (relating to financial statements of Bay Area
           Cellular Telephone Company and Pittsburgh Cellular Telephone Company)..........
23.6       Consent of Coopers & Lybrand (relating to financial statements of Bay Area
           Cellular Telephone Company)....................................................
23.7       Consent of Coopers & Lybrand (relating to certain financial statements incorporated by reference).....................................................

23.8       Consent of Coopers & Lybrand (relating to certain financial statements incorporated by reference).....................................................
23.9       Consent of Arthur Andersen & Co. (relating to financial statements of
           Pittsburgh Cellular Telephone Company).........................................
23.10      Consent of Price Waterhouse (relating to financial statements of Associated
           Communications Corporation and Bay Area Cellular Telephone Company)............
23.11      Consent of Price Waterhouse (relating to financial statements of Bay Area
           Cellular Telephone Company)....................................................
23.12      Consent of KPMG Cardenas Dosal, S.C. Peat Marwick (relating to financial statements of Grupo Portatel, S.A. de C.V.)....................................
23.13      Consent of Salomon Brothers Inc................................................
23.14      Consent of Wasserstein Perella & Co. ..........................................

                                 II-4

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------
24         Powers of Attorney.............................................................
99.1       Opinion of Salomon Brothers Inc................................................  Appendix C to Proxy
                                                                                            Statement--Prospectus
99.2       Form of proxy for Annual Meeting of Shareholders of Associated.................

     (b) Financial Statement Schedules

 SCHEDULE                                                            PAGE
  NUMBER                    DESCRIPTION                              NUMBER
- ----------  ------------------------------------------------------  -------
V           Property, Plant and Equipment.........................   F-20
VI          Accumulated Depreciation, Depletion and
             Amortization of Property, Plant and Equipment........   F-21
VIII        Valuation and Qualifying Accounts.....................   F-22
X           Supplementary Income Statement Information............   F-23

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (f) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (h) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (i) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 28th day of July, 1994.

                                          SOUTHWESTERN BELL CORPORATION

                                          By: /s/ D. E. Kiernan
                                            Donald E. Kiernan
                                            Senior Vice President, Treasurer
                                            and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:                              Edward E. Whitacre, Jr.,*
                                                          Chairman and Chief Executive Officer
Principal Financial and Accounting Officer:               Donald E. Kiernan,
                                                          Senior Vice President, Treasurer
                                                          and Chief Financial Officer


                                      By: /s/ D. E. Kiernan
                                          Donald E. Kiernan, as
                                          attorney-in-fact for Mr. Whitacre, the
                                          Directors, and on his own behalf as
                                          Principal Financial Officer and
                                          Principal Accounting Officer

                                                          July 28, 1994
DIRECTORS:
Clarence C. Barksdale*                                    Bobby R. Inman*
James E. Barnes*                                          Charles F. Knight*
Jack S. Blanton*                                          Sybil C. Mobley*
August A. Busch, III*                                     Haskell M. Monroe, Jr.*
Ruben R. Cardenas*                                        Ing. Carlos Slim Helu*
Martin K. Eby, Jr.*                                       Patricia P. Upton*
Tom C. Frost*                                             Edward E. Whitacre, Jr.*
Jess T. Hay*

- ------------------
* By power of attorney

                                             EXHIBIT INDEX

                                                                                                 PAGE NUMBER OR
 EXHIBIT                                                                                        INCORPORATION BY
 NUMBER                                      DESCRIPTION                                          REFERENCE TO
- ---------  -------------------------------------------------------------------------------  -------------------------
2.1.1      Agreement and Plan of Merger and Reorganization, dated as of February 23, 1994, among Southwestern Bell Corporation, SMBS Acquisition Corp. and Associated
           Communications Corporation.....................................................  Appendix A to Proxy
                                                                                            Statement--Prospectus
2.1.2      Agreement and Plan of Distribution Agreement, among Associated Communications
           Corporation, Associated Communications of Delaware, Inc. and [Newco] (including as Exhibit A thereto the Tax Disaffiliation Agreement).........................  Appendix B to Proxy
                                                                                            Statement--Prospectus
3.1        Restated Certificate of Incorporation of Southwestern Bell Corporation, filed with the Secretary of State of the State of Delaware on June 6, 1988...........  Exhibit 3-a to Form 8A/A,
                                                                                            dated June 22, 1994, File
                                                                                            1-8610

3.2        Bylaws of Southwestern Bell Corporation, dated June 28, 1991...................  Exhibit 3-b to
                                                                                            Registrant's Form 10-Q
                                                                                            for the second quarter
                                                                                            1991, File 1-8610
4.1        Pursuant to Regulation S-K, Item 601(b)(4)(iii)(A), no instrument which defines the rights of holders of long term debt of the Registrant or any of its consolidated Subsidiaries is filed herewith. Pursuant to this regulation, the

           Registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request
4.2        Support Agreement, dated November 10, 1986, between Southwestern Bell
           Corporation and Southwestern Bell Capital Corporation..........................  Exhibit 4-b to
                                                                                            Registration Statement
                                                                                            No. 33-11669
4.3        Rights Agreement (executed in the form as filed), dated as of January 27, 1989, between Southwestern Bell Corporation and American Transtech, Inc., the Rights
           Agent, which includes as Exhibit B thereto the Form of Rights Certificate......  Exhibit 4-a to Form 8-A,
                                                                                            dated February 9, 1989,
                                                                                            File 1-8610
4.4        Amendment of Rights Agreement (executed in the form as filed), dated as of
           August 5, 1992, between Southwestern Bell Corporation, American Transtech,
           Inc., and The Bank of New York, the successor Rights Agent, which includes the
           Form of Rights Certificate as an attachment identified as Exhibit B............  Exhibit 4-a to Form 8-K,
                                                                                            dated August 7, 1992,
                                                                                            File 1-8610
4.5        Form of Rights Certificate (included in the attachment to the Amendment of
           Rights Agreement and identified as Exhibit B)..................................  Exhibit 4-b to Form 8-K,
                                                                                            dated August 7, 1992,
                                                                                            File 1-8610
4.6        Second Amendment of Rights Agreement, dated as of June 15, 1994, between
           Southwestern Bell Corporation and The Bank of New York, as successor Rights
           Agent..........................................................................  Exhibit 4-e to Form
                                                                                            8-A/A, dated June 22,
                                                                                            1994, File 1-8610
5          Opinion of James D. Ellis, Esq. as to legality of securities being registered
8.1        Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain federal income tax consequences...............................................................
10.1       Southwestern Bell Corporation Senior Management Short Term Incentive Plan,
           revised January 1, 1991........................................................  Exhibit 10-a to Form 10-K
                                                                                            for 1990, File 1-8610
10.2       Southwestern Bell Corporation Senior Management Long Term Incentive Plan,
           revised effective January 1, 1993..............................................  Exhibit 10-b to Form 10-K
                                                                                            for 1992, File 1-8610
10.3       Southwestern Bell Corporation Senior Management Survivor Benefit Plan..........  Exhibit 10-c to Form 10-K
                                                                                            for 1986, File 1-8610
10.4       Southwestern Bell Corporation Senior Management Supplemental Retirement Income
           Plan, revised effective January 1, 1993........................................  Exhibit 10-d to Form 10-K
                                                                                            for 1992, File 1-8610
10.5       Southwestern Bell Corporation Senior Management Deferred Compensation Plan
           (effective for units of participation having a unit start date prior to January
           1, 1988), revised July 30, 1993................................................
10.6       Southwestern Bell Corporation Senior Management Deferred Compensation Program
           of 1988, revised July 30, 1993.................................................
10.7       Southwestern Bell Corporation Senior Management Long Term Disability Plan......  Exhibit 10-f to Form 10-K
                                                                                            for 1986, File 1-8610
10.8       Southwestern Bell Corporation Senior Management Incentive Award Deferral
           Plan...........................................................................  Exhibit 10-g to Form 10-K
                                                                                            for 1986, File 1-8610
10.9       Southwestern Bell Corporation Senior Management Financial Counseling Program...  Exhibit 10-h to Form 10-K
                                                                                            for 1986, File 1-8610
10.10      Southwestern Bell Corporation Senior Management Executive Health Plan,
           effective January 1, 1987......................................................  Exhibit 10-i to Form 10-K

                                                                                            for 1986, File 1-8610
10.11      Southwestern Bell Corporation Retirement Plan for Non-Employee Directors.......  Exhibit 10-t to Form 10-K
                                                                                            for 1985, File 1-8610
10.12      Form of Indemnity Agreement, effective July 1, 1986, between Southwestern Bell
           Corporation and each of its directors and officers.............................  Appendix 1 to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1987, File
                                                                                            1-8610
10.13      Form of Southwestern Bell Corporation Change of Control Severance Agreements
           for all Officers of the Corporation and certain Officers of the Corporation's subsidiaries...................................................................  Exhibit 10-p to Form 10-K
                                                                                            for 1988, File 1-8610
10.14      Southwestern Bell Corporation Stock Savings Plan, revised effective February 1,
           1994...........................................................................  Appendix A to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1994, File
                                                                                            1-8610
10.15      Southwestern Bell Corporation 1992 Stock Option Plan, revised effective
           December 1, 1993...............................................................
10.16      Southwestern Bell Corporation Key Executive Officer Short Term Incentive
           Plan...........................................................................  Appendix B to Definitive
                                                                                            Proxy Statement dated
                                                                                            March 18, 1994, File
                                                                                            1-8610
10.17      Southwestern Bell Corporation Restricted Stock Plan for Non-Employee Directors.
10.18      Southwestern Bell Corporation Officer Retirement Savings Plan..................
23.1       Consent of James D. Ellis, Esq.................................................  Included in the opinion filed as Exhibit 5 to
                                                                                            this Registration
                                                                                            Statement
23.2       Consent of Skadden, Arps, Slate, Meagher & Flom................................  Included in the opinion filed as Exhibit 8.1 to
                                                                                            this Registration
                                                                                            Statement
23.3       Consent of Ernst & Young (relating to financial statements of Southwestern Bell
           Corporation)...................................................................
23.4       Consent of Ernst & Young (relating to financial statements of Associated
           Communications Corporation and Buffalo Telephone Company)......................
23.5       Consent of Coopers & Lybrand (relating to financial statements of Bay Area
           Cellular Telephone Company and Pittsburgh Cellular Telephone Company)..........
23.6       Consent of Coopers & Lybrand (relating to financial statements of Bay Area
           Cellular Telephone Company)....................................................
23.7       Consent of Coopers & Lybrand (relating to certain financial statements incorporated by reference).....................................................
23.8       Consent of Coopers & Lybrand (relating to certain financial statements incorporated by reference).....................................................
23.9       Consent of Arthur Andersen & Co. (relating to financial statements of
           Pittsburgh Cellular Telephone Company).........................................
23.10      Consent of Price Waterhouse (relating to financial statements of Associated
           Communications Corporation and Bay Area Cellular Telephone Company)............
23.11      Consent of Price Waterhouse (relating to financial statements of Bay Area
           Cellular Telephone Company)....................................................
23.12      Consent of KPMG Cardenas Dosal, S.C. Peat Marwick (relating to financial statements of Grupo Portatel, S.A. de C.V.)....................................

23.13      Consent of Salomon Brothers Inc................................................
23.14      Consent of Wasserstein Perella & Co. ..........................................

24         Powers of Attorney.............................................................
99.1       Opinion of Salomon Brothers Inc................................................  Appendix C to Proxy
                                                                                            Statement--Prospectus
99.2       Form of proxy for Annual Meeting of Shareholders of Associated.................